                                                                    EXHIBIT 10.2

================================================================================

                                 $75,000,000

                               CREDIT AGREEMENT

                         DATED AS OF FEBRUARY 18, 1999

                                     AMONG

                    PANOLAM INDUSTRIES INTERNATIONAL, INC.,
                                 AS BORROWER,

                   THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                              AS INITIAL LENDERS,

                          DLJ CAPITAL FUNDING, INC.,
                             AS SYNDICATION AGENT,

                          CREDIT SUISSE FIRST BOSTON,
                            AS ADMINISTRATIVE AGENT

                                      AND

                             ROYAL BANK OF CANADA,
                            AS DOCUMENTATION AGENT

                               LEAD ARRANGED BY:

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS.......................................................................2

         Section 1.01. Certain Defined Terms......................................................................2
         Section 1.02. Computation of Time Periods...............................................................41
         Section 1.03. Accounting Terms..........................................................................41
         Section 1.04. Other Definitional Provisions.............................................................42

ARTICLE II. AMOUNTS AND TERMS OF THE LOANS.......................................................................42

         Section 2.01. The Loans.................................................................................42
         Section 2.02. Making the Loans..........................................................................43
         Section 2.03. Scheduled Repayment.......................................................................47
         Section 2.04. Prepayments; Reduction of Revolving Commitments and Swing Line Commitment.................50
         Section 2.05. Interest..................................................................................55
         Section 2.06. Fees 58
         Section 2.07. Increased Costs, Etc......................................................................59
         Section 2.08. Payments and Computations.................................................................60
         Section 2.09. Taxes.....................................................................................62
         Section 2.10. Sharing of Payments, Etc..................................................................64
         Section 2.11. Use of Proceeds...........................................................................65
         Section 2.12. Evidence of Debt..........................................................................66

ARTICLE III. AMOUNTS AND TERMS OF LETTERS OF CREDIT..............................................................66

         Section 3.01. The Letter of Credit Subfacility..........................................................66
         Section 3.02. Issuance of Letters of Credit.............................................................67
         Section 3.03. Drawing and Reimbursement.................................................................68
         Section 3.04. Obligations Absolute......................................................................68
         Section 3.05. Letter of Credit Fees.....................................................................69
         Section 3.06. Use of Letters of Credit..................................................................70


ARTICLE IV. CONDITIONS OF LENDING................................................................................70

         Section 4.01. Conditions Precedent to Initial Borrowings................................................70
         Section 4.02. Conditions Precedent to Each Borrowing and Issuance.......................................76
         Section 4.03. Determinations Under Section 4.01.........................................................77

ARTICLE V. REPRESENTATIONS AND WARRANTIES........................................................................77

         Section 5.01. Representations and Warranties of the Borrower............................................77

ARTICLE VI. COVENANTS OF THE BORROWER............................................................................86

         Section 6.01. Affirmative Covenants.....................................................................86
         Section 6.02. Negative Covenants........................................................................92
         Section 6.03. Reporting Requirements...................................................................101
         Section 6.04. Financial Covenants......................................................................104

ARTICLE VII. EVENTS OF DEFAULT..................................................................................107

         Section 7.01. Events of Default........................................................................107
         Section 7.02. Actions in Respect of the Letters of Credit Upon Default.................................109

ARTICLE VIII. THE ADMINISTRATIVE AGENT..........................................................................110

         Section 8.01. Authorization and Action.................................................................110
         Section 8.02. Administrative Agent's Reliance, Etc.....................................................110
         Section 8.03. Agents and Affiliates....................................................................111
         Section 8.04. Lender Credit Decision...................................................................111
         Section 8.05. Indemnification..........................................................................111
         Section 8.06. Successor Administrative Agents..........................................................112
         Section 8.07. Documentation Agent......................................................................113
         Section 8.08. Ministerial Acts.........................................................................113

ARTICLE IX. MISCELLANEOUS.......................................................................................113

         Section 9.01. Amendments, Etc.; Release of Collateral..................................................113
         Section 9.02. Notices, Etc.............................................................................114
         Section 9.03. No Waiver, Remedies......................................................................115
         Section 9.04. Costs and Expenses.......................................................................115
         Section 9.05. Right of Set-Off.........................................................................117
         Section 9.06. Binding Effect...........................................................................117
         Section 9.07. Assignments and Participations...........................................................117
         Section 9.08. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc...................................121
         Section 9.09. Execution in Counterparts................................................................122
         Section 9.10. No Liability of the Issuing Banks........................................................122
         Section 9.11. Confidentiality..........................................................................122
         Section 9.12. Waiver of Jury Trial.....................................................................123

SCHEDULES AND EXHIBITS
----------------------

SCHEDULES
---------

Schedule I                            Commitments, Etc.
Schedule II                           Collateral Reports

Schedule 1.01(a)                      Historical Restructuring Costs
Schedule 1.01(b)                      Future Restructuring Costs
Schedule 2.04(c)(iii)                 Equipment
Schedule 4.01(k)(ii)                  jurisdictions of Incorporation; Foreign
                                              Qualifications
Schedule 4.01(k)(vii)                 Government and Third-Party Approvals
Schedule 4.01(k)(xv)                  Secured Properties
Schedule 4.01(k)(xxi)                 Environmental Reports
Schedule 5.01(b)                      Capital Stock
Schedule 5.01(d)                      Approvals and Consents
Schedule 5.01(j)                      Pension Plans
Schedule 5.01(l)(i)                   Environmental Law and Permit Exceptions
Schedule 5.01(l)(ii)                  Environmental Disclosure
Schedule 5.01(l)(iii)                 Hazardous Materials Disposals and Releases
Schedule 5.01(m)                      Open Years
Schedule 5.01(q)(i)                   Existing Debt
Schedule 5.01(q)(ii)                  Surviving Debt
Schedule 5.01(s)                      Real Property
Schedule 5.01(t)                      Material Contracts
Schedule 5.01(v)                      Investments
Schedule 5.01(w)                      Intellectual Property
Schedule 5.01(x)                      Other Agreements
Schedule 6.01(d)                      Policies of Insurance
Schedule 6.02(a)(iii)                 Existing Liens
Schedule 6.02(e)                      Sale of Assets
Schedule 6.02(r)                      Affiliate Transactions

EXHIBITS
--------

Exhibit I                             Form of Assignment and Acceptance
Exhibit II                            Form of Notice of Borrowing
Exhibit III                           Form of Notice of Conversion/Continuation
Exhibit IV                            Form of Notice of Issuance
Exhibit V                             Form of Notice of Swing Line Borrowing
Exhibit VI                            Form of Borrowing Base Certificate
Exhibit VII-A                         Form of Revolving Note
Exhibit VII-B                         Form of Term A Note

Exhibit VII-C                         Form of Term B Note
Exhibit VII-D                         Form of Swing Line Note
Exhibit VIII                          Form of Compliance Certificate / Quarterly
                                              Compliance Certificate
Exhibit IX                            Form of Security Agreement
Exhibit X                             Form of Guaranty
Exhibit XI                            Form of Deed of Trust / Mortgage /
                                              Leasehold Deed of Trust /
                                              Leasehold Mortgage
Exhibit XII                           Form of Opinion of Borrower's Counsel
Exhibit XIII-A                        Form of Intercompany Subordinated Demand
                                              Promissory Note
Exhibit XIII-B                        Form of Intercompany Promissory Note
Exhibit XIV                           Form of Amendment to Guaranty
Exhibit XV                            Form of Amendment to Security Agreement
Exhibit XVI                           Form of Intercreditor and Subordination
                                              Agreement

                    PANOLAM INDUSTRIES INTERNATIONAL, INC.
                               CREDIT AGREEMENT

                         DATED AS OF FEBRUARY 18, 1999


                  This CREDIT AGREEMENT (this "AGREEMENT") is dated as of
                                               ---------
February 18, 1999, and entered into among PANOLAM INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (the "BORROWER"), the financial institutions and
                                   --------
other entities listed on the signature pages hereof as initial Lenders (the "INITIAL LENDERS"), DLJ CAPITAL FUNDING, INC. ("DLJ CAPITAL FUNDING"), for
 ---------------                                -------------------
itself as an Initial Lender and as Syndication Agent, CREDIT SUISSE FIRST BOSTON ("CSFB"), for itself as an Initial Lender and as Administrative Agent, and ROYAL
  ----
BANK OF CANADA, for itself as an Initial Lender and as Documentation Agent.

                                   RECITALS

                  A. The Borrower has requested the Lenders to extend certain credit facilities to the Borrower of up to $75,000,000 in the aggregate in US Dollars to provide funds (i) to consummate the Pioneer Acquisition (this and the other capitalized terms used in these recitals without definition being used as defined in Section 1.01 hereof), (ii) to refinance certain existing indebtedness of the Company, (iii) to pay fees and expenses in connection with the Transactions, (iv) for the Borrower's working capital requirements, (v) for Permitted Acquisitions and (vi) for other general corporate purposes of the Borrower and its Subsidiaries.

                  B. The Borrower has requested, on the terms and conditions set forth herein, (a) that the Lenders make Revolving Loans to the Borrower from time to time in an aggregate principal amount not to exceed at any time outstanding the lesser of (1) the Borrowing Base Amount and (2) the aggregate Revolving Commitments of the Lenders (less the Letter of Credit Usage at such time and the Swing Line Loans outstanding at such time), (b) that the Term A Lenders make Term A Loans to the Borrower on the Closing Date in an aggregate principal amount not to exceed the aggregate Term A Commitments of the Term A Lenders, (c) that the Term B Lenders make Term B Loans to the Borrower on the Closing Date in an aggregate principal amount not to exceed the Term B Commitments of the Term B Lenders, (d) that the Swing Line Lender make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed at any time outstanding the Swing Line Sublimit and (e) that the Letter of Credit Bank and the other Issuing Banks issue Letters of Credit for the account of the Borrower from time to time up to an aggregate Letter of Credit Usage not to exceed the Letter of Credit Sublimit.

                  C. The Borrower desires to secure all of its obligations under the Loan Documents by granting to Administrative Agent, for the benefit of the Agents and the Lender Parties, a security interest in and Lien upon substantially all of its existing and after-acquired personal and real property and to pledge to the Administrative Agent, for the benefit of the

Agents and the Lender Parties, all of the Capital Stock of its existing and future Domestic Subsidiaries and 65% of the capital stock of its existing and future Foreign Subsidiaries, including without limitation, a second priority lien with respect to 65% of the Capital Stock of Panolam Canada.

                  D. Each of the Borrower's Parents and Domestic Subsidiaries has agreed to guarantee all of the obligations of the Borrower to the Lender Parties under the Loan Documents and to pledge to the Administrative Agent, for the benefit of the Agents and the Lender Parties, all of the Capital Stock of each of their respective existing and future Domestic Subsidiaries and 65% of the Capital Stock of each of their existing and future Foreign Subsidiaries to secure such guarantees.

                  E. Subject to the terms and conditions set forth in this Agreement, (a) the Revolving Lenders have agreed severally to make such Revolving Loans to the Borrower, (b) the Term A Lenders have agreed severally to make such Term A Loans to the Borrower, (c) the Term B Lenders have agreed severally to make such Term B Loans to the Borrower, (d) the Swing Line Lender has agreed to make such Swing Line Loans to the Borrower and (e) the Letter of Credit Bank has agreed to issue such Letters of Credit for the account of the Borrower.

                                   AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I.
                       DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. CERTAIN DEFINED TERMS. As used in this
                                ---------------------
Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACQUISITION" means the acquisition, in one transaction or a
                   -----------
series of transactions, by Holdings or any of its Subsidiaries or the Excluded Acquisition Sub of all or substantially all the stock, partnership or other Equity Interests or assets of any other Person or all or substantially all of the assets of any division or business of any other Person.

                  "ACQUISITION CONSIDERATION" means the purchase consideration
                   -------------------------
for any Permitted Acquisition and all other payments made and liabilities incurred by Holdings or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or in Capital Stock or by exchange of assets or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments and liabilities representing the purchase price and any assumption of Debt, "earn-outs" and other Profit Payment Agreements, consulting agreements, services agreements and non-competition agreements and other liabilities of every type and description.

                  "ADDITIONAL MORTGAGES" has the meaning specified in Section
                   --------------------
6.01(n)(i).

                  "ADMINISTRATIVE AGENT" means Credit Suisse First Boston, as
                   --------------------
administrative agent under this Agreement, and its successors and assigns in such capacity.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the US Dollar account
                   ------------------------------
of the Administrative Agent maintained by the Administrative Agent with Bank of New York, ABA 021000018, Account No. 8900387645, Reference: Panolam, or such other account or accounts as may be specified by the Administrative Agent in a written notice to the Borrower and the Lender Parties from time to time.

                  "AFFECTED LENDER" has the meaning specified in Section
                   ---------------
2.07(c).

                  "AFFILIATE" means, as to any Person, any other Person that,
                   ---------
directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power either (a) to vote 5% or more (or, in the case of limited partners or members of Genstar Capital, 25% or more) of the Voting Equity Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Equity Interests, by contract or otherwise. Notwithstanding the foregoing, no Lender Party or any Affiliate thereof shall be deemed an "Affiliate" of any Loan Party for any reason.

                  "AGENTS" means the Syndication Agent, the Administrative Agent
                   ------
and the Documentation Agent.

                  "APPLICABLE BASE RATE MARGIN" means, as of any date of
                   ---------------------------
determination, (i) with respect to Revolving Loans, Swing Line Loans and Term A Loans, (A) from the Closing Date through and including the six-month anniversary of the Closing Date, a rate per annum equal to 1.75%, and (B) thereafter, with respect to each such Type of Loan, a rate per annum equal to the percentage set forth in the table below opposite the Applicable Leverage Ratio in effect as of such date, any change in the Applicable Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio; and (ii) with respect to Term B Loans, a rate per annum equal to 2.50%.

                                                  APPLICABLE BASE RATE MARGIN
                                                   WITH RESPECT TO REVOLVING
                      APPLICABLE                  LOANS, SWING LINE LOANS AND
                    LEVERAGE RATIO                        TERM A LOANS
      --------------------------------------------------------------------------
       4.0:1.0 or greater                                    1.75%

       3.5:1.0 or greater, but less than                     1.50%
       4.0:1.0

       3.0:1.0 or greater, but less than                     1.25%
       3.5:1.0

       2.5:1.0 or greater, but less than                     1.00%
       3.0:1.0

       less than 2.5:1.0                                     0.75%
      --------------------------------------------------------------------------

                  "APPLICABLE EURODOLLAR RATE MARGIN" means, as of any date of
                   ---------------------------------
determination, (i) with respect to Revolving Loans and Term A Loans, (A) from the Closing Date through and including the six-month anniversary of the Closing Date, a rate per annum equal to 2.75%, and (B) thereafter, with respect to each such Type of Loan, a rate per annum equal to the percentage set forth in the table below opposite the Applicable Leverage Ratio in effect as of such date, any change in the Applicable Eurodollar Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio; and (ii) with respect to Term B Loans, a rate per annum equal to 3.50%.

                                                       APPLICABLE EURODOLLAR RATE
                                                         MARGIN WITH RESPECT TO
                          APPLICABLE                       REVOLVING LOANS AND
                        LEVERAGE RATIO                        TERM A LOANS
        ----------------------------------------------------------------------------
           4.0:1.0 or greater                                     2.75%

           3.5:1.0 or greater, but less than                      2.50%
           4.0:1.0

           3.0:1.0 or greater, but less than                      2.25%
           3.5:1.0

           2.5:1.0 or greater, but less than                      2.00%
           3.0:1.0

           less than 2.5:1.0                                      1.75%
        ----------------------------------------------------------------------------

                  "APPLICABLE LENDING OFFICE" means, with respect to each
                   -------------------------
Lender, such Lender's Domestic Lending Office in the case of a Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "APPLICABLE LEVERAGE RATIO" means, with respect to any date of
                   -------------------------
determination, the Consolidated Leverage Ratio for the Borrower and its Subsidiaries set forth in the Effective Quarterly Compliance Certificate (as defined below) in respect of the Pricing Period (as defined below) in which such date of determination occurs. For purposes of this definition, (i) "PRICING
                                                                    -------
PERIOD" means each period commencing on the third Business Day after the
------
delivery (or deemed delivery as provided below) to the Administrative Agent of a Quarterly Compliance Certificate (the "EFFECTIVE QUARTERLY COMPLIANCE
                                       ------------------------------
CERTIFICATE" in respect of such Pricing Period) and ending on the second
-----------
Business Day after the next Quarterly Compliance Certificate is delivered (or deemed to be delivered as provided below) to the Administrative Agent; provided
                                                                       --------
that, in the event the Borrower fails to deliver to the Administrative Agent a Quarterly Compliance Certificate on or before the 45th day after the end of any of the first three fiscal quarters of any Fiscal Year or the

90th day after the end of the fourth fiscal quarter of any Fiscal Year (the "CUTOFF DATE" with respect to any such fiscal quarter), the Borrower shall be
 -----------
deemed, for purposes of this definition, to have delivered to the Administrative Agent, on the Cutoff Date, a Quarterly Compliance Certificate which establishes that the Consolidated Leverage Ratio for the Borrower and its Subsidiaries as of the last day of such fiscal quarter was 4.0:1.0; provided further that if the
                                                 -------- -------
Borrower delivers to the Administrative Agent a Quarterly Compliance Certificate after the Cutoff Date, then commencing with the third Business Day after the date of such delivery the Applicable Leverage Ratio shall be the Consolidated Leverage Ratio set forth in such Quarterly Compliance Certificate.

                  "APPLICABLE US FACILITY PERCENTAGE" means, as of any date of
                   ---------------------------------
determination, the quotient (expressed as a percentage) obtained by dividing (a)
                                                                    --------
the sum of (i) the aggregate principal amount of Loans and Letter of Credit Obligations outstanding at such time, plus (ii) the aggregate Unused Revolving
                                      ----
Commitments in effect at such time, by (b) the sum of (i) the amount determined according to the foregoing clause (a), plus (ii) the aggregate principal amount
                                       ----
of loans and letter of credit obligations outstanding under the Canadian Credit Agreement at such time, plus (iii) the aggregate unused revolving commitments in
                        ----
effect under the Canadian Credit Agreement at such time.

                  "APPROPRIATE LENDER" means, at any time, (a) with respect to
                   ------------------
either of the Term Facilities, a Lender that has a Term Loan outstanding under such Term Facility at such time, (b) with respect to the Revolving Facility, a Revolving Lender, (c) with respect to the Letter of Credit Subfacility, (i) any Issuing Bank and (ii) any other Revolving Lender that has paid on any Letter of Credit Drawings pursuant to Section 3.01 which are outstanding at such time, and
(d) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) any other Revolving Lender that has funded its participation in any Swing Line Loans pursuant to Section 2.02(f) which are outstanding at such time.

                  "APPROVED COST ADJUSTMENTS" means, for any period, charges
                   -------------------------
against the income of any business or Person acquired in a Permitted Acquisition for the portion of such period prior to the consummation of such Permitted Acquisition, but only if and to the extent such charges would be adjusted pursuant to Article 11 of Regulation S-X of the Securities and Exchange Commission subject to agreed upon procedures to be performed by the Borrower's independent accountants, if prior to the consummation of such Permitted Acquisition the Borrower delivers to the Administrative Agent and the Lenders a certificate signed by the Chief Financial Officer of the Borrower describing such adjustments in reasonable detail and stating that such procedures have been performed by such officer and that such adjustments are permitted under Article 11 of Regulation S-X.

                  "APPROVED FUND" means, with respect to any Lender that is a
                   -------------
fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance
                   -------------------------
entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and substantially in the form of Exhibit I hereto.
        ---------

                  "BANK HEDGE AGREEMENT" means an Interest Rate Contract or
                   --------------------
Currency Hedging Agreement entered into between the Borrower and a Lender.

                  "BASE AMOUNT" has the meaning specified in Section 6.04(d).
                   -----------

                  "BASE RATE" means a fluctuating interest rate per annum in
                   ---------
effect from time to time, which rate per annum shall at all times be equal to the higher of: (a) the rate of interest announced publicly by the Administrative Agent from time to time as the Administrative Agent's prime rate in effect for United States borrowers at its principal office in New York City; and (b) 1/2 of one percent per annum above the Federal Funds Rate. Any change in the Base Rate due to a change in the Administrative Agent's prime rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Administrative Agent's prime rate or the Federal Funds Rate, as the case may be.

                  "BASE RATE LOAN" means a Loan that bears interest as provided
                   --------------
in Section 2.05(a).

                  "BORROWER" has the meaning set forth in the introduction to
                   --------
this Agreement.

                  "BORROWER'S ACCOUNT" means the US Dollar account of the
                   ------------------
Borrower maintained by the Borrower with Mellon Bank (ABA No. 043-000-261, Account No. 005-7314) or such other account or accounts as may be specified from time to time by the Administrative Agent and the Borrower in a written notice to the Lenders.

                  "BORROWING" means a Term Borrowing, a Revolving Borrowing or a
                   ---------
Swing Line Borrowing.

                  "BORROWING BASE AMOUNT" means, as at any date of
                   ---------------------
determination, (i) the sum of 60% of Eligible Inventory plus 85% of Eligible Receivables less (ii) any Reserves.

                  "BORROWING BASE CERTIFICATE" means a certificate of the
                   --------------------------
Borrower in the form attached hereto as Exhibit VI.

                  "BUSINESS DAY" means a day of the year on which banks are not
                   ------------
required or authorized by law to close in New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Loans, a day of the year on which dealings in US Dollars are carried on in the London interbank market.

                  "CANADIAN ADMINISTRATIVE AGENT" means the Administrative Agent
                   -----------------------------
under the Canadian Credit Agreement.

                  "CANADIAN CREDIT AGREEMENT" means the Credit Agreement dated
                   -------------------------
as of the date hereof, and entered into among Panolam Canada, the financial institutions and other entities party thereto as Canadian Lenders, and Credit Suisse First Boston Canada, as Administrative Agent thereunder.

                  "CANADIAN CREDIT AGREEMENT GUARANTY" means the US Guaranty
                   ----------------------------------
dated as of the date hereof, and entered into among Holdings, Group, PII Second, the Borrower, Panolam US and Pioneer, and acknowledged by Panolam Canada and the Canadian Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "CANADIAN HEDGE AGREEMENTS" means "Hedge Agreements" as
                   -------------------------
defined in the Canadian Credit Agreement.

                  "CANADIAN LENDERS" means the lenders under the Canadian Credit
                   ----------------
Agreement.

                  "CANADIAN LOAN DOCUMENTS" means the Canadian Credit Agreement,
                   -----------------------
the Canadian Credit Agreement Guaranty, the notes (if any), the other guaranties, the collateral documents, the letter of credit agreements and each bank hedge agreement in each case in connection with the Canadian Credit Agreement executed and delivered to, or in favor of, the Canadian Administrative Agent and/or any of the Canadian Lenders.

                  "CANADIAN OBLIGATIONS" means all Obligations of Panolam Canada
                   --------------------
and any other Loan Party of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under or pursuant to the Canadian Credit Agreement or any of the other Canadian Loan Documents.

                  "CANADIAN SECURITY AGREEMENT" means the Security Agreement
                   ---------------------------
dated as of the date hereof, made by Panolam Canada in favor of the Canadian Administrative Agent for the benefit of itself and the Canadian Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "CAPITAL EXPENDITURES" means, for any period, the sum of all
                   --------------------
expenditures during such period by the Borrower and its Subsidiaries for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have a useful life of more than one year and that are required to be capitalized under generally accepted accounting principles. For purposes of calculating Capital Expenditures for any period that includes periods prior to the Closing Date, Capital Expenditures of Pioneer for such periods shall be included as if Pioneer was a Subsidiary of the Borrower during such periods.

                  "CAPITAL LEASE" means, with respect to any Person, any lease
                   -------------
of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "CAPITAL LEASE OBLIGATION" means, with respect to any Capital
                   ------------------------
Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "CAPITAL STOCK" means, with respect to any corporation, any
                   -------------
and all shares, interests, rights to purchase (other than convertible or exchangeable Debt that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

                  "CASH COLLATERAL ACCOUNT" has the meaning specified in the
                   -----------------------
Security Agreement.

                  "CASH EQUIVALENTS" means any of the following, to the extent
                   ----------------
owned by a Loan Party free and clear of all Liens: (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof; (ii) commercial paper maturing no more than nine months from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.; and (iii) certificates of deposit or time deposits, maturing no more than nine months from the date of creation thereof, issued by (A) commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency, (B) the Administrative Agent or (C) any Lender.

                  "CERCLA" means the Comprehensive Environmental Response,
                   ------
Compensation and Liability Act of 1980, as amended or supplemented from time to time, and the regulations promulgated pursuant thereto.

                  "CHANGE OF CONTROL" means:
                   -----------------

                  (a) prior to consummation of an Initial Public Equity Offering, Genstar Capital shall cease beneficially to own, directly or indirectly, at least 60% of the voting power of the Voting Equity Interests of Holdings; or

                  (b) following the consummation of an Initial Public Equity
Offering:

                      (i) Genstar Capital shall cease beneficially to own at least 40% of the voting power of the Voting Equity Interests of Holdings;

                      (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than Genstar Capital) is or becomes the "beneficial owner", directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of Capital Stock of the Borrower then outstanding normally entitled to vote in elections of directors; or

                      (iii) during any period of 12 consecutive months after the Closing Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

                  (c) a "Change of Control" occurs under and as defined in the Subordinated Note Indenture; or

                  (d) Holdings shall cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower or of any Parent; or

                  (e) The Borrower shall cease to own 100% of the Capital Stock of Panolam Canada, Panolam US or Pioneer.

                  "CHATTEL PAPER" means any "chattel paper", as such term is
                   -------------
defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "CHIEF FINANCIAL OFFICER" means the Chief Financial Officer of
                   -----------------------
the Borrower, or at any time that there is no chief financial officer, the director of finance or the treasurer of the Borrower.

                  "CLOSING DATE" means the date on or before February 26, 1999,
                   ------------
on which each of the conditions in Section 4.01 is satisfied or waived and the initial Borrowings are made.

                  "CODE" means the Uniform Commercial Code as the same may, from
                   ----
time to time, be enacted and in effect in the State of New York; provided,
                                                                 --------
however, in the event that, by reason of mandatory provisions of law, any or all
-------
of the attachment, perfection or priority of the Administrative Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "CODE" shall mean the Uniform Commercial Code as enacted
                       ----
and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "COLLATERAL" means all "Collateral" referred to in the
                   ----------
Collateral Documents and all other property that is subject to any Lien in favor of the Administrative Agent, the Lenders or any Issuing Bank.

                  "COLLATERAL DOCUMENTS" means the Security Agreement, the
                   --------------------
Mortgages and any other instrument or agreement purporting to create a Lien to secure the Obligations under the Loan Documents.

                  "COLLATERAL REPORTS" means the Borrower's reports required as
                   ------------------
set forth in Schedule II.

                  "COMMITMENT" means a Term A Commitment, a Term B Commitment, a
                   ----------
Revolving Commitment, a Swing Line Commitment or a Letter of Credit Commitment.

                  "COMPANY" means Holdings together with its direct and indirect
                   -------
Subsidiaries, including, but not limited to, the Borrower and Pioneer.

                  "COMPLIANCE CERTIFICATE" means a certificate of the Chief
                   ----------------------
Financial Officer of the Borrower substantially in the form attached as Exhibit
                                                                        -------
VIII hereto, certifying (i) the truth, accuracy and completeness in all material
----
respects of all financial information provided therewith pursuant to Section 6.03(b), (c) or (d) or in connection with a Permitted Acquisition, (ii) that all financial information provided therewith has been prepared in accordance with generally accepted accounting principles and that such information presents fairly in accordance with generally accepted accounting principles (subject to normal year-end adjustments) the financial position and results of operations of the Borrower and its Subsidiaries, on a Consolidated and consolidating basis, in each case as at the end of the relevant period and for the period then ended,
(iii) that no Default or Event of Default has occurred and is continuing at such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, and (iv) when required, setting forth the computations used by the Borrower in determining compliance with the covenants contained in Section 6.04.

                  "CONFIDENTIAL INFORMATION" means information that a Loan Party
                   ------------------------
furnishes to the Administrative Agent or any Lender in a writing designated as confidential, but does not include any such information (i) that is or becomes generally available to the public through no action or inaction by the Administrative Agent or any Lender in violation of Section 9.11 or (ii) that is or becomes available to the Administrative Agent or such Lender from a source other than a Loan Party, which source, to the knowledge of the recipient, is not bound by and in breach of an obligation of confidentiality to such Loan Party or any of its Affiliates.

                  "CONSOLIDATED" refers to the consolidation of accounts in
                   ------------
accordance with GAAP.

                  "CONSOLIDATED EBITDA" means, for any period, the EBITDA for
                   -------------------
the Borrower and its Subsidiaries determined on a Consolidated basis in conformity with GAAP for such period. For purposes of calculating Consolidated EBITDA for any period that includes periods prior to the Closing Date, the EBITDA of Pioneer for such prior periods shall be included as if Pioneer was a Subsidiary of the Borrower during such periods. For purposes of calculating Consolidated EBITDA for any period prior to the end of the fourth full fiscal quarter of the Borrower ending after the consummation of any Permitted Acquisition, the pro forma EBITDA (reflecting only such adjustments to actual EBITDA as would constitute Approved Cost Adjustments) of or attributable to the Person or assets acquired in such Permitted Acquisition for periods prior to the date of the consummation of such Permitted Acquisition shall be included as if such Person was or such assets were held by a Subsidiary of the Borrower during such periods.

                  "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of
                   --------------------------
Consolidated Interest Expense, Capital Expenditures (excluding any portion thereof constituting Debt), cash tax expense, principal payments due in respect of Funded Debt in the period of four consecutive fiscal quarters following the end of such period, amounts paid or accrued pursuant to any earn-out or similar provisions in connection with any Acquisition (including without limitation, pursuant to Section 2(e)(v) of the Pioneer Acquisition Agreement), amounts paid for any share repurchases by any Loan Party and cash dividends paid, in each case determined for such period for the Borrower and its Subsidiaries on a Consolidated basis in conformity with GAAP.

Consolidated Fixed Charges for periods prior to the completion of four full fiscal quarters following the Closing Date, shall be determined on a pro forma
                                                                     --- -----
basis by annualizing the cash tax expense of the Borrower and its Subsidiaries for the period following the Closing Date. Consolidated Fixed Charges shall be adjusted with respect to any Person or assets acquired in a Permitted Acquisition for the period prior to the completion of four fiscal quarters following the consummation of such Permitted Acquisition by including in the calculation thereof cash tax expense of such Person or assets determined by annualizing such cash tax expense for the period following the consummation of such Permitted Acquisition.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total
                   -----------------------------
cash Interest Expense (including the interest component of Capital Leases) of the Borrower and its Subsidiaries on a Consolidated basis for such period in conformity with GAAP, including (without duplication) interest accrued and/or paid with respect to the Subordinated Notes. Consolidated Interest Expense for periods prior to the completion of four full fiscal quarters following the Closing Date shall be determined on a pro forma basis by annualizing the actual
                                      --- -----
Consolidated Interest Expense of the Borrower and its Subsidiaries (including Pioneer) for the period from the Closing Date through the end of the most recent fiscal quarter. Consolidated Interest Expense shall be adjusted with respect to any Person or assets acquired in a Permitted Acquisition for the period prior to the completion of four fiscal quarters following the consummation of such Permitted Acquisition by adding to the actual Consolidated Interest Expense of the Borrower and its Subsidiaries (other than the newly-acquired Person or assets) for such period the annualized amount of Interest Expense on Debt assumed or otherwise incurred in connection with such Permitted Acquisition with interest calculated at the average weighted interest rate on the Debt incurred and assumed (including Borrowings hereunder and borrowings under the Canadian Credit Agreement) for such Permitted Acquisition on the closing date thereof.

                  "CONSOLIDATED LEVERAGE RATIO" means, as of any date of
                   ---------------------------
determination, the ratio of (i) Consolidated Total Debt as of the last day of the most recently completed fiscal quarter in respect of which the Borrower has delivered (or is then required to have (but has not yet) delivered) to Administrative Agent the financial statements required to be delivered pursuant to Section 6.03(c) or (in the case of the last fiscal quarter of any Fiscal
Year) Section 6.03(d), to (ii) Consolidated EBITDA for the four fiscal quarter period ending on the last day of the applicable fiscal quarter specified under clause (i) above.

                  "CONSOLIDATED NET INCOME" means, for any period, the net
                   -----------------------
earnings (or loss) after taxes of the Borrower and its Subsidiaries on a Consolidated basis determined for such period in conformity with GAAP.

                  "CONSOLIDATED TOTAL DEBT" means, as of any date of
                   -----------------------
determination, the aggregate stated balance sheet amount of all Debt (excluding the items described in clauses (b)(ii) and (b)(iii) of the definition of "Debt" and excluding any Permitted Seller Financing) of the Borrower and its Subsidiaries, as determined on a Consolidated basis in conformity with GAAP.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a
                   ----------    -------       ---------
conversion of Loans of one Interest Type into Loans of the other Interest Type pursuant to Section 2.05.

                  "CREDIT PARTY" means the Borrower and each Guarantor.
                   ------------

                  "CURRENCY HEDGING AGREEMENTS" means currency swap agreements,
                   ---------------------------
currency future or option contracts and other similar agreements.

                  "CURRENT ASSETS" means, with respect to any Person, all
                   --------------
current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, Cash Equivalents and debts due from Affiliates.

                  "CURRENT LIABILITIES" means, with respect to any Person, all
                   -------------------
liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Debt payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year and, in the case of the Borrower and Panolam Canada, the aggregate outstanding principal balances of the Revolving Loans, Swing Line Loans and Letters of Credit advanced or Issued under this Agreement, and the aggregate outstanding principal balances of the revolving loans, swing line loans and letters of credit advanced or issued under the Canadian Credit Agreement.

                  "DEBT" of any Person means, without duplication, (a) all
                   ----
indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than (i) trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business, (ii) amounts owing under the Genstar Agreements, and
(iii) any earn-outs or similar obligations pursuant to the Pioneer Acquisition Agreement or arising in connection with any Permitted Acquisition (including, without limitation, pursuant to any Profit Payment Agreements) but in each case only for so long as payment thereof is contingent, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capital Leases,
(f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such Capital Stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all net obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                  "DEFAULT" means any Event of Default or any event that would
                   -------
constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DEFAULT RATE" has the meaning specified in Section 2.05(d).
                   ------------

                  "DEFAULTING LENDER" means a Lender that has a Revolving
                   -----------------
Commitment and fails to make all the Revolving Loans required pursuant to
Section 2.01(c), or fails to fully fund the purchase of its participation obligations pursuant to Section 2.02 or 3.03.

                  "DISQUALIFIED CAPITAL STOCK" means (a) except as set forth in
                   --------------------------
(b) below, with respect to any Person, any Equity Interest of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable is, or upon the happening of an event (other than customary change of control provisions) or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, other than solely for Qualified Capital Stock of the Borrower, on or prior to 91 days following the stated maturity of the Subordinated Notes and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Borrower), any Equity Interests other than any common equity with no preference, privileges or redemption or repayment provisions.

                  "DOCUMENTATION AGENT" means Royal Bank of Canada, as
                   -------------------
documentation agent under this Agreement, and its successors and assigns in such capacity.

                  "DOCUMENTS" means any "documents," as such term is defined in
                   ---------
the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender,
                   -----------------------
the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

                  "DOMESTIC SUBSIDIARY" means any direct or indirect Subsidiary
                   -------------------
of the Borrower that is not a Foreign Subsidiary.

                  "DOMTAR" means Domtar Inc.
                   ------

                  "DOMTAR LITIGATION" means the lawsuit commenced by Panolam
                   -----------------
Canada against Domtar in the Ontario Court (General Division) in respect of a claim for breach of warranty pursuant to the Asset Purchase Agreement dated February 15, 1996 between Panolam Canada and Domtar, as amended.

                  "DOMTAR NOTE" means the  $8,000,000  Promissory  Note due
                   -----------
December 10, 2001, executed by Holdings in favor of Domtar Industries Inc. on June 12, 1996.

                  "EBITDA" means, with respect to any Person for any fiscal
                   ------
period, an amount equal to (a) Consolidated Net Income of such Person for such period, minus (b) the sum, without duplication, and to the extent otherwise
        -----
included in determining Consolidated Net Income in accordance with GAAP for such period, of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining Consolidated Net Income, minus (c)
                                                                    -----
without duplication, and to the extent not otherwise deducted from Consolidated Net Income in accordance with GAAP for such period, fees paid under any Genstar Agreement, plus (d) the sum, without duplication, and to the extent deducted in
           ----
determining Consolidated Net Income in accordance with GAAP for such period, of
(i) any provision for income taxes for such period, (ii) Consolidated Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, (vi) any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, all inventory sold in conjunction with the disposition of fixed assets and all securities), (vii) for the periods indicated on Schedule 1.01(a) hereto, the amounts indicated on such Schedule 1.01(a) relating to historical restructuring charges and (viii) any applicable Restructuring Costs, plus (e) without duplication, and to the extent not
                     ----
otherwise included in determining Consolidated Net Income in accordance with GAAP for such period, the amount of business interruption insurance proceeds actually received by such Person during such period.

                  "ELIGIBLE ASSIGNEE" means (a) any Lender and any Affiliate or
                   -----------------
Approved Fund of any Lender, and the investment advisor of any Approved Fund, and (b) any commercial bank, savings and loan association, savings bank, finance company, insurance company, mutual fund or other financial institution, fund or investor which has been approved in writing (or, in the case of the Borrower, deemed approved as provided below) by the Borrower and the Administrative Agent as an Eligible Assignee for purposes of this Agreement, provided in each such
                                                        --------
case that (x) such approval shall not be unreasonably withheld, (y) if the Borrower is requested in writing at any time to approve any Person as an Eligible Assignee hereunder and the Administrative Agent has not received written notice from the Borrower, within three Business Days of such request to the Borrower, that the Borrower does not approve such Person as an Eligible Assignee, the Borrower shall be deemed to have approved such Person as an Eligible Assignee, and (z) such approval of the Borrower shall not be required if an Event of Default has occurred and is continuing. Neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under clause (a) or (b) of this definition.

                  "ELIGIBLE INVENTORY" means only such Inventory of the Borrower
                   ------------------
and its Domestic Subsidiaries as the Administrative Agent, in its reasonable credit judgment and in good faith, shall from time to time elect to consider Eligible Inventory for purposes of this Agreement. The value of such Inventory shall be determined by the Administrative Agent in its reasonable credit judgment and in good faith taking into consideration, among other factors, the lowest of its cost, its book value determined in accordance with GAAP and its liquidation value. The Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria or to impose and modify Reserves against the Borrowing Base Amount, in its reasonable credit judgment and in good faith, based on changes in the salability of or access to Inventory, and otherwise in accordance with this Agreement, subject to the approval of Supermajority Lenders in the case of adjustments or new criteria which have the effect of making more credit available (except in the case of any modification of Reserves referred to in clause (a) of the definition of "Reserves" in which case no such approval shall be required). By way of example only, and without limiting the discretion of the Administrative Agent to consider any Inventory not to be Eligible Inventory, Eligible Inventory shall not include Inventory:

                  (a) that is not owned by the Borrower or a Domestic Subsidiary free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure the Borrower's or the applicable Domestic Subsidiary's performance with respect to that Inventory), except the Liens in favor of the Administrative Agent, on behalf of itself and the Lender Parties, and Permitted Liens;

                  (b) that is (i) not located on premises owned, leased or operated by the Borrower or a Domestic Subsidiary or (ii) stored with a bailee, warehouseman or similar Person, unless the Administrative Agent has given its prior written consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to the Administrative Agent, or (y) Reserves satisfactory to the Administrative Agent have been established with respect thereto;

                  (c) that is placed on consignment or is in transit unless it meets the criteria for not being ineligible under (d) below;
                  (d) that is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except Permitted Liens;

                  (e) that consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts (other than 65% of the value of belts and plates used in the finishing process less the disposal costs thereof);

                  (f) that consists of goods which have been returned by the buyer;

                  (g) that is not of a type held for sale in the ordinary course of the Borrower's or a Domestic Subsidiary's business;

                  (h) as to which the Administrative Agent's Lien, on behalf of itself and the Lender Parties, therein is not a first priority perfected Lien;

                  (i) as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Security Agreement is untrue;

                  (j) that consists of any costs associated with "freight-in" charges;

                  (k) that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available; or

                  (l) that is not covered by casualty insurance that complies with Section 6.01(d).

                  "ELIGIBLE RECEIVABLES" means only such Receivables of the
                   --------------------
Borrower and its Domestic Subsidiaries as the Administrative Agent, in its reasonable credit judgment and in good faith, shall from time to time elect to consider Eligible Receivables for purposes of this Agreement. The value of such Receivables shall be determined by the Administrative Agent in its reasonable credit judgment and in good faith taking into consideration, among other factors, their book value determined in accordance with GAAP. The Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria or to impose and modify Reserves against the Borrowing Base Amount, in its reasonable credit judgment and in good faith, based on changes following the Closing Date in the collectibility by the Administrative Agent of such Receivables and, otherwise, in accordance with this Agreement, subject to the approval of Supermajority Lenders in the case of adjustments or new criteria that have the effect of making more credit available. By way of example only, and without limiting the discretion of the Administrative Agent to consider any Receivables not to be Eligible Receivables, Eligible Receivables shall not include any Receivable:

                  (a) that does not arise from the sale of goods or the performance of services by the Borrower or any of its Domestic Subsidiaries in the ordinary course of its business;

                  (b) (i) upon which the Borrower's or the applicable Domestic Subsidiary's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) upon which the Borrower or the applicable Domestic Subsidiary is not able to bring suit or otherwise enforce its remedies against the Receivables Debtor through judicial process or binding arbitration, or (iii) if the Receivable represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Receivables Debtor's obligation to pay that invoice is subject to the Borrower's or the applicable Domestic Subsidiary's completion of further performance under such contract other than usual ordinary course warranties or as may be covered by Reserves;

                  (c) to the extent any defense, counterclaim, setoff or dispute is asserted as to such Receivable;

                  (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Receivable for merchandise sold and shipped, or services rendered, to the applicable Receivables Debtor;

                  (e) with respect to which an invoice, acceptable to the Administrative Agent in form and substance, has not been sent to the applicable Receivables Debtor;

                  (f) that (i) is not owned by the Borrower or any of its Domestic Subsidiaries or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of the Administrative Agent, on behalf of itself and the Lender Parties, and Permitted Liens;

                  (g) that arises from a sale to any director, officer, other employee or Affiliate of any Loan Party;

                  (h) that is the obligation of a Receivables Debtor that is the U.S. government or a state government or a political subdivision of any thereof, or any department, agency or instrumentality of any thereof unless the Administrative Agent, in its sole discretion, has agreed to the contrary in writing and the Borrower or the applicable Domestic Subsidiary, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto and any analogous provisions of state law, with respect to such obligation;

                  (i) that is the obligation of a Receivables Debtor located in a foreign country other than Canada (excluding the Province of Newfoundland and the Northwest Territories, unless a perfected first priority Lien in favor of the Administrative Agent is obtained therein under the laws of such jurisdiction) unless payment thereof is assured by a letter of credit assigned and delivered to the Administrative Agent, satisfactory to the Administrative Agent as to form, amount and issuer;

                  (j) to the extent a Loan Party or any holding company or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Receivables Debtor to such Loan Party or holding company or Subsidiary thereof, but only to the extent of the potential offset;

                  (k) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Receivables Debtor is or may be conditional;

                  (l) that is in default; provided that, without limiting the generality of the foregoing, a Receivable shall be deemed in default upon the occurrence of any of the following:

                      (i) that is not paid within the earlier of 60 days following its due date or 90 days following its original invoice date;

                      (ii) if any Receivables Debtor obligated upon such Receivable suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                      (iii) if any assignment or petition is filed by or against any Receivables Debtor obligated upon such Receivable under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (m) that is the obligation of a Receivables Debtor if 50% or more of the dollar amount of all Receivables owing by that Receivables Debtor are ineligible under the criteria set forth in clause (l) above;

                  (n) as to which the Administrative Agent's Lien thereon, on behalf of itself and the Lender Parties, is not a first priority perfected Lien;

                  (o) as to which any of the representations or warranties pertaining to Receivables set forth in this Agreement or in any of the Loan Documents is untrue;

                  (p) to the extent such Receivable is evidenced by a judgment, instrument or chattel paper;

                  (q) of any Receivables Debtor if, when aggregated with all other Receivables of such Receivables Debtor owed to the Borrower or any of its Domestic Subsidiaries, the Receivable exceeds 10% (or, with respect to Rugby U.S.A., Inc. only, 20%) in face value of all Receivables of the Borrower and its Domestic Subsidiaries then outstanding, to the extent of such excess; or

                  (r) that is payable in any currency other than US Dollars.

                  "ELKHART PROPERTY" has the meaning set forth in Section
                   ----------------
 6.01(p)(i).

                  "ENVIRONMENTAL ACTION" means any administrative, regulatory or
                   --------------------
judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit including, without limitation, (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "ENVIRONMENTAL LAW" means any domestic or foreign, federal,
                   -----------------
state or local law, rule, regulation, order or judgment relating to the environment, occupational health and safety or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

                  "ENVIRONMENTAL PERMIT" means any permit, approval,
                   --------------------
identification number, license or other authorization required under any Environmental Law.

                  "EQUITY INTERESTS" means, with respect to any Person, any
                   ----------------
Capital Stock of such Person or membership interests, partnership interests (whether general or limited), participations or other equity interests (however designated) in such Person, regardless of type, class, preference or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto, in each case whether outstanding on the date of this Agreement or issued or granted at any time thereafter.

                  "ERISA" means the Employee Retirement Income Security Act of
                   -----
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" of any Person means any other Person that
                   ---------------
for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 (b),
(c), (m) or (o) of the Internal Revenue Code.

                  "ERISA EVENT" with respect to any Person means (a) the
                   -----------
occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to
Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in
Section 4042 of ERISA, other than subsection (a)(4) thereof, that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in
                   ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender,
                   -------------------------
the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means for any Eurodollar Rate Loan for any
                   ---------------
Interest Period therefor, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing or Notice of Conversion/Continuation) by reference to the British Bankers' Association Interest Settlement Rates for deposits in US Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period;
        -----
provided that, to the extent that an interest rate is not ascertainable pursuant
--------
to the foregoing provisions of this definition, the "Eurodollar Rate" shall be an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (a) the interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in US Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Eurodollar Reference Lender at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such
                         -----
Interest Period.

                  "EURODOLLAR RATE LOAN" has the meaning specified in Section
                   --------------------
2.05(b).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest
                   ----------------------------------
Period for any Eurodollar Rate Loan, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined) having a term equal to such Interest Period.

                  "EURODOLLAR REFERENCE LENDER" means CSFB.
                   ---------------------------

                  "EVENTS OF DEFAULT" has the meaning specified in Section 7.01.
                   -----------------

                  "EXCESS CASH FLOW" means, without duplication, with respect to
                   ----------------
any Fiscal Year of the Borrower, (a) Consolidated Net Income, plus (b) to the
                                                              ----
extent deducted from or not otherwise included in Consolidated Net Income in accordance with GAAP for such period (i) depreciation, amortization and Consolidated Interest Expense, (ii) the amount of any insurance proceeds received during such Fiscal Year and not applied (or committed to be applied) to restore or replace property (but only to the extent not otherwise required to be applied to prepayments hereunder), (iii) taxes deducted in determining Consolidated Net Income to the extent not paid for in cash, (iv) settlement amounts received from Domtar in connection with the final settlement of the Domtar Litigation to the extent not used to offset or reduce the Domtar Note, and (v) restructuring reserves minus (c) to the extent not deducted in
                               -----
determining Consolidated Net Income in accordance with GAAP for such period (i) Capital Expenditures during such Fiscal Year (excluding the portion thereof financed by third party credit sources and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to Section 6.04(d) (unless financed with the proceeds of casualty insurance)), (ii) Consolidated Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, (iii) voluntary prepayments paid pursuant to Section 2.04(a) or Section 2.04(b), (iv) earn-out payments made to Rugby U.S.A., Inc. pursuant to the Pioneer Acquisition Agreement, (v) the cash portion of restructuring costs incurred and (vi) that portion of the fees paid under the Genstar Agreements but not deducted in the calculation of Consolidated Net Income, plus or minus (as the case may be) (d)
                                        ----    -----
to the extent otherwise included or deducted or to the extent not otherwise included or deducted (as the case may be), in determining Consolidated Net Income in accordance with GAAP for such period (i) decreases or increases (as the case may be) in Working Capital, (ii) extraordinary gains or losses which are cash items, and (iii) foreign currency unrealized gains or losses. For purposes of this definition, "WORKING CAPITAL" means Current Assets less Current
                              ---------------
Liabilities.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as
                   ------------
amended.

                  "EXCLUDED ACQUISITION" means the Acquisition by the Excluded
                   --------------------
Acquisition Sub of a Person disclosed to the Lenders prior to the date hereof on substantially the terms disclosed to the Lenders prior to the date hereof.

                  "EXCLUDED ACQUISITION SUB" means a wholly owned Domestic
                   ------------------------
Subsidiary of the Borrower that (a) has no Debt other than Non-Recourse Debt,
(b) is not party to any agreement, contract, arrangement or understanding with any Loan Party unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Loan Party than those that might be obtained at the time from Persons who are not Affiliates of the Borrower, (c) is a Person with respect to which no Loan Party has any direct or indirect obligation (i) to subscribe for additional Equity Interests, or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of a Loan Party, and
(e) constitutes an "Unrestricted Subsidiary" as defined in the Subordinated Note Indenture.

                  "EXCLUDED FOREIGN SUBSIDIARY" means a Foreign Subsidiary other
                   ---------------------------
than the Canadian Borrower and its Subsidiaries.

                  "EXCLUDED MELAMINE SUBS" means The Melamine Group Inc.,
                   ----------------------
Melamine Decorative Laminate, Inc. and any successor to either of them; provided
                                                                        --------
that any such Person shall cease to be an "Excluded Melamine Sub" if and to the extent that the Loan Parties and such Person have complied with all applicable provisions of Section 6.01(n) as if such Person were a newly acquired Domestic Subsidiary of the Borrower.

                  "EXEMPTED AFFILIATE TRANSACTION" means (a) customary employee
                   ------------------------------
compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Borrower, (b) dividends permitted by Section 6.02(g) and payable, in form and amount, on a pro rata basis to all holders of common stock of the Borrower, (c) transactions solely between the Borrower and any of its Subsidiaries or solely among Subsidiaries of the Borrower, (d) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by a majority of members of the Board of Directors of the Borrower and, if any, a majority of the independent members of such Board consistent with industry practice, (e) the grant of stock options or similar rights to employees and directors of the Borrower and its Subsidiaries pursuant to plans approved by a majority of members of the Board of Directors of the Borrower and, if any, a majority of the independent members of such Board, (f) loans or advances to employees in the ordinary course of business in accordance with applicable law and the past practices of the Borrower or its Subsidiaries, but in any event not to exceed $1,500,000 in the aggregate outstanding at any one time, (g) the payment of reasonable fees and indemnities to directors of the Borrower and its Subsidiaries who are not employees of the Borrower or its Subsidiaries, and (h) transactions (including, subject to Section 6.02(r), the payment of fees) pursuant to the Genstar Agreements. For the avoidance of doubt, no transaction with the Excluded Acquisition Sub shall constitute an Exempted Affiliate Transaction.

                  "EXISTING CANADIAN CREDIT AGREEMENT" means the Credit
                   ----------------------------------
Agreement dated as of November 19, 1997, by and among Panolam Industries Ltd., as Borrower, the other credit parties signatory thereto, General Electric Capital Canada Inc., as a lender and as agent for the lenders thereunder, and the other entities signatory thereto as lenders, as the same may have been amended or otherwise modified to date.

                  "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated
                   -------------------------
as of November 19, 1997, by and among Panolam Industries, Inc., as Borrower, Holdings, the other credit parties signatory thereto, General Electric Capital Corporation, as a lender and as agent for the lenders thereunder, and the other financial institutions signatory thereto as lenders, as the same may have been amended or otherwise modified to date.

                  "EXISTING CREDIT DOCUMENTATION" means, collectively, the
                   -----------------------------
Existing Credit Agreement, the Existing Canadian Credit Agreement and all ancillary documents.

                  "EXISTING DEBT" means all preexisting Debt of Holdings and its
                   -------------
Subsidiaries set forth on Schedule 5.01(q)(i).

                  "EXISTING LENDERS" means, collectively, the agent and lenders
                   ----------------
under the Existing Credit Agreement and the agent and lenders under the Existing Canadian Credit Agreement.

                  "FACILITY" means either of the Term Facilities, the Revolving
                   --------
Facility, the Swing Line Facility or the Letter of Credit Subfacility, and "FACILITIES" means all of them collectively.
 ----------

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating
                   ------------------
interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FISCAL MONTH" shall mean any calendar month.
                   ------------

                  "FISCAL YEAR" means a fiscal year of the Borrower and its
                   -----------
Subsidiaries, which currently ends on December 31 of each calendar year.

                  "FOREIGN ACQUISITION" means any Acquisition of a Person not
                   -------------------
organized under the laws of the United States of America, Canada or any state or province of either of them, as applicable.

                  "FOREIGN SUBSIDIARY" means (i) Panolam Canada and its
                   ------------------
Subsidiaries and (ii) any "controlled foreign corporation" within the meaning of
Section 957(a) of the Internal Revenue Code as to which Holdings or any of its Subsidiaries is a "United States shareholder" as defined in Section 951(b) of the Internal Revenue Code.

                  "FUNDED DEBT" means, with respect to any Person, all Debt for
                   -----------
borrowed money evidenced by notes, bonds, debentures, or similar evidences of Debt and which by its terms matures more than one year from the date of determination, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of determination, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, all Debt for borrowed money which is part of the Obligations under the Loan Documents or the Canadian Loan Documents.

                  "GAAP" has the meaning specified in Section 1.03.
                   ----

                  "GENSTAR AGREEMENTS" means the Transaction Fee Agreement and
                   ------------------
the Management Services Agreement.

                  "GENSTAR CAPITAL" means Genstar Capital Partners II, L.P. and
                   ---------------
any Person who controls, is controlled by or is under common control with Genstar Capital Partners II, L.P.;

provided that for purposes of this definition, "control" means the beneficial
-------- ----
ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person.

                  "GRANTING LENDER" has the meaning specified in Section
                   ---------------
9.07(h).

                  "GROUP" means Panolam Group, Inc., a Delaware corporation.
                   -----

                  "GUARANTORS" means Holdings, Group, PII Second, Panolam US,
                   ----------
Pioneer and each other Person, if any, that executes or otherwise becomes a party to the Guaranty or any other guaranty or other similar agreement in favor of the Administrative Agent, the Lender Parties and the other Agents in connection with the transactions contemplated by this Agreement and the other Loan Documents.

                  "GUARANTY" has the meaning specified in Section 4.01(k)(xvi).
                   --------

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum
                   -------------------
products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "dangerous goods", "contaminants" or "pollutants", or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

                  "HEDGE AGREEMENTS" means Interest Rate Contracts and Currency
                   ----------------
Hedging Agreements.

                  "HOLDINGS" means Panolam Industries Holdings, Inc., a Delaware
                   --------
corporation.

                  "INDEMNIFIED PARTY" has the meaning specified in Section
                   -----------------
9.04(b).

                  "INFORMATION MEMORANDUM" means the information memorandum
                   ----------------------
dated January 1999 used by the Syndication Agent and the Administrative Agent in connection with the syndication of the Commitments.

                  "INITIAL LENDERS" has the meaning specified in the recital of
                   ---------------
parties to this Agreement.

                  "INITIAL PUBLIC EQUITY OFFERING" means an initial Public
                   ------------------------------
Equity Offering following which the common stock of the Borrower or any of the Borrower's Parents, as the case may be, is listed on a national securities exchange or quoted on the national market system of the Nasdaq stock market. For purposes of this definition, (i) a "PUBLIC EQUITY OFFERING" means an
                                    ----------------------
underwritten public offering pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, of (a) Qualified Capital Stock of the Borrower or (b) Qualified Capital Stock of any of the Borrower's Parents, to the extent that the cash proceeds therefrom are used as a Capital Contribution to the

Borrower; (ii) "QUALIFIED CAPITAL STOCK" means any Capital Stock of the Borrower
                -----------------------
that is not Disqualified Capital Stock; and (iii) "CAPITAL CONTRIBUTION" means
                                                   --------------------
any contribution to the equity of the Borrower from any of its Parents for which no consideration other than the issuance of Qualified Capital Stock is given.

                  "INSTRUMENTS" means any "instruments", as such term is defined
                   -----------
in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including without limitation, all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "INSUFFICIENCY" means, with respect to any Plan, the amount,
                   -------------
if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "INSURANCE/CONDEMNATION PROCEEDS" means any cash payments or
                   -------------------------------
proceeds received by Holdings or its Domestic Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Holdings or any of its Domestic Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs (including commissions and reasonable attorneys' fees) incurred by Holdings or any of its Domestic Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Domestic Subsidiary in respect thereof. Cash payments or proceeds payable in respect of any loss incurred by Holdings or any of its Domestic Subsidiaries or any taking of assets of Holdings or any of its Domestic Subsidiaries of the nature described above shall be deemed to be received by the Borrower for the purposes of this Agreement notwithstanding that such cash payments or proceeds may actually be paid to Holdings or another Domestic Subsidiary of Holdings.

                  "INTERCOMPANY NOTE" means a promissory note in the form of
                   -----------------
Exhibit XIII-A or Exhibit XIII-B hereto or Exhibit XVII to the Canadian Credit
--------------    --------------           ------------
Agreement, as applicable, evidencing intercompany Debt and pledged to the Administrative Agent or the Canadian Administrative Agent in accordance with the Security Agreement or the Canadian Security Agreement and subject to the Intercreditor Agreement.

                  "INTERCREDITOR AGREEMENT" has the meaning specified in Section
                   -----------------------
4.01(k)(xxviii).

                  "INTEREST EXPENSE" means, with respect to any Person for any
                   ----------------
fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

                  "INTEREST PERIOD" has the meaning specified in Section
                   ---------------
2.05(b).

                  "INTEREST RATE CONTRACTS" means interest rate swap, cap or
                   -----------------------
collar agreements, interest rate future or option contracts and other similar agreements.

                  "INTEREST TYPE" refers to the distinction between Loans
                   -------------
bearing interest based on the Base Rate and Loans bearing interest based on the Eurodollar Rate.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of
                   ---------------------
1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVENTORY" means any "inventory", as such term is defined in
                   ---------
the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                  "INVESTMENT" in any Person means any loan or advance to such
                   ----------
Person, any purchase or other acquisition of any Capital Stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (i) and (j) of the definition of "Debt" in
                                                                      ----
respect of such Person.

                  "ISSUE" means, with respect to any Letter of Credit, issue
                   -----
such Letter of Credit, extend the expiration of such Letter of Credit (other than any such extension occurring pursuant to the terms of such Letter of Credit), renew such Letter of Credit (other than any such renewal occurring pursuant to the terms of such Letter of Credit), or increase the amount of such Letter of Credit, and the terms "ISSUED", "ISSUING" and "ISSUANCE" shall have
                                 ------    -------       --------
corresponding meanings.

                  "ISSUING BANK" means the Letter of Credit Bank and any other
                   ------------
Revolving Lender that is a commercial bank, acting through a domestic branch, as issuer of a Letter of Credit.

                  "LEAD ARRANGER" means Donaldson, Lufkin & Jenrette Securities
                   -------------
Corporation, as lead arranger under this Agreement.

                  "LENDER PARTY" means any Lender or any Issuing Bank.
                   ------------

                  "LENDERS" means the Initial Lenders, the Swing Line Lender and
                   -------
each Eligible Assignee that shall become a party hereto pursuant to Section
9.07.

                  "LETTER OF CREDIT" means any letter of credit issued
                   ----------------
hereunder.

                  "LETTER OF CREDIT AGREEMENT" has the meaning specified in
                   --------------------------
Section 3.02(a).

                  "LETTER OF CREDIT BANK" means CSFB in its capacity as an
                   ---------------------
Issuing Bank.

                  "LETTER OF CREDIT CASH COLLATERAL ACCOUNT" has the meaning
                   ----------------------------------------
specified in the Security Agreement.

                  "LETTER OF CREDIT COMMITMENT" means, with respect to any
                   ---------------------------
Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignments and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(c) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to
Section 2.04.

                  "LETTER OF CREDIT DOCUMENTS" has the meaning specified in
                   --------------------------
Section 3.04(a).

                  "LETTER OF CREDIT DRAWING" means a payment made by an Issuing
                   ------------------------
Bank against a drawing under a Letter of Credit.

                  "LETTER OF CREDIT OBLIGATIONS" means, as of any date of
                   ----------------------------
determination with respect to any Letter of Credit, the sum of (a) the then outstanding amount of such Letter of Credit available for drawing plus (b) the aggregate amount of the Unreimbursed Letter of Credit Liability thereunder.

                  "LETTER OF CREDIT SUBFACILITY" has the meaning specified in
                   ----------------------------
Section 3.01.

                  "LETTER OF CREDIT SUBLIMIT" has the meaning specified in
                   -------------------------
Section 3.01.

                  "LETTER OF CREDIT USAGE" means, as at any date of
                   ----------------------
determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all Letter of Credit Drawings not theretofore reimbursed by the Borrower.

                  "LIEN" means any lien, mortgage, pledge, security interest,
                   ----
charge, assignment, hypothecation or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any other agreement intended to create any of the foregoing.

                  "LOAN" means a Term Loan, a Revolving Loan, a Swing Line Loan
                   ----
or the Issuance of a Letter of Credit.

                  "LOAN DOCUMENTS" means this Agreement, the Notes (if any), the
                   --------------
Guaranties, the Intercreditor Agreement, the Collateral Documents, each Letter of Credit Agreement and each Bank Hedge Agreement.

                  "LOAN PARTIES" means the Borrower, each of the Guarantors and
                   ------------
each of their respective present and future Subsidiaries.

                  "MANAGEMENT SERVICES AGREEMENT" means the Amended and Restated
                   -----------------------------
Management Advisory and Consulting Agreement dated as of January 24, 1999, between

Panolam US, Panolam Canada and Genstar Capital, as in effect on the date hereof and as thereafter amended to the extent permitted by Section 6.02(n).

                  "MARGIN STOCK" has the meaning specified in Regulation T or
                   ------------
Regulation U, as applicable.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on,
                   -----------------------
or change in, (a) the business, condition (financial or otherwise), operations, assets, liabilities, performance, properties or prospects of Holdings and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document or Related Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or Related Document to which it is or is to be a party.

                  "MATERIAL CONTRACT" means, with respect to any Person, each
                   -----------------
contract to which such Person is a party involving aggregate consideration payable to or by such Person of $1,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person and which is not cancelable without penalty (or with a penalty of $50,000 or less) on three months or less notice.

                  "MATERIAL LEASES" means, as of any date of determination, all
                   ---------------
leases of real property that are subject to any Mortgage or Additional Mortgage.

                  "MORTGAGES" has the meaning specified in Section 4.01(k)(xv)
                   ---------
and shall also include any Additional Mortgages.

                  "MORTGAGE POLICIES" has the meaning specified in Section
                   -----------------
4.01(k)(xv)(B).

                  "MULTIEMPLOYER PLAN" of any Person means a multiemployer plan,
                   ------------------
as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" of any Person means a single employer
                   ----------------------
plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET BORROWING AVAILABILITY" shall mean, as of any date of
                   --------------------------
determination (a) the lesser of the amount of the Revolving Facility and the amount of the Borrowing Base Amount, less (b) the Total Utilization of Revolving Commitments.

                  "NET CASH PROCEEDS" means, with respect to any sale, lease,
                   -----------------
transfer or other disposition of any asset or the sale or issuance of any Debt or Capital Stock, any securities convertible into or exchangeable for Capital Stock or any warrants, rights or options to acquire

Capital Stock by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a direct result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case with respect to the foregoing clauses
(a) and (c) to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of Holdings (unless such payments are permitted hereunder) and are properly attributable to such transaction or to the asset that is the subject thereof.

                  "NON-RECOURSE DEBT" means Debt which satisfies each of the
                   -----------------
following requirements: (a) no Loan Party (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute
Debt), (ii) is directly or indirectly liable as a guarantor or otherwise, or
(iii) constitutes the lender; (b) no default with respect to such Debt (including any rights that the holders thereof may have to take enforcement action against the Excluded Acquisition Sub) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Obligations under this Agreement and the Canadian Credit Agreement) of any Loan Party to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; (c) the lenders with respect to such Debt have been notified, and have acknowledged in writing or pursuant to the terms of the instruments and agreements governing such Debt, in each case prior to the incurrence of such Debt, that they will not have any recourse to the stock or assets of any Loan Party; (d) the Administrative Agent and the Lenders have received notice of the amount and principal terms of such Debt prior to its incurrence; and (e) such Debt is otherwise on terms and conditions reasonably satisfactory to the Syndication Agent and the Administrative Agent.

                  "NOTE" means a Term A Note, a Term B Note, a Revolving Note or
                   ----
a Swing Line Note.

                  "NOTICE OF BORROWING" means a notice in substantially the form
                   -------------------
of Exhibit II hereto.
   ----------

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice in
                   ---------------------------------
substantially the form of Exhibit III hereto.
                          -----------

                  "NOTICE OF ISSUANCE" means a notice in substantially the form
                   ------------------
of Exhibit IV hereto.
   ----------

                  "NOTICE OF SWING LINE BORROWING" means either (i) a notice
                   ------------------------------
substantially in the form of Exhibit V hereto, or (ii) notice by
                             ---------
teletransmission or telephonic notice of the information required by Exhibit V.
                                                                     ---------

                  "OBLIGATION" means, with respect to any Person, any obligation
                   ----------
of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(g). Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Credit Party under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Credit Party.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation,
                   ---------------------
a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer), its President, one of its Vice Presidents, the Chief Financial Officer, its Director of Finance, its Treasurer, any of its Assistant Treasurers, its Controller or any of its Assistant Controllers; provided that
                                                                --------
every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (a) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (c) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "OPEN YEAR" has the meaning specified in Section 5.01(m)(ii).
                   ---------

                  "OTHER TAXES" has the meaning specified in Section 2.09(b).
                   -----------

                  "PANOLAM CANADA" means Panolam Industries Ltd., an Ontario
                   --------------
corporation .

                  "PANOLAM US" means Panolam Industries, Inc., a Delaware
                   ----------
corporation.

                  "PARENT" means each of Holdings, Group, PII Second and any
                   ------
other direct or indirect parent company of the Borrower now or hereafter existing.

                  "PBGC" means the Pension Benefit Guaranty Corporation.
                   ----

                  "PERMITTED ACQUISITION" means any non-hostile Acquisition made
                   ---------------------
after the date hereof by the Borrower or any of its Subsidiaries if all of the following conditions are met:

                  (a) before and immediately after giving effect thereto, (i) no Default has occurred and is continuing or would result therefrom and
         (ii) the representations and warranties of each Loan Party set forth in the Loan Documents and in the Canadian Loan Documents shall be true and correct in all material respects on and as of the date of such Acquisition, as though made on and as of such date, other than any such representations or warranties that by their terms refer to a date other than the date of such Acquisition, in which case such representations and warranties shall be true and correct as of such other date;

                  (b) such Acquisition has not been preceded by an unsolicited tender offer for such Person by the Borrower or any of its Affiliates;

                  (c) all transactions related thereto shall be consummated in accordance with applicable laws;

                  (d) in the case of any Acquisition of shares or other Equity Interests in any Person, such Acquisition is an Acquisition of 100% of the Equity Interests (less directors qualifying and similar shares) in such Person and, after giving effect to such Acquisition, such Person becomes a wholly-owned direct or indirect Subsidiary of the Borrower;

                  (e) all actions required to be taken, if any, with respect to any acquired or newly formed Subsidiary under Section 6.01(n) shall have been taken;

                  (f) such assets are used for, or such Person is engaged in, a line of business permitted under Section 6.02(h);

                  (g) at least (i) 30 days prior to entering into such Acquisition, or any agreement therefor, the Borrower delivers notice thereof to the Administrative Agent and (ii) 15 days prior to the consummation of such Acquisition, the Borrower delivers to the Administrative Agent and the Lenders a Compliance Certificate containing the computations used to determine compliance with the covenants in Section 6.04 on a pro forma basis so as to give effect to such Acquisition (including any deferred Acquisition consideration therefor) and all Debt assumed or incurred by any Loan Party in connection therewith, and attaching the Borrower's then-current good faith and reasonable financial projections for the first fiscal quarter ending after the consummation of such Acquisition and the succeeding three fiscal quarters, demonstrating (to the reasonable satisfaction of the Administrative Agent) that, after giving effect to such Acquisition, (A) the Borrower and its Subsidiaries would have been in compliance with the covenants set forth in Section 6.04 as of the last day of the fiscal quarter most recently ended prior to the consummation of such Acquisition and there would have been no increase in the Consolidated Leverage Ratio, or if there is an increase, not above 3.0:1 and (B) the Borrower can reasonably be expected to remain in compliance with such covenants, with no increase in the Consolidated Leverage Ratio, or if there is an increase, not above 3.0:1, for the 12-month period following the consummation of such Acquisition, and to have sufficient cash liquidity to conduct its business, to support working capital requirements and to make required income tax distributions and pay its debts and other liabilities as they become due;

                  (h) no Loan Party shall incur, assume or otherwise become liable for or subject to (i) any Debt in connection with such Acquisition (except for Debt permitted by Section 6.02(b)), or (ii) any material contingent liabilities, except for those constituting Debt permitted by Section 6.02(b);

                  (i) the aggregate Acquisition Consideration payable by the Loan Parties in connection with all such Acquisitions does not exceed $25,000,000 in the aggregate plus
                                      ----
         up to an additional $5,000,000 in the aggregate of Permitted Seller Financing and Holdings common stock (valued, prior to an Initial Public Equity Offering, at fair market value as determined in good faith by the Board of Directors of Holdings);

                  (j) the Net Borrowing Availability after giving effect to the Acquisition shall be at least $3,000,000;

                  (k) except for Acquisitions consummated when the Applicable Leverage Ratio is 3.0:1 or less, such business or Person being acquired shall have had a positive pro forma operating cash flow (reflecting only such adjustments to actual operating cash flow as would constitute Approved Cost Adjustments) for the 12-month period prior to the proposed Acquisition;

                  (l) the aggregate Acquisition Consideration payable by the Loan Parties in connection with all Foreign Acquisitions does not exceed $5,000,000 in the aggregate; and

                  (m) in the case of an Acquisition of an entity organized under the laws of Canada, the acquiror shall be Panolam Canada or any of its Subsidiaries.

                  "PERMITTED LIENS" means such of the following as to which no
                   ---------------
enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 6.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar possessory Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days except to the extent contested in good faith and properly reserved against; (c) Liens in favor of depository banks arising in the ordinary course of business in connection with the maintenance and administration of depository and disbursement accounts; (d) pledges or deposits to secure obligations under workers' compensation, unemployment insurance, social security or public liability laws or similar legislation; (e) easements, rights of way and other minor irregularities in title to real property (including encroachments and leasehold title) that do not render title to the property encumbered thereby unmarketable or materially impair the use, value, or marketability of such property or that would adversely affect the Administrative Agent's and the Lenders' abilities to exercise their rights and remedies under the Loan Documents; (f) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Loan Party is a party as lessee made in the ordinary course of business; (g) deposits of money securing statutory obligations of any Loan Party for workers compensation, unemployment compensation and similar costs (excluding Liens under ERISA); (h) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Loan Party is a party; (i) any attachment or judgment lien not constituting an Event of Default under Section 7.01, so long as such Lien does not attach to any Inventory or Receivables; and (j) presently existing or hereafter created Liens in favor of the Administrative Agent, on behalf of the Administrative Agent and the Lender Parties, or in favor of the Administrative Agent and the Lender Parties.

                  "PERMITTED RESTRICTIONS", with respect to any consensual
                   ----------------------
restriction on the ability of any Subsidiary of the Borrower to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Borrower or any of its Subsidiaries, means:

                  (a) restrictions imposed pursuant to this Agreement, the Canadian Credit Agreement, any of the Loan Documents or any of the Canadian Loan Documents;

                  (b) restrictions imposed by the Subordinated Notes or the Subordinated Note Indenture or by other Debt of the Borrower permitted hereunder; provided that such restrictions are no more restrictive
                    -------- ----
         taken as a whole than those imposed by this Agreement or the Canadian Credit Agreement or by the Subordinated Notes or the Subordinated Note Indenture as in effect on the Closing Date;

                  (c) restrictions imposed by applicable law;

                  (d) existing restrictions under any Debt of the Borrower or its Subsidiaries existing on the date hereof;

                  (e) restrictions under any Debt or Disqualified Capital Stock of any Person existing at the time such Person becomes a Subsidiary of the Borrower or is merged or consolidated with or into the Borrower or one of its Subsidiaries, and which is not incurred in violation of this Agreement, the Canadian Credit Agreement, the Subordinated Note Indenture or any agreement relating to any property, asset, or business acquired by the Borrower or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

                  (f) restrictions solely with respect to a Subsidiary of the Borrower imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary (to the extent such sale or disposition is permitted hereunder); provided that such restrictions
                                                 -------- ----
         apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

                  (g) restrictions on transfer contained in Capital Leases and purchase money Debt permitted by Section 6.02(b); provided that such
                                                           -------- ----
         restrictions relate only to the transfer of the property acquired with the proceeds of such purchase money Debt or subject to such Capital Leases; and

                  (h) in connection with and pursuant to permitted refinancings, replacements of restrictions imposed pursuant to paragraphs (a), (b),
         (d), (e) or (g) of this definition that are not more restrictive taken as a whole than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Debt so refinanced.

                  "PERMITTED SELLER FINANCING" means Debt of the Borrower owing
                   --------------------------
to a seller in a Permitted Acquisition in respect of Acquisition Consideration so long as (i) such Debt is expressly subordinated in right of payment to the prior payment in full in cash of all Obligations hereunder, under the other Loan Documents and under the Canadian Loan Documents on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders, and (ii) such Debt requires no payment of principal or interest (other than payments in kind) prior to six months after the last to occur of (A) the Revolving Commitment Termination Date, (B) the Term A Termination Date and (C) the Term B Termination Date.

                  "PERSON" means an individual, partnership, limited liability
                   ------
company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PII SECOND" means PII Second, Inc., a Delaware corporation.
                   ----------

                  "PIONEER" means Pioneer Plastics Corporation, a Delaware
                   -------
corporation.

                  "PIONEER  ACQUISITION"  means the acquisition by the Borrower
                   --------------------
of 100% of the equity securities of Pioneer pursuant to the Pioneer Acquisition Agreement.

                  "PIONEER ACQUISITION AGREEMENT" means the Stock Purchase
                   -----------------------------
Agreement dated as of July 17, 1998 by and between Rugby U.S.A., Inc. and the Borrower, as in effect on July 17, 1998, and as subsequently amended by (i) the Amendment No. 1 to Stock Purchase Agreement dated as of September 11, 1998, (ii) the Amendment No. 2 to Stock Purchase Agreement dated as of October 16, 1998, and (iii) the Amendment No. 3 to Stock Purchase Agreement dated as of November 30, 1998, and as such agreement may have been further amended, supplemented or otherwise modified from time to time on or prior to the Closing Date as permitted hereunder.

                  "PIONEER ACQUISITION CONSIDERATION" means the aggregate
                   ---------------------------------
purchase price set forth in the Pioneer Acquisition Agreement, subject to adjustment as provided therein.

                  "PIONEER ACQUISITION DOCUMENTS" means the Pioneer Acquisition
                   -----------------------------
Agreement, any non-competition agreements delivered thereunder and each non-competition agreement and each other material document and agreement entered into in connection therewith.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
                   ----
Plan.

                  "PREFERRED STOCK" means, with respect to any corporation,
                   ---------------
capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

                  "PROFIT PAYMENT AGREEMENT" means any agreement to make any
                   ------------------------
payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

                  "PROJECTIONS" means the Borrower's forecasted Consolidated and
                   -----------
consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical financial statements of the Borrower, together with appropriate supporting details and a statement of underlying assumptions.

                  "QUARTERLY COMPLIANCE CERTIFICATE" means a Compliance
                   --------------------------------
Certificate of the Borrower, substantially in the form attached as Exhibit VIII
                                                                   ------------
hereto and otherwise satisfactory to the Administrative Agent, including all of the certifications required in the Compliance Certificate and also setting forth the computations used by the Borrower in determining compliance with the covenants contained in Section 6.04.

                  "RECEIVABLES" means all "accounts", as such term is defined in
                   -----------
the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods sold or services rendered, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "RECEIVABLES DEBTOR" means any Person who may become obligated
                   ------------------
to any Credit Party under, with respect to, or on account of, a Receivable.

                  "REDEEMABLE" means, with respect to any Capital Stock, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "REGISTER" has the meaning specified in Section 9.07(c).
                   --------

                  "REGULATION T" means Regulation T of the Board of Governors of
                   ------------
the Federal Reserve System, as in effect from time to time.

                  "REGULATION U" means Regulation U of the Board of Governors
                   ------------
of the Federal Reserve System,  as in effect from time to time.

                  "RELATED DOCUMENTS" means the Pioneer Acquisition Documents,
                   -----------------
the Subordinated Debt Documents and the Canadian Loan Documents .

                  "REPLACEMENT LENDER" has the meaning specified in Section
                   ------------------
2.07(c).

                  "REQUIRED LENDERS" means at any time Lenders owed or holding
                   ----------------
at least 51% of the sum of (a) the aggregate principal amount of the Loans outstanding at such time, (b) the aggregate Letter of Credit Usage at such time and (c) the aggregate unused Commitments under the Term Facilities plus the
                                                                   -----
aggregate Unused Revolving Commitments at such time, without duplication. For purposes of this definition, the amount of the Letter of Credit Usage and the aggregate principal amount of all outstanding Swing Line Loans shall be considered to be owed to the Revolving Lenders ratably in accordance with their respective Revolving Pro Rata Shares.

                  "RESERVES" means, with respect to the Borrowing Base Amount of
                   --------
the Borrower, (a) reserves for Inventory that is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale and (b) reserves established and modified by the Administrative Agent from time to time against Eligible Inventory and/or Eligible Receivables in accordance with this Agreement.

                  "RESTRUCTURING COSTS" means non-recurring charges up to the
                   -------------------
maximum amount and meeting the criteria set forth on Schedule 1.01(b), properly characterized as "restructuring" charges under generally accepted accounting principles in connection with the Pioneer Acquisition and related to the closure of plants, related severance costs and integration, provided that such costs
                                                    --------
occur within two years after the closing of the Pioneer Acquisition.

                  "REVOLVING BORROWING" means a borrowing consisting of
                   -------------------
simultaneous Revolving Loans of the same Interest Type made by the Revolving Lenders.

                  "REVOLVING COMMITMENT" means (i) with respect to any Revolving
                   --------------------
Lender listed on Schedule I, the amount set forth opposite such Lender's name on
Schedule I under the caption "Revolving Commitment", (ii) with respect to any Revolving Lender not listed on Schedule I hereto, the amount set forth in the Assignment and Acceptance pursuant to which such Person became a Lender hereunder, or (iii) if any of such Lenders has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(c) as such Lender's "Revolving Commitment", in the case of each of the foregoing clauses (i), (ii) and (iii), as such amount may be reduced at or prior to such time pursuant to Section 2.04.

                  "REVOLVING COMMITMENT TERMINATION DATE" means the earlier of
                   -------------------------------------
(i) the fifth anniversary of the Closing Date and (ii) the date of termination in whole of the Total Commitments pursuant to Section 2.04 or 7.01.

                  "REVOLVING FACILITY" means, at any time, the aggregate amount
                   ------------------
of the Revolving Lenders' Revolving Commitments at such time.

                  "REVOLVING LENDER" means any Lender that has a Revolving
                   ----------------
Commitment.

                  "REVOLVING LOAN" has the meaning specified in Section 2.01(c).
                   --------------

                  "REVOLVING NOTE" means a promissory note of the Borrower
                   --------------
payable to the order of any Revolving Lender, in substantially the form of
Exhibit VII-A hereto, evidencing the aggregate indebtedness of the Borrower to
-------------
such Lender resulting from the Revolving Loans made by such Lender.

                  "REVOLVING PRO RATA SHARE" means, with respect to any
                   ------------------------
Revolving Lender at any time, a fraction the numerator of which is such Revolving Lender's Revolving Commitment (without giving effect to any termination thereof pursuant to Section 7.01) at such time and the denominator of which is the amount of the total Revolving Facility (without giving effect to any termination of Commitments pursuant to Section 7.01) at such time.

                  "SECURED OBLIGATIONS" has the meaning specified in the
                   -------------------
Security Agreement.

                  "SECURITIES" means any stock, shares, partnership interests,
                   ----------
voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITY AGREEMENT" has the meaning specified in Section
                   ------------------
4.01(k)(xiv).

                  "SINGLE EMPLOYER PLAN" of any Person means a single employer
                   --------------------
plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a
                   -------       --------
particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPV" has the meaning specified in Section 9.07(h).
                   ---

                  "STANDBY LETTER OF CREDIT" means any Letter of Credit issued
                   ------------------------
under the Letter of Credit Subfacility, other than a Trade Letter of Credit.

                  "SUBORDINATED DEBT" means the Debt evidenced by the
                   -----------------
Subordinated Notes and any Permitted Seller Financing.

                  "SUBORDINATED DEBT DOCUMENTS" means the Subordinated Note
                   ---------------------------
Indenture, the Subordinated Notes, and all other agreements, indentures and instruments pursuant to which Subordinated Debt is issued.

                  "SUBORDINATED NOTE INDENTURE" means the Subordinated Note
                   ---------------------------
Indenture dated as of February 18, 1999, between the Borrower and State Street Bank and Trust Company of Connecticut, N.A., as trustee, as amended from time to time, pursuant to which the Subordinated Notes are being issued.

                  "SUBORDINATED NOTES" means the Series A 11 1/2% Senior
                   ------------------
Subordinated Notes due 2009 of the Borrower issued pursuant to the Subordinated
Note Indenture and the Series B 11 1/2% Senior Subordinated Notes due 2009 issued in exchange therefor pursuant to the Exchange Offer (as defined in the Subordinated Note Indenture), in the aggregate principal amount of $135,000,000.

                  "SUBSIDIARY" of any Person means any corporation, partnership,
                   ----------
limited liability company, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, limited liability company or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Notwithstanding the foregoing, the Excluded Acquisition Sub and the Excluded Melamine Subs shall not be Subsidiaries of any Loan Party for purposes hereof or of any of the other Loan Documents.

                  "SUPERMAJORITY LENDERS" means at any time Lenders owed or
                   ---------------------
holding at least 66 2/3% of the sum of (a) the aggregate principal amount of the Loans outstanding at such time, (b) the aggregate Letter of Credit Usage at such time and (c) the aggregate unused Commitments under the Term Facilities plus the
                                                                        ----
aggregate Unused Revolving Commitments at such time, without duplication. For purposes of this definition, the amount of the Letter of Credit Usage and the aggregate principal amount of all outstanding Swing Line Loans shall be considered to be owed to the Revolving Lenders ratably in accordance with their respective Revolving Pro Rata Shares.

                  "SURVIVING DEBT" has the meaning specified in Section 4.01(g).
                   --------------

                  "SWING LINE BORROWING" means a borrowing of Swing Line Loans
                   --------------------
made by the Swing Line Lender.

                  "SWING LINE COMMITMENT" means, with respect to the Swing Line
                   ---------------------
Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Swing Line Commitment" or, if the Swing Line Lender has entered into one or more Assignments and Acceptances with respect to the Swing Line Commitment, the amount set forth for the Swing Line Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(c) as such Lender's "Swing Line Commitment", in each case as such amount may be reduced at or prior to such time pursuant to Section 2.04.

                  "SWING LINE FACILITY" means, at any time, the aggregate amount
                   -------------------
of the Swing Line Lender's Swing Line Commitment at such time.

                  "SWING LINE LENDER" means CSFB and any assignee of the Swing
                   -----------------
Line Commitment that assumes such Swing Line Commitment in accordance with the terms of Section 9.07.

                  "SWING LINE LOAN" means a Loan by the Swing Line Lender to the
                   ---------------
Borrower pursuant to Section 2.01(d).

                  "SWING LINE NOTE" means a promissory note of the Borrower
                   ---------------
payable to the order of the Swing Line Lender, in substantially the form of
Exhibit VII-D hereto, evidencing the aggregate indebtedness of the Borrower to
--------------------
such Lender under the Swing Line Facility.

                  "SWING LINE SUBLIMIT" means $5,000,000.
                   -------------------

                  "SYNDICATION AGENT" means DLJ Capital Funding, Inc., as
                   -----------------
syndication agent under this Agreement, and its successors and assigns in such capacity.

                  "TAXES" means any and all present or future taxes, levies,
                   -----
assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, each assignee of a Lender Party, each participant under a participation and each SPV, respectively, (a) income, capital or franchise taxes imposed on (or measured by) its net income or capital taxes imposed, in each case, (i) by the United States, (ii) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located, (iii) by any jurisdiction solely as a result of such party's activities in or contact with such jurisdiction unrelated to the transactions contemplated by this Agreement, or (iv) by the jurisdiction in which the lending office of the recipient is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any recipient is located.

                  "TERM A COMMITMENT" means, with respect to any Term A Lender,
                   -----------------
the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A

Commitment"; provided that upon making of the Term A Loans on the Closing Date,
             --------
the Term A Commitment of each Term A Lender shall thereafter be zero.

                  "TERM A FACILITY" means, at any time, the aggregate amount of
                   ---------------
the Term A Loans outstanding at such time.

                  "TERM A LENDER" means any Lender that has a Term A Loan
                   -------------
outstanding.

                  "TERM A LOAN" has the meaning specified in Section 2.01(a).
                   -----------

                  "TERM A LOAN PAYMENT DATE" has the meaning specified in
                   ------------------------
Section 2.03(a).

                  "TERM A NOTE" means a promissory note of the Borrower payable
                   -----------
to the order of any Term A Lender, in substantially the form of Exhibit VII-B
                                                                -------------
hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Loan made by such Lender.

                  "TERM A PRO RATA SHARE" means, with respect to any Term A
                   ---------------------
Lender at any time, a fraction the numerator of which is the principal amount of Term A Loans made by such Lender and outstanding at such time and the denominator of which is the aggregate principal amount of Term A Loans made by all Term A Lenders and outstanding at such time.

                  "TERM A  TERMINATION  DATE" means the earlier of (i)
                   -------------------------
December 31, 2003 and (ii) the date of termination in whole of the Total Commitments pursuant to Section 2.04 or 7.01.

                  "TERM B COMMITMENT" means, with respect to any Term B Lender
                   -----------------
at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment"; provided that upon the making of Term B Loans on the Closing Date, the Term B Commitment of each Term B Lender shall thereafter be zero.

                  "TERM B FACILITY" means, at any time, the aggregate amount of
                   ---------------
the Term B Loans outstanding at such time.

                  "TERM B LENDER" means any Lender that has a Term B Loan
                   -------------
outstanding.

                  "TERM B LOAN" has the meaning specified in Section 2.01(b).
                   -----------

                  "TERM B LOAN PAYMENT DATE" has the meaning specified in
                   ------------------------
Section 2.03(b).

                  "TERM B NOTE" means a promissory note of the Borrower payable
                   -----------
to the order of any Term B Lender, in substantially the form of Exhibit VII-C hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Loan made by such Lender.

                  "TERM B PRO RATA SHARE" means, with respect to any Term B
                   ---------------------
Lender at any time, a fraction the numerator of which is the principal amount of Term B Loans made by such

Lender and outstanding at such time and the denominator of which is the aggregate principal amount of Term B Loans made by all Term B Lenders and outstanding at such time.

          "TERM B TERMINATION DATE" means the earlier of (i) December 31, 2005
           ------------------------
and (ii) the date of termination in whole of the Total Commitments pursuant to
Section 2.04 or 7.01.

          "TERM BORROWING" means a borrowing consisting of simultaneous Term
           --------------
Loans of the same Interest Type made by the Term Lenders.

          "TERM FACILITIES" means the Term A Facility and Term B Facility,
           ---------------
collectively.

          "TERM LENDER" means any Term A Lender or Term B Lender, and "TERM
           -----------                                                 ----
LENDERS" means all such lenders collectively.
-------

          "TERM LOAN" means any Term A Loan or Term B Loan, and "TERM LOANS"
          -----------                                           ------------
means all such loans collectively.

          "TOTAL COMMITMENT" means, with respect to each Lender at any time, the
           ----------------
aggregate of such Lender's outstanding Term Loans and Revolving Commitment at such time.

          "TOTAL UTILIZATION OF REVOLVING COMMITMENTS" means, as at any date of
           ------------------------------------------
determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made, but not yet applied, for the purpose of repaying any Swing Line Loans or reimbursing the applicable Issuing Bank for any Letter of Credit Drawing) plus (ii) the aggregate principal amount
                                       ----
of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.
                                    ----

          "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued
           ----------------------
under the Letter of Credit Subfacility for the benefit of a supplier of Inventory to the Borrower or any of its Domestic Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected Lien on such Inventory.

          "TRANSACTION FEE AGREEMENT" means the engagement letter between the
           -------------------------
Borrower and Genstar Capital LLC, dated as of January 24, 1999, as in effect on the date hereof and as thereafter amended to the extent permitted by Section 6.02(n).

          "TRANSACTIONS" means, collectively, the Pioneer Acquisition, the
           ------------
refinancing effected pursuant to this Agreement and the other Loan Documents, and the payment of fees and expenses in connection with the foregoing.

          "TYPE" refers to the distinction between Revolving Loans, Swing Line
           ----
Loans, Term A Loans and Term B Loans.

          "UNREIMBURSED LETTER OF CREDIT LIABILITY" means, as of any date of
           ---------------------------------------
determination with respect to any Letter of Credit, the aggregate amount of all Letter of Credit

Drawings which have been paid by, and not reimbursed to, the Issuing Bank under such Letter of Credit.

          "UNUSED REVOLVING COMMITMENT" means, with respect to any
           ---------------------------
Revolving Lender at any time, (a) such Lender's Revolving Commitment at such time, minus (b) the sum of (i) the aggregate principal amount of all Revolving
      -----
Loans of such Lender outstanding at such time, plus (ii) such Lender's Revolving
                                               ----
Pro Rata Share of the aggregate Letter of Credit Obligations outstanding at such time, plus (iii) such Lender's Revolving Pro Rata Share of the aggregate
      ----
principal amount of all Swing Line Loans outstanding at such time.

          "UNUSED SWING LINE COMMITMENT" means, with respect to the
           ----------------------------
Swing Line Lender at any time, the lesser of (i) the remainder of (a) the Swing Line Commitment at such time, minus (b) the aggregate principal amount of all
                              -----
Swing Line Loans outstanding at such time, and (ii) the aggregate Unused Revolving Commitments at such time.

          "VOTING EQUITY INTERESTS" means Equity Interests which are
           -----------------------
ordinarily entitled to vote in the election of, as applicable, directors, members or partners generally, whether or not the right so to vote has been suspended by the happening of any contingency.

          "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of
           ------------
ERISA.

          "WITHDRAWAL LIABILITY" has the meaning specified in Part I of
           --------------------
Subtitle E of Title IV of ERISA.

          SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement
                        ---------------------------
in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. ACCOUNTING TERMS. All accounting terms not
                        ----------------
specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5.01(f) ("GAAP").
                                                             ----

          SECTION 1.04. OTHER DEFINITIONAL PROVISIONS. References to
                        -----------------------------
Articles, Sections, subsections, Schedules and Exhibits shall be to Articles, Sections, subsections, Schedules and Exhibits, respectively, of this Agreement unless otherwise specified. The term "including" means including without limitation.

                                  ARTICLE II.
                        AMOUNTS AND TERMS OF THE LOANS

          SECTION 2.01. THE LOANS.
                        ---------

          (A) THE TERM A LOANS. Each Term A Lender severally agrees, on the
              ----------------
terms and conditions hereinafter set forth, to make a single term A loan (each, a "TERM A LOAN" and, collectively, the "TERM A LOANS") to the Borrower on the
   -----------                          ------------
Closing Date in an amount not to
exceed such Lender's total Term A Commitment on such Business Day. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

          (B) THE TERM B LOANS. Each Term B Lender severally agrees, on the
              ----------------
terms and conditions hereinafter set forth, to make a single term B loan (each, a "TERM B LOAN" and, collectively, the "TERM B LOANS") to the Borrower on the
   -----------                          ------------
Closing Date in an amount not to exceed such Lender's total Term B Commitment on such Business Day. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

          (C) REVOLVING LOANS. Each Revolving Lender severally agrees, on the
              ---------------
terms and conditions hereinafter set forth, to make loans (each, a "REVOLVING
                                                                    ---------
LOAN" and, collectively, the "REVOLVING LOANS") to the Borrower from time to
----                          ---------------
time on any Business Day during the period from the Closing Date until the Revolving Commitment Termination Date in an amount for each such Revolving Loan not to exceed the lesser of (i) such Lender's Unused Revolving Commitment on such Business Day (after giving effect to any repayment of Swing Line Loans made or to be made with the proceeds thereof pursuant to a designation therefor set forth by the Borrower in a Notice of Borrowing for such Borrowing or pursuant to a Notice of Borrowing given by the Administrative Agent in accordance with
Section 2.02(f)) and (ii) such Lender's Revolving Pro Rata Share of the remainder of (x) the Borrowing Base Amount as of such date minus (y) the sum of
                                                           -----
(A) the then outstanding Letter of Credit Obligations and (B) the then outstanding Swing Line Loans; provided, however, that (1) the foregoing clause
                              --------  -------
(ii) shall not limit any Lender's obligations under Section 2.02(f), and (2) except with respect to a Borrowing the proceeds of which will be applied to repay outstanding Swing Line Loans or reimburse Letter of Credit Drawings pursuant to a designation therefor set forth by the Borrower in a Notice of Borrowing for such Borrowing or pursuant to a Notice of Borrowing given by the Administrative Agent pursuant to Section 2.02(f), the Borrower shall not request, and no Lender shall be required to make Revolving Loans in respect of, any Borrowing if after giving effect thereto the aggregate principal amount of all outstanding Revolving Loans would exceed the remainder of (x) the Borrowing Base Amount at such time minus (y) the sum of (A) the then outstanding Letter of
                         -----
Credit Obligations and (B) the greater of the aggregate Swing Line Commitment in effect at such time and the aggregate principal amount of all outstanding Swing Line Loans at such time. Each Revolving Borrowing of Eurodollar Rate Loans shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and each Revolving Borrowing of Base Rate Loans shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof. Each Revolving Borrowing shall consist of Revolving Loans made by the Revolving Lenders ratably according to their respective Revolving Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.04 and reborrow under this Section 2.01(c).

          (D) SWING LINE LOANS. The Swing Line Lender agrees, on the terms and
              ----------------
conditions hereinafter set forth, to make loans (each, a "SWING LINE LOAN" and,
                                                          ---------------
collectively, the "SWING LINE LOANS") to the Borrower from time to time on any
                   ----------------
Business Day during the period from the Closing Date until the Revolving Commitment Termination Date in an amount not to exceed the Unused Swing Line Commitment on such Business Day; provided, however, that the Swing Line Lender
                                 --------- -------
shall not make any Swing Line Loans, if after giving effect to such Swing

Line Loans, the aggregate principal amount of all outstanding Swing Line Loans would exceed the remainder of (x) the Borrowing Base Amount then in effect minus
                                                                           -----
(y) the sum of (A) the aggregate amount of the Letter of Credit Obligations then outstanding, and (B) the aggregate principal amount of the Revolving Loans then outstanding. Each Swing Line Borrowing shall consist of Base Rate Loans, shall be in an amount equal to $500,000 or an integral multiple of $100,000 in excess thereof (or such other amount or integral multiple as may be agreed between the Swing Line Lender, the Administrative Agent and the Borrower), and shall consist of Swing Line Loans made by the Swing Line Lender. Immediately upon the making of each Swing Line Loan by the Swing Line Lender, the Swing Line Lender shall be deemed to have sold and transferred to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased and received from the Swing Line Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Swing Line Loan and the Obligations of the Borrower under this Agreement in respect thereof in an amount equal to such Lender's Revolving Pro Rata Share of such Swing Line Loan, provided,
                                                                --------
however, that (i) no Lender shall be required to fund its participation in any
-------
such Swing Line Loan until demand therefor is made by the Administrative Agent pursuant to Section 2.02(f)(ii) hereof, and (ii) no Lender shall be entitled to share in any payments of principal or interest in respect of its participation in any such Swing Line Loan except to the extent set forth in Section 2.02(f)(ii) hereof with respect to any such participation which has been funded by such Lender as provided therein. Within the limits of the Unused Swing Line Commitment in effect from time to time, the Borrower may borrow under this
Section 2.01(d), prepay pursuant to Section 2.04 and reborrow under this Section 2.01(d).

          SECTION 2.02. MAKING THE LOANS.
                        ----------------
          (A) INITIAL BORROWINGS. The initial Borrowings hereunder shall be made
              ------------------
on the Closing Date and shall be made on notice received by the Administrative Agent from the Borrower (pursuant to an irrevocable Notice of Borrowing) not later than 11:00 a.m. (New York City time) (or such later time as the Administrative Agent may agree) on the Business Day immediately preceding the Closing Date. Such Notice of Borrowing shall be irrevocable upon receipt by the Administrative Agent. Each Appropriate Lender shall, before 11:00 a.m. (New York City time) on the Closing Date, make available for the account of its Applicable Lending Office to the Administrative Agent such Lender's ratable share of such Borrowings by depositing same day funds in the Administrative Agent's Account. Notwithstanding any contrary provision hereof, the initial Borrowings may consist only of Base Rate Loans.

          (B) SUBSEQUENT REVOLVING BORROWINGS. Each Revolving Borrowing
              -------------------------------
occurring after the Closing Date shall be made on notice received by the Administrative Agent from the Borrower (pursuant to an irrevocable Notice of Borrowing) not later than 11:00 a.m. (New York City time) (a) on the Business Day prior to the date of such Borrowing if such Borrowing consists of Base Rate Loans, and (b) on the third Business Day prior to the date of such Borrowing if such Borrowing consists of Eurodollar Rate Loans. Each such Notice of Borrowing shall be irrevocable upon receipt by the Administrative Agent and, in the case of any Notice of Borrowing for Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified by such Notice of Borrowing the applicable conditions set forth in this Section 2.02 or Article IV, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as a part of such Borrowing when such Loan, as a result of such failure, is not made on such date.

          (C) SWING LINE BORROWINGS. Each Swing Line Borrowing shall be made on
              ---------------------
notice received by the Administrative Agent from the Borrower (pursuant to a Notice of Swing Line Borrowing) not later than 11:00 a.m. (New York City time) on the date of such Borrowing. Each such Notice of Swing Line Borrowing shall be irrevocable upon receipt by the Administrative Agent.

          (D) LOANS BY LENDERS. If the Administrative Agent receives a Notice of
              ----------------
Borrowing or a Notice of Swing Line Borrowing (or if the Administrative Agent gives a Notice of Borrowing pursuant to Section 2.02(f)), the Administrative Agent shall promptly on the Business Day prior to the date of such Borrowing or, if such Borrowing consists of Eurodollar Rate Loans, the third Business Day prior to the date of such Borrowing give each Appropriate Lender notice of such Notice of Borrowing or Notice of Swing Line Borrowing. Each Appropriate Lender shall (i) before 11:00 a.m. (New York City time) on the date of such Borrowing in the case of any Revolving Borrowing to be made on such date, make available for the account of its Applicable Lending Office to the Administrative Agent such Lender's ratable portion of such Borrowing by depositing same day funds in the Administrative Agent's Account, or (ii) before 2:00 p.m. (New York City time) on the date of such Borrowing in the case of a Swing Line Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent such Borrowing by depositing same day funds in the Administrative Agent's Account. Unless the Administrative Agent shall have received written notice from a Revolving Lender prior to the date of any Revolving Borrowing hereunder that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such ratable portion available to the Administrative Agent on the date of such Borrowing in accordance with the terms hereof and the Administrative Agent may, in reliance upon such assumption, but shall not be required to, make available to or for the account of the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent and the Administrative Agent makes such ratable portion available to the Borrower, such Lender and the Borrower, without prejudice to any rights or remedies that the Borrower may have against such Lender, severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to or for the account of the Borrower until the date such amount is repaid to the Administrative Agent, at (A) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing, and (B) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount, such amount so paid shall constitute such Lender's Loan as part of the relevant Borrowing for purposes of this Agreement and, to the extent that the Borrower previously paid such amount to the Administrative Agent, the Administrative Agent will refund to the Borrower such amount so paid (it being understood that such amount so refunded shall accrue interest only from the day on which such amount is refunded to the Borrower), but without interest.

          (E) DISBURSEMENT OF LOANS. Upon fulfillment of the applicable
              ---------------------
conditions set forth in Article IV (which fulfillment the Administrative Agent may assume in the absence of actual knowledge, or notice received from the Borrower or any Appropriate Lender, to the contrary), the Administrative Agent will make funds for any Borrowing available to the Borrower by crediting the Borrower's Account, subject to the Administrative Agent's receipt of funds from
                    -------
the Lenders, and provided that the Administrative Agent shall first make a
                 --------
portion of such funds equal to any unreimbursed Letter of Credit Drawing under any Letter of Credit, and any interest accrued and unpaid thereon to and as of such date, available to the applicable Issuing Bank for reimbursement of such Letter of Credit Drawing and payment of such interest.

          (F) SETTLEMENT OF SWING LINE LOANS. (i) The Administrative Agent may,
              ------------------------------
and upon request by the Swing Line Lender the Administrative Agent shall, at any time and from time to time, give to the Revolving Lenders and the Borrower, on behalf of the Borrower, a Notice of Borrowing for a Borrowing of Revolving Loans which are Base Rate Loans, in each case in an amount equal to the aggregate amount of Swing Line Loans then owing by the Borrower, and the proceeds of which are to be used to prepay such Swing Line Loans on the date of such Borrowing. Upon receipt of any such Notice of Borrowing, each Revolving Lender (other than the Swing Line Lender) shall (subject to Section 2.02(f)(iv)), on or before the time specified by the Administrative Agent (which in no event shall be earlier than 11:00 a.m. nor later than 2:00 p.m. (New York City time) on the Business Day following the date on which such Notice of Borrowing is given), make available for the account of its Applicable Lending Office to the Administrative Agent such Lender's Revolving Pro Rata Share of such Borrowing by depositing same day funds in the Administrative Agent's Account. Notwithstanding any contrary provision of this Agreement, (A) the proceeds of any such Borrowing shall be distributed by the Administrative Agent to the Swing Line Lender (subject to Section 2.02(f)(iv)) as a prepayment of all or a portion of the then outstanding Swing Line Loans, and (B) the outstanding Swing Line Loans of the Swing Line Lender, in each case in an amount equal to the Swing Line Lender's Revolving Pro Rata Share of the aggregate amount of the Swing Line Loans to be prepaid on such date, shall be deemed to be prepaid with the proceeds of a Revolving Loan made by the Swing Line Lender and such portion of the Swing Line Loans deemed to be so prepaid shall no longer be outstanding as Swing Line Loans but shall be outstanding as Revolving Loans made by the Swing Line Lender.

              (ii) In addition to the right of the Swing Line Lender to require a Borrowing under Section 2.02(f)(i), the Swing Line Lender may at any time and from time to time request (by notice to the Administrative Agent and the Borrower) the Administrative Agent to, and upon receipt of such request the Administrative Agent shall, make demand on each Revolving Lender for payment of its participation in each Swing Line Loan then outstanding, and upon receipt of any such demand each Revolving Lender shall (subject to Section 2.02(f)(iv)) promptly fund such participation by paying to the Administrative Agent, for the account of the Swing Line Lender (subject to Section 2.02(f)(iv)), the amount of such participation in same day funds. With respect to each such participation in any Swing Line Loan which is funded by any Lender, the Swing Line Lender shall promptly pay to the Administrative Agent, and the Administrative Agent shall promptly pay to such Lender, in lawful money of the United States and in the kind of funds so received, an amount equal to such Lender's ratable share of all payments (other than payments pursuant to Section 2.04(c)(ix)) received by the Swing Line Lender in respect of (A) the principal of such Swing Line Loan, and (B) interest on such Swing Line Loan for the period from and after the date on which such participation was funded. If any payment received by any Swing Line Lender on account of any Swing Line Loan and distributed to any Lender as a participant under the preceding sentence is thereafter recovered from the Swing Line Lender in connection with any bankruptcy or insolvency proceeding relating to the Borrower or otherwise, each Lender that received such distribution shall, upon demand by the Swing Line Lender through the Administrative Agent, repay to the Swing Line Lender such Lender's ratable share of the amount so recovered together with such Lender's ratable share (according to the proportion of (1) the amount of such Lender's required prepayment to (2) the total amount so recovered) of any interest or other amount paid or payable by the Swing Line Lender in respect of the total amount so recovered. The Borrower agrees that any Lender purchasing a participation in any Swing Line Loan from the Swing Line Lender hereunder may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

              (iii) Anything contained herein to the contrary notwithstanding (but subject to Section 2.02(f)(iv)), the obligation of each Revolving Lender to make any Revolving Loan pursuant to Section 2.02(f)(i) or to fund its participation in any Swing Line Loans pursuant to Section 2.02(f)(ii) shall be absolute and unconditional and shall not be subject to any conditions set forth in Article IV hereof or otherwise affected by any circumstance including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any Loan Party; (B) the occurrence or continuance of a Default or Event of Default; (C) any adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party; (D) any breach of any Loan Document by the Borrower, any other Loan Party or any other Lender Party; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

              (iv) Notwithstanding Section 2.02(f)(iii), if at the time that any Revolving Lender is required to make any Revolving Loan or fund any participation pursuant to Section 2.02(f)(i) or 2.02(f)(ii), the Borrower would not otherwise be entitled to obtain a Borrowing as a result of the failure of any of the conditions set forth in Article IV hereof, the obligation of each Revolving Lender to make any such Revolving Loan or to fund any such participation with respect to any Swing Line Loan owing to the Swing Line Lender shall be subject to the condition that at least one of the following is true: (A) the Swing Line Lender shall have believed in good faith that all conditions under Article IV to the making of such Swing Line Loan were satisfied at the time such Swing

     Line Loan was made, or (B) such Lender shall have had actual knowledge, by receipt of the statements required pursuant to Section 6.03 or otherwise, that any such condition had not been satisfied and failed to notify the Swing Line Lender and the Administrative Agent in writing that it had no obligation to make Revolving Loans until such condition was satisfied (which notice shall be effective as of the date of receipt by the Swing Line Lender and the Administrative Agent), or (C) the satisfaction of any such condition not satisfied shall have been waived by the Required Lenders prior to or at the time such Swing Line Loan was made. Anything contained in this Section 2.02(f) to the contrary notwithstanding, the amount to be distributed by the Administrative Agent to the Swing Line Lender under this Section 2.02(f) shall be reduced to the extent that any Lender shall refuse to fund its portion of any Revolving Loan or participation with respect to the Swing Line Lender as a result of the failure of the conditions set forth above.

              (v) The Borrower irrevocably authorizes (A) the Administrative Agent to give any Notice of Borrowing pursuant to Section 2.02(f)(i) (with a copy to the Borrower), (B) the Lenders to make the Revolving Loans pursuant to such Notice of Borrowing, and (C) the Administrative Agent to distribute the proceeds thereof as provided herein.

          (G) NATURE OF LENDERS' OBLIGATIONS. The failure of any Lender to make
              ------------------------------
the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03. SCHEDULED REPAYMENT.
                        -------------------

          (A) TERM A LOANS. The Borrower shall repay to each Term A Lender (in
              ------------
accordance with the provisions of Section 2.08(a)) the aggregate principal amount of all Term A Loans owing to such Lender in consecutive quarterly installments according to the amortization schedule set forth below (as the same may be adjusted for prepayments pursuant to Section 2.04) until such principal amount has been paid in full. Such installments (other than the last installment owing hereunder with respect to the Term A Loans, which shall be due and payable on the Term A Termination Date) shall be due and payable on the last Business Day of each March, June, September and December of each year (each a "TERM A
                                                                      ------
LOAN PAYMENT DATE"), commencing March 31, 2000, and each such installment
-----------------
payable to each Term A Lender shall be in an amount equal to such Term A Lender's Term A Pro Rata Share of the amount set forth below opposite the date on which such Term A Loan Payment Date is stated to occur:

                                 TERM A LOANS

              TERM A LOAN PAYMENT DATE                        QUARTERLY INSTALLMENT
              ------------------------                        ---------------------
              March 2000                                               $    562,500
              June 2000                                                     562,500
              September 2000                                                562,500
              December 2000                                                 562,500
              March 2001                                                    843,750
              June 2001                                                     843,750
              September 2001                                                843,750
              December 2001                                                 843,750
              March 2002                                                  1,031,250
              June 2002                                                   1,031,250
              September 2002                                              1,031,250
              December 2002                                               1,031,250
              March 2003                                                  1,312,500
              June 2003                                                   1,312,500
              September 2003                                              1,312,500
              December 2003                                               1,312,500

                    TOTAL                                               $15,000,000

provided, however that the last such installment shall be in the amount
--------  -------
necessary to repay in full the aggregate unpaid principal amount of all outstanding Term A Loans and shall, in any event, be due and payable on the Term A Termination Date.

          (B) TERM B LOANS. The Borrower shall repay to each Term B Lender (in
              ------------
accordance with the provisions of Section 2.08(a)) the aggregate principal amount of all Term B Loans owing to such Lender in consecutive quarterly installments according to the amortization schedule set forth below (as the same may be adjusted for prepayments pursuant to Section 2.04) until such principal amount has been paid in full. Such installments (other than the last installment owing hereunder with respect to the Term B Loans, which shall be due and payable on the Term B Termination Date) shall be due and payable on the last Business Day of each March, June, September and December of each year (each a "TERM B
                                                                      ------
LOAN PAYMENT DATE"), commencing March 31, 1999, and each such installment
-----------------
payable to each Term B Lender shall be in an amount equal to such Term B Lender's Term B Pro Rata Share of the amount set forth below opposite the date on which such Term B Loan Payment Date is stated to occur:

                                 TERM B LOANS

              TERM B LOAN PAYMENT DATE                     QUARTERLY INSTALLMENT
              ------------------------                     ---------------------
              March 1999                                             $   100,000
              June 1999                                                  100,000
              September 1999                                             100,000
              December 1999                                              100,000
              March 2000                                                 100,000
              June 2000                                                  100,000
              September 2000                                             100,000
              December 2000                                              100,000
              March 2001                                                 100,000
              June 2001                                                  100,000
              September 2001                                             100,000
              December 2001                                              100,000
              March 2002                                                 100,000
              June 2002                                                  100,000
              September 2002                                             100,000
              December 2002                                              100,000
              March 2003                                                 100,000
              June 2003                                                  100,000
              September 2003                                             100,000
              December 2003                                              100,000
              March 2004                                                 100,000
              June 2004                                                  100,000
              September 2004                                             100,000
              December 2004                                              100,000
              March 2005                                               9,400,000
              June 2005                                                9,400,000
              September 2005                                           9,400,000
              December 2005                                            9,400,000

                         TOTAL                                       $40,000,000

provided, however that the last such installment shall be in the amount
--------  -------
necessary to repay in full the aggregate unpaid principal amount of all outstanding Term B Loans and shall, in any event, be due and payable on the Term B Termination Date.

          (C) REVOLVING LOANS. The Borrower shall repay to each Revolving Lender
              ---------------
(in accordance with the provisions of Section 2.08(a)) on the Revolving
Commitment

Termination Date the aggregate principal amount of all Revolving Loans owing to such Lender outstanding on the Revolving Commitment Termination Date.

          (D) LETTER OF CREDIT DRAWINGS.  The Borrower shall repay each Letter
              -------------------------
of Credit  Drawing as provided in Section 3.03.

          (E) SWING LINE LOANS.  The Borrower shall repay to the Swing Line
              ----------------
Lender (in accordance with the provisions of Section 2.08(a)) on the Revolving Commitment Termination Date the aggregate principal amount of all Swing Line Loans owing to such Lender outstanding on the Revolving Commitment Termination Date.

          SECTION 2.04. PREPAYMENTS; REDUCTION OF REVOLVING COMMITMENTS AND
                        ---------------------------------------------------
                        SWING LINE COMMITMENT.
                        ---------------------

          (A) OPTIONAL PREPAYMENTS.  The Borrower may, upon prior notice to the
              --------------------
Administrative Agent (which may be given by 11:00 a.m. (New York City time) on the date of prepayment in the case of prepayment of Swing Line Loans and which shall be given at least one Business Day in advance in the case of prepayment of Revolving Loans which consist of Base Rate Loans and three Business Days in advance in the case of prepayment of any Revolving Loans which are Eurodollar Rate Loans or any Term Loans of any Interest Type), stating the proposed date and aggregate principal amount of the prepayment and the Type and Interest Type of Loans to be prepaid (and if such notice is given the Borrower shall), prepay in whole or in part the outstanding principal of Loans of such Type and Interest Type, together with, in the case of any prepayment of Eurodollar Rate Loans, interest thereon to the date of such prepayment on the principal amounts prepaid (plus, in the case of prepayment of Eurodollar Rate Loans prior to the end of the applicable Interest Period, any additional amount for which the Borrower shall be obligated pursuant to Section 9.04(c)); provided, however, that each
                                                 --------  -------
partial prepayment of Eurodollar Rate Loans shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, and each partial prepayment of Base Rate Loans shall be in an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof (it being understood that the amount of such prepayment shall be rounded upwards to the nearest multiple of $100,000 after giving effect to the next sentence). Notwithstanding anything to the contrary herein, an optional prepayment of Term Loans under this Section 2.04(a) may only be made if a simultaneous optional prepayment of term loans is made under the Canadian Credit Agreement, and the aggregate amount of such prepayments is such that the Applicable US Facility Percentage of such amount is equal to at least $500,000. Each optional prepayment of any Term Loans under this Section 2.04(a) shall be applied to the installments thereof in the following order of priority:

              (i) subject to clause (ii) below, to the Term A Loans and Term B Loans to the full extent thereof on a pro rata basis in direct order of maturity (and ratably among the Term A Lenders and Term B Lenders, respectively, as applicable); and

              (ii) notwithstanding the foregoing clause (i), so long as (and to the extent that) any Term A Loans are outstanding, the Borrower may offer the Term B Lenders the option to, and any Term B Lender may elect to, waive its ratable share of any optional prepayment under this Section 2.04(a). In the event that any Term B Lender elects by 2:00 p.m. (New York City time) on the day prior to the date of prepayment to waive such right with respect to an optional prepayment under Section 2.04(a)(i), 100% of that Term B Lender's ratable share of such prepayment shall be applied to the prepayment of Term A Loans ratably to the Term A Lenders in direct order of maturity. If no Term A Loans are outstanding, such option to offer and election to waive application of prepayments to the Term B Loans shall not be available.

          (B) OPTIONAL REDUCTIONS.  The Borrower shall have the right, upon at
              -------------------
least five Business Days' notice to the Administrative Agent, to terminate in whole or reduce in part the aggregate unused portion of the Revolving Facility, with the corresponding termination in whole or ratable reduction in part of the unused portions of the respective Revolving Commitments of the Revolving Lenders; provided, however, that (i) each partial reduction shall be in an
         --------  -------
amount of $500,000 or any integral multiple of $100,000 in excess thereof, and
(ii) the aggregate amount of the Revolving Commitments shall not be reduced pursuant to this Section 2.04 to an amount less than the sum of (A) the aggregate principal amount of all Revolving Loans then outstanding, plus (B) the aggregate amount of all Letter of Credit Obligations then outstanding, plus (C)
                                                                       ----
the aggregate principal amount of all Swing Line Loans then outstanding.

          (C) MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS.
              -----------------------------------------------

              (I) PREPAYMENTS AND REDUCTIONS FROM EXCESS CASH FLOW.  Within the
                  ------------------------------------------------
     earlier of five days after delivery of the Annual Financials pursuant to
     Section 6.03(d) and 95 days following the end of each Fiscal Year, the Borrower shall prepay the Term Loans and/or the Revolving Loans, and/or the Revolving Commitments shall be permanently reduced (in each case, as and to the extent set forth in Section 2.04(c)(xiii)), in an aggregate principal amount equal to the product of (A) the Applicable US Facility Percentage of the amount of the total Excess Cash Flow of the Borrower and its Subsidiaries for such Fiscal Year and (B) the prepayment percentage set forth below opposite the applicable Consolidated Leverage Ratio as of the end of such Fiscal Year as set forth in the Effective Quarterly Compliance Certificate delivered pursuant to Section 6.03(d); provided, however, if no
                                                        --------  -------
     Quarterly Compliance Certificate has been delivered at the time required by
     Section 6.03(d), the Consolidated Leverage Ratio shall be deemed to be greater than 3.50:1.00 for purposes of this clause (i):

                                                             EXCESS CASH FLOW
              CONSOLIDATED LEVERAGE RATIO                 PREPAYMENT PERCENTAGE
              ---------------------------                 ---------------------
                        3.50:1.00                                   50%
              3.00:1.00 less than 3.50:1.00                         35%
                  less than 3.00:1.00                                0%

              (II) PREPAYMENTS AND REDUCTIONS FROM ASSET SALE PROCEEDS.  On the
                   ---------------------------------------------------
     date of receipt by Holdings or any of its Domestic Subsidiaries of any Net Cash Proceeds in respect of any asset sale (other than a sale in accordance with Section 6.02(e)(i) or (ii)), the Borrower shall prepay the Term Loans and/or the Revolving Loans, and/or the Revolving Commitments shall be permanently reduced (in each case, as and to the extent set forth in Section 2.04(c)(xiii)), in an aggregate principal amount equal to the amount of such Net Cash Proceeds.

              (III) PREPAYMENTS AND REDUCTIONS FROM INSURANCE/CONDEMNATION
                    ------------------------------------------------------
     PROCEEDS.  On the date of receipt by Holdings or any of its Domestic
     --------
     Subsidiaries of any Insurance/Condemnation Proceeds in excess of (A) $15,000,000 with respect to any single occurrence or event (or any series of related occurrences or events) other than amounts in respect of equipment described on Schedule 2.04(c)(iii), or (B) $10,000,000 with respect to any single occurrence or event (or any series of related occurrences or events) with respect to equipment described on Schedule 2.04(c)(iii), the Borrower shall prepay the Term Loans and/or the Revolving Loans, and/or the Revolving Commitments shall be permanently reduced (in each case, as and to the extent set forth in Section 2.04(c)(xiii)), in an aggregate principal amount equal to the amount of any such Insurance/Condemnation Proceeds.

              (IV)  PREPAYMENTS AND REDUCTIONS FROM DEBT SECURITIES PROCEEDS. On
                    --------------------------------------------------------
     the date of receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds from any sale or issuance of debt Securities by Holdings or any of its Subsidiaries after the Closing Date (excluding any intercompany Debt permitted hereunder), the Borrower shall prepay the Term Loans and/or the Revolving Loans, and/or the Revolving Commitments shall be permanently reduced (in each case, as and to the extent set forth in Section 2.04(c)(xiii)), in an aggregate principal amount equal to the Applicable US Facility Percentage of the amount of such Net Cash Proceeds received; provided, however, that for purposes of this clause (iv), Capital Leases and purchase money Debt shall not be deemed to be debt Securities.

              (V)   PREPAYMENTS AND REDUCTIONS FROM EQUITY SECURITIES PROCEEDS.
                    ----------------------------------------------------------
     On the date of receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds (excluding proceeds from the exercise of Holdings employee stock options permitted hereunder, proceeds used to pay off the Domtar Note and up to $5,000,000 in Capital Stock of Holdings issued to sellers as Acquisition Consideration in connection with Permitted Acquisitions and excluding the proceeds of any intercompany Investment in the Borrower or any of its Subsidiaries permitted hereunder) from any sale or issuance of equity Securities by Holdings or any of its Subsidiaries after the Closing Date, the Borrower shall prepay the Term Loans and/or the Revolving Loans, and/or the Revolving Commitments shall be permanently reduced (in each case, as and to the extent set forth in Section 2.04(c)(xiii)), in an aggregate principal amount equal to the Applicable US Facility Percentage of the amount of such Net Cash Proceeds received; provided, however, that
                                                       --------  -------
     (A) during any period in which the Effective Quarterly Compliance Certificate delivered pursuant to Section 6.03(c) or (d), as applicable, indicates that the Applicable Leverage Ratio is less than 3.0:1.0, the prepayment and/or reduction required shall be 50% of the Applicable US Facility Percentage of such Net Cash Proceeds, (B) if no Quarterly Compliance Certificate has been delivered at the time required by Section 6.03(c) or (d), as applicable, the Consolidated Leverage Ratio shall be deemed to be greater than 3.0:1.0 for purposes of this clause (v), and (C) if, in connection with and prior to the date of any such prepayment, the Borrower shall deliver an Officer's Certificate demonstrating that after giving effect to such prepayment the Applicable Leverage Ratio would have been (and will as of the end of each of the next three fiscal quarters be) reduced to less than 3.0:1.0, then that portion of such prepayment that results in the reduction of the Applicable Leverage Ratio to 3.0:1.0 shall be paid in an amount equal to 100% of the Applicable US Facility Percentage of the Net Cash Proceeds and any remaining portion of such Net Cash Proceeds shall be applied to such prepayment in an amount equal to 50% of the Applicable US Facility Percentage of such Net Cash Proceeds.

              (VI)   CHANGE OF CONTROL. On the date any Change of Control
                     -----------------
     occurs, the Borrower shall prepay in full the Loans, the Revolving Commitments shall be terminated in full and the Borrower shall cash collateralize any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent.

              (VII)  EXCESS LOANS. The Borrower shall from time to time prepay
                     ------------
     first the Swing Line Loans and second the Revolving Loans to the extent
     -----                          ------
     necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed either of the following: (A) the Revolving Commitments then in effect or (B) the Borrowing Base Amount then in effect. If, at any time, the then outstanding aggregate amount of all Swing Line Loans shall exceed either (i) the Swing Line Commitment, or (ii) the aggregate amount of the Revolving Commitments of the Lenders minus the sum of (A) the Letter
                                                 -----
     of Credit Usage at such time, and (B) the aggregate principal amount of the Revolving Loans then outstanding, the Borrower shall thereupon prepay, for the account of the Swing Line Lender, the outstanding principal amount of Swing Line Loans in an aggregate amount equal to such excess.

              (VIII) CALCULATIONS; ADDITIONAL PREPAYMENTS AND REDUCTIONS.
                     ---------------------------------------------------
     Concurrently with any prepayment of the Term Loans, Revolving Loans and/or reduction of the Revolving Commitments pursuant to clauses (i) through
     (vii) above, the Borrower shall deliver to the Administrative Agent an Officers' Certificate demonstrating the calculation in reasonable detail of the amount of the excess Loans, Net Cash Proceeds, Insurance/Condemnation Proceeds or Excess Cash Flow, as applicable, that gave rise to such prepayment and/or reduction and specifying the application thereof (in accordance with Section 2.04(c)(xiii)) to the prepayment of the Term Loans and/or any prepayment of the Revolving Loans (to the extent Revolving Loans will be repaid) and/or the reduction of the Revolving Commitments. In the event that the Borrower shall subsequently determine that the actual amount of such excess Loans, Net Cash Proceeds, Insurance/Condemnation Proceeds or Excess Cash Flow, as applicable, was greater than the amount set forth in such Officers' Certificate, the Borrower shall promptly make an additional prepayment of the Term Loans and/or the Revolving Loans and/or, if applicable, the Revolving Commitments shall be permanently reduced (in each case, as and to the extent set forth in Section 2.04(c)(xiii)), in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to the Administrative

     Agent an Officers' Certificate demonstrating the derivation of the additional amounts resulting in such excess and specifying the application thereof as provided above.

              (IX)   INCOMPLETE SETTLEMENT. If any Lender shall for any reason
                     ---------------------
     fail to pay any amount payable by it (including the funding of any participation in any Swing Line Loans), or fail to make any Revolving Loan to be made by it, pursuant to Section 2.02(f), the Borrower shall, on demand by the Administrative Agent, prepay the Swing Line Loans then outstanding in an amount equal to such amount.

              (X)    REDUCTION OF SWING LINE COMMITMENTS. The Swing Line
                     -----------------------------------
     Commitment shall be (i) terminated automatically and simultaneously upon any termination in whole of the Revolving Commitments, and (ii) reduced ratably in an aggregate amount equal to the amount by which, as a result of any partial reduction of the Revolving Commitments of the Lenders, the aggregate Revolving Commitments of the Lenders are reduced below the Swing Line Sublimit.

              (XI)   LETTER OF CREDIT CASH COLLATERAL. If, at any time, the
                     --------------------------------
     Letter of Credit Usage exceeds the Letter of Credit Sublimit in effect at such time, the Borrower shall immediately pay to the Administrative Agent, in same day funds, for deposit in the Letter of Credit Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such account to equal the amount of such excess.

              (XII)  REDUCTION OF LETTER OF CREDIT SUBFACILITY. The Letter of
                     -----------------------------------------
     Credit Sublimit shall be permanently reduced from time to time on the date of each reduction in the Revolving Facility by the amount, if any, by which the amount of the Letter of Credit Sublimit exceeds the Revolving Facility after giving effect to such reduction of the Revolving Facility.

              (XIII) APPLICATION OF MANDATORY PREPAYMENTS.
                     ------------------------------------

                     (A) Except as otherwise specifically set forth in clauses
          (vi), (vii) and (xi) above, all prepayments under this Section 2.04(c) shall be applied as follows:

                         (1) subject to clause (2) below, each prepayment under this Section 2.04(c) shall be applied first to the prepayment of
                                                    -----
              the Term A Loans and Term B Loans to the full extent thereof on a pro rata basis in direct order of maturity (and pro rata among the Term A Lenders and Term B Lenders, respectively, as applicable) and second, to prepay outstanding Revolving Loans and permanently
                  ------
              reduce the Revolving Commitments (it being understood that the Revolving Commitments shall be reduced by the full amount of any such required prepayment whether or not any Revolving Loans are then outstanding); and

                         (2) notwithstanding the foregoing clause (1), so long as (and to the extent that) any Term A Loans are outstanding, the Borrower may offer the Term B Lenders the option to, and any Term B Lender may elect to, waive its ratable share of any prepayment under this
              Section 2.04(c). In the event that any Term B Lender elects by 2:00 p.m. (New York City time) on the day prior to the date of prepayment to waive such right with respect to any such prepayment under this Section 2.04(c), 50% of that Term B Lender's ratable share of such prepayment shall be applied to the prepayment of Term A Loans ratably to the Term A Lenders in direct order of maturity, and the remaining 50% of such amount shall be retained by the Borrower. If no Term A Loans are outstanding, such option to offer and election to waive prepayments shall not be available.

                     (B) Considering Term A Loans, Term B Loans and Revolving Loans being paid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to 9.04(c).

                     (C) Notwithstanding anything herein or in the Canadian Credit Agreement to the contrary, the amount of any mandatory prepayment of the Term B Loans under and as defined in the Canadian Credit Agreement that would be required to be made pursuant to Section 2.04(c)(i) of the Canadian Credit Agreement except for the provisions of Section 2.04(c)(xiii)(A)(2) of the Canadian Credit Agreement shall be applied to prepay the Term B Loans hereunder to the extent such Term B Loans are outstanding.

          (D) INTEREST PAYABLE ON AMOUNTS PREPAID. All prepayments of Eurodollar
              -----------------------------------
Rate Loans under this Section 2.04 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          SECTION 2.05. INTEREST.
                        --------

          The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal is paid in full at the applicable rate set forth below.

          (A) INTEREST ON BASE RATE LOANS. Except to the extent that the
              ---------------------------
Borrower shall elect to pay interest on all or any part of any Loan made or to be made to the Borrower under Section 2.01 for any Interest Period pursuant to subsections (b) and (c) of this Section 2.05, the Borrower shall pay interest on the unpaid principal amount of each Loan, from the date of such Loan until such principal amount is paid in full, (i) payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing March 31, 1999, and (ii) (A) with respect to Revolving Loans and Swing Line Loans, on the Revolving Commitment Termination Date, (B) with respect to Term A Loans, on the Term A Termination Date and (C) with respect to Term B Loans, on the Term B Termination Date, in each case at a fluctuating interest rate per annum equal (subject to Section 2.05(d)), to the sum of the Base Rate in effect from time to time plus the Applicable Base Rate Margin for such Type of Loan in
                  ----
effect from time to time.

          (B) INTEREST PERIODS FOR EURODOLLAR RATE LOANS. The Borrower may,
              ------------------------------------------
pursuant to Section 2.05(c), elect to have the interest on the principal amount of all or any portion of any Loans made or to be made to the Borrower under
Section 2.01, in each case ratably according to the respective outstanding principal amounts of Loans of the same Type owing to each Lender (each such principal amount owing to a Lender as to which such election has been made being a "EURODOLLAR RATE LOAN" owing to such Lender) determined and payable for a
   --------------------
specified period (an "INTEREST PERIOD" for such Eurodollar Rate Loan) in
                      ---------------
accordance with Section 2.05(c); provided, however, that the Borrower may not
                                 --------  -------
(i) make any such election with respect to any Swing Line Loans, or (ii) have more than nine Eurodollar Rate Loans owing to any Lender outstanding at any one time. Each Interest Period shall be one, two, three, or six months, at the Borrower's election pursuant to Section 2.05(c); provided, however, that:
                                                 --------  -------

              (i) the first day of an Interest Period for any Eurodollar Rate Loan shall be either the last day of any then current Interest Period for such Loan or, if there shall be no then current Interest Period for such Loan, any Business Day;

              (ii) the Borrower may not select any Interest Period that ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate principal amount of Base Rate Loans and of Eurodollar Rate Loans having Interest Periods that end on or prior to such principal repayment installment date shall be at least equal to the aggregate principal amount of Loans due and payable on or prior to such date;

              (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such
     --------  -------
     Interest Period to occur in the next following month, the last day of such Interest Period shall occur on the next preceding Business Day;

              (iv) whenever the first day of any Interest Period occurs on a day of the month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

              (v) for any Interest Period of six months, the Borrower shall pay interest on the three-month anniversary and at maturity.

          (C) INTEREST ON EURODOLLAR RATE LOANS. The Borrower may from time to
              ---------------------------------
time, on the condition that no Default or Event of Default has occurred and is continuing, and subject to the provisions of Sections 2.05(b) and 2.05(e), elect to pay interest on all or any portion of any Loans of the same Type during any Interest Period therefor at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period for such Loans plus the

Applicable Eurodollar Rate Margin in effect from time to time, in a Notice of Borrowing or Notice of Conversion/Continuation, specifying the Type and amount of the Loans as to which such election is made (which amount shall aggregate at least $1,000,000 or any integral multiple of $100,000 in excess thereof) and the first day and duration of such Interest Period, which notice shall be received by the Administrative Agent before 11:00 a.m. (New York City time) three Business Days prior to the first day of such Interest Period. If the Borrower has made such election for Eurodollar Rate Loans for any Interest Period, the Borrower shall pay interest on the unpaid principal amount of such Eurodollar Rate Loans during such Interest Period, payable in arrears on the last Business Day of such Interest Period and, in the case of any Interest Period which is longer than three months, on each three month anniversary of the first day of such Interest Period, in each case at a rate equal, subject to Section 2.05(d), to the sum of the Eurodollar Rate for such Interest Period for such Eurodollar Rate Loans plus the Applicable Eurodollar Rate Margin for such Type of Loan in effect from time to time during such Interest Period. On the last day of each Interest Period for any Eurodollar Rate Loan, the unpaid principal balance thereof shall, subject to Section 2.05(e), automatically become and bear interest as a Eurodollar Rate Loan with an Interest Period of one month, except to the extent that the Borrower has elected in a Notice of Conversion/Continuation to pay interest on all or any portion of such amount for a new Interest Period commencing on such day in accordance with this Section 2.05(c) or to convert such amount to a Base Rate Loan. Each notice by the Borrower under this Section 2.05(c) shall be irrevocable upon receipt by the Administrative Agent, and the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified by such Notice of Borrowing or Notice of Conversion/Continuation the applicable conditions set forth in this Section 2.05(c) or Article IV, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any such Eurodollar Rate Loan when such Eurodollar Rate Loan, as a result of such failure, is not made or does not become effective.

          (D) DEFAULT INTEREST. Upon the occurrence and during the continuance
              ----------------
of an Event of Default, the Borrower shall, at the dates set forth herein for the payment of interest and upon demand, (i) pay interest on each then outstanding Base Rate Loan at a rate per annum equal at all times to the rate otherwise applicable to such Base Rate Loans plus 2.00% per annum, (ii) pay interest on each then outstanding Eurodollar Rate Loan at a rate per annum equal at all times to the rate otherwise applicable to such Eurodollar Rate Loan plus 2.00% per annum, and (iii) pay interest on all other amounts owing hereunder not paid when due at a rate per annum (the "DEFAULT RATE") equal at all times to the
                                        ------------
rate otherwise applicable to Term B Loans that are Base Rate Loans plus 2.00%
                                                                   ----
per annum.

          (E) SUSPENSION OF EURODOLLAR RATE LOANS.
              -----------------------------------

              (I)   ILLEGALITY. Notwithstanding any other provision of this
                    ----------
     Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to continue to fund or maintain

     Eurodollar Rate Loans hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent,
     (i) each Eurodollar Rate Loan under each Facility under which such Lender has any outstanding Loans will automatically, upon such demand, Convert into a Base Rate Loan and (ii) the obligation of the Appropriate Lenders to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

              (II)  OTHER CIRCUMSTANCES. If, with respect to any Eurodollar Rate
                    -------------------
     Loans of any Type, (A) the Administrative Agent shall determine in good faith (which determination shall be conclusive) that the Eurodollar Rate cannot be determined in accordance with the definition thereof, or (B) Lenders owed or to be owed at least 51% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Loans will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan and (ii) the obligation of the Appropriate Lenders to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

              (III) SUSPENSION ON EVENT OF DEFAULT. Without limiting any other
                    ------------------------------
     provision hereof, upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan and (ii) the obligation of the Lenders to make, or to Convert Loans into, Eurodollar Rate Loans shall be suspended.

              (IV)  LENDERS' OBLIGATION TO NOTIFY ADMINISTRATIVE AGENT. If any
                    --------------------------------------------------
     Lender shall give notice to the Administrative Agent under Section 2.05(e)(i) or (ii) and such Lender shall thereafter determine that the circumstances causing such notice no longer exist, such Lender shall promptly give written notice thereof to the Administrative Agent, and the Administrative Agent shall thereafter give notice thereof to the Borrower and the other Lenders.

          SECTION 2.06. FEES.
                        ----

          (A) COMMITMENT FEES. The Borrower agrees to pay to the Administrative
              ---------------
Agent a commitment fee on the average daily Unused Revolving Commitment of each Revolving Lender, for the account of such Lender, from the Closing Date in the case of each Revolving Lender that is an Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Revolving Lender in the case of each other Revolving Lender, in each case until the Revolving Commitment Termination Date, at a rate per annum equal to 0.50%, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing March 31, 1999, and on the Revolving Commitment Termination Date.

          (B) LETTER OF CREDIT FEES. The Borrower agrees to pay the Letter of
              ---------------------
Credit fees set forth in Section 3.05.

          (C) OTHER FEES. The Borrower agrees to pay to the Lead Arranger and
              ----------
the Administrative Agent, for their own respective accounts (i) the fees in the amounts and at the times set forth in the confidential letter dated January 4, 1999 from the Syndication Agent, the Lead Arranger and the Administrative Agent to the Borrower and Panolam Canada, and agreed to and accepted by the Borrower and Panolam Canada, and (ii) such other fees as may from time to time be agreed between the Borrower and the Administrative Agent, the Syndication Agent or the Lead Arranger.

          (D) ABSOLUTE OBLIGATION. The Borrower's obligation hereunder to pay
              -------------------
the fees referred to in this Section 2.06 shall be absolute and unconditional and shall survive the making and repayment of Loans, the termination of all Letter of Credit Obligations and the termination of this Agreement. All fees which are due or become due pursuant to this Section 2.06 are nonrefundable.

          SECTION 2.07. INCREASED COSTS, ETC.
                        --------------------

          (A) INCREASED COSTS. If, due to either (i) the introduction of or any
              ---------------
change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority, including without limitation, the National Association of Insurance Commissioners (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Loans or of agreeing to Issue or of Issuing or maintaining Letters of Credit (or of agreeing to purchase or purchasing participations therein) or of agreeing to pay or of paying any Letter of Credit Drawings (or of agreeing to purchase or purchasing participations therein), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party on an after-tax basis for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (B)  CAPITAL REQUIREMENTS. If, due to either (i) the
                       --------------------
introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority, including without limitation, the National Association of Insurance Commissioners (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to Issue or purchase participations in Letters of Credit hereunder and other commitments of such type or the Issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party on an after-tax basis in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to Issue or participate in Letters of Credit hereunder or to the Issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  (C)  REPLACEMENT OF LENDER IN RESPECT OF INCREASED COSTS.
                       ---------------------------------------------------
Within 15 days after receipt by the Borrower of written notice and demand from any Lender Party for payment of additional amounts or increased costs as provided in Section 2.07(a), Section 2.07(b) or Section 2.09(a), or of written notice from any Lender under Section 2.05(e)(i) (in each case, an "AFFECTED
                                                                   --------
LENDER"), Borrower may, at its option, notify the Administrative Agent and such
------
Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, and so long as such demand for such payment of additional amounts or increased costs has not been withdrawn, the Borrower, with the consent of the Administrative Agent, may obtain, at the Borrower's expense, a replacement Lender ("REPLACEMENT LENDER")
                                                          ------------------
for the Affected Lender, which Replacement Lender must be reasonably satisfactory to the Administrative Agent. If the Borrower obtains a Replacement Lender within 120 days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and fees with respect thereto through the date of such sale, provided that the Borrower shall have reimbursed such Affected
              --------
Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment and provided further that if such Affected Lender is an Issuing Bank, cash
----------------
collateral or other arrangements satisfactory to such Affected Lender shall have been provided with respect to each outstanding Letter of Credit issued by such Issuing Bank.

                  SECTION 2.08.  PAYMENTS AND COMPUTATIONS.
                                 -------------------------

                  (A)  PAYMENTS BY BORROWER. The Borrower shall make each
                       --------------------
payment hereunder and under any other Loan Document to which it is a party, irrespective of and without condition or deduction for any counterclaim, defense, recoupment or setoff, in lawful money of the United States and in same day funds delivered to the Administrative Agent not later than 2:00 p.m. (New York City time) on the day when due by deposit of such funds to the Administrative Agent's Account. Any payment so delivered to the Administrative Agent after 2:00 p.m. (New York City time) on any Business Day, or on any day which is not a Business Day, shall be deemed received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent will promptly after receipt of each payment cause to be distributed like funds relating to the payment of principal, interest, commitment fees or letter of credit fees ratably to each Appropriate Lender for the account of its Applicable Lending Office, and like funds relating to the payment of any other amount payable to any Lender or any Issuing Bank (including payments with respect to Letters of Credit and payments for the account of any Lender under
Section 2.07, Section 2.09 or Section 9.04(c)) to such Lender for the account of its Applicable Lending Office or to such Issuing Bank, in each case to be applied in accordance with, and subject to, the terms of this Agreement, including Section 2.08(e) below. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under any other Loan Document in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (B) COMPUTATIONS. All calculations, comparisons, measurements
                      ------------
and determinations under this Agreement shall be made in US Dollars and all computations of interest, fees and commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable; provided that if any Loan is repaid on the same day on which it is
         --------
made, one day's interest shall be paid on such Loan. Each determination by the Administrative Agent of an interest rate, fee, commission or discount rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (C) PAYMENTS ASSUMED. Unless the Administrative Agent shall
                      ----------------
have received notice from the Borrower prior to the date on which any payment is due to the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, but shall not be required to, cause to be distributed to each Lender or such Issuing Bank on such due date an amount equal to the amount then due to such Lender or such Issuing Bank. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender and Issuing Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender or Issuing Bank together with interest thereon, for each day from the date such amount is distributed to such Lender or Issuing Bank until the date such Lender or Issuing Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (D) APPLICATION OF PAYMENTS SPECIFIED BY THE BORROWER. Except
                      -------------------------------------------------
as otherwise specified herein, so long as no Event of Default has occurred and is continuing, all payments shall be applied as instructed by the Borrower (except that, unless the Administrative Agent otherwise consents, outstanding Swing Line Loans shall be prepaid before prepayment of any Revolving Loans) if such instructions are received by the Administrative Agent prior to or contemporaneously with receipt of funds therefor.

                  (E) APPLICATION OF PAYMENTS NOT OTHERWISE SPECIFIED. If the
                      -----------------------------------------------
Administrative Agent receives funds for application to the Loans or any Letter of Credit Obligations or other Obligations of the Borrower under the Loan Documents under circumstances for which the Loan Documents do not specify the Loans or the Facility or the Obligations to which, or the manner in which, such funds are to be applied, the Administrative Agent shall apply such funds in such manner as it shall determine or as otherwise directed by the Required Lenders.

                  (F) PAYMENTS ON BUSINESS DAYS. Whenever any payment hereunder
                      -------------------------
or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and commitment and other fees; provided, however, if such
                                                   --------  -------
extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next following month, such payment shall be made on the next preceding Business Day.

                  (G) CERTAIN TERMS. The terms "pay", "paid" or "payment" under
                      -------------
this Agreement shall include prepay, prepaid or prepayment, respectively, under this Agreement, and the term "due" under this Agreement shall include due by reason of a mandatory prepayment (including upon an actual or deemed entry of an order for relief with respect to any Credit Party under the United States Bankruptcy Code or upon acceleration).

                  SECTION 2.09.     TAXES.
                                    -----

                  (A) WITHHOLDING TAXES. Except as otherwise provided in this
                      -----------------
Section 2.09, any and all payments by the Borrower hereunder or under the Notes (if any) to any Lender Party or the Administrative Agent, shall be made, in accordance with Section 2.08, free and clear of and without deduction for any Taxes. Except as otherwise provided in this Section 2.09, if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.09) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (B) OTHER TAXES. In addition, the Borrower shall pay any
                      -----------
present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").
                                                 -----------

                  (C) INDEMNIFICATION. Except as otherwise provided in this
                      ---------------
Section 2.09, the Borrower shall indemnify each Lender Party and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.09, paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

                  (D) EVIDENCE OF PAYMENT. Within 30 days after the date of any
                      -------------------
payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes (if any), by the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States Person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES"
                                                               -------------
and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of
     --------------------
the Internal Revenue Code.

                  (E) FOREIGN LENDERS AND ISSUING BANKS. Each Lender, assignee
                      ---------------------------------
of a Lender, participant under a participation and SPV organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and on the date the party acquires any interest in the Loans or Notes of a Lender in the case of any other party referred to above, and from time to time thereafter upon the reasonable request in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender or other party remains lawfully able to do so), provide the Administrative Agent and the Borrower with (a) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, Internal Revenue Service form 1001 (or W-8BEN) or 4224 (or W-8ECI), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender or other party is exempt from United States withholding tax on payments under this Agreement or the Notes (if any) or, (b) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such non-U.S. Lender delivers a Form W-8, a certificate representing that such non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents. If any form or document referred to in this Section 2.09(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 (or W-8BEN) or 4224 (or W-8ECI) or other such certificate or form that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (F) FAILURE TO PROVIDE FORMS. For any period with respect to
                      ------------------------
which a Lender or the Administrative Agent or other pertinent party has failed to provide the Borrower with the appropriate form described in Section 2.09(e) establishing an exemption from withholding tax (other than if such failure is
                                                ----- ----
due to a change in law occurring after the date on which a form originally was required to be provided), such Lender or the Administrative Agent shall not be entitled to any payments or amounts from the Borrower under Section 2.09(a) or indemnification under Section 2.09(c) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes
               --------  -------
because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender or the Administrative Agent shall reasonably request to assist such Lender or the Administrative Agent to recover such Taxes. Further, no party shall be entitled to any payments or amounts under Section 2.09(a) or indemnification under Section 2.09(c) except as a result of a change in law occurring after such party acquired any interest in the Loans or the Notes. The foregoing sentence shall not apply to the extent of any payments, amounts or indemnification that the assignor to such party was entitled at the time of assignment or other transfer.

                  (G) SURVIVAL. Without prejudice to the survival of any other
                      --------
agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.09 shall survive the payment in full of principal and interest hereunder and under the Notes (if any).

                  (H) CHANGE OF LENDING OFFICE. If the Borrower is required to
                      ------------------------
pay any additional amount to a Lender, the Administrative Agent or any taxing authority for the account of any Lender or the Administrative Agent pursuant to this Section 2.09, the Borrower shall have the right, upon notice to such Lender or the Administration Agent, as applicable, to require such Lender or the Administrative Agent, as applicable, to use reasonable efforts to designate a different lending office for funding or booking its loan (or any loan participation) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the sole judgment of such Lender or the Administrative Agent, as applicable, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 2.09, as the case may be, in the future and (B) would not cause such Lender or the Administrative Agent, as applicable, to suffer any economic, legal or regulatory disadvantage. With respect to the foregoing, the Borrower hereby agrees to pay on demand all reasonable costs and expenses incurred by any Lender or the Administrative Agent, as applicable, in connection with any such designation or assignment.

                  SECTION 2.10.    SHARING OF PAYMENTS, ETC.
                                   ------------------------

                  If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes (if any) at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes (if any) at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes (if any) at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes (if any) at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes (if any) at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes (if any) at such time obtained by all the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such
                           --------  -------
excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such other Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section
2.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.11.    USE OF PROCEEDS.
                                   ---------------

                  (A) TERM LOANS. The proceeds of the Term Loans shall be
                      ----------
applied by the Borrower to fund the Pioneer Acquisition Consideration payable at the closing thereof, to refinance all existing indebtedness (except the Domtar Note and Capital Leases) of Holdings and its Subsidiaries (including Pioneer), including the repayment in full of all amounts outstanding under the Existing Credit Agreement, and to pay related fees and expenses of the Transactions.

                  (B) REVOLVING LOANS; SWING LINE LOANS. The proceeds of
                      ---------------------------------
Revolving Loans and of Swing Line Loans shall be available to the Borrower (and the Borrower agrees that it shall use such proceeds) to provide working capital for the Borrower and its Subsidiaries, to fund

Permitted Acquisitions by the Borrower and its Subsidiaries, to fund the payment of earn-out amounts pursuant to Section 2(e)(v) of the Pioneer Acquisition Agreement and, subject to the provisions of this Agreement and the other Loan Documents, for other general corporate purposes of the Borrower and its Subsidiaries.

                  SECTION 2.12.    EVIDENCE OF DEBT.
                                   ----------------

                  (A) MAINTENANCE OF ACCOUNTS BY LENDERS. Each Lender shall
                      ----------------------------------
maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (B) MAINTENANCE OF ACCOUNTS BY ADMINISTRATIVE AGENT. The
                      -----------------------------------------------
Register maintained by the Administrative Agent pursuant to Section 9.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type and Interest Type of the Loans comprising such Borrowing and any Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from or on behalf of the Borrower hereunder and each Lender's share thereof. The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

                  (C) EXECUTION OF PROMISSORY NOTES BY BORROWER. The Borrower
                      -----------------------------------------
hereby agrees that if, in the opinion of any Lender, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the indebtedness of the Borrower resulting from the Term Loans, Revolving Loans or Swing Line Loans made, or to be made, by such Lender, then upon request of such Lender, the Borrower shall promptly execute and deliver to such Lender, for each of the Loans made or to be made by such Lender, a promissory note substantially in the forms of Exhibit VII-A for Revolving Loans, Exhibit VII-B for Term A
                -------------                      -------------
Loans, Exhibit VII-C for Term B Loans and Exhibit VII-D for Swing Line Loans,
       -------------                      -------------
each payable to the order of such Lender in an amount equal to the Term Loans, Revolving Commitment or Swing Line Commitment (as the case may be) of such Lender.

                                 ARTICLE III.
                    AMOUNTS AND TERMS OF LETTERS OF CREDIT

                  SECTION 3.01. THE LETTER OF CREDIT SUBFACILITY. The Borrower
                                --------------------------------
may request any Lender, on the terms and conditions herein set forth, to Issue, and any such Lender may, if in its sole discretion it elects to do so, and the Letter of Credit Bank shall, if no other Lender elects to do so, Issue Letters of Credit for the account of the Borrower (the "LETTER OF CREDIT SUBFACILITY")
                                                ----------------------------
from time to time on any Business Day during the period after the Closing Date until 30 days prior to the Revolving Commitment Termination Date; provided that
                                                                  --------
(i) the aggregate amount for all Letters of Credit outstanding shall not exceed at any time the lesser of (a) $4,000,000 (the "LETTER OF CREDIT SUBLIMIT") and
                                               -------------------------
(b) the Net Borrowing Availability and

(ii) the amount of each such Letter of Credit to be Issued shall not exceed the Unused Revolving Commitments of the Lenders on the Business Day of its Issuance. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of (i) the Revolving Commitment Termination Date and (ii) one year from the date of Issuance thereof. Within the limits of the Letter of Credit Subfacility, and subject to the limits referred to above, the Borrower may request the Issuance of one or more Letters of Credit under this Section 3.01, repay amounts due resulting from Letter of Credit Drawings thereunder pursuant to Section 3.03, and request the Issuance of one or more additional Letters of Credit under this
Section 3.01.

                  SECTION 3.02.    ISSUANCE OF LETTERS OF CREDIT.
                                   -----------------------------

                  (A) NOTICE OF ISSUANCE. Each Letter of Credit shall be Issued
                      ------------------
pursuant to a Notice of Issuance, which must be received by the Administrative Agent and the Issuing Bank not later than 2:00 p.m. (New York City time) on the third Business Day prior to the date of the proposed Issuance of such Letter of Credit (or such shorter period as may be acceptable to the applicable Issuing
Bank). Each such Notice of Issuance shall specify whether such Letter of Credit is to be a Standby Letter of Credit or a Trade Letter of Credit and shall further specify therein the requested (i) date of such Issuance (which shall be a Business Day), (ii) amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit, and (v) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letter of credit of the Issuing Bank (a "LETTER OF CREDIT AGREEMENT") as the Issuing Bank may specify to the
         --------------------------
Borrower for use in connection with such requested Letter of Credit.

                  (B) CONDITIONS TO ISSUANCE. If (i) the requested form of such
                      ----------------------
Letter of Credit is acceptable to the Administrative Agent and the Issuing Bank in the reasonable discretion of each, (ii) in the case of any Issuing Bank other than the Letter of Credit Bank, such Issuing Bank elects in its sole discretion to Issue the requested Letter of Credit, and (iii) such Issuing Bank has not received notice from the Administrative Agent or any Revolving Lender that the Issuance of such Letter of Credit is not authorized because such Issuance would not comply with the requirements of Section 3.01 or one or more of the conditions set forth in Section 4.02 has not been satisfied, then such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Section
4.02 (which fulfillment such Issuing Bank may assume in the absence of actual knowledge, or notice received from the Borrower, the Administrative Agent or any Revolving Lender, to the contrary) and subject to the provisions of this Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed upon with the Borrower in connection with such Issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (C) REPORTS BY ISSUING BANKS. Each Issuing Bank shall furnish
                      ------------------------
to the Administrative Agent (who shall furnish a copy to each Revolving Lender)
(i) on the fifth Business Day of each month a written report summarizing Issuance and expiration dates of Letters of Credit Issued by such Issuing Bank during the preceding month and all Letter of Credit

Drawings during such month under all Letters of Credit Issued by such Issuing Bank, and (ii) two Business Days prior to the last Business Day of each March, June, September and December, a written report setting forth the average daily Letter of Credit Usage during the preceding calendar quarter of all Letters of Credit Issued by such Issuing Bank.

                  SECTION 3.03.    DRAWING AND REIMBURSEMENT.
                                   -------------------------

                  The Borrower agrees to reimburse the Issuing Bank under each Letter of Credit, within one Business Day after it has notice of any Letter of Credit Drawing paid by such Issuing Bank thereunder, for the principal amount of such Letter of Credit Drawing, and shall pay to such Issuing Bank, on demand, interest on the unreimbursed amount of such Letter of Credit Drawing at a rate per annum equal to (a) from the date of such Letter of Credit Drawing to the first Business Day after notice thereof has been given to the Borrower, the rate applicable to Term B Loans that are Base Rate Loans in effect from time to time, and (b) from and after such first Business Day, the Default Rate. If the Borrower shall fail to so reimburse the Issuing Bank within one Business Day after the Borrower receives notice that any such Letter of Credit Drawing has been paid, then upon demand by the Issuing Bank, and whether or not a Default has occurred and is continuing or any conditions set forth in Section 4.02 are satisfied, each Revolving Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell to each Revolving Lender, a participation in (equal to such Lender's Revolving Pro Rata Share of) such unreimbursed Letter of Credit Drawing as of the date of such purchase, by making available for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the unreimbursed amount of such Letter of Credit Drawing to be funded by such Lender. Each Revolving Lender agrees to purchase a participation in the amount of its Revolving Pro Rata Share of an unreimbursed Letter of Credit Drawing on (A) the Business Day on which demand therefor is made by the Issuing Bank that paid such Letter of Credit Drawing, provided that notice of such demand is given not later than 2:00 p.m. (New York
--------
City time) on such Business Day, or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such sale by an Issuing Bank to any Lender of a participation in an unreimbursed Letter of Credit Drawing, such Issuing Bank represents and warrants to such Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Drawing, the Loan Documents or any Loan Party.

                  SECTION 3.04.    OBLIGATIONS ABSOLUTE.
                                   --------------------

                  The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreements and instruments under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof):

                  (a) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being collectively referred to herein as the "LETTER OF
                                                                       ---------
         CREDIT DOCUMENTS");
         ----------------

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any Letter of Credit Document or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents;

                  (c) the existence of any claim, set-off, defense or other right that the Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the Letter of Credit Documents or any unrelated transaction;

                  (d) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (e) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (f) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the Letter of Credit Documents; or

                  (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                  SECTION 3.05.    LETTER OF CREDIT FEES.
                                   ---------------------

                  (a)      The Borrower shall pay to the Administrative Agent:

                           (i) for the account of the Issuing Bank that Issues a Letter of Credit, an issuance fee in an amount equal to 0.25% per annum on the stated amount of such Letter of Credit, payable quarterly in arrears after the Issuance thereof on the last Business Day of each March, June, September and December, and on the Revolving Commitment Termination Date; and

                           (ii) for the account of each Revolving Lender according to its Revolving Pro Rata Share, a letter of credit fee with respect to all Letters of Credit in an amount equal to the Applicable Eurodollar Rate Margin then in effect for Revolving Loans and calculated on the average daily Letter of Credit Usage, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing March 31, 1999, and on the Revolving Commitment Termination Date.

For purposes of computing any fees under this Section 3.05(a), the determination of the maximum amount available to be drawn under a Letter of Credit at any time shall assume strict compliance with all conditions for drawing. Any fees paid pursuant to this Section 3.05(a) are nonrefundable.

                  (b) The Borrower shall pay to each Issuing Bank, for its own account and on demand, such other commissions, issuance fees, transfer fees and other fees, charges and expenses in connection with the Issuance, amendment, transfer, cancellation or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree; provided that in no event shall any Issuing Bank require, after giving
         --------
         effect to the amounts payable to it pursuant to Section 3.05(a) (in the case of the Issuance of any Letter of Credit), more than the standard fees, charges and expenses which it normally charges in connection with such matters.

                  SECTION 3.06. USE OF LETTERS OF CREDIT. Any Letters of Credit
                                ------------------------
Issued hereunder shall be used solely (a) to support Obligations of the Borrower and its Subsidiaries not prohibited hereunder, and (b) for the purposes described in the definition of "Trade Letter of Credit".

                                  ARTICLE IV.
                             CONDITIONS OF LENDING

                  SECTION 4.01.  CONDITIONS PRECEDENT TO INITIAL BORROWINGS. The
                                 ------------------------------------------
obligation of each Lender to make a Loan on the occasion of the initial Borrowings on the Closing Date is subject to the following conditions precedent:

                  (a) the Lead Arranger, the Syndication Agent and the Administrative Agent shall be satisfied with the final structure of the Transactions and the terms and provisions of all Loan Documents and Related Documents;

                  (b) the Subordinated Debt Documents (including, but not limited to, all covenants, defaults, subordination and redemption provisions) and the use of proceeds of the Subordinated Notes shall all be on terms and conditions, and all such documentation shall be in form and substance, satisfactory to the Lead Arranger, the Syndication Agent and the Administrative Agent;

                  (c) the Pioneer Acquisition Agreement shall be in full force and effect and shall not have been terminated;

                  (d) the Pioneer Acquisition shall have been consummated (i) strictly in accordance with the terms of the Pioneer Acquisition Agreement, without any waiver or amendment not consented to by the Lenders of any term, provision or condition set forth therein,

(ii) in compliance with all applicable laws and (iii) for aggregate proceeds not exceeding $160,000,000 at closing (excluding fees, expenses and other costs relating to the Transactions totaling approximately $12,500,000) and not requiring any additional payments other than payments not exceeding $15,000,000 in the aggregate pursuant to Section 2(e)(v) of the Pioneer Acquisition Agreement;

                  (e) the Borrower shall have received gross proceeds of at least $135,000,000 from the sale of the Subordinated Notes and $5,000,000 in the form of a capital contribution from the sale of common stock of Holdings to Genstar Capital and management;

                  (f) the Administrative Agent shall have received fully executed originals of pay-off letters reasonably satisfactory to the Administrative Agent confirming that all Obligations pursuant to the Existing Credit Documentation will be repaid in full from the proceeds of the term loans made under the Canadian Credit Agreement and the Term Loans and all Liens upon any property of any Loan Party or any of their respective Subsidiaries in favor of the Existing Lenders shall be terminated by the Existing Lenders immediately upon such payment;

                  (g) the Lenders shall be satisfied that all Existing Debt, other than the Domtar Note and the Capital Leases set forth on Schedule 5.01(q)(ii) (the "SURVIVING DEBT"), has been prepaid, redeemed or defeased in
                  --------------
full or otherwise satisfied and extinguished, that all commitments under any Existing Debt have been terminated, and that all Liens (other than Permitted Liens and those created pursuant to the Loan Documents and the Canadian Loan Documents) have been released;

                  (h) there shall have occurred since December 31, 1997 no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect;

                  (i) there shall exist no material action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their respective Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Pioneer Acquisition, this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby and thereby;

                  (j) the Borrower and Panolam Canada shall have paid all accrued fees and expenses of the Lead Arranger, the Agents and the Lenders required to be paid on or before the Closing Date (including the accrued fees and expenses of counsel to the Syndication Agent and the Administrative Agent and local counsel to the Syndication Agent and the Administrative Agent);

                  (k) the Administrative Agent shall have received on or before the Closing Date the following, each dated such date (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and the Required Lenders (unless otherwise specified) and (except for the Notes, if any) in sufficient copies for each Lender:

                           (i) the Notes to the order of each Lender, as appropriate;

                           (ii) certified copies of the Certificate or Articles of Incorporation of each Loan Party, together with a good standing certificate from the Secretary of State (or other appropriate authority) of its jurisdiction of incorporation and each other state in which such Loan Party is qualified as a foreign corporation to do business (as set forth on Schedule 4.01(k)(ii)) and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                           (iii) bringdown good standing certificates (or the Canadian equivalent thereof with respect to the Canadian Borrower) for each Loan Party from the Secretary of State (or other appropriate authority) of each Loan Party's jurisdiction of incorporation certifying that such Loan Party is duly incorporated and in good standing under the laws of its respective jurisdiction of incorporation on or about the Closing Date;

                           (iv) copies of the Bylaws of each Loan Party, certified as of the Closing Date by such Loan Party's corporate secretary or an assistant secretary;

                           (v) copies of the resolutions of the Board of Directors of each Loan Party, in each case (as appropriate) approving the Pioneer Acquisition, the Transactions, this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and authorizing the execution, delivery and performance of each Loan Document and Related Document to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Loan Party as being in full force and effect without modification or amendment;

                           (vi) copies of all documents evidencing other necessary corporate action (if any) in connection with the Pioneer Acquisition, the Transactions, this Agreement, the Notes, each other Loan Document and each Related Document;

                           (vii) copies of all governmental and third party approvals (if any) necessary or advisable and set forth on Schedule 4.01(k)(vii) in connection with the Pioneer Acquisition, the Transactions, this Agreement, the Notes, each other Loan Document, each Related Document and the continuing operations of each of the Loan Parties, which approvals shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on any of the Transactions;

                           (viii) signature and incumbency certificates of the officers of each Loan Party executing any Loan Document;

                           (ix) (A) executed originals of each of the Loan Documents, (B) certified copies of each of the Related Documents, duly executed by the parties thereto and in each case in form and substance satisfactory to the Administrative Agent and its counsel, together with all agreements, instruments and other documents delivered in connection therewith, and
         (C) execution and delivery of such other credit, security, guarantee and other related documentation in connection with the Transactions as the Administrative Agent or the Required Lenders may reasonably request;

                           (x) copies of (A) the Agreement Respecting Intellectual Property among Panolam US, Panolam Canada, the Canadian Administrative Agent and the Administrative Agent, (B) the Patent License Agreement between Panolam US, as licensor, and Panolam Canada, as licensee, dated as of June 7, 1996, (C) the Trade Mark License Agreement between Panolam US, as licensor, and Panolam Canada, as licensee, dated as of June 7, 1996, and (D) the Trade Mark License Agreement between Panolam US, as licensor, and Panolam Canada, as licensee, dated April 14, 1997, each certified by the Secretary or Assistant Secretary of the Borrower as of the Closing Date to be true and complete, together with a certificate from such Secretary or Assistant Secretary as of the Closing Date that there are no other material agreements respecting intellectual property entered into between any Loan Parties (other than in respect of readily available commercial software);

                           (xi) a copy of the duly executed Stock Option Agreement dated as of June 7, 1996 between Group, Genstar Capital Partners II, L.P. and the other Parent Stockholders (as defined in such agreement), and all amendments to the Stock Option Agreement, certified by the Secretary or Assistant Secretary of the Borrower as of the Closing Date to be true and complete;

                           (xii) a copy of each of the duly executed Genstar Agreements, each certified by the Secretary or Assistant Secretary of the Borrower as of the Closing Date to be true and complete and each in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders;

                           (xiii) a certificate of the Borrower and each other Loan Party, signed on behalf of the Borrower and such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated as of the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to (A) the absence of any amendments to the charter of the Borrower or such other Loan Party since the date of the Secretary of State's certificate referred to in Section 4.01(k)(ii), (B) a true and correct copy of the bylaws of the Borrower and such other Loan Party as in effect on the date of the initial Borrowing, (C) the due incorporation and good standing of the Borrower and such other Loan Party as corporations organized under the laws of their respective jurisdictions of incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the initial Borrowing and (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default;

                           (xiv) a security agreement in substantially the form of Exhibit IX (as amended from time to time in accordance with its
            ----------
         terms, the "SECURITY AGREEMENT"), duly executed by the Borrower and
                     ------------------
         each other Credit Party, together with:

                                 (A)  certificates representing the Pledged
                  Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein endorsed in blank; and

                                 (B)  executed copies of proper financing
                  statements, in appropriate form for filing under the Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement, covering the Collateral described in the Security Agreement;

                           (xv) mortgages, assignment of leases and rents, deeds of trust, trust deeds, leasehold mortgages and leasehold deeds of trust in substantially the form of Exhibit XI and covering the
                                            ----------
         properties listed on Schedule 4.01(k)(xv) (as amended from time to time in accordance with their terms, the "MORTGAGES"), duly executed by the
                                              ---------
         appropriate Credit Party, together with:

                                 (A)  evidence that counterparts of the
                  Mortgages have been duly recorded (or executed and delivered in appropriate form for filing and recording) in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein (subject to Permitted Liens and exceptions set forth in the applicable Mortgage Policies) in favor of the Administrative Agent and the Lender Parties for the benefit of the Agents and the Lender Parties and that all filing and recording taxes and fees have been paid or provided for;

                                 (B) fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "MORTGAGE POLICIES") or commitments therefor in form and
                   -----------------
                  substance, with endorsements and in amount reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, subject only to Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable; and

                                 (C)  such consents and agreements of lessors
                  and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or desirable;

                           (xvi)    a guaranty in substantially the form of
         Exhibit X (as amended from time to time in accordance with its terms,
         ---------
         the "GUARANTY"), duly executed by each of the Guarantors;
              --------

                           (xvii) pro forma Consolidated opening balance sheets of each of the Borrower and Panolam Canada as of the Closing Date, giving effect to the Transactions and reflecting the proposed legal and capital structure of Holdings and its Subsidiaries, which legal and capital structure shall be satisfactory in all respects to the Lead Arranger, the Syndication Agent and the Administrative Agent;

                           (xviii) (A) the audited financial statements of Holdings and its Subsidiaries on a Consolidated basis and of Pioneer dated December 28, 1995, December 27, 1996, and December 26, 1997, (B) the unaudited financial statements of Holdings and its Subsidiaries on a Consolidated basis and of Pioneer for each quarterly period completed subsequent to December 31, 1997, and (C) the available unaudited financial statements of Holdings and its Subsidiaries on a Consolidated basis and of Pioneer for each monthly period subsequent to the most recently ended quarterly period;

                           (xix) the Projections in form and substance satisfactory to the Syndication Agent and the Administrative Agent in all respects;

                           (xx) a certificate of the Chief Financial Officer of the Borrower, in form and substance satisfactory to the Administrative Agent and the Lenders, attesting to the Solvency of each Loan Party after giving effect to the Pioneer Acquisition and the Transactions;

                           (xxi)    certified copies of the environmental
reports listed on Schedule 4.01(k)(xxi);

                           (xxii)   evidence of insurance naming the
         Administrative Agent as insured and loss payee in form and substance reasonably satisfactory to the Administrative Agent, with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks (including but not limited to general and other liability and business interruption), as is satisfactory to the Administrative Agent and the Syndication Agent;

                           (xxiii) certified copies of each employment agreement and other compensation arrangement with each executive officer of any Loan Party;

                           (xxiv)   certified copies of all Material Contracts
of each Loan Party;

                           (xxv) a favorable opinion of Brobeck, Phleger & Harrison LLP, counsel for the Borrower, in substantially the form of
         Exhibit XII hereto and as to such other matters as the Agents or any
         -----------
         Lender through the Administrative Agent may reasonably request, and favorable opinions of counsel to the Borrower under the laws of each jurisdiction in which any material portion of the Collateral is located with respect to the creation and perfection of the security interests in favor of the Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction as the Agents or any Lender through the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Syndication Agent and the Administrative Agent dated as of the Closing Date and setting forth substantially the matters in the form of opinion annexed hereto as
         Exhibit XII;
         -----------

                           (xxvi) copies of (i) such opinions of counsel delivered to the parties under the Canadian Credit Agreement, (ii) the opinions of counsel, if any, delivered to the parties under the Pioneer Acquisition Agreement and (iii) each opinion of counsel to the Borrower delivered in connection with the Subordinated Debt Documents, together with a letter from each counsel (other than counsel to Pioneer in connection with the Pioneer Acquisition Agreement) delivering such an opinion authorizing the Lenders to rely upon such opinion to the same extent as though it were addressed to the Lenders;

                           (xxvii) such other policies of title insurance, closing certificates, resolutions, solvency certificates and opinions of counsel, in each case satisfactory in form and substance to the Lead Arranger, the Syndication Agent and the Administrative Agent, as they may reasonably deem necessary in connection with the Transactions;

                           (xxviii) an Intercreditor and Subordination Agreement in substantially the form of Exhibit XVI (as amended from time to time
                                      -----------
         in accordance with its terms, the "INTERCREDITOR AGREEMENT"), duly
                                            -----------------------
         executed by the Administrative Agent, the Canadian Administrative Agent and the Loan Parties; and

                   (l) The Administrative Agent shall have received the initial Notice of Borrowing in accordance with Section 2.02(a) and a pro forma Borrowing Base Certificate as of January 31, 1999 and such other Receivables and Inventory reports as the Administrative Agent may reasonably request.

                   (m) Panolam Canada shall have received (or shall substantially concurrently receive) the proceeds of initial Loans under the Canadian Credit Agreement of $50,000,000, or the Administrative Agent shall otherwise be satisfied that the closing under the Canadian Credit Agreement will happen concurrently with closing under this Agreement.

                  SECTION 4.02.   CONDITIONS PRECEDENT TO EACH BORROWING AND
                                  ------------------------------------------
ISSUANCE.
--------

                  The obligation of each Appropriate Lender to make a Loan (other than payment against a Letter of Credit Drawing and other than a Revolving Loan made by a Revolving Lender pursuant to Section 2.02(f)) on the occasion of each Borrowing (including the initial Borrowing), and the right of the Borrower to request a Swing Line Borrowing or the Issuance of a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or Issuance the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or such Issuing Bank a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing or Issuance, stating that (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing or Notice of

Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or Issuance such statements are true):

                  (a) the representations and warranties contained in each Loan Document are true and correct on and as of the date of such Borrowing or Issuance, before and after giving effect to such Borrowing or Issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date of such Borrowing or Issuance (which shall be true and correct as of such other date);

                  (b) no event or condition has occurred and is continuing, or would result from such Borrowing or Issuance or from the application of the proceeds therefrom, that constitutes a Default; and

                  (c) for each Revolving Loan or Swing Line Loan or Issuance of any Letter of Credit, the Borrowing Base Amount exceeds the Total Utilization of Revolving Commitments and the specific credit limits set forth in the first sentence of Sections 2.01(c), 2.01(d) and 3.01 are not exceeded after giving effect to such Loan or Issuance, respectively.

                  SECTION 4.03. DETERMINATIONS UNDER SECTION 4.01. For purposes
                                ---------------------------------
of determining compliance with the conditions specified in Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the Transactions contemplated by the Loan Documents shall have received written notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowing.

                                  ARTICLE V.
                        REPRESENTATIONS AND WARRANTIES

                  SECTION 5.01.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER.
                                 ----------------------------------------------
The Borrower represents and warrants as follows:

                  (A) INCORPORATION, QUALIFICATION, CORPORATE POWER AND
                      -------------------------------------------------
AUTHORITY. Each Loan Party (i) is a corporation duly organized, validly existing
---------
and good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Capital Stock of each Loan Party has been validly issued, is fully paid and non-assessable and, as of the date hereof, is owned by the respective parties set forth in Schedule 5.01(b) in the amounts specified therein free and clear of all Liens.

                  (B) CAPITAL STOCK. Set forth on Schedule 5.01(b) hereto is a
                      -------------
complete and accurate list, as of the date hereof, of all Loan Parties and each of their respective Subsidiaries, showing as of the date hereof (as to each such Loan Party and Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of Capital Stock authorized and outstanding, the percentage of the outstanding shares of each such class owned (directly or indirectly) by another Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding Capital Stock of each Loan Party has been validly issued, is fully paid and non-assessable and (except in the case of Holdings) is owned by another Loan Party free and clear of all Liens, except those created by the Collateral Documents. Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                  (C) AUTHORIZATION; NO CONFLICT OR VIOLATION; COMPLIANCE WITH
                      --------------------------------------------------------
LAWS. The execution, delivery and performance by each Loan Party of this
----
Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the Pioneer Acquisition and the other Transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created by the Collateral Documents and the Canadian Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

                  (D) APPROVALS AND CONSENTS. No authorization or approval or
                      ----------------------
other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the Pioneer Acquisition or the other Transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents and the Canadian Loan Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents and the Canadian Loan Documents (including the first or second priority nature thereof, as applicable) or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on
Schedule 5.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Pioneer Acquisition and the other Transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Pioneer Acquisition or the rights of the Loan Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (E) ENFORCEABILITY. This Agreement has been, and each of the
                      --------------
Notes (if any), each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes (if any), each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  (F) FINANCIAL STATEMENTS.
                      --------------------

                      (i) (A) The audited Consolidated balance sheets of Holdings and its Subsidiaries as at December 31, 1996 and 1997, the related audited Consolidated statements of operations for the period from May 16, 1996 to December 31, 1996 and the year ended December 31, 1997, the related audited Consolidated statements of stockholders' equity for the period from May 16, 1996 to December 31, 1996 and the year ended December 31, 1997, and the related audited Consolidated statements of cash flows for the period from May 16, 1996 to December 31, 1996 and the year ended December 31, 1997, accompanied by an opinion of Coopers & Lybrand, independent public accountants, and (B) the unaudited Consolidated balance sheets of Holdings and its Subsidiaries as at September 30, 1998, the related unaudited Consolidated statements of operations for the nine-month periods ended September 30, 1997 and 1998, the related unaudited Consolidated statements of stockholders' equity for the period from January 1, 1998 to September 30, 1998, and the related unaudited Consolidated statements of cash flows for the nine-month periods ended September 30, 1997 and 1998, duly certified by the Chief Financial Officer of the Borrower, copies of all of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets and statements in the foregoing clause (B), to year-end audit adjustments, the Consolidated financial condition of Holdings and its Subsidiaries as at such dates and the Consolidated results of the operations of Holdings and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, and since December 31, 1997, there has occurred no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

                      (ii) (A) The audited balance sheets of Pioneer as at December 28, 1995, December 27, 1996 and December 26, 1997, the related audited statements of income for the period from July 21, 1995 to December 28, 1995 and the years ended December 27, 1996 and December 26, 1997, and the related audited statements of cash flows for the period from July 21, 1995 to December 28, 1995 and the years ended December 27, 1996 and December 26, 1997, accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants, and (B) the unaudited balance sheets of Pioneer as at September 25, 1998, the related unaudited statements of income for the nine-month periods ended September 26, 1997 and September 25, 1998, and the related unaudited statements of cash flows for the nine-month periods ended September 26, 1997 and September 25, 1998, duly certified by the Chief Financial Officer of the Borrower, copies of all of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets and statements in the foregoing clause (B), to year-end audit adjustments, the financial condition of Pioneer as at such dates and the results of the operations of Pioneer for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, and since December 26, 1997, there has occurred no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

                      (iii) The Consolidated pro forma opening balance sheets of each of the Borrower and Panolam Canada as of the Closing Date, and the related Consolidated pro forma statements of income and cash flows of the Borrower and Panolam Canada as of December 31, 1998 for the Fiscal Year then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender, fairly present the Consolidated pro forma financial condition of the Borrower and its Domestic Subsidiaries and of Panolam Canada as at the Closing Date and the Consolidated pro forma results of operations of the Borrower and its Domestic Subsidiaries and of Panolam Canada for the period ended on December 31, 1998, in each case giving effect to the Pioneer Acquisition and the other Transactions contemplated hereby, all in accordance with GAAP.

                      (iv) The Consolidated forecasted balance sheets, income statements and cash flows statements of Holdings and its Subsidiaries delivered to the Lenders pursuant to Section 4.01 or 5.01 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

                  (G) DISCLOSURE. Neither the Information Memorandum (by itself)
                      ----------
nor any other information, exhibit or report (taken as a whole) furnished by any Loan Party to the Lead Arranger, any Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                  (H) LITIGATION. There is no action, suit, investigation,
                      ----------
litigation or proceeding affecting any Loan Party, including any Environmental Action, pending or (to its knowledge) threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Pioneer Acquisition, this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby.

                  (I)      USE OF PROCEEDS.
                           ---------------

                           (i) No proceeds of any Loan will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act.

                           (ii) None of the Loan Parties are engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                           (iii) Following application of the proceeds of each Loan, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 6.02(a) or
         Section 6.02(e) or subject to any restriction contained in any agreement or instrument between any Loan Party and any Lender or any Affiliate of any Lender relating to Debt and within the scope of
         Section 7.01(e) will be Margin Stock.

                  (J)      PENSION PLANS.
                           -------------

                           (i) Set forth on Schedule 5.01(j) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans with respect to any employees of any Loan Party.

                           (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Loan Party or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in liability of any Loan Party in excess, either individually or in the aggregate with all other ERISA Events which have occurred or are reasonably expected to occur, of $2,000,000.

                           (iii) Schedule B (Actuarial Information) to the 1997 annual report (Form 5500 Series) for each Plan of any Loan Party and each Plan of each ERISA Affiliate that is not a Loan Party and that has an Insufficiency in excess of $2,000,000, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                           (iv) Neither any Loan Party nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which would, either individually or in the aggregate with other payments of Withdrawal Liability with respect to all Multiemployer Plans, increase the amounts contributed or required to be contributed by the Loan Parties to such Multiemployer Plans by the Loan Parties for the plans years of such Multiemployer Plans immediately preceding the plan year in which such Withdrawal Liability is incurred by an amount exceeding $1,000,000.

                    (v)  Neither any Loan Party nor any of its ERISA
         Affiliates has been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA where the amount of liability incurred, or that may reasonably be expected to be incurred, by the Loan Parties with respect to such event, either individually or in the aggregate with all other such events, would exceed $2,000,000.

               (K)  NO ADVERSE CONDITIONS. Neither the business nor the
                    ---------------------
properties of any Loan Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

               (L)  COMPLIANCE WITH ENVIRONMENTAL LAWS.
                    ----------------------------------

                    (i) Except as set forth on Schedule 5.01(l)(i), the operations and properties of each Loan Party comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Loan Party, each Loan Party is in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could (A) form the basis of an Environmental Action against any Loan Party or any of its respective properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                    (ii) Except as set forth on Schedule 5.01(l)(ii), as it may be updated from time to time (but only to the extent items identified on any such update could not reasonably be expected to have a Material Adverse Effect), none of the properties of any Loan Party is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup or is adjacent to any such property, and no underground storage tanks, as such term is defined in 42 U.S.C. ss. 6991, are located on any property of any Loan Party or, to the best of its knowledge, on any adjoining property.

                    (iii) Except as set forth on Schedule 5.01(l)(iii), no Loan Party has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list,

          Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of any Loan Party or, to the best of its knowledge, any adjoining property, except for limited quantities required in connection with the normal operation and maintenance of such properties and used or stored at such properties in compliance with all Environmental Laws and Environmental Permits, and all other wastes generated at any such properties have been disposed of in compliance with all Environmental Laws and Environmental Permits, in each case other than those that would have no Material Adverse Effect.

               (M)  TAX INFORMATION.
                    ---------------

                    (i) Each Loan Party has filed, has caused to be filed or has been included in all Federal and other material tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                    (ii) Set forth on Schedule 5.01(m) hereto is a complete and accurate list, as of the date hereof, of each taxable year of (A) the Credit Parties (for which US Federal income tax returns have been filed) and (B) Panolam Canada (for which Canadian Federal income tax returns have been filed), in each case for which the expiration of the applicable statute of limitations for assessment, reassessment or collection has not occurred by reason of waiver, extension or otherwise (an "OPEN YEAR").
                         ---------

                    (iii) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of the Credit Parties proposed by the Internal Revenue Service with respect to Open Years does not exceed $100,000. The aggregate unpaid amount, as of the date hereof, of adjustments to the Canadian Federal income tax liability of Panolam Canada proposed by Revenue Canada with respect to Open Years does not exceed CDN$150,000. Set forth on Schedule 5.01(m) hereto in respect of each of the Credit Parties and Panolam Canada are complete and accurate descriptions, as of the date hereof, of each such item that separately, for all such Open Years, together with applicable interest and penalties, exceeds $50,000 in the case of any of the Credit Parties, or CDN$75,000 in the case of Panolam Canada. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could have a Material Adverse Effect.

                    (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of the Credit Parties proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $50,000. The aggregate unpaid amount, as of the date hereof, of adjustments to the provincial, local and foreign tax liability of Panolam Canada proposed by all provincial, local and foreign taxing authorities (other than amounts arising from adjustments to Canadian Federal income tax returns) does not exceed CDN$75,000. No issues have been raised by such taxing authorities that, in the aggregate, could have a Material Adverse Effect.

                    (v) The Pioneer Acquisition will not be taxable to Holdings or any of its Subsidiaries or Affiliates.

               (N)  NO INVESTMENT COMPANY. Neither any Loan Party nor any of its
                    ---------------------
Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or a "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Loans, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

               (O)  SOLVENCY. Each Loan Party is, individually and together with
                    --------
its Subsidiaries, Solvent.

               (P)  ASSETS OF HOLDINGS AND ITS SUBSIDIARIES.
                    ---------------------------------------

                    (i) As of the Closing Date, Holdings owns no assets other than the Capital Stock of Group, certain deferred tax assets and other assets with a fair market value that does not exceed $10,000; Group owns no assets other than the Capital Stock of PII Second and other assets with a fair market value that does not exceed $10,000; PII Second owns no assets other than the Capital Stock of the Borrower and other assets with a fair market value that does not exceed $10,000; the Borrower owns no assets other than the Capital Stock of each of Panolam US, Panolam Canada and Pioneer and other Investments in its Subsidiaries permitted hereunder, and other assets with a fair market value that does not exceed $10,000.

                    (ii) As of the Closing Date, none of Holdings, Group, PII Second or the Borrower has engaged in any trade or business or incurred any Debt or any other liabilities (which have not been completely repaid or discharged), except for the Domtar Note, the Genstar Agreements and the Obligations under this Agreement, the other Loan Documents and the Related Documents, and in connection with its corporate formation and maintenance.

               (Q)  DEBT OF HOLDINGS AND ITS SUBSIDIARIES.
                    -------------------------------------

                    (i) Set forth on Schedule 5.01(q)(i) hereto is a complete and accurate list of all Existing Debt, showing as of the date hereof the principal amount outstanding thereunder. There are no outstanding letters of credit as of the Closing Date in respect of which Holdings or any of its Subsidiaries has any financial obligations.

                    (ii) Set forth on Schedule 5.01(q)(ii) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the principal amount outstanding thereunder.

               (R)  DOMTAR NOTE. As of the Closing Date, the Borrower has caused
                    -----------
to be delivered to the Administrative Agent a complete and correct copy of the Domtar Note (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). All Obligations, including the Obligations to pay principal of and interest on the Loans and the Letter of Credit Obligations, and all Liens granted to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, or granted to the Administrative Agent and the Lenders, as applicable, in the Collateral constitute permitted indebtedness and liens, respectively, under the Domtar Note. Holdings is the sole obligor under the Domtar Note and no other Loan Party has any liability in respect of the Domtar Note.

               (S)  OWNED REAL PROPERTY.
                    -------------------

                    (i) Set forth on Schedule 5.01(s) hereto is a complete and accurate list of all real property owned by any Loan Party, showing as of the date hereof the street address, municipality, county or other relevant jurisdiction, province, state and record/registered owner. Each Loan Party has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

                    (ii) Set forth on Schedule 5.01(s) hereto is a complete and accurate list of all leases of real property under which any Loan Party is the lessee, showing as of the date hereof the street address, municipality, county or other relevant jurisdiction, province, state, lessor, lessee, expiration date and annual rental cost thereof. To the best knowledge of the Borrower, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

               (T)  MATERIAL CONTRACTS. Set forth on Schedule 5.01(t) hereto
                    ------------------
is a complete and accurate list of all Material Contracts of each Loan Party, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

               (U)  PIONEER ACQUISITION AGREEMENT. Each of the representations
                    -----------------------------
and warranties in the Pioneer Acquisition Agreement is true and correct in all material respects as of the Closing Date, in each case subject to the qualifications set forth in the Pioneer Acquisition Agreement and the schedules and exhibits thereto.

               (V)  INVESTMENTS. Set forth on Schedule 5.01(v) hereto is a
                    -----------
complete and accurate list of all Investments held by any Loan Party, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

               (W)  INTELLECTUAL PROPERTY. Set forth on Schedule 5.01(w) hereto
                    ---------------------
is a complete and accurate list of all patents, patent designs, industrial designs, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

               (X)  OTHER AGREEMENTS. Schedule 5.01(x) sets forth a complete and
                    ----------------
accurate list as of the date hereof of (i) all joint venture and partnership agreements to which any Loan Party is a party, and (ii) all covenants not to compete restricting any Loan Party to which any Loan Party is a party or by which any Loan Party is bound.

               (Y)  YEAR 2000. Any reprogramming required to permit the proper
                    ---------
functioning, in and following the year 2000, of (i) each Loan Party's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which any Loan Party's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to the Loan Parties of such reprogramming and testing of the reasonably foreseeable consequences of year 2000 to the Loan Parties (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, each Loan Party's computer and management information systems are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit such Loan Party to conduct its business without Material Adverse Effect. Each Loan Party represents and warrants that it has a reasonable basis to believe that no year 2000 problem will cause a Material Adverse Effect.

               (Z)  EXCLUDED MELAMINE SUBS. As of the date hereof, neither of
                    ----------------------
the Excluded Melamine Subs owns any assets or is engaged in any trade or business or has incurred any other liabilities which have not been completely repaid or discharged, except for such liabilities as are required by law in connection with its corporate formation and existence.

                                  ARTICLE VI.
                           COVENANTS OF THE BORROWER

               SECTION 6.01.  AFFIRMATIVE COVENANTS.
                              ---------------------

               So long as any Loan or Unreimbursed Letter of Credit Liability shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

          (A)  COMPLIANCE WITH LAWS, ETC. Comply, and cause Holdings and each of
               -------------------------
its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders.

          (B)  PAYMENT OF TAXES, ETC. Pay and discharge, and cause Holdings and
               ---------------------
each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither Holdings nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge. levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any material Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (C)  COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause Holdings
               ----------------------------------
and each of its Subsidiaries and all lessees and other Persons occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties; and obtain and renew all Environmental Permits necessary for its operations and properties.

          (D)  MAINTENANCE OF INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL.
               ----------------------------------------------------------------

              (i) Maintain, and cause the other Loan Parties to maintain, at their sole cost and expense, the policies of insurance described on
     Schedule 6.01(d) as in effect on the Closing Date (or equivalent replacements thereof), in form and with insurers reasonably acceptable to the Administrative Agent. If any Loan Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, the Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent reasonably deems advisable. The Administrative Agent shall have no obligation to obtain insurance for any Loan Party or pay any premiums therefor. By doing so, the Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from any Loan Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other reasonable charges related thereto, shall be payable on demand by the Borrower to the Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

              (ii) The Administrative Agent reserves the right at any time upon any change in any Loan Party's risk profile (including any change in the product mix maintained by any Loan Party or any laws affecting the potential liability of such Loan Party) to require additional forms and limits of insurance to, in the Administrative Agent's reasonable opinion, adequately protect both the Administrative Agent's and the

     Lenders' interests in all or any portion of the Collateral and to ensure that each Loan Party is protected by insurance in amounts and with coverage customary for its industry.

               (iii) In the event that any Collateral is damaged, destroyed or lost and any insurance proceeds are payable as a result of such occurrence and the cost of the repair, restoration or replacement is reasonably expected to exceed $10,000,000 and the Loans are not required to be prepaid pursuant to Section 2.04, then: (A) within 30 days after the date of such damage, destruction or loss, the Borrower shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent: (1) a written plan for the repair, restoration or replacement of such Collateral, including the estimated cost of such repair, restoration or replacement and time of completion, and (2) such other documents and information relating to such repair, restoration or replacement as the Administrative Agent or the Required Lenders may reasonably request; (B) any related insurance proceeds shall be immediately paid over to and held by the Administrative Agent in a Cash Collateral Account (over which Administrative Agent shall have sole and exclusive control and right of withdrawal), shall be used solely to pay the cost of such repair, restoration or replacement and shall be disbursed in accordance with such terms, conditions and procedures as the Administrative Agent may reasonably require, provided that (1) the Administrative Agent
                                   -------- ----
     shall have no obligation to disburse any such amounts if an Event of Default has occurred and is continuing, and (2) if the amount of any such insurance proceeds received by the Administrative Agent exceeds the cost of completing the repair, restoration or replacement, the excess may be applied by Administrative Agent to the Obligations hereunder in such order and manner as the Administrative Agent may determine or, at the option of the Administrative Agent and the Required Lenders, may be released to the Borrower.

          (E)  PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain,
               ----------------------------------------
and cause Holdings and each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided,
                                                                    --------
however, that a Loan Party may consummate any amalgamation, merger or
-------
consolidation permitted under Section 6.02(d) and, provided further, none of the
                                                   -------- -------
Loan Parties shall be required to preserve any right or franchise if the Board of Directors of such Loan Party shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to any Loan Party or Lender Party.

          (F)  VISITATION RIGHTS. At any reasonable time and from time to
               -----------------
time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of each Loan Party, and to discuss the affairs, finances and accounts of each Loan Party with any of their officers or directors and with their independent certified public accountants.

          (G)  PREPARATION OF ENVIRONMENTAL REPORTS. At the request of the
               ------------------------------------
Administrative Agent and the Required Lenders from time to time, provide to the Lenders within

90 days after such request, at the expense of the Borrower, an environmental site assessment report for all of the Loan Parties' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent and the Required Lenders, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; provided that the Borrower may satisfy the foregoing obligations by
            --------
providing the Administrative Agent and the Required Lenders with a copy of an environmental site assessment report prepared by an independent environmental consulting firm within three years prior to such request unless a Loan Party knows or has reason to know that a new condition has occurred or that an existing condition has materially adversely changed. Without limiting the generality of the foregoing, if the Administrative Agent or the Required Lenders determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent or the Required Lenders may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause Holdings or any Subsidiary which owns any property described in such request to grant at the time of such request, to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

          (H)  APPRAISALS. The Borrower, at its own expense, shall deliver to
               ----------
the Administrative Agent within 60 days of written request therefor such appraisals satisfying the requirements of any applicable laws and regulations, concerning the value of such of the real property of any of the Loan Parties as the Administrative Agent may request at any time to comply with such laws or regulations, such appraisals to be conducted by an appraiser, and be in form and substance, satisfactory to the Administrative Agent.

          (I)  KEEPING OF BOOKS. Keep, and cause Holdings and each of its
               ----------------
Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all their respective financial transactions and their respective assets and business in accordance with generally accepted accounting principles in effect from time to time.

          (J)  MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and
               ------------------------------
cause Holdings and each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (K)  COMPLIANCE WITH TERMS OF LEASEHOLDS. (i) Make all payments
               -----------------------------------
and otherwise perform all obligations in respect of all Material Leases of real property, (ii) keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, except in connection with the moving or consolidation of facilities as determined to be in the best interest of the Borrower and its Subsidiaries by the Board of Directors of the Borrower, (iii) notify the Administrative Agent of any default by any party with respect to such leases and
(iv) cooperate with the Administrative Agent in all respects to cure any such default, and in each case, cause Holdings and each of its Subsidiaries to do so.

          (L)  PERFORMANCE OF LOAN DOCUMENTS AND RELATED DOCUMENTS. Perform and
               ---------------------------------------------------
observe all of the terms and provisions of each Loan Document and Related Document to be performed or observed by it, maintain each such Loan Document and Related Document in full force and effect, enforce such Loan Document and Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Loan Document and Related Document such demands and requests for information and reports or for action as the Borrower is entitled to make under such Loan Document or Related Document, and in each case cause Holdings and each of its Subsidiaries to do so.

          (M)  PERFORMANCE OF MATERIAL CONTRACTS. Perform and observe all the
               ---------------------------------
terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, in each case, unless the Borrower's Board of Directors determines otherwise in the best interests of the Borrower, and take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Borrower is entitled to make under such Material Contract, and in each case cause Holdings and each of its Subsidiaries to do so.

          (N)  ADDITIONAL LOAN PARTIES; ADDITIONAL COLLATERAL.
               ----------------------------------------------

               (i) Substantially concurrently with the formation or acquisition of any Subsidiary of any Credit Party, (A) cause such Subsidiary (unless such Subsidiary is a Foreign Subsidiary) to deliver to the Administrative Agent a confirmation that it is a "Credit Party" and that it shall comply with and be bound by this Agreement, the Intercreditor Agreement and the other Loan Documents, (B) cause such Subsidiary (unless such Subsidiary is a Foreign Subsidiary) to unconditionally guarantee all Obligations of the Borrower hereunder and under the Notes (if any) by executing and delivering to the Administrative Agent an amendment to the Guaranty substantially in the form of Exhibit XIV, (C) cause such Subsidiary (unless such Subsidiary
                 ------------
     is a Foreign Subsidiary) to execute and deliver to the Administrative Agent, an amendment to the Security Agreement, substantially in the form of
     Exhibit XV (whereby such Subsidiary shall grant a Lien on those of its
     ----------
     assets described in the Security Agreement), (D) promptly pledge to the Administrative Agent or cause to be pledged to the Administrative Agent all of the outstanding Capital Stock of such Subsidiary (or, if such Subsidiary is a Foreign Subsidiary, 65% of such Capital Stock) owned by any Credit Party to secure such Credit Party's Obligations under the Loan Documents,
     (E) with respect to any real property in which a Domestic Subsidiary has an interest, cause such Domestic Subsidiary to execute and deliver such deeds of trust, trust deeds and mortgages ("ADDITIONAL MORTGAGES") in appropriate
                                           --------------------
     form for filing in all filing or recording offices that the Administrative Agent may deem necessary or desirable to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of itself and the Lender Parties, (F) promptly take, and cause such Subsidiary (unless such Subsidiary is a Foreign Subsidiary) and each other Credit Party to take, all action necessary or (in the opinion of the Administrative Agent or the Required Lenders) desirable to perfect and protect the Liens intended to be created by the Collateral Documents, as amended pursuant to this Section 6.01(n), (G) promptly take, and cause such Subsidiary (unless such Subsidiary is a Foreign Subsidiary) and each other Credit Party to take, all action necessary or (in the opinion of the Administrative Agent or the Required Lenders) desirable to provide such Mortgage Policies, American Land Title Association form surveys, appraisals, environmental reports, engineering, soils and other reports, assignments of leases and rents, consents and agreements of lessors and other third parties, estoppel letters and other confirmations, and evidence of insurance with respect to any real property that becomes the subject of an Additional Mortgage, as the Administrative Agent may deem necessary or desirable, in each case in form and substance acceptable to the Administrative Agent, and (H) promptly deliver to the Administrative Agent such Officers' Certificates and opinions of counsel, if any, as the Administrative Agent or the Required Lenders may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

               (ii) Substantially concurrently with the formation or acquisition of the Excluded Acquisition Sub, (A) promptly pledge to the Administrative Agent or cause to be pledged to the Administrative Agent all of the outstanding Capital Stock of the Excluded Acquisition Sub owned by any Credit Party to secure such Credit Party's Obligations under the Loan Documents, (B) promptly take, and cause such Excluded Acquisition Sub and each other Credit Party to take, all action necessary or (in the opinion of the Administrative Agent or the Required Lenders) desirable to perfect and protect the Lien intended to be created by the foregoing, and (C) promptly deliver to the Administrative Agent such opinions of counsel, if any, as the Administrative Agent or the Required Lenders may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

               (iii) In addition to the foregoing, upon the acquisition by any Credit Party on or after the date hereof of any interest in any real property (A) the applicable Credit Party shall promptly execute and deliver such Additional Mortgages in appropriate form for filing in all filing or recording offices that the Administrative Agent may deem necessary or desirable to create a valid first and subsisting Lien on such real property in favor of the Administrative Agent for the benefit of itself and the Lender Parties, (B) the Borrower shall promptly take, and cause each Credit Party to take, all action necessary or (in the opinion of the Administrative Agent or the Required Lenders) desirable to perfect and protect the Liens intended to be created by the Additional Mortgages, (C) the Borrower shall promptly take, and cause each Credit Party to take, all action necessary or (in the opinion of the Administrative Agent or the Required Lenders) desirable to provide such Mortgage Policies, American Land Title Association form surveys, appraisals, environmental reports, engineering, soils and other reports, assignments of leases and rents, consents and agreements of lessors and other third parties, estoppel letters and other confirmations, and evidence of insurance with respect to any real property that becomes the subject of an Additional Mortgage, as the Administrative Agent may deem necessary or desirable, in each case in form and substance acceptable to the Administrative Agent, and (D) promptly deliver to the Administrative Agent such Officers' Certificates and opinions of counsel, if any, as the Administrative Agent or the Required Lenders may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

          (O)  YEAR 2000 ASSURANCES. The Borrower and each of its Subsidiaries
               --------------------
shall take all action necessary and commit adequate resources to assure that their respective computer-based and other systems are able to effectively process data including dates before, on and after January 1, 2000 without experiencing any year 2000 problem that could cause a Material Adverse Effect. At the request of the Administrative Agent or any Lender, the Borrower shall use commercially reasonable efforts to provide or cause to be provided to the Administrative Agent or such Lender, as the case may be, with assurance and substantiation (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Administrative Agent or such Lender, as the case may be, as to the year 2000 capability of the Borrower and its Subsidiaries and their respective abilities to conduct their respective businesses and operations before, on and after January 1, 2000 without experiencing a year 2000 problem causing a Material Adverse Effect.

          (P)  CERTAIN POST-CLOSING MATTERS.
               ----------------------------

               (i) Provide to the Administrative Agent within 30 days after the Closing Date such consents and agreements of the lessor with respect to the property located at 1111 All Pro Drive, Elkhart, Indiana (the "ELKHART
                                                                    -------
     PROPERTY") as the Administrative Agent may require and a Memorandum of
     --------
     Lease with respect to the lease relating to the Elkhart Property all in form and substance satisfactory to the Administrative Agent.

               (ii) Within 30 days after the Closing Date, provide to the Administrative Agent amended or replacement lender's loss payable endorsements in form and substance satisfactory to the Administrative Agent and the Canadian Administrative Agent.

          SECTION 6.02. NEGATIVE COVENANTS.
                        ------------------

          So long as any Loan or Unreimbursed Letter of Credit Liability shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, at any time, without the written consent of the Required Lenders or, if required under Section 9.01, of all of the Lenders (other than any Lender which is, at such time, a Defaulting Lender):

          (A) LIENS, ETC. Create, incur, assume or suffer to exist, or permit
              ----------
Holdings or any of its Subsidiaries or the Excluded Acquisition Sub or either of the Excluded Melamine Subs to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit Holdings or any of its Subsidiaries or the Excluded Acquisition Sub or either of the Excluded Melamine Subs to sign or file, under the Code of any jurisdiction, a financing statement that names Holdings or any of its Subsidiaries as debtor, or sign, or permit Holdings or any of its Subsidiaries or the Excluded Acquisition Sub or either of the Excluded Melamine Subs to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit Holdings or any of its Subsidiaries or the Excluded Acquisition Sub or either of the Excluded Melamine Subs to assign, any accounts or other right to receive income, excluding, however, from the operation of the
                                  ---------  -------
foregoing restrictions the following:

                    (i) Liens created by the Loan Documents and Liens created by the Canadian Loan Documents;

                    (ii)   Permitted Liens;

                    (iii)  the Liens described on Schedule 6.02(a)(iii);

                     (iv)  purchase money Liens upon or in property
     acquired or held by Holdings or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend
                              --------  -------
     to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the
                                              -------- -------
     aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) and by clause (v) below shall not exceed $10,000,000 at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                    (v) Liens arising in connection with Capital Leases of the Borrower and its Subsidiaries; provided that the aggregate principal
                                        --------
     amount of the Debt secured by Liens permitted by clause (iv) above and by this clause (v) shall not exceed $10,000,000 at any time outstanding; and provided further that no such Lien shall extend to or cover any Collateral;
     -------- -------

                    (vi) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

                    (vii) Liens arising in the ordinary course of business and securing liabilities (but not Funded Debt) in an outstanding aggregate amount not in excess of $300,000 at any time; and

                    (viii) Liens on the property of the Excluded Acquisition Sub but only to the extent that the Debt secured by such Liens is permitted under Section 6.02(b)(vi).

                (B)  DEBT. Create, incur, assume or suffer to exist, or permit
                     ----
Holdings or any of its Subsidiaries or the Excluded Acquisition Sub or either of the Excluded Melamine Subs to create, incur, assume or suffer to exist, any Debt other than:

                     (i)  in the case of the Borrower:

                          (A)  Debt under the Loan Documents;

                          (B)  Debt under the Canadian Credit Agreement
                               Guaranty;

                          (C) Subordinated Debt evidenced by the Subordinated Notes;

                          (D) Permitted Seller Financing in an aggregate principal amount at any time outstanding not to exceed $5,000,000; and

                          (E) intercompany Debt owed to any Loan Party so long as such Debt is evidenced by one or more Intercompany Notes that have been pledged to the Administrative Agent or the Canadian Administrative Agent pursuant to the Security Agreement or, in the case of intercompany Debt owed to Panolam Canada or any of its Subsidiaries, the Canadian Security Agreement; provided that
                                                                  -------- ----
               neither the Borrower nor any of its Subsidiaries shall repay any interest on or principal of, or pay any other amount in respect of, such Debt upon or following the occurrence of any Default that is continuing.

                    (ii) in the case of any of the Borrower's Domestic Subsidiaries and Panolam Canada and its Subsidiaries:

                          (A) intercompany Debt owed to the Borrower
               or to a wholly-owned Subsidiary of the Borrower so long as such Debt is evidenced by one or more Intercompany Notes that have been pledged to the Administrative Agent or the Canadian Administrative Agent pursuant to the Security Agreement or the Canadian Security Agreement; provided that no Loan Party shall
                                            -------- ----
               repay any interest on or principal of, or pay any other amount in respect of, such Debt (except Debt owing to the Borrower, Debt owing to Panolam Canada by any of its Subsidiaries and debt owing to a Domestic Subsidiary by another Domestic Subsidiary) upon or following the occurrence of any Default that is continuing; and

                          (B) Debt pursuant to the Loan Documents and the
               Canadian Credit Agreement Guaranty.

                    (iii) in the case of Panolam Canada, Debt under the Canadian Credit Agreement.

                    (iv) in the case of any Parent, Debt pursuant to the Loan Documents and the Canadian Credit Agreement Guaranty.

               (v)   in the case of any Loan Party:

                     (A) Debt of the Borrower or any of its Subsidiaries secured by Liens permitted by Section 6.02(a)(iv) or (v) not to exceed in the aggregate the amount set forth in such Section;

                     (B)  the Surviving Debt;

                     (C) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                     (D) Debt of the Borrower in respect of Hedge Agreements and Debt of Panolam Canada in respect of Canadian Hedge Agreements in an aggregate notional amount for all such Debt under this clause (D) not to exceed $30,000,000 at any time outstanding;

                     (E) so long as no Default or Event of Default has occurred that is continuing as of the date of incurrence or assumption thereof or would result after giving effect thereto, other Debt not exceeding $1,000,000 in the aggregate (for the Borrower and its Subsidiaries);

               (vi)  in the case of the Excluded Acquisition Sub:

                     (A) Non-Recourse Debt in an aggregate principal amount not to exceed $60,000,000 at any time outstanding; and

                     (B) intercompany Debt owed to the Borrower to the extent constituting Investments permitted under Section 6.02(f)(viii); and

               (vii) in the case of any Excluded Foreign Subsidiary, intercompany Debt to the extent constituting Investments permitted under Section 6.02(f)(xii).

          (C)  SYNTHETIC LEASE OBLIGATIONS. Create, incur, assume or suffer to
               ---------------------------
exist, or permit Holdings or any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property in connection with any synthetic lease transaction.

          (D)  MERGERS, ETC. Merge into or consolidate with any Person or permit
               ------------
any Person to merge into or consolidate with it, or permit Holdings or any of its Subsidiaries to do so, except that (i) any Domestic Subsidiary of the Borrower that is Solvent may merge into or consolidate with any other Domestic Subsidiary of the Borrower that is Solvent provided that the Person formed by such merger or consolidation shall be a Domestic Subsidiary of the Borrower,
(ii) any of the Borrower's Domestic Subsidiaries that is Solvent may merge into the Borrower, (iii) any Subsidiary of Panolam Canada that is Solvent may amalgamate with any other Subsidiary of Panolam Canada that is Solvent, (iv) any of Panolam Canada's Subsidiaries that is Solvent may amalgamate with Panolam Canada, and (v) a wholly owned Subsidiary of the

Borrower or Panolam Canada formed primarily for the purposes of consummating a Permitted Acquisition may, substantially contemporaneously with the consummation of such Permitted Acquisition, be merged into or amalgamated with the Person being acquired in such Permitted Acquisition; provided, however, that in each
                                              --------  -------
case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

          (E)  SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose
               ---------------------
of, or permit Holdings or any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any Collateral other than Inventory to be sold in the ordinary course of its business, except (i) sales of Inventory in the ordinary course of its business and sales of worn out or obsolete assets or trade-ins or trade-ups on other assets the proceeds of which are substantially concurrently applied or committed to be applied within 90 days to the purchase of replacement assets, (ii) in a transaction authorized by Section 6.02(d), (iii) sales of assets for cash and for fair value in an aggregate amount not to exceed $5,000,000 in any period of 12 consecutive months and $15,000,000 in the aggregate since the Closing Date, (iv) the sale of any asset by Holdings or by any Subsidiary identified on Schedule 6.02(e) subject to the parameters set forth on such Schedule, so long as, in the case of each of the foregoing clauses
(iii) and (iv), (A) the purchase price paid to Holdings or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (B) the purchase price for such asset shall be paid to Holdings or such Subsidiary solely in cash and (C) the Borrower shall, on the date of such sale, prepay the Loans pursuant to (and to the extent required by) Section 2.04(c)(ii) in an aggregate principal amount equal to the Net Cash Proceeds received by Holdings or such Subsidiary from the sale of such asset, (v) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction which would be permitted under the provisions of the preceding clause (iii) or (iv), and (vi) intercompany transfers of assets so long as in the case of any transfer to a Foreign Subsidiary by a Credit Party, the transferor receives at the time of such transfer cash consideration equal to the fair market value of the assets so transferred.

          (F)  INVESTMENTS IN OTHER PERSONS; ACQUISITIONS. Make or hold, or
               ------------------------------------------
permit Holdings or any of its Subsidiaries or the Excluded Acquisition Sub or either of the Excluded Melamine Subs to make or hold, any Investment in any Person, or make or permit Holdings or any of its Subsidiaries or the Excluded Acquisition Sub or either of the Excluded Melamine Subs to make, any Acquisition, except that:

               (i) the Borrower and its Domestic Subsidiaries may hold Investments comprised of notes payable, or (solely as a result of reorganization proceedings referred to below) Capital Stock or other securities issued by Receivables Debtors to the Borrower and its Domestic Subsidiaries pursuant to negotiated agreements or reorganization proceedings under the United States Bankruptcy Code with respect to the settlement of such Receivables Debtor's Receivables in the ordinary course of business;

               (ii) each Loan Party may maintain its existing Investments in its Subsidiaries as of the Closing Date and, subject to Section 6.02(b) and so long as no

     Default has occurred and is continuing, may make additional Investments in any Subsidiary that is a Loan Party other than any Excluded Foreign Subsidiary;

               (iii) each Subsidiary of the Borrower may maintain its existing Investments in the other Subsidiaries of the Borrower as of the Closing Date and, subject to Section 6.02(b) and so long as no Default has occurred and is continuing, may make additional Investments in any other wholly-owned Subsidiary of the Borrower other than any Excluded Foreign Subsidiary;

               (iv) Panolam Canada may maintain its existing Investments in the Borrower as of the Closing Date and, subject to Section 6.02(b), may make additional Investments in the Borrower;

               (v) unless an Event of Default has occurred and is continuing and there is a Revolving Loan or Swing Line Loan outstanding, the Borrower, its Domestic Subsidiaries and Panolam Canada may make investments in Cash Equivalents;

               (vi) so long as no Default shall have occurred and be continuing, the Borrower and its Subsidiaries may consummate Permitted Acquisitions (subject to Section 6.02(f)(xii) with respect to any Excluded Foreign Subsidiary);

               (vii) so long as no Default shall have occurred and be continuing, the Borrower and its Domestic Subsidiaries may make loans and advances described in clause (f) of the definition of "Exempted Affiliate Transaction";

               (viii) the Borrower may make an Investment of up to $5,000,000 in the Excluded Acquisition Sub;

               (ix) the Borrower may maintain its existing Investments in the Excluded Melamine Subs as of the Closing Date, but may not make any additional Investments therein;

               (x) so long as no Event of Default has occurred and is continuing, the Excluded Acquisition Sub may consummate the Excluded Acquisition;

               (xi) Panolam Canada and its Subsidiaries may make any Investment permitted under the Canadian Credit Agreement;

               (xii) the Loan Parties may make Investments in Excluded Foreign Subsidiaries in an aggregate amount for all such Investments made after the Closing Date, including such Investments pursuant to Section 6.02(f)(vi), not to exceed $5,000,000; and

               (xiii) so long as no Event of Default shall have occurred and be continuing, the Borrower may make other Investments not exceeding $500,000 in the aggregate at any time outstanding.

          (G)  DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem,
               --------------
retire, defease or otherwise acquire for value any Capital Stock of any Loan Party or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, or permit Group or any of its Subsidiaries to do so or permit Group or any of its Subsidiaries to return any capital to any of their stockholders as such, make any distribution of assets, Capital Stock, warrants, rights, options, obligations or securities to any of their stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such Capital Stock, or permit Group or any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock of Holdings or any of its Subsidiaries or any warrants, rights or options to acquire such Capital Stock or to issue or sell any Capital Stock or any warrants, rights or options to acquire such Capital Stock, except that the Borrower's Subsidiaries may declare and deliver cash dividends to the Borrower, and so long as no Default shall have occurred and be continuing:

               (i) The Borrower and its Subsidiaries may declare and deliver dividends and distributions payable only in common stock of the Borrower or such Subsidiary, as applicable;

               (ii) the Borrower and Panolam Canada may pay cash dividends to their respective Parents (and their respective Parents may, in turn, pay cash dividends to their respective Parents) in amounts necessary to pay (and only substantially concurrently with payment of) (A) fees payable by Holdings pursuant to the Genstar Agreements as and when due, and (B) income taxes attributable to the business of Holdings and its Subsidiaries (but not attributable to the Excluded Acquisition Sub, except to the extent of any cash dividend actually received by the Borrower from the Excluded Acquisition Sub for such purposes) the necessary fees and expenses to maintain Holdings', Group's and PII Second's corporate existence, the reasonable costs of their directors' and officers' insurance and their legal and accounting fees to the extent such fees related to legal and accounting services provided directly to them by entities that are not Affiliates of the Borrower; and

               (iii) the Borrower and Panolam Canada may pay cash dividends to their respective Parents (and their respective Parents may, in turn, pay cash dividends to their respective Parents) in amounts necessary to fund
     (A) repurchases of Capital Stock of Holdings from employees or former employees of Holdings or any of its Subsidiaries upon such employees ceasing to be employees of Holdings or any Loan Party, up to an aggregate maximum amount for all such repurchases on or after the date hereof of $3,000,000 and (B) amounts necessary to repay (and only substantially concurrently with payment of) the Domtar Note in accordance with Section 6.02(k).

          (H)  CHANGE IN NATURE OF BUSINESS. (i) Make, or permit Holdings or any
               ----------------------------
of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof or permit the Excluded Acquisition Sub to engage in any business materially different from the business of Holdings and its Subsidiaries; or (ii) permit any Parent to engage in any trade or business, or own any assets or incur any Debt or Obligations, except the Domtar Note owing by Holdings, the obligations under the Genstar Agreements or such other Debt or Obligations as are otherwise specifically permitted under this Agreement.

          (I)  CHARTER AMENDMENTS. Except as could not reasonably be expected to
               ------------------
adversely affect any Lender Party, amend, or permit Holdings or any of its Subsidiaries to amend, its certificate of incorporation or bylaws.

          (J)  ACCOUNTING CHANGES. Make or permit, or permit Holdings or any of
               ------------------
its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by generally accepted accounting principles.

          (K)  PREPAYMENTS, ETC. OF DEBT. (i) Prepay, redeem, purchase, defease
               -----------------
or otherwise satisfy prior to the scheduled maturity thereof in any manner any Debt other than (A) the prepayment of the Loans in accordance with the terms of this Agreement, and (B) regularly scheduled or required repayments or redemptions of Surviving Debt, (ii) make any payment in violation of any subordination terms of any Debt, (iii) amend, modify or change in any manner any term or condition of any Surviving Debt or Subordinated Debt, except in any manner that does not adversely affect any of the Loans, the Obligations, the Collateral, any Loan Document or any Lender Party, provided that under no
                                                   --------
circumstances shall any modification to subordination provisions be permitted, or (iv) permit Holdings or any of its Subsidiaries to do any of the foregoing other than (A) to prepay any Debt payable to the Borrower or, subject to Section 6.02(b), Panolam Canada, (B) the payment by the Borrower and its Subsidiaries of interest on and principal of Debt under Intercompany Notes issued in accordance with Section 6.02(b), (C) the prepayment by Panolam Canada of loans under the Canadian Credit Agreement in accordance with the terms thereof, and (D) payment or prepayment of all or any portion of the Domtar Note (including interest) provided that the Borrower demonstrates pro forma compliance with the financial covenants in Section 6.04 (as set forth in an Officers' Certificate setting forth the calculations thereof and delivered to the Administrative Agent at least three Business Days in advance of making such payment) and provided that no Default or Event of Default exists or would result therefrom.

          (L)  AMENDMENT, ETC. OF RELATED DOCUMENTS. Except as otherwise
               ------------------------------------
provided in the Intercreditor Agreement with respect to the Canadian Loan Documents, cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of the Administrative Agent or any Lender Party, or permit Holdings or any of its Subsidiaries to do any of the foregoing.

          (M)  AMENDMENT, ETC. OF MATERIAL CONTRACTS. Cancel or terminate any
               -------------------------------------
Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of the Administrative Agent or any Lender Party, or permit Holdings or any of its Subsidiaries to do any of the foregoing, in each case except as determined by the Borrower's management to be in the best interests of the Borrower.

          (N)  AMENDMENT, ETC. OF DOMTAR NOTE AND GENSTAR AGREEMENTSS. (i)
               ------------------------------------------------------
Permit Holdings to amend or modify the Domtar Note (or any indenture or agreement in connection therewith) in any manner that has the effect of: (A) increasing the interest rate on the Debt thereunder (other than pursuant to its terms as in effect on the date hereof); (B) changing the dates upon which payments of principal or interest are due on the Debt thereunder other than to extend such dates; (C) changing any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to the Debt thereunder; (D) changing the redemption or prepayment provisions of the Debt thereunder other than to extend the date therefor or to reduce the premiums payable in connection therewith; (E) granting any security or collateral to secure payment of the Debt thereunder; or (F) changing or amending any other term if such change or amendment would increase any monetary obligation or materially increase any other obligation of the obligor or confer additional material rights to the holder of such Debt in a manner adverse to any Loan Party, the Administrative Agent or any Lender Party.

          (ii) Amend or modify, or permit Panolam US or Panolam Canada to amend or modify, any Genstar Agreement in any manner that has the effect of: (A) increasing any fees payable thereunder; (B) changing the dates upon which payments are dufe thereunder (other than extend time for payment); (C) granting any security or collateral to secure payments thereunder; (D) changing or amending any subordination provisions thereof; or (E) changing or amending any other term if such change or amendment of such other term would increase any monetary obligation or materially increase any other obligation of the obligor or confer additional material rights to the holder of such Debt in a manner adverse to any Loan Party, the Administrative Agent or any Lender Party.

          (O)  PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Enter into, or
               -------------------------------------------
permit Holdings or any of its Subsidiaries to enter into, any agreement, instrument or other document which directly or indirectly prohibits or restricts in any manner, or would have the effect of prohibiting or restricting in any manner, the ability of any of the Borrower's Subsidiaries to (i) pay dividends or make any other distributions in respect of its Capital Stock or any other Equity Interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay or repay any Debt owed to the Borrower or any of its Subsidiaries, (ii) make loans or advances to the Borrower, or (iii) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, in each case except for Permitted Restrictions. Notwithstanding the foregoing, (x) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business consistent with industry practice shall not in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be, and (y) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to this Agreement may be subject to restrictions on the transfer or disposition thereof pursuant to such Lien.

          (P)  NEGATIVE PLEDGE. Enter into or suffer to exist, or permit
               ---------------
Holdings or any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Administrative Agent and the Lender Parties, (ii) in favor of the Canadian Administrative Agent and the Canadian Lenders pursuant to the terms of the Canadian Loan Documents,
(iii) pursuant to the Subordinated Note Indenture or (iv) in connection with (A) any Surviving Debt and any Debt outstanding on the date a Subsidiary first becomes a Subsidiary or (B) any Debt permitted by Section 6.02(b)(v)(A) hereof, provided that the prohibition in this clause (B) extends only to the assets
-------- ----
subject to such Liens.

          (Q)  PARTNERSHIPS. Become a general partner in any general or limited
               ------------
partnership, or permit Holdings or any of its Subsidiaries to do so, other than any Subsidiary of the Borrower the sole assets of which consist of its interest in such a partnership.

          (R)  TRANSACTIONS WITH AFFILIATES. Enter into any transaction,
               ----------------------------
including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(i) otherwise permitted under this Agreement, (ii) in the ordinary course of the applicable Loan Party's business and (iii) upon fair and reasonable terms no less favorable to any Loan Party than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate; provided that, (x)
                                                           -------- ----
each such transaction involving consideration to either party in excess of $1,000,000, is disclosed in advance to the Administrative Agent and, concurrently with such disclosure, the Borrower delivers to the Administrative Agent an Officer's Certificate addressed and delivered to the Administrative Agent and the Lenders certifying that such affiliate transaction has been approved by a majority of the members of the Board of Directors of the Borrower that are disinterested in such transaction, if any, (y) each such transaction involving consideration to either party in excess of $5,000,000, shall in addition require that the Borrower, prior to the consummation thereof, obtain and provide to the Administrative Agent and the Lenders a written favorable opinion as to the fairness of such transaction to the Borrower from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation, and (z) all such transactions existing as of the date hereof are described on Schedule 6.02(r). Notwithstanding the foregoing:

               (i) nothing contained in this Section 6.02(r) shall be deemed to prohibit any Exempted Affiliate Transaction except that, notwithstanding any contrary provision hereof, no payment of fees under any Genstar Agreement may be made by any Loan Party if a Default has occurred and is continuing; and

               (ii) Debt payable by Holdings to Domtar Industries Inc. under the Domtar Note may be set off against Domtar's liabilities to Panolam Canada under the Asset Purchase Agreement dated February 15, 1996 between Panolam Canada and Domtar, as amended.

          (S)  EXCLUDED MELAMINE SUBS. Any contrary provision of this Agreement
               ----------------------
or any other Loan Document notwithstanding, the Borrower shall not and shall not permit Holdings or any of its Subsidiaries to (i) sell, contribute or otherwise transfer any assets to or for the benefit of either of the Excluded Melamine Subs or (ii) permit either of the Excluded Melamine Subs to have any assets or liabilities (other than liabilities required by law in connection with the maintenance of its corporate existence) or to engage in any business activities.

          SECTION 6.03. REPORTING REQUIREMENTS.
                        ----------------------

          So long as any Loan or Unreimbursed Letter of Credit Liability shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing, furnish to the Administrative Agent and the
Lenders:

          (A)  DEFAULT NOTICE. As soon as possible and in any event within two
               --------------
days after the actual knowledge of the occurrence of each Default continuing on the date of such statement, a statement of the Chief Financial Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

          (B)  MONTHLY FINANCIALS. As soon as available and in any event within
               ------------------
45 days after the end of each Fiscal Month, financial information regarding the Borrower and its Subsidiaries, certified by the Chief Financial Officer of the Borrower (or, if the Borrower does not have a Chief Financial Officer, its Treasurer or Director of Finance), consisting of Consolidated and consolidating
(i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month and (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and except for the Projections). Such financial information shall be accompanied by a Compliance Certificate, which shall include a certification that such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of the Borrower and its Subsidiaries, on a Consolidated and consolidating basis, in each case as at the end of such month and for the period then ended.

          (C)  QUARTERLY FINANCIALS. As soon as available and in any event
               --------------------
within 45 days after the end of each of the first three quarters of each Fiscal Year of the Borrower: (i) Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail; (ii) a Quarterly Compliance Certificate; (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that fiscal quarter; and (iv) an accounts payable report for the Borrower and each of its Subsidiaries setting out the aging of their respective total outstanding balances of accounts payable as of the end of such fiscal quarter.

          (D)  ANNUAL FINANCIALS. As soon as available and in any event within
               -----------------
(i) 90 days after the Closing Date, audited financial statements for the Borrower and its Subsidiaries and for Pioneer, on a Consolidated and consolidating basis (as applicable, and recognizing that the consolidating financial statements will not be audited), consisting of balance sheets as at December 31, 1998 and the related statements of operations, income, stockholders' equity and cash flows and (ii) 90 days after the end of each Fiscal Year (commencing with the 1999 Fiscal Year), audited financial statements for the Borrower and its Subsidiaries on a Consolidated and consolidating basis (recognizing that the consolidating financial statements will not be audited), consisting of balance sheets and statements of operations, income, stockholders' equity and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which financial statements referred to in clauses (i) and (ii) shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to the Administrative Agent. The financial statements required by clause (ii) above shall be accompanied by (A) a Quarterly Compliance Certificate, (ii) a letter from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention during such audit examination to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, provided that such letter can be obtained without any additional cost to any Loan Party, and (iii) the annual letters to such accountants (to the extent not subject to attorney-client privilege) in connection with their audit examination detailing contingent liabilities and material litigation matters. Requirements to provide audited financial information hereunder with respect to the Borrower and its Subsidiaries on a Consolidated basis may be satisfied by providing the same financial information for Holdings and its Subsidiaries on a Consolidated basis so long as the requisite adjustments for such alternate presentation are clearly shown therein in a manner satisfactory in form and substance to the Administrative Agent and the Required Lenders.

          (E)  ANNUAL OPERATING PLAN. As soon as available and in any event no
               ---------------------
later than 60 days after the end of each Fiscal Year (except that this Section 6.03(e) shall not be applicable following the consummation of an Initial Public Equity Offering), an annual operating plan for the Borrower and its Subsidiaries, approved by the Board of Directors of the Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow forecasts and Borrowing availability forecasts, all prepared on a Consolidated and business unit basis and in similar detail as that on which operating results are reported (and in the case of cash flow forecasts, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

          (F)  ERISA EVENTS. Promptly and in any event within 30 days after any
               ------------
Loan Party or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to any Loan Party or any of its ERISA Affiliates has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto; provided that no notice shall be required under this Section 6.03(f) for any ERISA Event unless such ERISA Event has resulted in or is reasonably likely to result in liability of any Loan Party in excess, either individually or in the aggregate with all other ERISA Events which have occurred or are reasonably expected to occur, of $2,000,000.

          (G)  PLAN TERMINATIONS. Promptly and in any event within ten Business
               -----------------
Days after receipt thereof by any Loan Party or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of any Loan Party or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan, provided that, with respect to the Plan of an ERISA Affiliate that is not a Loan Party, such notice shall not be required if it is reasonably anticipated that such action will not result in liability of a Loan Party in excess of $2,000,000.

          (H)  PLAN ANNUAL REPORTS. Promptly and in any event within 30 days
               -------------------
after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to (i) each Plan of each Loan Party and (ii) each Plan of each ERISA Affiliate that is not a Loan Party if such Plan has an Insufficiency in excess of $2,000,000.

          (I)  MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within ten
               --------------------------
Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates, copies of each notice concerning (i) the imposition of Withdrawal Liability in excess of $1,000,000 by any such Multiemployer Plan,
(ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii) if such amount exceeds $1,000,000; provided that with respect to any notice received by an ERISA
            -------- ----
Affiliate that is not a Loan Party it is reasonably anticipated that such action may result in liability of a Loan Party in excess of $2,000,000.

          (J)  LITIGATION. Promptly after learning of the commencement thereof,
               ----------
notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party of the type described in Section 5.01(h), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party of any litigation required to be disclosed under this Section 6.03(j).

          (K)  SECURITIES REPORTS. Promptly after the sending or filing thereof,
               ------------------
copies of
all (i) proxy statements, financial statements and reports that any Loan Party sends to its stockholders, and (ii) regular, periodic and special reports, and all registration statements, that any Loan Party files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (L)  CREDITOR REPORTS. Promptly after the furnishing thereof, copies
               ----------------
of any statement or report furnished to any other holder of the securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.03.

          (M)  AGREEMENT NOTICES. Promptly upon receipt thereof, copies of all
               -----------------
default and other material notices, requests and other documents received by any Loan Party under or pursuant to any Related Document or Material Contract and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and the Material Contracts as the Administrative Agent may reasonably request.

          (N)  ENVIRONMENTAL CONDITIONS. Promptly after the occurrence thereof,
               ------------------------
notice of any condition or occurrence on any property of any Loan Party that results in a material noncompliance by any Loan Party with any Environmental Law or Environmental Permit or could (i) form the basis of an Environmental Action against any Loan Party or such property that could have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law; provided that notices need be given for any condition set forth on Schedule 5.01(l)(i), 5.01(l)(ii) or 5.01(l)(iii) only to the extent that such condition has materially or adversely changed.

          (O)  COLLATERAL REPORTS. From and after the Closing Date and until the
               ------------------
last to occur of (i) the Revolving Commitment Termination Date, (ii) the Term A Termination Date and (iii) the Term B Termination Date, deliver to the Administrative Agent and/or the Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates) at the times, to the Persons and in the manner set forth in Schedule II.

          (P)  OTHER INFORMATION. Such other information respecting the
               -----------------
business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

          SECTION 6.04. FINANCIAL COVENANTS. So long as any Loan or Unreimbursed
                        -------------------
Letter of Credit Liability shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, unless the Required Lenders otherwise consent in writing:

          (A)  MAXIMUM CONSOLIDATED LEVERAGE RATIO. At all times from and after
               -----------------------------------
the Closing Date, the Borrower shall maintain a Consolidated Leverage Ratio for the Borrower and its Subsidiaries below the levels specified for the periods indicated, which ratio shall be tested as of the last day of each fiscal quarter ending during any period indicated below (commencing June 30, 1999):

                                                                MAXIMUM CONSOLIDATED
                            PERIOD                                LEVERAGE RATIO
                         -----------                            --------------------
     Closing Date through and including September 30, 1999           5.00:1.0
     October 1, 1999 through and including December 31, 1999         4.80:1.0
     January 1, 2000 through and including March 31, 2000            4.65:1.0
     April 1, 2000 through and including June 30, 2000               4.50:1.0
     July 1, 2000 through and including September 30, 2000           4.35:1.0
     October 1, 2000 through and including December 31, 2000         4.15:1.0
     January 1, 2001 through and including March 31, 2001            4.00:1.0
     April 1, 2001 through and including June 30, 2001               3.85:1.0
     July 1, 2001 through and including September 30, 2001           3.70:1.0
     October 1, 2001 through and including September 30, 2002        3.50:1.0
     October 1, 2002 through and including September 30, 2003        3.25:1.0
     October 1, 2003 and thereafter                                  3.00:1.0

          (B)  MINIMUM FIXED CHARGE COVERAGE RATIO. At all times from and after
               -----------------------------------
the Closing Date, the Borrower shall maintain a ratio of (i) Consolidated EBITDA of the Borrower and its Subsidiaries for the four fiscal quarter period ending on the last day of the applicable fiscal quarter to (ii) Consolidated Fixed Charges for such period, above the levels specified for the periods indicated, which ratio shall be tested as of the last day of each fiscal quarter ending during any period indicated below (commencing June 30, 1999):

                                                                           MINIMUM FIXED CHARGE COVERAGE
                              PERIOD                                                  RATIO
                         --------------                                    -----------------------------
     Closing Date through and including December 31, 1999                            1.000:1.0
     January 1, 2000 through and including March 31, 2000                            1.025:1.0
     April 1, 2000 through and including June 30, 2000                               1.050:1.0
     July 1, 2000 through and including September 30, 2000                           1.075:1.0
     October 1, 2000 through and including December 31, 2001                         1.100:1.0
     January 1, 2002 and thereafter                                                  1.150:1.0

          (C)  MINIMUM INTEREST COVERAGE RATIO. At all times from and after the
               -------------------------------
Closing Date, the Borrower shall maintain a ratio of (i) Consolidated EBITDA of the Borrower and its Subsidiaries for the four fiscal quarter period ending on the last day of the applicable fiscal quarter to (ii) Consolidated Interest Expense, above the levels specified for the periods indicated, which ratio shall be tested as of the last day of each fiscal quarter ending during any period indicated below (commencing June 30, 1999):

                                                                              MINIMUM INTEREST
                                 PERIOD                                        COVERAGE RATIO
                             -------------                                   ------------------
     Closing Date through and including September 30, 1999                      1.90:1.0
     October 1, 1999 through and including March 31, 2000                       2.00:1.0
     April 1, 2000 through and including June 30, 2000                          2.10:1.0
     July 1, 2000 through and including September 30, 2000                      2.20:1.0
     October 1, 2000 through and including March 31, 2001                       2.25:1.0
     April 1, 2001 through and including June 30, 2001                          2.35:1.0
     July 1, 2001 through and including September 30, 2001                      2.45:1.0
     October 1, 2001 through and including September 30, 2002                   2.50:1.0
     October 1, 2002 through and including September 30, 2003                   2.75:1.0
     October 1, 2003 and thereafter                                             3.00:1.0

          (D)  CAPITAL EXPENDITURES. The Borrower and its Subsidiaries shall not
               --------------------
make any Capital Expenditures that would cause the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries (including, with respect to Pioneer (and each other Loan Party), any Capital Expenditures made on or after January 1, 1999 but excluding any Capital Expenditures consisting of purchases or trade-ins of replacement assets pursuant to Section 6.02(e)(i) to the extent of the proceeds received on the asset sold or traded) in any Fiscal Year set forth below to exceed the amount set forth below for such period (the "BASE AMOUNT") plus up to 50% of the unused Base Amount of Capital Expenditures,
 -----------   ----
if any, from the prior Fiscal Year:

                                                       BASE AMOUNT OF
               FISCAL YEAR                       MAXIMUM CAPITAL EXPENDITURES
               -----------                       ----------------------------

                 1999                                     $23,000,000
                 2000                                      16,000,000
                 2001 and thereafter                       12,000,000


          (e)  Minimum Consolidated EBITDA. At all times from and after June 30,
               ---------------------------
1999, the Borrower and its Domestic Subsidiaries shall not permit Consolidated EBITDA for any period of four consecutive fiscal quarters ending on or after June 30, 1999 to be less than $20,000,000.

                                 ARTICLE VII.
                               EVENTS OF DEFAULT

          SECTION 7.01. EVENTS OF DEFAULT. If any of the  following  events
                        -----------------
("EVENTS  OF  DEFAULT")  shall  occur and be continuing:
  -------------------

          (a) (i) the Borrower shall fail to pay any principal of any Loan when the same becomes due and payable, or (ii) the Borrower shall fail to pay any interest on any Loan within three Business Days after the same becomes due and payable, or (iii) any Credit Party shall fail to make any other payment under any Loan Document within three Business Days after the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been materially incorrect in any respect when made; or

          (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6.01(e), (f), or (o), 6.02, 6.03 (other than 6.03(h)) or 6.04; or

          (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

          (e) any Loan Party shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party that is outstanding in a principal amount of at least $2,000,000 in the aggregate (but excluding the Domtar Note and Debt outstanding hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Event of Default (as such term is defined in the Canadian Credit Agreement) shall occur and be continuing (and has not been waived) under the Canadian Credit Agreement; or

          (g) any Loan Party shall generally not pay its debts as such debts become due, or shall otherwise become insolvent, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, dissolution, suspension of general operations, reorganization, arrangement, adjustment, protection, relief, or composition of or stay of enforcement against it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver, receiver and manager, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

          (h) any judgment or order for the payment of money in excess of $2,000,000 shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any final non-monetary and non-appealable judgment or order shall be rendered against any Loan Party that could reasonably be expected to have a Material Adverse Effect; or

          (j) any provision of any Loan Document after delivery thereof pursuant to Section 4.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (k)  any Collateral Document after delivery thereof pursuant to
     Section 4.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral, purported to be covered thereby or otherwise become materially impaired; or

          (l) any ERISA Event shall have occurred with respect to a Plan of any Loan Party or any of its ERISA Affiliates and the liability of the Loan Parties with respect to such ERISA Event exceeds or could reasonably be expected to exceed, either individually or in the aggregate with the liability of the Loan Parties for all other ERISA Events which have occurred or are reasonably expected to occur, $2,000,000; or

          (m) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan which would, either individually or in the aggregate with other payments of Withdrawal Liability by the Loan Parties with respect to all Multiemployer Plans, increase the amounts contributed by the Loan Parties to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such Withdrawal Liability is incurred by an amount exceeding $1,000,000; or

          (n) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed by the Loan Parties to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

     (o)  a Change of Control shall have occurred; or

     (p) any Guarantor shall fail to comply with the provisions of Section 7(b) of the Guaranty;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Appropriate Lender to make Loans and of any Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in
                                                      --------  -------
the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the United States Bankruptcy Code, (x) the obligation of each Lender to make Loans and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     SECTION 7.02. ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON
                        ------------------------------------------------
DEFAULT. If any Event of Default shall have occurred and be continuing, the
-------
Administrative Agent shall at the request, or may with the consent of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 7.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent for the benefit of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the Letter of Credit Cash Collateral Account an amount equal to the total Letter of Credit Usage then outstanding (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Administrative Agent and each Lender Party, a continuing security interest in all amounts at any time on deposit in the Letter of Credit Cash Collateral Account to secure all Letter of Credit Obligations from time to time outstanding). If at any time the Administrative Agent determines that any funds held in the Letter of Credit Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the total Letter of Credit

Usage, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Letter of Credit Cash Collateral Account, an amount equal to the excess of (a) such Letter of Credit Usage over (b) the total amount of funds, if any, then held in the Letter of Credit Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                 ARTICLE VIII.
                           THE ADMINISTRATIVE AGENT

          SECTION 8.01. AUTHORIZATION AND ACTION. Each Lender Party hereby
                        ------------------------
appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto, including, without limitation, to execute and enter into on behalf of the Lender Parties the Intercreditor Agreement and the Collateral Documents (and each Lender Party hereby agrees to be bound by the terms of such Intercreditor Agreement and Collateral Documents). As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes, if any), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders or such other number of Lender Parties as may be expressly required by any Loan Document, and such instructions shall be binding upon all Lender Parties and all holders of Notes, if any; provided, however, that the
                                          --------  -------
Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 8.02. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the
                        ------------------------------------
Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07;
(ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vii) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System.

          SECTION 8.03. AGENTS AND AFFILIATES. With respect to its Commitments
                        ---------------------
and the Loans made by it, any Letters of Credit Issued by it and any Notes issued to it, each Agent shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the terms "Lender" or "Lenders" and "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Agent were not an Agent and without any duty to account therefor to the Lender Parties.

          SECTION 8.04. LENDER CREDIT DECISION. Each Lender acknowledges that it
                        ----------------------
has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05. INDEMNIFICATION. Each Lender severally agrees to
                        ---------------
indemnify the Agents and the Lead Arranger (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agents or the Lead Arranger or any of them in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agents or the Lead Arranger or any of them under the Loan Documents; provided, however, that no Lender shall
                                         --------  -------
be liable to any such Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the applicable Agent or Lead Arranger, as the case may be, promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under
Section 9.04, to the extent that such Agent or the Lead Arranger, as the case may be, is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 8.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Loans (other than unreimbursed Letter of Credit Drawings) outstanding at such time and owing to the respective Lenders,
(b) their respective Revolving Pro Rata Shares of the aggregate Letter of Credit Obligations outstanding at such time, plus (c) their respective Unused Revolving
                                      ----
Commitments at such time. In the event that any defaulted Loan shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Facility under which such defaulted Loan was required to have been made shall be considered to be unused for purposes of this Section 8.05 to the extent of the amount of such defaulted Loan. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Agent or the Lead Arranger, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse any Agent or the Lead Arranger, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent, the Lead Arranger or the Syndication Agent, as the case may be, for such other Lender's ratable share of such amount.

          SECTION 8.06. SUCCESSOR ADMINISTRATIVE AGENTS. The Administrative
                        -------------------------------
Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed upon between the Borrower and such successor.

          SECTION 8.07. DOCUMENTATION AGENT. Notwithstanding anything herein to
                        -------------------
the contrary, the Documentation Agent has no rights or obligations in such capacity under any of the Loan Documents.

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

          SECTION 8.08. MINISTERIAL ACTS. The duties of the Administrative Agent
                        ----------------
and the Syndication Agent shall be ministerial and administrative in nature, and the Administrative Agent and the Syndication Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship with any Lender Party (or any participant, Affiliate, Approved Fund or SPV of any Lender Party).

                                  ARTICLE IX.
                                 MISCELLANEOUS

          SECTION 9.01. AMENDMENTS, ETC.; RELEASE OF COLLATERAL. (a) Except as
                        ---------------------------------------
otherwise provided in the Intercreditor Agreement, no amendment or waiver of any provision of this Agreement, any Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (and, in the case of any such amendment, the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that notwithstanding the foregoing or any
                 --------  -------
contrary provision of the Intercreditor Agreement, (i) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender which is, at such time, a Defaulting Lender), do any of the following at any time: (A) change the percentage of the Commitments or of the aggregate unpaid principal amount of any Loans or Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or under the Intercreditor Agreement, or change the definition of Required Lenders or Supermajority Lenders, or (B) amend this Section 9.01, or (C) release all or substantially all of the Collateral or (D) release any Guarantor from its obligations under the Guaranty, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has an outstanding Loan or Commitment under the Facility affected by such amendment, waiver or consent, (A) increase the Commitments of such Lender or subject such Lender to any additional obligations, (B) reduce the principal of, or interest on, any Loans made or Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (C) postpone any date fixed for any payment of principal of, or interest on, any Loans made or Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Supermajority Lenders, increase the advance rate percentages set forth in the definition of the Borrowing Base Amount or make less restrictive the definition of Eligible Receivables or Eligible Inventory, and (iv) no amendment, waiver or consent shall, unless in writing and signed by the Supermajority Lenders and each Lender that has an outstanding Loan or Commitment under the Facility affected by such amendment, waiver or consent, change the order of application of any prepayment set forth in Section 2.04 in any manner that materially affects such Lender (it being expressly understood that other provisions of Section 2.04, including those providing for and requiring prepayments, may be waived or amended by the Supermajority Lenders); provided further that no amendment, waiver or consent
                        -------- -------
shall, unless in writing and signed by the Swing Line Lender or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Lenders or of the Issuing Banks, as the case may be, under this Agreement; and provided further
                                                             -------- -------
that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

          (b) So long as no Default under Section 7.01(a) or 7.01(g) and no Event of Default has occurred and is continuing: upon the request of the Borrower, and without the consent of the Lenders or the Required Lenders, the Administrative Agent is authorized to (i) release from the Lien of any Collateral Document any item or items of Collateral comprising less than all or substantially all of the Collateral at the time of such release (and, if such Collateral consists of all of the Borrower's or any of its Subsidiaries' interest in any Guarantor, to simultaneously release such Guarantor from its obligations under the Guaranty and the Collateral Documents) and (ii) execute any documents or instruments reasonably requested by the Borrower (as determined by the Administrative Agent) in connection therewith, but in each case only if
(x) such release is requested in conjunction with the consummation of any sale or other disposition of such Collateral by the Borrower or any of its Subsidiaries (or the creation of any Lien) that is not prohibited by this Agreement, and (y) the Borrower has delivered to the Administrative Agent an Officer's Certificate certifying that no Default under Section 7.01(a) or 7.01(g) or Event of Default has occurred and is continuing and that such sale or other disposition (or such creation of a Lien) is not prohibited by this Agreement.

          SECTION 9.02. NOTICES, ETC. Except as otherwise expressly provided
                        ------------
herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered as follows:

          If to the Borrower:                 Panolam Industries International, Inc.
                                              20 Progress Drive
                                              Shelton, CT 06484
                                              Attention: President
                                              Telecopier: (203) 225-0051

          If to any Initial Lender:           At its address for notices specified on
                                              its signature page hereto, or if not so
                                              specified, at its Domestic Lending Office
                                              specified opposite its name on Schedule
                                              I hereto

          If to any other Lender:             At its address for notices specified in the
                                              Assignment and Acceptance pursuant to which
                                              it became a Lender, or if an address for
                                              notices is not specified, at its Domestic
                                              Lending Office specified in such Assignment
                                              and Acceptance

          If to the Administrative Agent:     Credit Suisse First Boston
                                              11 Madison Avenue
                                              New York, NY 10010

                                              Attention:  Syndications Agency
                                              Telecopier: (212) 325-8304

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties (or, in the case of any Lender, as designated in a notice to the Borrower and the Administrative Agent). All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, IV or VIII shall not be effective until received by the Administrative Agent.

          SECTION 9.03. NO WAIVER, REMEDIES. No failure on the part of any
                        -------------------
Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04. COSTS AND EXPENSES.
                        ------------------

          (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent, the Lead Arranger and the Syndication Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent, the Lead Arranger and the Syndication Agent with respect thereto, with respect to advising the Administrative Agent, the Lead Arranger and the Syndication Agent as to their respective rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent, the Lead Arranger, the Syndication Agent, each Lender and each Issuing Bank in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, the Lead Arranger, the Syndication Agent and each Lender with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Lead Arranger, the Syndication Agent, each Lender, each Issuing Bank and each of their Affiliates and their officers, directors, employees, agents, trustees, investment advisors and other advisors (each, an "INDEMNIFIED
                                                                 -----------
     PARTY") from and against any and all claims, damages, losses, liabilities
     -----
     and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) this Agreement or any other Loan Document, the actual or proposed use of the proceeds of any Loan or of any Letter of Credit issued hereunder or any of the transactions contemplated hereby or by the other Loan Documents, or (ii) any acquisition or proposed acquisition (including, without limitation, the Pioneer Acquisition and any of the other transactions contemplated hereby) by any Loan Party or any of their respective Affiliates of all or any portion of the stock or substantially all the assets of Holdings or any of its Subsidiaries or (iii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against any Agent, the Lead Arranger, any Lender Party, any of their respective affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Loans or the Letters of Credit.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Loan, as a result of a payment or conversion pursuant to Section 2.05, acceleration of the maturity of any Loans pursuant to Section 7.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Loan upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 2.07(c), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

          (d) If any Credit Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Credit Party by the Administrative Agent or any Lender, in its sole discretion and the Borrower shall reimburse the Administrative Agent or such Lender on demand for any amounts so paid with interest thereon at the Default Rate from the date of such payment until so reimbursed.

          SECTION 9.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the
                        ----------------
continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 above to authorize the Administrative Agent to declare any Loans due and payable pursuant to the provisions of Section 7.01, each Lender Party and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and any Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the
                                                 --------  -------
failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its Affiliates may have.

          SECTION 9.06. BINDING EFFECT. This Agreement shall become effective
                        --------------
when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 9.07. ASSIGNMENTS AND PARTICIPATIONS
                        ------------------------------

          (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Loans owing to it and any Note or Notes held by it); provided, however,
                                                          --------  -------
     that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of (A) all of the Facilities, (B) the Revolving Facility and the Term A Facility, or (C) the Term B Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or Affiliate or Approved Fund of a Lender or an assignment of all of a Lender's rights and obligations under this Agreement or in respect of any Facility, the amount of the Commitments and/or Loans of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000, and shall be in integral multiples of $100,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee or to an Affiliate or Approved Fund of the assignor, (iv) except for any assignments by the Administrative Agent and any assignments to another Lender or an Affiliate, SPV or Approved Fund of the assigning Lender or of any other Lender, each assignment shall require the written consent of (A) the Administrative Agent and (B) unless a Default or Event of Default has occurred and is continuing, the Borrower, such consent in each case not to be unreasonably withheld or delayed, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500; provided, however, that no such
                                                 --------  -------
     fee shall be payable in the case of an assignment to an Affiliate, SPV or Approved Fund of the assigning Lender; and provided further that, in the
                                                -------- -------
     case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder), only a single such $3,500 fee shall be payable for all such contemporaneous assignments. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
     (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section
     4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
     (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be, and shall be bound by the terms of the Intercreditor Agreement.

          (c) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of, and principal amount of the Loans owing under each Facility to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be
                             --------
     conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit I
                                                                       ---------
     hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of notice of such assignment and a request for new Notes in favor of such assignee, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Loans and/or Commitments, as applicable, assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Loans and/or Commitments hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to such Loans and/or Commitments, as applicable, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibits VII-A, VII-B, VII-C and VII-D, as
                               ----------------------------     ------
     applicable.

          (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's
                                    --------  -------
     obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, any Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, any Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral; provided further that participants
                                          -------- -------
     shall have the same rights and benefits as Lenders under Section 2.07 but only to the extent that the Lender from which such participation is acquired would have had such rights and benefits.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
     Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Loan Party furnished to such Lender by or on behalf of any Loan Party; provided, however, that,
                                                    --------  -------
     prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle
                ---------------
     (an "SPV"), identified as such in writing from time to time by the Granting
          ---
     Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV
     -------- ----
     to make any Loan, and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment availability of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.07(h), any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. To the extent that an SPV assumes a Commitment and/or makes a Loan on behalf of a Granting Lender, such SPV shall be deemed a "Lender" for all purposes hereunder and under the other Loan Documents and shall be entitled to the same rights and benefits as such Granting Lender hereunder. This Section 9.07(h) may not be amended without the written consent of the SPV.

          SECTION 9.08. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC.
                        ------------------------------------------------------

          (a) This Agreement and the Notes (if any) shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION ANY OTHER ON OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER

     MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY IN THE COURTS OF ANY JURISDICTION.

          (c) THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          SECTION 9.09. EXECUTION IN COUNTERPARTS. This Agreement may be
                        -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.10. NO LIABILITY OF THE ISSUING BANKS. The Borrower assumes
                        ---------------------------------
all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the
                                                              ------
Borrower and each Lender shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower and each Lender, to the extent of any direct, but not consequential, damages suffered by the Borrower or such Lender that the Borrower or such Lender proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 9.11. CONFIDENTIALITY. Neither any Agent nor any Lender Party
                        ---------------
shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates or Approved Funds and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating the activities of such Lender Party or (d) in connection with customary filings with the National Association of Insurance Commissioners.

          SECTION 9.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE
                        --------------------
ADMINISTRATIVE AGENT, EACH OTHER AGENT, THE ISSUING BANKS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS, ANY LETTER OF CREDIT OR THE ACTIONS OF ANY AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      PANOLAM INDUSTRIES INTERNATIONAL, INC.,
                                         as Borrower


                                      By:______________________________________
                                          Robert J. Muller
                                          President and Chief Executive Officer

                                      By: _____________________________________
                                          Sara M. Foster
                                          Director of Finance and Secretary

                                   DLJ CAPITAL FUNDING, INC.,
                                      as an Initial Lender and as Syndication
                                      Agent


                                   By: /S/ [ILLEGIBLE SIGNATURE]
                                       ---------------------------------------
                                      Title: _________________________________

                                        CREDIT SUISSE FIRST BOSTON,
                                          as an Initial Lender and as
                                          Administrative Agent


                                        By: /s/ Judith E. Smith
                                            ---------------------------------
                                            Title: __________________________


                                        By: /s/ Kristin Lepri
                                            ---------------------------------
                                            Title:___________________________

                                   ROYAL BANK OF CANADA,
                                     as an Initial Lender and as Documentation
                                     Agent


                                   By: /s/ Colleen Roux
                                       ----------------------------------------
                                     Title:____________________________________


                                   ADDRESS FOR  NOTICES:

                                   Royal Bank of Canada
                                   Grand Cayman (North America No.1) Branch
                                   c/o New York Branch
                                   One Liberty Plaza
                                   New York, New York 10006-1404
                                   Attention:  Sharon Peters
                                   Telephone No.:  (212) 428-6369
                                   Facsimile No.:  (212) 428-2372

                                   WITH A COPY TO:

                                   Royal Bank of Canada
                                   One Liberty Plaza, 4th Floor
                                   New York, New York 10006-1404
                                   Attention:  Colleen Roux
                                   Telephone No.:  (212) 428-1614
                                   Facsimile No.:  (212) 428-2319

                                    Initial Lenders
                                    ---------------

                                    ABN AMRO BANK N.V., as an Initial Lender


                                    By: /s/ Dianne D. Barclay
                                        -------------------------------------
                                       Title: _______________________________


                                    By: /s/ Matthew Harvay
                                        -------------------------------------
                                       Title: _______________________________


                                    ADDRESSES FOR NOTICES:

                                    ABN AMRO Bank N.V.
                                    208 South LaSalle Street, Suite 1500
                                    Chicago, IL 60604-1003
                                    Attn:  Joe Coriaci, Credit Administration

                                    WITH A COPY TO:

                                    ABN AMRO Bank N.V.
                                    101 California Street, Suite 4550
                                    San Francisco, CA 94111-5812
                                    Attn: Dianne D. Barkley

                                    COMERICA BANK, as an Initial Lender


                                    By: /s/ Kimberly S. Kirsten
                                        -----------------------------------
                                       Title: _____________________________

                                   KEY CORPORATE CAPITAL INC., as an
                                   Initial Lender


                                   By: /s/ [ILLEGIBLE SIGNATURE]
                                       --------------------------------
                                      Title: __________________________

                                   U.S. BANK NATIONAL ASSOCIATION, as an
                                      Initial Lender


                                   By: /s/ Scott J. Bell
                                       -----------------------------------
                                      Title: _____________________________

                                   ADDRESS FOR NOTICES:

                                   National Corporate Banking Division
                                   U.S. Bank National Association
                                   555 S.W. Oak Street, Suite 400
                                   Portland, Oregon  97204
                                   Relationship Manager:  Aaron J. Gordon
                                   Title: Vice President
                                   Tel: (503) 275-6738
                                   Fax: (503) 275-5428

                                   EXHIBIT I

                       FORM OF ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement, dated as February 18, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement," the terms defined therein being used herein as
              ----------------
therein defined), among PANOLAM INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), the financial institutions and other entities
                  --------
party thereto as Lenders, DLJ CAPITAL FUNDING, INC., for itself as an Initial Lender and as Syndication Agent, CREDIT SUISSE FIRST BOSTON, for itself as an Initial Lender and as Administrative Agent, and ROYAL BANK OF CANADA, for itself as an Initial Lender and as Documentation Agent.

          The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows :

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1 hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes (if any) held by the Assignor and, to the extent that the Assignee has separately requested a Note or Notes payable to its order, requests on behalf of the Assignee that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments and/or Loans assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments and/or Loans assumed by the Assignee pursuant hereto and to the order of the Assignor in an amount equal to the Commitments and/or Loans retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.01(f) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents (including, without limitation, under the Intercreditor Agreement and the Collateral Documents) as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto, and without limiting the foregoing, the Assignee expressly agrees to be bound by the terms of the Intercreditor Agreement and the Collateral Documents; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender and, if applicable, as an Issuing Bank; and (vi) attaches any U.S. Internal Revenue Service forms required under
Section 2.09 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative
 --------------
Agent, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Administrative Agent and payment of the purchase price separately agreed between the Assignor and the Assignee, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender and, if applicable, an Issuing Bank thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Administrative Agent and payment of the purchase price separately agreed between the Assignor and the Assignee, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment

                                      1-2
and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   [NAME OF ASSIGNOR], as Assignor

                                   By________________________________
                                     Title:

                                   Dated:____________________________

                                   [NAME OF ASSIGNEE], as Assignee

                                   By________________________________
                                     Title:

                                   Dated:____________________________

                                   Domestic Lending Office:

                                   Eurodollar Lending Office:

Accepted and Approved this________
day of_____________, _____________

CREDIT SUISSE FIRST BOSTON,
as Administrative Agent

By________________________________
Title:

[Approved this_____day
of_______________, _______________

PANOLAM INDUSTRIES INTERNATIONAL, INC.

By________________________________
Title:]

                                  SCHEDULE 1
                                      to
                           ASSIGNMENT AND ACCEPTANCE

1.   BORROWER:                               Panolam Industries International,
     ---------
                                             Inc., a Delaware corporation

2.   NAME AND DALE OF CREDIT AGREEMENT:      Credit Agreement dated as of
     ---------------------------------
                                             February 18, 1999, and entered into
                                             among the Borrower, the financial
                                             institutions and other entities
                                             party thereto as Lenders, DLJ
                                             Capital Funding, Inc, for itself as
                                             an Initial Lender and as
                                             Syndication Agent, Credit Suisse
                                             First Boston, for itself as an
                                             Initial Lender and as
                                             Administrative Agent, and Royal
                                             Bank of Canada, for itself as an
                                             Initial Lender and as Documentation
                                             Agent.

3.   ASSIGNMENT DATE:                        _____________________
     ---------------

4.   AMOUNTS (AS OF ASSIGNMENT DATE):
     -------------------------------

                                      Revolving Facility      Term A Facility    Term B Facility
                                      ------------------      ---------------    ---------------
                                    (including outstanding
                                    Swing Line and Letter of
                                    Credit Participations)

a.   Total Commitments of All             $________             $_________          $_________
     Lenders

b.   Amount of Assignor's                 $________             $_________          $_________
     Commitment as of Assignment
     Date

c.   Amount of Assignor's                 $________             $_________          $_________
     Share of Loans and
     Participations Outstanding
     as of Assignment Date

d.   Percentage Interest (of                ____%                  ____%               ____%
     Total Commitments (or
     outstanding Loans. if there
     are no outstanding
     Commitments) of All
     Lenders) Assigned to
     Assignee

e.   Assignee's Total                     $________             $_________          $_________
     Commitment

f.   Amount of Outstanding                $________             $_________          $_________
     Loans and Participations
     Assigned to Assignee
     Term B Facility

g.   Assignor's Retained             ____%           ____%           ____%
     Commitment Percentage
     (or, if there are no
     outstanding Commitments
     under such Facility, the
     percentage of outstanding
     Loans of such Type
     retained by Assignor)

h.   Assignor's Retained           $________      $_________      $_________
     Commitment

i.   Amount of Outstanding         $________      $_________      $_________
     Loans and Participations
     Retained by Assignor

5.        Effective Date: (if other than date of    ___________________
          --------------
          acceptance by Administrative Agent)

                                  EXHIBIT II

                          FORM OF NOTICE OF BORROWING

                                    [Date]

Credit Suite First Boston, as Administrative Agent for the Lenders party to the Credit Agreement referred to below
11 Madison Avenue
New York, New York 10010
Attn. Syndications Agency

                    PANOLAM INDUSTRIES INTERNATIONAL, INC.

Ladies and Gentlemen:

          The undersigned, PANOLAM INDUSTRIES INTERNATIONAL INC., refers to the Credit Agreement, dated as of February 18, 1999 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit
                                                                   ------
Agreement," the terms defined therein being used herein as therein defined),
---------
among the undersigned, the financial institutions and other entities party thereto as Lenders, DLJ CAPITAL FUNDING, INC., for itself as an Initial Lender and as Syndication Agent, CREDIT SUISSE FIRST BOSTON, for itself as an Initial Lender and as Administrative Agent, and ROYAL BANK OF CANADA, for itself as an Initial Lender and as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement, that the undersigned hereby requests [Term A Loans] [Term B Loans][Revolving Loans] under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing"):
                                 ------------------

          (i)    The Business Day of the Proposed Borrowing is __________, ___.

          (ii) The Type of Loans comprising the Proposed Borrowing is [Term A Loans][Term B Loans) [Revolving Loans].

          (iii)  The aggregate amount of the Proposed Borrowing is $_________.

          (iv) The Interest Type of Loans comprising the Proposed Borrowing is [Base Rate Loans][Eurodollar Rate Loans].

          [(v)   The initial Interest Period for each Eurodollar Rate Loan made as part of the Proposed Borrowing is [one][two][three][six] month[s].]

          The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

               (A) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date of the Proposed Borrowing (which are true and correct as of such other date);

               (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes or would constitute a Default or an Event of Default; and

               (C) after giving effect to the Proposed Borrowing, the Borrowing Base Amount and the Revolving Commitments then in effect each exceed the Total Utilization of Revolving Commitments.

                                             Very truly yours,


                                             PANOLAM INDUSTRIES
                                             INTERNATIONAL, INC.


                                             By:________________________________
                                                Title:

                                  EXHIBIT III

                  FORM OF NOTICE OF CONVERSION/CONTINUATION

                                    [Date]

Credit Suisse First Boston, as Administrative Agent for the Lenders party to the Credit Agreement referred to below
11 Madison Avenue
New York, New York 10010
Attn: Syndications Agency

                    PANOLAM INDUSTRIES INTERNATIONAL, INC.

Ladies and Gentlemen:

          The undersigned, PANOLAM INDUSTRIES INTERNATIONAL INC., refers to the Credit Agreement, dated as of February 18, l999 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit
                                                                   ------
Agreement," the terms defined therein being used herein as therein defined),
---------
among the undersigned, the financial institutions and other entities party thereto as Lenders, DLJ CAPITAL FUNDING, INC., for itself as an Initial Lender and as Syndication Agent, CREDIT SUISSE FIRST BOSTON, for itself as an Initial Lender and as Administrative Agent, and ROYAL BANK OF CANADA, for itself as an Initial Lender and as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.05(c) of the Credit Agreement that the undersigned hereby requests [a Conversion under the Credit Agreement (the "Proposed Conversion") of $_______ in principal amount of presently outstanding
 -------------------
[Term A][Term B][Revolving] Loans that are [Base Rate][Eurodollar Rate] Loans [with an initial Interest Period ending ______ ___, ______ ] to [Base Rate][Eurodollar Rate] Loans on, ] [a Continuation under the Credit Agreement (the "Proposed Continuation") as Eurodollar Rate Loans of $________ in principal
      ---------------------
amount of presently outstanding [Term A][Term B][Revolving] Loans that are Eurodollar Rate Loans with an Interest Period ending ________ __ _____ The Interest Period for such Eurodollar Rate Loans is requested to be a [one][two][three][six]month period ending on _________ __, ____].

                                     III-1

          The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed [Conversion][Continuation]:

               (A) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed [Conversion] [Continuation], as though made on and as of such date other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date of the Proposed [Conversion] [Continuation] (which are true and correct as of such other date); and

               (B) no event has occurred and is continuing, or would result from such Proposed [Continuation](Conversion] that constitutes or would constitute a Default or an Event of Default.

                                             Very truly yours,


                                             PANOLAM INDUSTRY
                                             INTERNATIONAL, INC.


                                             By:________________________________
                                                Title:

                                     III-2

                                  EXHIBIT IV

                          FORM OF NOTICE OF ISSUANCE

                                    [Date]

Credit Suisse First Boston, as Administrative Agent for the Lenders party to the Credit Agreement referred to below
11 Madison Avenue
New York, New York 10010
Attn: Syndications Agency

[Name and address of
Issuing Bank
Attention: ______________]

                    PANOLAM INDUSTRIES INTERNATIONAL, INC.

Ladies and Gentlemen:

          The undersigned, PANOLAM INDUSTRIES INTERNATIONAL INC., refers to the Credit Agreement, dated as of February 18, 1999 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit
                                                                   ------
Agreement," the terms defined therein being used herein as therein defined),
---------
among the undersigned, the financial institutions and other entities party thereto as Lenders, DLJ CAPITAL FUNDING, INC., for itself as an Initial Lender and as Syndication Agent, CREDIT SUISSE FIRST BOSTON, for itself as an Initial Lender and as Administrative Agent, and ROYAL BANK OF CANADA, for itself as an Initial Lender and as Documentation Agent, and hereby gives you notice, pursuant to Section 3.02 of the Credit Agreement that the undersigned hereby requests the issuance of a Letter of Credit under the Credit Agreement, and in that connection sets forth below the information relating to such issuance (the "Proposed Issuance"):
 -----------------

          (i) The requested Business Day of the Proposed Issuance is _____ __, ____.

          (ii) The requested available amount of such Letter of Credit is $_____ __, ____.

          (iii) The requested expiration date of such Letter of Credit is _____ __, ____.

          (iv) The name and address of the beneficiary of such requested Letter of Credit is as follows:

                         _____________________________

                         _____________________________

                         _____________________________

          (v) The requested form of such Letter of Credit and a copy of the Letter of Credit Agreement are attached hereto as Schedule 1.

          The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Issuance:

               (A) the representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Issuance, before and after giving effect to the Proposed Issuance requested hereby, as though made on and as of such date, other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date of the Proposed Issuance (which are true and correct as of such other date);

               (B) no event has occurred and is continuing, or would result from the Proposed Issuance requested hereby, that constitutes or would constitute a Default or an Event of Default; and

               (C) after giving effect to the Proposed Issuance, (i) the aggregate amount for all Letters of Credit outstanding under the Credit Agreement does not exceed the lesser of (a) $4,000,000 and (b) the Net Borrowing Availability, and (ii) the amount of such Letter of Credit does not exceed the Unused Revolving Commitments of the Lenders on the Business Day of the Proposed Issuance.

                                             Very truly yours,


                                             PANOLAM INDUSTRIES
                                             INTERNATIONAL, INC.


                                             By:________________________________
                                                Title:

                                   EXHIBIT V

                    FORM OF NOTICE OF SWING LINE BORROWING

                                    [Date]

Credit Suisse First Boston, as Administrative Agent for the Lenders party to the Credit Agreement referred to below
11 Madison Avenue
New York, New York 10010
Attn: Syndications Agency

                    PANOLAM INDUSTRIES INTERNATIONAL, INC.

Ladies and Gentlemen:

          The undersigned, Panolam Industries International, Inc., refers to the Credit Agreement, dated as of February 18, l999 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit
                                                                   ------
Agreement," the terms defined therein being used herein as therein defined),
---------
among the undersigned, the financial institutions and other entities party thereto as Lenders, DLJ CAPITAL FUNDING, INC., for itself as an Initial Lender and as Syndication Agent, CREDIT SUISSE FIRST BOSTON, for itself as an Initial Lender and as Administrative Agent, ROYAL BANK OF CANADA, for itself as an Initial Lender and as documentation agent, and hereby gives you notice irrevocably, pursuant to Section 2.02(c) of the Credit Agreement that the undersigned hereby requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Swing Line Borrowing"):
                -----------------------------

          (i) The Business Day of the Proposed Swing Line Borrowing is ________ ___, ____.

          (ii) The amount of the Proposed Swing Line Borrowing is $____________.

          The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Swing Line
Borrowing:

               (A) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Swing Line Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date of the Proposed Swing Line Borrowing (which are true and correct as of such other date);

               (B) no event has occurred and is continuing, or would result from such Proposed Swing Line Borrowing or from the application of the proceeds therefrom, that constitutes or would constitute a Default or an Event of Default; and

               (C) after giving effect to the Proposed Swing Line Borrowing, the aggregate principal amount of all outstanding Swing Line Loans will not exceed the remainder of (x) the Borrowing Base Amount then in effect minus
                                                                          -----
     (y) the sum of (A) the aggregate amount of the Letter of Credit Obligations then outstanding, and (B) the aggregate principal amount of the Revolving Loans then outstanding.

                                             Very truly yours,


                                             PANOLAM INDUSTRIES
                                             INTERNATIONAL, INC.


                                             By:________________________________
                                                Title:

                                  EXHIBIT VI
                            FORM OF BORROWING BASE
                                  CERTIFICATE

                In connection with the Credit Agreement by and among PANOLAM INDUSTRIES INTERNATIONAL, INC. (the "Borrower"), the financial institutions and
                                     --------
other entities party thereto as Lenders, DLJ Capital Funding, Inc., for itself as an Initial Lender and as Syndication Agent, Credit Suisse First Boston, for itself as an Initial Lender and as Administrative Agent, and Royal Bank of Canada, for itself as an Initial Lender and as Documentation Agent (as amended, supplemented amended and restated or otherwise modified from time to time, the "Credit Agreement"), dated as of February 18, 1999, I, [NAME OF OFFICER], in my
 ----------------
capacity as [Chief Financial Officer] [Treasurer] [Director of Finance] of the Borrower, hereby certify that I am the duly elected and acting [Chief Financial Officer] [Treasurer][Director of Finance] of the Borrower and that.

                1. All information and each calculation set forth in the attached Schedule 1 is, and all supporting documentation and reports attached hereto as Schedule 2 are, to the best of my knowledge, true, correct and complete in all material respects as of the date hereof.

                2. All information and each calculation set forth in the attached Borrowing Base Certificate is based on the most recent financial statements of the Borrower delivered pursuant to Section 6.03(b), (c) or (d) of the Credit Agreement (except that, in the event that this Borrowing Base Certificate is delivered more than 40 days after the end of the most recently ended fiscal quarter of the Borrower, such Schedule 1 sets forth the Borrower's Eligible Receivables and Eligible Inventory as of the last day of the most recently ended fiscal month of the Borrower), and a balance sheet of the Borrower and its Subsidiaries as of the last day of such fiscal month, which has been prepared in accordance with GAAP (subject to year end audit adjustments) is attached hereto as Schedule 3.

                3. During the most recent fiscal quarter of the Borrower, [more than $1,000,000] [$1,000,000 or less] of the Collateral at any one time was being warehoused and/or processed at locations not owned or leased by any of the Credit Parties.

                Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Credit Agreement.

Executed this ____  day                 PANOLAM INDUSTRIES INTERNATIONAL,
of ____________,_______                 INC


                                        By: ________________________________

                                 EXHIBIT VII-A

                            FORM OF REVOLVING NOTE

$[______________]                                           Dated: ____________

          FOR VALUE RECEIVED, the undersigned, PANOLAM INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the
                                   --------
order of [NAME OF LENDER] (the "Lender") for the account of its Applicable
                                ------
Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Loans (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) on the Revolving Commitment Termination Date (as defined in the Credit Agreement).

          The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America in same day funds to the Lender in accordance with the provisions of Section 2.08 of the Credit Agreement. Each Revolving Loan owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Revolving Note; provided, however, that any failure to make such endorsement on
                --------  -------
such grid shall in no way alter, impair or limit the Borrower's obligations hereunder.

          This Revolving Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 18, 1999 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the
                                           ----------------
Borrower, the financial institutions and other entities party thereto as Lenders, DLJ Capital Funding, Inc., for itself as an Initial Lender and as Syndication Agent, Credit Suite First Boston, for itself as an Initial Lender and as Administrative Agent, and Royal Bank of Canada, for itself as an Initial Lender and as Documentation Agent. The Credit Agreement, among other things, (i) provides for the making of loans (the "Revolving Loans") by the Lender to the
                                       ---------------
Borrower from time to time in an aggregate principal amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Loan being evidenced by this Revolving Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower and any endorser of this Revolving Note hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                                    VII-A-1

          THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                             PANOLAM INDUSTRIES
                                             INTERNATIONAL, INC.

                                             By:____________________________
                                                Title:

                                    VII-A-2

                        REVOLVING LOANS AND PAYMENTS OF PRINCIPAL

================================================================================
Date   Amount of Revolving   Amount of Principal   Unpaid Principal   Notation
             Loan             Paid or Prepaid          Balance         Made By
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
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================================================================================

                                    VII-A-3

                                 EXHIBIT VII-B

                              FORM OF TERM A NOTE

$[__________]                                                 Dated: ___________

          FOR VALUE RECEIVED, the undersigned, PANOLAM INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the
                                   --------
order of [NAME OF LENDER] (the "Lender") for the account of its Applicable
                                ------
Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term A Loan (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) in consecutive quarterly installments according to the amortization schedule set forth in
Section 2.03(a) of the Credit Agreement until such principal amount has been paid in full with the last such installment owing under the Credit Agreement to be paid on the Term A Termination Date (as defined in the Credit Agreement).

          The Borrower promises to pay interest on the unpaid principal amount of the Term A Loan from the date of the Term A Loan until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America in same day funds to the Lender in accordance with the provisions of Section 2.08 of the Credit Agreement.

          This Term A Note is one of the Term A Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 18, 1999 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the
                                 ----------------
financial institutions and other entities party thereto as Lenders, DLJ Capital Funding, Inc., for itself as an Initial Lender and as Syndication Agent, Credit Suisse First Boston, for itself as an Initial Lender and as Administrative Agent, and Royal Bank of Canada, for itself as an Initial Lender as Documentation Agent. The Cat Agreement, among other things, (i) provides for a single Term A Loan by the Lender to the Borrower on the Closing Date (as defined in the Credit Agreement) in principal amount equal to the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term A Loan being evidenced by this Term A Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and a)so for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower and any endorser of this Term A Note hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                                    VII-B-1

          THIS TERM A NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                     PANOLAM INDUSTRIES
                                     INTERNATIONAL, INC.


                                     By:____________________________________
                                        Title:

                                    VII-B-2

                                 EXHIBIT VII-C

                              FORM OF TERM B NOTE

$[___________]                                              Dated:______________

          FOR VALUE RECEIVED, the undersigned, PANOLAM INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the
                                   --------
order of [NAME OF LENDER] (the "Lender") for the account of its Applicable
                                ------
Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term B Loan (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) in consecutive quarterly installments according to the amortization schedule set forth in
Section 2.03(b) of the Credit Agreement until such principal amount has been paid in full with the last such installment owing under the Credit Agreement to be paid on the Term B Termination Date (as defined in the Credit Agreement).

          The Borrower promises to pay interest on the unpaid principal amount of the Term B Loan from the date of the Term B Loan until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America in same day funds to the Lender in accordance with the provisions of Section 2.08 of the Credit Agreement.

          This Term B Note is one of the Term B Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 18, 1999 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the
                                 ----------------
financial institutions and other entities party thereto as Lenders, DLJ Capital Funding, Inc., for itself as an Initial Lender and as Syndication Agent, Credit Suisse First Boston, for itself as an Initial Lender and as Administrative Agent, and Royal Bank of Canada, for itself as an Initial Lender and as Documentation Agent, The Credit Agreement, among other things, (i) provides for a single Term 8 Loan by the Lender to the Barrier on the Closing Date (as defined in such Credit Agreement) in principal amount equal to the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term B Loan being evidenced by this Term B Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower and any endorser of this Term B Note hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                                    VII-C-1

          THIS TERM B NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                      PANOLAM INDUSTRIES
                                      INTERNATIONAL, INC,


                                      By:____________________________
                                         Title:

                                    VII-C-2

                                 EXHIBIT VII-D

                            FORM OF SWING LINE NOTE

$[___________]                                                Dated:____________

          FOR VALUE RECEIVED, the undersigned, PANOLAM INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (the "BOrrower"), HEREBY PROMISES TO PAY to the
                                   --------
order of [NAME OF LENDER] (the "Lender") for the account of its Applicable
                                ------
Lending Office {as defined in the Credit Agreement referred to below) the aggregate principal amount of the Swing Line Loans (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) on the Revolving Commitment Termination Date (as defined in the Credit Agreement).

          The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America in same day funds to the Lender in accordance with the provisions of Section 2.08 of the Credit Agreement. Each Swing Line Loan owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Swing Line Note; provided, however, that any failure to make such endorsement on
                 --------  -------
such grid shall in no way alter, impair or limit the Borrower's obligations hereunder.

          This Swing Line Note is one of the Swing Line Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of February 18, 1999 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement") among the
                                           ----------------
Borrower, the financial institutions and other entities party thereto as Lenders, DLJ Capital Funding, Inc., for itself as an Initial Lender and as Syndication Agent, Credit Suisse First Boston, for itself as an Initial Lender and as Administrative Agent, and Royal Bank of Canada, for itself as an Initial Lender and as Documentation Agent. The Credit Agreement, among other things, (i) provides for the making of Swing Line Loans by the Lender to the Borrower from time to time in an aggregate principal amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Swing Line Loan being evidenced by this Swing Line Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower and any endorser of this Swing Line Note hereby waive presentment, demand, protest and notice of any kind. No failure to exercise. and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                                    VII-D-1

          THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                        PANOLAM INDUSTRIES
                                        INTERNATIONAL, INC.


                                        By:________________________
                                           Title:

                                    VII-D-2

                  SWING LINE LOANS AND PAYMENTS OF PRINCIPAL

==============================================================================================================
  Date         Amount of Swing          Amount of Principal      Unpaid Principal         Notation
                  Line Loan               Paid or Prepaid           Balance               Made By
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
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==============================================================================================================

                                    VII-D-3

                                 EXHIBIT VIII

                       FORM OF COMPLIANCE CERTIFICATE /

                       QUARTERLY COMPLIANCE CERTIFICATE

                                    [Date]

Credit Suisse First Boston, as Administrative Agent for the Leaders party to the Credit Agreement referred to below
11 Madison Avenue
New York, New York 10010
Attn: Syndications Agency

RE: COMPLIANCE CERTIFICATE

          This certificate is given fin accordance with Section 6.03[(b)][(c)][(d)] of the Credit Agreement] [pursuant to a Permitted Acquisition under the Credit Agreement], dated as of February 18, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement," the terms defined therein being used herein as
           ----------------
therein defined), among PANOLAM INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), the financial institutions and other entities
                  --------
party thereto as Lenders, DLJ CAPITAL FUNDING, INC., for itself as an Initial Lender and as Syndication Agent, CREDIT SUISSE FIRST BOSTON, for itself as an Initial Lender and as Administrative Agent, and ROYAL BANK OF CANADA, for itself as an Initial Leader and as Documentation Agent. The undersigned hereby certifies that:

    (a) I am the [Chief Executive Officer] [Treasurer] [Director of Finance] of the Borrower,

    (b) I have reviewed the financial statements attached hereto as Schedule 1 and delivered with this Certificate [in accordance with Section 6.03[(b)][(c)][(d)] of the Credit Agreement] [in connection with a Permitted Acquisition], and such financial statements truthfully, accurately, and completely resent the financial condition of the Borrower and its Subsidiaries in all material respects as of the dates of such financial statements;

    (c) All financial information provided has been prepared in accordance with GAAP, and such information presents fairly, in accordance with GAAP, (subject to normal year-end adjustments) the financial position and results of operations of the Borrower and its Subsidiaries, on a Consolidated and consolidating basis, in each case as at the end of the relevant period and for the period then ended;

                                    VIII-I

     (d) I have reviewed the terms of the Credit Agreement and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered herewith, and such review [has not disclosed and I do not otherwise know of the existence, during or at the end of such accounting period or as of the date hereof, of any condition or event that constitutes a Default or an Event of Default] [has disclosed or I otherwise know of the existence, during or at the end of such accounting period or as of the date hereof, of one or more conditions or events that constitute Default(s) or Event(s) of Default and I have attached hereto as Schedule 2 a detailed description of the nature and period of existence thereof and the action the Borrower has taken and/or proposes to take with respect thereto]; and

     [(e) [Except as disclosed in paragraph (d) above and on Schedule 2 attached hereto,) the Borrower is in compliance with the financial covenants contained in Section 6.04 of the Credit Agreement, as detailed and computed on Schedule [2][3] attached hereto, and such calculations are true, correct and complete in all respects.]

          The foregoing certifications and the Schedules delivered with this Certificate in support hereof are made and delivered this day of

                                             PANOLAM INDUSTRIES
                                             INTERNATIONAL, INC.

                                             By:________________________________
                                                  Title:

                                    VIII-2

                                  SCHEDULE 1
                                  ----------

                             Financial Statements
                             --------------------

                                 See attached.

                                    VIII-3

                                 [SCHEDULE 2]

                        [Defaults / Events of Default]
                        ------------------------------

[Nature of Default/           Period of                Action Taken or
Event of Default              Existence                Proposed to Be Taken)
----------------              ---------                ---------------------

                                    VIII-4

                                SCHEDULE [2][3]

                             [TO BE INCLUDED WITH
                       QUARTERLY COMPLIANCE CERTIFICATE]

                      Compliance with Financial Covenants
                      -----------------------------------

--------------------------------------------------------

Quarterly Compliance Calculations for Fiscal
Quarter Ended:___________ (the "Compliance Period")'
--------------------------------------------------------

A.   Maximum Consolidated Leverage Ratio. Consolidated Leverage Ratio of the
     -----------------------------------
     Borrower and its Subsidiaries as of the last day of the Compliance Period:

     1.   Consolidated Total Debt (as of the last day of the
          Compliance Period)                                         $__________

     2.   Calculation of Consolidated EBITDA as defined
          in the Credit Agreement (far the period ending on
          the last day of the Compliance Period)                     $__________

          a.   Consolidated Net Income                               $__________

          b.   Minus the following, without duplication, and to the
               -----
               extent otherwise included or not otherwise deductible
               (as applicable) in determining Consolidated Net
               Income in accordance with GAAP:                       $__________

               (i)   Income tax credits                              $__________

               (ii)  Interest income                                 $__________

               (iii) Gain from extraordinary items                   $__________

               (iv)  Aggregate net gain during such period arising
                     from the sale, exchange or other disposition of
                     capital assets (including any fixed assets, all
                     inventory sold in conjunction with the
                     disposition of fixed assets and all
                     securities)                                     $__________

               (v)   Other non-cash gains which have been added in
                     determining Consolidated Net Income             $__________

               (vi)  Fees paid under any Genstar Agreement           $__________


____________________

* For periods of less than four consecutive quarters, annualization factor used in calculations:_______.

                                    VIII-5

          c.   Plus the following, without duplication, and to the
               ----
               extent deducted or not otherwise included (as applicable) in determining Consolidated Net Income in accordance with GAAP:

               (i)    Provision for income taxes                     $__________

               (ii)   Consolidated Interest Expense                  $__________

               (iii)  Loss from extraordinary items                  $__________

               (iv)   Non-cash charges (including
                      depreciation and amortization)                 $__________

               (v)    Amortized debt discount                        $__________

               (vi)   Aggregate net loss arising from the sale,
                      exchange or other disposition of capital
                      assets (including any fixed assets, all
                      inventory sold in conjunction with the
                      disposition of fixed assets and all
                      securities)                                    $__________

               (vii)  For the periods indicated on Schedule 1.0l(a)
                      to the Credit Agreement, the amounts indicated
                      on such Schedule 1.01(a) relating to historical
                      restructuring charges                          $__________

               (viii) Applicable Restructuring Costs                 $__________

               (ix)   Business interruption insurance proceeds
                      actually received                              $__________

     3.   Consolidated EBITDA                                        $__________
          (sum of items in A.2)

     4.   Actual Consolidated Leverage Ratio                          __________
          (A.1 divided by A.3)

     5.   Maximum Consolidated Leverage Ratio
          under Section 6.04(a) of the Credit Agreement               __________

B.   Minimum Fixed Charge Coverage Ratio. Fixed Charge Coverage Ratio on a
     -----------------------------------
     consolidated basis of Borrower and its Subsidiaries for the period ending on the last day of the Compliance Period:

     1.   Consolidated EBITDA                                        $__________
          (from A.3)

     2.   Consolidated Fixed Charges (as of the last day of the      $__________
          Compliance Period)

     3.   Actual Fixed Charge Coverage Ratio                          __________
          (B.1 divided by B.2)

                                    VIII-6

     4.   Minimum Fixed Charge Coverage Ratio under Section
          6.04(b) of the Credit Agreement                             __________

C.   Minimum Interest Coverage Ratio. Interest Coverage Ratio on a consolidated
     -------------------------------
     basis of the Borrower and its Subsidiaries for the period ending on the last day of the Compliance Period:

     1.   Consolidated EBITDA                                        $__________
          (from A.3)

     2.   Consolidated Interest Expense (as of the last day of       $__________
          the Compliance Period)

     3.   Actual Interest Coverage Ratio
          (C.1 divided by C.2)                                        __________

     4    Minimum Interest Coverage Ratio
          under Section 6.04(c) of the Credit Agreement               __________

D.   Capital Expenditures. Capital Expenditures of the Borrower and it
     --------------------
     Subsidiaries on a consolidated basis for the Fiscal Year ended _______ (the "Fiscal Year"):

     1.   Calculation of Maximum Capital Expenditures

          a.   Base Amount of Maximum Capital Expenditures
               from Section 6.04(d) of the Credit Agreement          $__________

          b    Plus 50% of the unused Base Amount of Capital
               Expenditures from the prior Fiscal Year               $__________

     2.   Maximum Capital Expenditures (D.1.a+ D.l.b)                $__________

     3.   Actual Capital Expenditures during the Fiscal Year         $__________

                                    VIII-7

                                   EXHIBIT X

                               FORM OF GUARANTY

          This GUARANTY dated as of February 18, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Guaranty")
                                                                      --------
is made by PANOLAM INDUSTRIES HOLDINGS, INC., a Delaware corporation ("Holdings"), PANOLAM GROUP, INC., a Delaware corporation ("Group"), and PII
  --------                                                  -----
SECOND, INC., a Delaware corporation ("PII Second" and together with Holdings
                                       ----------
and Group, the "Parent Guatantors"), and PANOLAM INDUSTRIES, INC., a Delaware
                -----------------
corporation ("Panolam US"), and PIONEER PLASTICS CORPORATION, a Delaware
              ----------
corporation ("Pioneer" and together with Panolam US, the "Subsidiary
              -------                                     ----------
Guarantors"), in favor of the financial institutions from time to time party to
----------
the Credit Agreement referred to below as the Agents and Lender Parties (such Agents and Lender Parties are each referred to individually herein as a "Guaranteed Party "and are collectively referred to herein as the "Guaranteed
 ----------------                                                  ----------
Parties"). Each of the Parent Guarantors and the Subsidies Guarantors, together
-------
with any future direct or indirect parent or subsidiary of the Borrower (as hereinafter defined) that agrees to be bound by the terms hereof, is referred to as a "Guarantor" and such entities collectively are referred to as the
      ---------
"Guarantors."
 ----------

                             PRELIMINARY STATEMENT

          PANOLAM INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), has entered into a Credit Agreement dated as of February 18, 1999
 --------
with the financial institutions from time to time party thereto as Lenders, DLJ CAPITAL FUNDING, INC., for itself as an Initial Lender and as Syndication Agent, CREDIT SUISSE FIRST BOSTON, for itself as an Initial Lender and as Administrative Agent (in such capacity, together with any successor appointed pursuant to Article VIII of such Credit Agreement, the "Administrative Agent"),
                                                        --------------------
and ROYAL BANK OF CANADA, for itself as an Initial Lender and as Documentation Agent (said agreement. as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit
                                                                 ------
Agreement," the terms defined therein and not otherwise defined herein being
---------
used herein as therein defined). Each Parent Guarantor owns, as of the date hereof, directly or indirectly, 100% of the capital stock of the Borrower. Each Subsidiary Guarantor is a wholly owned Subsidiary of the Borrower. Each Guarantor wi1l derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Loans and the issuance of Letters of Credit by the Agents and Lender Parties under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Loans and the Issuing Banks to issue Letters of Credit under the Credit Agreement from time to time, each Guarantor hereby agrees as follows:

          Section 1. Guaranty; Limitation of Liability.
                     ---------------------------------

          (a) Each Guarantor hereby unconditionally and irrevocably guarantees, on a joint and several basis, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal (including, without limitation, reimbursement of, and providing cash collateral for, amounts drawn or available to be drawn under Letters of Credit), interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"
                                                         ----------------------
and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Administrative Agent or any other Guaranteed Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all) amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent or any other Guaranteed Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

          (b) Any provision of this Guaranty to the contrary notwithstanding, the liability of each Subsidiary Guarantor under this Guaranty shall be limited to such maximum aggregate amount as would not render such Subsidies Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of any state or foreign law having similar effect.

          Section 2. Guaranty Absolute.
                     -----------------

          Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Guaranteed Party with respect thereto, The Obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Credit Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective. of whether any action is brought against the Borrower or any other Credit Party or whether the Borrower or any other Credit Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty is joint and several and shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or many other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Credit Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Credit Party under the Loan Documents or any other assets of the Borrower or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

          (f) any failure of any Guaranteed Party to disclose to the Borrower or any Guarantor any information relating to the financial condition, operations, properties or prospects of any other Credit Party now or in the future known to any Guaranteed Party (each Guarantor hereby waiving any duty on the part of the Guaranteed Parties to disclose such information); or

          (g) any other circumstance including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Guaranteed Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Credit Party or otherwise, all as though such payment had not been made,

          Section 3. Waivers and Acknowledgements.
                     ----------------------------
          (a) Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirements that the Administrative Agent or any other Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

          (b) Each Guarantor hereby waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Term B Termination Date shall have occurred and (iv) all Letters of Credit and Bank Hedge Agreements shall have expired or been terminated, the Administrative Agent and the other Guaranteed Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

          (b) Each Guarantor hereby agrees that any indebtedness of the Borrower now or hereafter owing to such Guarantor (the " Subordinated Debt") is
                                                         -----------------
hereby subordinated to all of the Guaranteed Obligations and all other amounts payable under this Guaranty and to all amounts payable in respect of the Subordinated Notes (the "Subordinated Note Obligations"), whether heretofore,
                         -----------------------------
now or hereafter created, and that without the prior consent of the Administrative Agent, the Subordinated Debt shall not be paid in whole or in part until the Guaranteed Obligations and all other amounts payable under this Guaranty and all Subordinated Note Obligations have been paid in full, all Letters of Credit and Bank Hedge Agreements shall have expired or been terminated, and the Credit Agreement has been terminated and is of no further force or effect, except that payments of principal and interest on the Subordinated Debt shall be permitted so long as no Default shall have occurred and be continuing, Each Guarantor agrees that it will not accept any payment of or on account of any Subordinated Debt at any time in contravention of the foregoing. At the request of the Administrative Agent, following the occurrence and during the continuance of an Event of Default, each Guarantor hereby agrees to direct the Borrower to pay to the Administrative Agent, for the account of the Administrative Agent and the other Guaranteed Parties, all or an part of the Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Guaranteed Obligations and all other amounts payable under this Guaranty, Each payment on the Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received in trust for the Administrative Agent and shall be paid over to the Administrative Agent immediately on account of the Guaranteed Obligations, but without otherwise affecting in any manner any Guarantor's liability under any of the provisions of this Guaranty. Each Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor's rights thereunder. If for any reason any Guarantor fails to file such claim at least 30 days prior to the last date on which such claim should be filed, the Administrative Agent, as such Guarantor's attorney-in-fact, is hereby authorized to do so in such Guarantor's name or, in the Administrative Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in reorganization, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Administrative Agent, for the account of the Administrative Agent and the other Guaranteed Parties, the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent, for the account of the Administrative Agent and the other Guaranteed Parties, all of such Guarantor's rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor's liability hereunder, the Administrative Agent will pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby appoints the Administrative Agent as its attorney-in-fact to exercise all of such Guarantor's voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrower.

          (c) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or
                                  ----- --
distribution is made by any Guarantor (a "Funding Guarantor") under this
                                          -----------------
Guaranty, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as
                      --- ----
hereinafter defined) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Guaranteed Obligations or any other Guarantor's Obligations with respect to this Guaranty. "Adjusted Net Assets" of any Guarantor at any date means the
                -------------------
lesser of (a) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities (including, without limitation, contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty) of such Guarantor at such date, and (b) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty) as they become absolute and matured.

          Section 5. Payments Free and Clear of Taxes Etc.
                     ------------------------------------

          (a) Except as otherwise provided in this Section 5, any and all payments made by any Guarantor hereunder shall be made, in accordance with
Section 2,09 of the Credit Agreement, free and clear of and without deduction for any Taxes. Except as otherwise provided in this Section 5, if any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or any other Guaranteed Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such other Guaranteed Party (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and
(iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Guarantor agrees to pay any present or future Other Taxes.

          (c) Except as otherwise provided in this Section 5, each Guarantor will indemnify the Administrative Agent and each other Guaranteed Party for the full amount of Taxes and Other Taxes, and for the full amount of Taxes imposed by any jurisdiction on amounts payable under this Section 5 paid by the Administrative Agent or such other Guaranteed Party (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Administrative Agent or such other Guaranteed Party (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by or on behalf of any Guarantor, such Guarantor will furnish to the Administrative Agent, at its address referred to in the Credit Agreement, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder by or on behalf of any Guarantor through an account or branch outside the United States or an behalf of any Guarantor by a payor that is not a United States person, if such Guarantor determines that no Taxes are payable in respect thereof, such Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes, For purposes of this Section 5(d) and Section 5(e), the terms "United
                                                                      ------
States" and "United States Person" shall have the meanings specified in Section
------       --------------------
7701 of the Internal Revenue Code.

          (e) Upon the reasonable request in writing of any Guarantor, each Guaranteed Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender, and on the date of the Assignment and Acceptance pursuant to which it became a Guaranteed Party in the case of each other Guaranteed Party, and from time to time thereafter upon the reasonable request in writing by any Guarantor or the Administrative Agent (but only so long thereafter as such Guaranteed Party remains lawfully able to do
so), provide the Administrative Agent and such Guarantor with Internal Revenue Service form 1001 (or W-8BEN) or 4224 (or W-8ECI), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Guaranteed Party is exempt from United States withholding tax on payments under the Credit Agreement, the Notes (if any) and this Guaranty. If any form or document referred to in this Section 5(a) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 (or W-8BEN) or 4224 (or W-8ECI), that the Guaranteed Party reasonably considers to be confidential, the Guaranteed Party shall give notice therefore to such Guarantor and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Guaranteed Party has failed to provide such Guarantor with the appropriate form described in Section 5(e) establishing an exemption from withholding tax (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided), such Guaranteed Party shall not be entitled to any payments or amounts from such Guarantor under Section 5(a) or indemnification under Section 5(c) with respect to Taxes imposed by the United States; provided, however, that should a Guaranteed Party become subject to
         -----------------
 Taxes because of its failure to deliver a four. required hereunder, such Guarantor shall take such steps as such Guaranteed Party shall reasonably request to assist such Guaranteed Party to recover such Taxes. Further, no party shall be entitled to any payments or amounts under Section 5(a) or indemnification under Section S(c) except as a result of a change in law occurring after such party acquired any interest in the Loans or the Notes. The foregoing sentence shall not apply to the extent of any payments, amounts or indemnification that the assignor to such party was entitled at the time of assignment or other transfer.

          (g) Without prejudice to the survival of any other agreement of any Guarantor hereunder or under any other Loan Document, the agreements and obligations of each Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

          (h) If a Guarantor is required to pay any additional amount to a Guaranteed Party or any taxing authority for the account of any Guaranteed Party pursuant to this Section 5, such Guarantor shall have the right, upon reasonable notice to the Guaranteed Party, to require such Guaranteed Party to use reasonable efforts to designate a different lending office for funding or booking its loan (or any loan participation) under the Credit Agreement or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the sole judgment of such Guaranteed Party, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 5, as the case may be, in the future and (B) would not cause such Guaranteed Party to suffer any economic, legal or regulatory disadvantage. With respect to the foregoing, each Guarantor hereby agrees to pay on demand all reasonable costs and expenses incurred by any Guaranteed Party in connection with any such designation or assignment.

          Section 6. Representations and Warranties.
                     ------------------------------

          Each Guarantor hereby represents and warrants as follows:

          (a) Such Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) The execution, delivery and performance by such Guarantor of this Guaranty and each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Guarantor's charter or by-laws,
(ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, Judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Guarantor, any of its Subsidiaries or any of their properties or (iv) except for the Liens created by the Collateral Documents, result in or requite the creation or imposition of any Lien upon or with respect to any of the properties of such Guarantor or any of its Subsidiaries.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by such Guarantor of this Guaranty or any other Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby and thereby, (ii) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any other Agent or Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

          (d) This Guaranty has been, and each of the other Loan Documents to which such Guarantor is a party have been, duly executed and delivered by such Guarantor and constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their respective terms.

          (e) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (f) Such Guarantor has, independently and without reliance upon the Administrative Agent or any other Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from any other Credit Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Credit Parties.

          Section 7. Covenants.
                     ---------

          (a) So long as any part of the Guaranteed Obligations shall remain unpaid or any Lender shall have any Commitment, each Guarantor agrees that if, under the terms of the Credit Agreement, the Borrower is required to cause such Guarantor or any of such Guarantor's Subsidiaries to take, or to refrain from taking, any action, or to comply with any requirements, obligations, limitations or restrictions contained therein, in each case whether individually or together with any other Credit Parties, such Guarantor shall, and shall cause each of its Subsidiaries to, take or refrain from taking (as the case may be) any such action and comply with all such requirements, obligations, limitations and restrictions.

          (b) Upon issuance of any Equity Interests by Holdings (other than (i) the issuance of stock options issued to management and other employees of Holdings and its Subsidiaries in the ordinary course of business and the issuance of Capital Stock of Holdings upon the exercise of such options, (ii) Equity Interests issued as Acquisition Consideration to the extent permitted under the Credit Agreement or (iii) Equity Interests used to repay the Domtar

Note), Holdings shall contribute the Net Cash Proceeds of such issuance to the Borrower as a Capital Contribution substantially concurrently with the issuance of such Equity Interests.

          Section 8.  Amendments Etc.
                      --------------

          (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (with the consent or at the direction of the Required Lenders except as otherwise provided in this Section 8 and except as otherwise provided in the Credit Agreement or the Intercreditor Agreement), in the case of any such amendment by each Guarantor (except as set forth in Section 8(b), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver
                                  --------  -------
or consent shall, unless in writing and signed by all of the Lenders (or by the Administrative Agent with the consent or at the direction of all of the Lenders), (i) further reduce or limit the liability of any Guarantor hereunder,
(ii) postpone any date fixed fir payment hereunder or xiii) change the number or percentage of Lenders required to take any action hereunder.

          (b) Upon the execution and delivery to the Administrative Agent by any Person of an Amendment to Guaranty in substantially the form of Exhibit XIV to the Credit Agreement (each, an "Amendment To Guaranty"), which Amendment to
                                   ---------------------
Guaranty need not be executed by any other Guarantor, and the acceptance thereof by the Administrative Agent, such Person shall be and become a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall include such Person and each reference in any other Loan Document to a `Guarantor," "Credit Party" or a "Loan Party" shall include such Person.

          Section 9.  Notices, Etc.
                      ------------

          All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Guarantor, addressed to it at its address set forth on the applicable signature page hereto or set forth in the Amendment to Guaranty pursuant to which such Guarantor became a Guarantor, if to the Administrative Agent or any Guaranteed Party, at its address specified in the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when, mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

          Section 10. No Waiver: Remedies.
                      -------------------

          No failure on the part of the Administrative Agent or any other Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver therefore shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 11. Right of Set-off.
                      ----------------

          Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 of the Credit Agreement to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of such Section 7.01, each Guaranteed Party and each of its respective Affiliates is hereby authorized, by each Guarantor, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Guaranteed Party or such Affiliate to for the credit or the account of such Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under this Guaranty, whether or not such Guaranteed Party shall have made any demand under this Guaranty and although such Obligations may be unmatured. Each Guaranteed Party agrees promptly to notify the applicable Guarantor after any such set-off and application; provided, however, that the
                                                  --------  -------
failure to give such notice shall not affect the validity of such set-off and application. The rights of each Guaranteed Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Guaranteed Party and its respective Affiliates may have.

          Section 12. Indemnification.
                      ----------------

          Without limiting any other Obligations of any Guarantor or remedies of the Guaranteed Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Guaranteed Party from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of such Guaranteed Party's legal counsel) suffered or incurred by such Guaranteed Party as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms; provided, however, that no
                                                     --------  -------
Guarantor shall be liable to a Guaranteed Party for losses directly caused by such Guaranteed Party's willful misconduct or gross negligence.

          Section 13. Continuing Guaranty: Assignments under the Credit
                      -------------------------------------------------
Agreement.
---------

          This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the last to occur of (i) the Revolving Commitment Termination Date, (ii) the Term A Termination Date, (iii) the Term B Termination Date and (iv) the expiration or termination of all Letters of Credit and Bank Hedge Agreements, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Guaranteed Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Guaranteed Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement(including, without )imitation, all or any portion of its Commitments, the Loans owing to it and any Note or Notes held by it) to any ether Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 9.07 of the Credit Agreement.

          Section 14. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
                      ------------------------------------------------------

          (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (b) EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, A%) ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT, EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY IN THE COURTS OF ANY JURISDICTION.

          (c) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS OR IS TO BE A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE

DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          (d) EACH GUARANTOR AND EACH GUARANTEED PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTEED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

       (Remainder of page intentionally blank. Signature pages follow.)

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                           PANOLAM INDUSTRIES HOLDINGS, INC.,
                                           a Delaware corporation



                                           By:_________________________________
                                              Title:

                                           Address for Notice:

                                           20 Progress Drive
                                           Shelton, Connecticut 06484
                                           Telecopier: (203) 225-0051
                                           Telephone:  (203) 925-1556
                                           Attention: Robert J. Muller

                                           PANOLAM GROUP, INC.,
                                           a Delaware corporation



                                           By:_________________________________
                                              Title:

                                           Address for Notice:

                                           20 Progress Drive
                                           Shelton, Connecticut 06484
                                           Telecopier: (203) 225-0051
                                           Telephone:  (203) 925-1556
                                           Attention: Robert J. Muller

                                           PII SECOND, INC.,
                                           a Delaware corporation



                                           By:_________________________________
                                              Title:

                                           Address for Notice:

                                           20 Progress Drive
                                           Shelton, Connecticut 06484
                                           Telecopier: (203) 225-0051
                                           Telephone:  (203) 925-1556
                                           Attention: Robert J. Muller


                                           PANOLAM INDUSTRIES, INC.,
                                           a Delaware corporation



                                           By:_________________________________
                                              Title:

                                           Address for Notice:

                                           20 Progress Drive
                                           Shelton, Connecticut 06484
                                           Telecopier: (203) 225-0051
                                           Telephone:  (203) 925-1556
                                           Attention: Robert J. Muller

                                           PIONEER PLASTIC CORPORATION,
                                           a Delaware corporation



                                           By:_________________________________
                                              Name:
                                              Title:

                                           Address for Notice:

                                           20 Progress Drive
                                           Shelton, Connecticut 06484
                                           Telecopier: (203) 225-0051
                                           Telephone:  (203) 925-1556
                                           Attention: Robert J. Muller

                                  EXHIBIT XI

                      FORM OF DEED OF TRUST (MORTGAGE) /
                      LEASEHOLD DEED OF TRUST (MORTGAGE)

     (Subject to such changes as may be satisfactory to the Administrative
        Agent for mortgage forms, leasehold forms and local law issues)



Recording at the Request of and
when Recorded Mail Original to:


Latham & Watkins
633 West 5th Street, Suite 4000
Los Angeles, California 90071
Attention: Nadia Shabaik

                    DEED OF TRUST AND ASSIGNMENT OF RENTS,
                        LEASES AND LEASEHOLD INTERESTS

          THIS DEED OF TRUST AND ASSIGNMENT OF RENTS, LEASES AND LEASEHOLD INTERESTS (hereafter, as amended, modified, replaced, consolidated and extended, the "Deed Of Trust") is made and entered into as of February 18, 1999 by and
     -------------
among [PANOLAM INDUSTRIES, INC.] [PIONEER PLASTICS CORPORATION J, a Delaware corporation ("Grantor"), [________], as trustee ("Trustee"), and CREDIT SUISSE
              -------                             -------
FIRST BOSTON, as Administrative Agent ("Beneficiary").
                                        -----------

                                   Recitals
                                   --------

          A. Panolam Industries [International, inc.] [Ltd.] (the "Borrower")
                                                                   --------
and Beneficiary are parties to that certain Credit Agreement, dated as of February 18, 1999, among Borrower, Beneficiary, DLJ Capital Funding, Inc., as Syndication Agent, Royal Bank of Canada, as Documentation Agent, and the other financial institutions named therein as lenders (as the same may be amended, restated, supplemented or otherwise Modified from time to time, the "Credit
                                                                     ------
Agreement"), under which Borrower will borrow Loans and will be afforded certain
---------
other financial accommodations. Unless otherwise defined herein, all capitalized terms are used in this Deed of Trust as they are defined in the Credit Agreement.

          B. Pursuant to that certain Guaranty (as it may be amended, supplemented or otherwise modified from time to time, the "Guaranty") of even
                                                           --------
date herewith, the Grantor has guaranteed all obligations of the Borrower under the Credit Agreement.

          C. It is a condition precedent: to the making of Loans and issuance of Letters of Credit by the Lender Parties under the Credit Agreement that the obligations of Grantor under the Guaranty be secured by liens and security interests covering certain property of Grantor, In connection therewith, Beneficiary has required that, and Grantor has agreed to, execute and deliver this Deed of Trust.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and in order to secure all of the obligations of Grantor under the Guaranty and the other Loan Documents (collectively with the obligations set forth herein, the "Obligations"), Grantor. Trustee and
                                   -----------
Beneficiary agree as follows:

                        ARTICLE I - CONVEYANCE IN TRUST

          1.01  Conveyance in Trust.  Grantor does hereby convey to Trustee in
                -------------------
trust, with power of sale, all of Grantor's right, title and interest in and to all of the following property (collectively, the "Trust Property") subject only
                                                  --------------
to Permitted Liens under the Credit Agreement:

          (a) the real property described in Exhibit "A" attached hereto and by this reference incorporated herein, including, with out limitation, all air rights with respect thereto (the "Land");
                                  ----

          (b) any and all buildings and all other improvements now on, or hereafter constructed on, the Land, and all fixtures now or hereafter affixed to, placed upon or used in connection with the Trust Property;

          (c) any and all lands, fixtures, structures, improvements, tenements and hereditaments of whatever kind or description and wherever situated, now owned by, or at any time hereafter acquired by or for, Grantor and contiguous or appurtenant to the Land, and all other things of whatsoever kind and in any way or at any time belonging or appurtenant to, or used in connection with, any of the other Trust Property;

          (d) any and all leases and leasehold rights now held or hereafter acquired by Grantor for use in connection with or belonging or appertaining to any of Grantor's real property now or hereafter subject to the lien of this Deed of Trust;

          (e) any and all additions, betterments and improvements hereafter acquired or constructed upon or in connection with any other property, real or personal, now or at any time hereafter subject to the lien of this Deed of Trust; and

          (f) any and all rights, powers, franchises, privileges, immunities, permits and licenses now or hereafter owned or possessed by Grantor that now or at any time hereafter may be necessary far, or appurtenant to, the use, operation, management, maintenance, renewal, alteration or improvement of any of the other Trust Property.

          This Deed of Trust is given for the purpose of securing in such order of priority as Beneficiary may elect, the indebtedness and obligations described in Section 1.03 hereof.
   ------------

          1.02  Status of Title. Grantor has good right to mortgage and convey
                ---------------
the Trust Property to Trustee and Beneficiary and will warrant and defend the sane to Trustee, Beneficiary and their respective successors and assigns against the lawful claims and demands of all persons except with respect to Permitted Encumbrances. Grantor agrees to protect, preserve and defend Trustee's and Beneficiary's interests in the Trust Property and tide thereto; to appear and defend this Deed of Trust in any action or proceeding affecting or purporting to affect the Trust Property, the lien or security interest of this Deed of Trust thereon, or any of the rights of Trustee or Beneficiary hereunder, and to pay all costs and expenses incurred by Trustee or Beneficiary in or in connection with any such action or proceeding, including reasonable attorneys' fees, at trial and on appeal, whether or not any such action or proceeding progresses to judgment and whether or not brought by or against Trustee or Beneficiary, Beneficiary shall be reimbursed for any such costs and expenses in accordance with the provisions of this Deed of Trust and the other Loan Documents. Trustee or Beneficiary, after notice to Grantor, may, but shall not be under any obligation to, appear or intervene in any such action or proceeding and retain counsel therein and defend the same or otherwise take such action therein as it be advised and may settle or compromise the same and, in that behalf and for any of such purposes, may expend and advance such sums of money as it reasonably may deem necessary, and shall be reimbursed therefor in accordance with the provisions of this Deed of Trust and the other Loan Documents.

          1.03  Obligations Secured. This Deed of Trust is made in trust,
                -------------------
however, for the purpose of securing all of the Obligations. Grantor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents. This Deed of Trust shall secure unpaid balances of all loans and other such extensions of credit made after this Deed of Trust is recorded pursuant to the Loan Documents. All future advances will have the same priority as the original advance. Any agreement thereafter made by Grantor and Beneficiary pursuant to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance to the extent allowed by law.

          1.04   After-Acquired Property. if Grantor hereafter acquires (a) any
                 -----------------------
property that is of the kind or nature described in Section 1.0. hereof and is
                                                    -----------
or is intended to become a part thereof, or (b) an interest in any of the Trust Property greater than the interest now held, then such property or interest shall, immediately upon such acquisition, become subject to the lien of this Deed of Trust as fully and complete) and with the same effect as though now owned by Grantor and specifically described herein, without need for the delivery and/or recording of a supplement to this Deed of Trust or any other instrument: but nevertheless Grantor shall from time to time, if requested by Trustee or Beneficiary, execute and deliver any and all such further assurances, conveyances and assignments thereof as Trustee or Beneficiary may reasonably require for the purpose of expressly and specifically subjecting to the lien of this Deed of Trust any and all such property or interest.

             ARTICLE II - COVENANTS CONCERNING THE TRUST PROPERTY

          2.01 Taxes and Governmental Impositions.
               ----------------------------------

          (a)  Payment. Grantor will pay, or cause to be paid, promptly, when
               -------
and as due, and, upon written request from Trustee or Beneficiary, will promptly exhibit to Beneficiary receipts for the payment of, a)1 taxes, assessments, charges, fees, fines and impositions of every nature whatsoever charged, imposed, levied or assessed or to be charged, imposed, levied or assessed upon or against the Trust Property or any part thereof, or upon the interest of Trustee or Beneficiary in the Trust Property, as well as all income taxes, assessments and other governmental charges lawfully levied and imposed by the United States or any state, county, municipality or other taxing authority in respect of the Trust Property or any part thereof or any charge that, if unpaid, would or could become a lien or charge upon the Trust Property, or any part thereof (collectively, the "Impositions").
                            -----------

          (b)  Contests. Grantor shall have the right before any delinquency
               --------
occurs to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying or extending Grantor's covenant to pay any such Imposition at the time and in the manner provided in Section 2.01(a)
                                                          ---------------
hereof, unless Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest or object to an Imposition, and unless: (i) the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Impositions prior to final determination of such proceedings; or (ii) Grantor shall furnish a good and sufficient bond or surety in the amount of the Impositions that are being contested plus any interest and penalty that may be imposed thereon and that could become a lien against the Trust Property and in a manner to stay or prevent the sale, or other security reasonably satisfactory to Beneficiary; or
(iii) Grantor shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings; or (iv) Grantor shall have paid such Impositions under protest and is suing to recover any refunds thereof. Subject to the foregoing, and if Beneficiary shall so request, within sixty days after the date when an Imposition is due and payable, Grantor shall deliver to Beneficiary evidence reasonably acceptable to Beneficiary showing the payment of such Imposition.

          (c)  Payment by Beneficiary. Beneficiary shall have the right, after
               ----------------------
demand to Grantor, to pay any Imposition after the date such Imposition shall have become due, unless Grantor shall be contesting such Imposition pursuant to
Section 2.01(b) hereof, and to add to the Obligations the amount so paid,
---------------
together with interest thereon from the date of such payment at the Default Rate of interest applicable under the Credit Agreement, and nothing herein contained shall affect such right and such remedy, Any sums paid by Beneficiary in discharge of any Impositions shall be (i) a future advance hereunder and a lien on the Trust Property secured hereby prior to any right or title to, interest in, or claim upon the Trust Property subordinate to the lien of this Deed of Trust, and (ii) payable on demand.

          (d)  No Credit.  Grantor shall not claim, demand or be entitled to
               ---------
receive any credit or credits towards the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.

          2.02 Mechanic's and Other Liens. Grantor will not suffer any
               --------------------------
mechanic's, laborer's, materialmen's, statutory or other lien or any security interest or encumbrance to be created or to remain outstanding (other than Permitted Encumbrances).

          2.03 Utilities. Grantor will pay, or cause to be paid, when due any
               ---------
charges for utilities, whether public or private, with respect to the Trust Property or any part thereof.

          2.04 Insurance.
               ---------

          (a)  Maintenance. Grantor will obtain and maintain insurance with
               -----------
respect to the Trust Property in accordance with the provisions of the Credit Agreement and the other Loan Documents. From and after the entry of judgment of foreclosure, all rights and powers of Beneficiary to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds shall continue in Beneficiary as judgment creditor or mortgagee until confirmation of sale.

          (b)  Proceeds. If the Trust Property is materially damaged or
               --------
destroyed, Grantor shall give prompt notice thereof to Benefice and all insurance proceeds shall be delivered or applied in accordance with the provisions of the Credit Agreement and the other Loan Documents.

          2.05 Condemnation.  If all or any part of the Trust Property shall be
               ------------
damaged, diminished in value or taken through condemnation proceedings, or if a consent settlement is entered, or a transfer is made under threat of such proceedings, either temporarily or permanently, then any and all compensation, awards and other payments or relief therefor to which Grantor is entitled shall be applied in accordance with the provisions of the Credit Agreement and the other Loan Documents.

          2.06 Care of the Trust Property.
               --------------------------

          (a)  Preservation and Maintenance. Grantor will preserve and maintain
               ----------------------------
the Trust Property in good condition and repair, will not commit or suffer any waste thereof, and will keep the same in a clean, orderly and attractive condition, making or causing to be made from time to time all needful or proper replacements, repairs and renewals. Grantor will not abandon or leave the Trust Property unprotected, unguarded, vacant or deserted. Grantor will not do or suffer to be done anything that will materially increase the risk of fire or other hazard to the Trust Property or any part thereof or take or omit to take any action that will cause an increase in Beneficiary's fire insurance premiums.

          (b)  Notice of Damage. If the Trust Property or any part thereof is
               ----------------
materially damaged by fire or any other cause, Grantor will give prompt written notice thereof to Beneficiary.

          (c)  Right to Inspect. Beneficiary or its representative is hereby
               ----------------
authorized, with reasonable advance notice to Grantor, to enter upon and inspect the Trust Property at any time during normal business hours.

          (d)  Repair and Replacement. If all or any part of the Trust Property
               ----------------------
shall be damaged by fire or other casualty or condemnation, Grantor will promptly restore the Trust Property to the equivalent of its condition immediately before the occurrence of such casualty or condemnation.

                 ARTICLE III - ASSIGNMENT OF RENTS AND LEASES

          3.01 Assignment of Rents and Leases. As additional consideration for
               ------------------------------
the Obligations, Grantor hereby absolutely assigns and transfers to Beneficiary the following:

          (a) all leases or subleases (if any) written or oral, now in existence or hereafter arising and all agreements far the use and occupancy of all or any portion of the Trust Property (the "Leases");
                                               ------

          (b) any and all guaranties of the obligations of the tenants (the "Tenants") under any of such Leases; and
 -------

          (c) the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues and profits no due or that may become due or to which Grantor may now or shall hereafter (whether during any applicable period of redemption or otherwise) become entitled or may demand or claim, arising or issuing from or out of the Leases, or from or out of the Trust Property or any part thereof (collectively, the "Rents").
                                                 -----

          3.02 Grantor's Limited License. Provided that no Event of Default
               -------------------------
exists, Grantor shall have the right under a license granted hereby and Beneficiary hereby grants to Grantor a license to collect, but not more than one month in advance, all of the Rents arising from or out of the Leases or any renewals or extensions thereof, or from or out of the Trust Property or any part thereof, but only as trustee for the benefit of Beneficiary. Grantor shall apply the Rents so collected first to payment of any and all amounts due and payable under the Loan Documents. Thereafter, so long as no Event of Default exists and no event has occurred that with notice, or lapse or time or both would constitute an Event of Default, Grantor may use the Rents in any manner not inconsistent with the Loan Documents. The license granted hereby shall be revoked automatically upon the occurrence of an Event of Default.

          3.03 Limitation. The acceptance by Beneficiary of the assignment
               ----------
provided in this Article III, together with all of the rights, powers, privileges and authority created in this

Article III or elsewhere in this Deed of Trust. shall not, prior to entry upon
-----------
and taking possession of the Trust Property by Beneficiary be deemed or construed to constitute Beneficiary a "mortgagee in possession" nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Leases, the Rents or the Trust Property or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation or responsibility for any security deposits or other deposits delivered to Grantor by any Tenant and not assigned and delivered to Beneficial, nor shall Beneficiary be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Trust Property.

                       ARTICLE IV - DEFAULT AND REMEDIES

          4.01 Events of Default. Each of the following shall constitute an
               -----------------
Event of Default ("Event of Default"):
                   ----------------

          (a)  Loan Documents. The occurrence of any Event of Default under, and
               --------------
as defined in, any of the Loan Documents, including without limitation, the Credit Agreement, which are incorporated herein by this reference.

          (b)  Other Defaults. The failure of Grantor to perform in any material
               --------------
respect any covenant or agreement hereunder if such failure (i) would not, with the giving of notice or the lapse of time or both, constitute an Event of Default under Section 4.01(a) hereof and (ii) is not cured within 30 days after
              ---------------
such failure occurs.

          4.02 Performance of Defaulted Acts. From and after the occurrence of
               -----------------------------
an Event of Default, Beneficiary may, but need not, make any payment or perform any act herein required of Grantor in any form and manner deemed expedient, including, without limitation, making full or partial payments of principal or interest on prior encumbrances, if any, and purchasing, discharging, compromising or settling any tax lien or other prior lien or title or claim thereof, or redeeming from any tax sale or forfeiture affecting the Trust Property or contesting any tax or assessment. All moneys paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys' fees, shall be included among the Obligations and shall be due and payable upon demand and with interest hereon from the date of such payment or expense at the Default Rate. Inaction of Beneficiary shall never be considered as a waiver of any right accruing to it hereunder on account of any default on the part of Grantor. Beneficiary, making any payment hereby authorized relating to taxes or assessments, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

          4.03 Foreclosure. When the Obligations shall become due whether by
               -----------
acceleration or otherwise, Trustee shall have the right to foreclosure, in either case in accordance with applicable law. If this Deed of Trust is foreclosed by judicial procedure, Beneficiary will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the obligations secured by this Deed of Trust exceeds the net sale proceeds payable to Beneficiary, In the event of any foreclosure sale or trustee's sale, to the extent permitted by applicable law, there shall be allowed and included as part of the foreclosed indebtedness all expenditures and expenses that may be paid or incurred by or on behalf of Beneficiary and/or Trustee, as applicable, for court costs, fees of masters in chancery, reasonable attorneys' fees (including charges for inside counsel), appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs and costs (which may be estimated as to items to be expended after entry of the decree of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title as Beneficiary or Trustee, as applicable, may deem to be reasonably necessary either to prosecute such suit or to evidence to the holder at any foreclosure or trustee's sale the true conditions of the title to or the value of the Trust Property. All expenditures and expenses of the nature Mentioned in this Section 4.03 shall become additional Obligations
                             ------------
and shall be immediately due and payable, with interest thereon at the Default Rate applicable under the Credit Agreement from and after an Event of Default from and after the date when paid or incurred by Beneficiary or Trustee, as applicable, in connection with (a) any proceeding, including probate and bankruptcy proceeding.;, to which Beneficiary or Trustee, as applicable, shall be a party, either as plaintiff, claimant i r defendant, by reason of this Deed of Trust or any of the Obligations; or (b) preparations for the commencement of any suit for the foreclosure hereof after accrual of such right to foreclose whether or not actually commenced; or (c) preparations for the defense of any threatened suit or proceedings that might affect the Trust Property, whether or not actually commenced.

          4.04 Trustee's Sale.
               --------------

          (a) Should Beneficiary elect to sell the Trust Property which is real property pursuant to the power of sale granted hereby, upon such election, Beneficiary or Trustee shall give such notice of an Event of Default and election to sell as may then be required by low. Thereafter, upon the expiration of such time end the giving and filing of such notice of sale as may then be required by law, Trustee, at the time and place specified by the notice of sale, shall sell such Trust Property or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States, subject, however, to the provisions of Section 4.05 hereof. Trustee may,
                                               ------------
and upon request of Beneficiary shall, from time to time postpone the sale by public announcement thereof at the time and place notified therefor. If the Trust Property consists of several lots or parcels, Beneficiary may elect to sell the Trust Property either as a whole or in separate lots or parcels, If Beneficiary elects to sell in separate lots or parcels, Beneficiary may designate the order in which such lets or parcels shall be offered for sale or sold. Any person, including Grantor, Trustee or Beneficiary, may purchase at the sale. To the extent permitted by law, upon any sale, Beneficiary shall execute end deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession.

          (b) In the event of a sale or other disposition of the Trust Property, or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals therein of any facts, such as an Event of Default, the giving of notice of such Event of Default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchase, payments of purchase money, and any other fact affecting the regularity or validity of such sale or disposition shall be conclusive proof of the truth of such facts; and any such deed or conveyance shall be conclusive against all persons as to such facts recited therein.

          4.05 Foreclosure Purchase. upon any sale of the Trust Property,
               --------------------
whether made under a power of sale herein granted or pursuant to judicial proceedings, if the obligee under the Obligations is a purchaser at such sale, it shall be entitled to use and apply all or any portion of the amounts then secured hereby for or in settlement or payment of a!1 or any portion of the purchase price of the property purchased, and in such case, this Deed of Trust and documents evidencing expenditures secured hereby shall be presented to the person conducting the sale in order that the amount of said indebtedness so used or applied may be credited thereon as having been paid.

          4.06 Application of Proceeds of Foreclosure or Trustee's Sale. The
               --------------------------------------------------------
proceeds of any foreclosure sale of the Trust Property shall be distributed and applied in the following order or priority: first, on account of all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in Sections 4.03 and 4.04 hereof; second, all other items that
                 -------------     ----
under the terms hereof constitute Obligations in accordance with the Credit Agreement or the other Loan Documents; and third, any excess to Grantor, its successors and assigns, as their rights may appear.

          4.07 Possession. Upon the occurrence of an Event of Default,
               ----------
Beneficiary shall, at its option, have the right, acting through its agents or attorneys, to enter upon and take possession of the Trust Property, expel and remove any persons, goods, or chattels, occupying or upon the same, and to collect or receive all the rents, issues and profits thereof, and to manage and control the same, and to lease the same c.' any part thereof from time to time, and, after deducting all reasonable attorney's fees, and all reasonable expenses incurred in the protection, care, maintenance, management and operatic i of the Trust Property, apply the remaining net income upon the Obligations or upon any deficiency decree entered in any foreclosure proceedings.

          4.08 Appointment of Receiver. Upon the occurrence of an Event of
               -----------------------
Default, Beneficiary shall have the right to be placed in possession of the Trust Property or at its request to have a receiver appointed, and such receiver, or Beneficiary, if and when placed in possession, shall have, in addition to any other powers provided in this Deed of Trust, all rights, powers, immunities, and duties as provided by applicable law.

          4.09 Rights Cumulative. No remedy or right of Beneficiary or Trustee
               -----------------
shall be exclusive of, but each such remedy or right shall be in addition to, every other remedy or right new or hereafter existing at law or in equity. No delay in the exercise or omission to exercise of any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or an acquiescence therein, nor shall it affect any subsequent default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by Beneficiary or Trustee, as applicable. Grantor agrees that without affecting the liability of any person for payment of the Obligations or affecting the lien of this Deed of Trust upon the Trust Property or any part thereof Beneficiary may at any time and from time to time, on request of Grantor, without notice to any person liable for payment of any Obligations, extend the time or agree to alter the terms of payment of such indebtedness. Acceptance by Beneficiary of any payment in an amount less than the amount then due on the Obligations shall be deemed an acceptance en account only, and the failure to pay the entire amount then due shall continue to be an Event of Default. At any time thereafter and until the entire amount then due on the debt has been paid, Beneficiary shall be entitled to exercise all rights conferred upon it in this Deed of True upon the occurrence of an Event of Default.

          4.10 Protective Advances. All advances, disbursements and expenditures
               -------------------
made or incurred by Beneficiary or Trustee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to judicial or nonjudicial sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Deed of Trust or by applicable law (collectively "Protective Advances"), shall have the benefit of all provisions of applicable
 -------------------
law and, to the extent permitted thereby, those provisions referred to below:

          (a) all advances by Trustee or Beneficiary in accordance with the terms of this Deed of Trust to: (i) preserve, maintain, repair, restore or rebuild the improvements upon the Trust Property; (ii) preserve the lien of this Deed of Trust or the priority hereof; or (iii) enforce this Deed of Trust;

          (b) payments by Trustee or Beneficiary of: (i) principal, interest or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrance on the Trust Property; (ii) real estate taxes and assessments, general and special and other taxes and assessments of any kind or nature whatsoever that are assessed or imposed upon the Trust Property or any part thereof; (iii) other obligations authorized by this Deed of Trust; or (iv) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title to the Trust Property;

          (c) advances by Beneficiary in settlement or compromise of any claims asserted by claimants under senior mortgages or any other prior liens;

          (d) reasonable attorneys' fees and ether costs incurred: (i) in connection with the judicial or nonjudicial foreclosure of this Deed of Trust;
(ii) in connection with any action, suit or proceeding brought by or against Beneficiary for the enforcement of this Deed of Trust or arising from the interest of Beneficiary hereunder; o- (iii) in preparation for or in connection with the commencement, prosecution or defense of any other action related to this Deed of Trust or the Trust Property;

          (e) Trustee's and Beneficiary's fees and costs, including reasonable attorneys' fees, arising between the entry of judgment of foreclosure and the confirmation hearing;

          (f)  expenses deductible from proceeds of sale;

          (g) expenses incurred and expenditures made by Beneficiary for any one or more of the following: (i) premiums for casualty and liability insurance paid by Beneficiary whether or not Beneficiary or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof; (ii) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (iii) payments deemed by Beneficiary to be required for the benefit of the Trust Property or required to be made by the owner of the Trust Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Trust Property; and (iv) shared or common expense assessments payable to any association or corporation in which the owner of the Trust Property is a member in any way affecting the Trust Property.

          All Protective Advances shall be additional Obligations secured by this Deed of Trust, and shall become immediately due and payable upon demand and with interest thereon from the date of the advance until paid at the Default Rate. This Deed of Trust shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Deed of Trust is recorded.

          All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the applicable provisions of law, apply to and be included in:

          (a) any determination of the amount of indebtedness secured by this Deed of Trust at any time;

          (b) the indebtedness found due and owing to Beneficiary in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or finding by the court of any additional indebtedness becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;

          (c) if right of redemption has not been waived by this Deed of Trust, computation of amounts required to redeem;

          (d)  determination of amounts deductible from sale proceeds;

          (e) application of income in the hands of any receiver or mortgagee in possession; and

          (f) computation of any deficiency judgment pursuant to applicable law.

          4.11  Environmental Matters.
                ---------------------

          (a) Compliance. Grantor shall comply in all material respects with all local, state, and federal environmental laws, ordinances, rules, regulations, and requirements (collectively, "Environmental Laws"). If Grantor
                                              ------------------
fails to so comply, after notice to Grantor and a reasonable opportunity to comply, and if such failure by Grantor would constitute an Event of Default, Beneficiary may (without limiting any other rights and remedies of Beneficiary) protect its secured interest by causing the Trust Property to so comply at Grantor's expense. Any amounts expended by Beneficiary to cause the Trust Property to comply with Environmental Laws shall be paid by Grantor to Beneficiary on demand, with interest on all such amounts expended from the date of the expenditure until paid at the Default Rate.

          (b)   Hazardous Substances.
                --------------------

          (i)   "Hazardous Substances" shall mean: (A) those substances included
                 --------------------
within the definitions of hazardous substances, hazardous materials, toxic substances, or solid waste in CERCLA, RCRA, the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seg.), or any other federal,
                                            -- ---
state, or local laws, and in the regulations promulgated pursuant to said laws;
(B) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments); (C) such other substances, materials, and wastes that are or that become regulated under Environmental Laws; and (D) any material, waste, or substance that is (1) petroleum, (2) friable asbestos, (3) polychlorinated biphenyls, (4) designated as a hazardous substance pursuant to Section 311 of the Clean Water Act (33 U.S.C. Sections 1251 et seq.) or listed pursuant to
                                             -- ---
Section 307 of the Clean Water Act (33 U.S.C. 1317); (5) flammable explosives; or (6) radioactive materials.

          (ii) Grantor shall promptly remove and clean up, or otherwise deal with, any Hazardous Substances if any Environmental Laws so require except to the extent that the failure to remove, clean up or otherwise deal with such Hazardous Substances would not reasonably be expected to have a material adverse effect upon the Trust Property. If Grantor fails to so comply after notice and a reasonable opportunity to comply, Beneficiary may either declare this Deed of Trust to be in default or protect its security interest by causing such Hazardous Substances to be remediated to levels that are minimally acceptable to all applicable regulators or agencies having jurisdiction over the Trust Property at Grantor's expense.

          (iii) Grantor shall keep the Trust Property free of (A) any Hazardous Substances, if any Environmental Laws so require except to the extent that the existence of such

Hazardous Substances, would not reasonably be expected to have a material adverse effect upon the Trust Property, and (B) any lien imposed pursuant to any Environmental Laws.

          (iv) Grantor shall notify Beneficiary immediately of Grantor's discovery of (A) the presence or release of any Hazardous Substance ("Contamination") on the Trust Property or any property so situated as to pose a
  -------------
material risk that such Hazardous Substance may spread onto the Trust Property ("Adjacent Property") and/or (B) any past or present material violation of any
  -----------------
Environmental Law on the Trust Property or any Adjacent Property.

          (v) Grantor unconditionally assigns, transfers, and sets over to Beneficiary all of Grantor's claims and rights to the payment of damages that may arise from (A) any Contamination on the Trust Property caused by the spread of such Contamination from any Adjacent Property and/or (B) the violation of any Environmental Law on any Adjacent Property (the "Assigned Environmental
                                                 ----------------------
Rights"). Until the occurrence of an Event of Default, Grantor shall (without
------
limiting any other rights and remedies of Beneficiary) have the right to receive such payments. If an Event of Default has occurred and is continuing, Beneficiary shall have the right to elect either of the following options (which election Beneficiary may change from time to time):

                    1. Beneficiary may proceed against the owner of such Adjacent Property (or the receiver, trustee, custodian, or other party) in Grantor's name or in Beneficiary's name as agent for Grantor. Grantor agrees to cooperate with Beneficiary in such action and shall execute any and all documents required in furtherance of such action; or

                    2. At Beneficiary's option, Grantor may proceed in Grantor's and Beneficiary's behalf in which event Beneficiary may participate in any such proceedings and Grantor from time to time shall deliver to Beneficiary all instruments that Beneficiary requests or may require to permit such participation (provided that if the original of any such instrument need not be delivered to Beneficiary in order to permit such participation, Grantor may deliver to Beneficiary a copy of the same).

               However, Beneficiary shall not initiate such a proceeding, nor involve itself in such an already existing proceeding, unless Grantor shall have failed to proceed on Grantor's and Beneficiary's behalf promptly upon receiving notice from Beneficiary to do so, Grantor shall, at its expense, diligently prosecute any such proceedings, deliver to Beneficiary copies of all papers served in connection with any such proceedings, and consult and cooperate with Beneficiary and its respective attorneys and agents in carrying on the prosecute on of any such proceedings, Grantor shall not settle any such proceeding without Beneficiary's consent, which consent shall not be unreasonably withheld, This assignment constitutes a present, irrevocable, and unconditional assignment of the foregoing claims, rights, and remedies, and shall continue in effect until the Obligations have been satisfied in full. Any amounts that Beneficiary receives as damages arising out of any Contamination of the Trust Property or the violation of any

Environmental) Law on any Adjacent. Property shall be applied first to Beneficial's costs and expenses incurred in connection with the exercise of the Assigned Environmental Rights.

          (c)  Asbestos. Grantor shall not install nor permit to be installed on
               --------
or in the Trust Property friable asbestos or any substance containing asbestos and deemed hazardous by federal or state regulations respecting such material, and with respect to any such material currently present on or in the Trust Property shall promptly either (A) remove any material that such regulations deem hazardous and require to be removed or (B) otherwise comply with such federal and state regulations, at Grantor's expense. If Grantor shall fail to so remove or otherwise comply, Beneficiary may, after notice to Grantor and a reasonable opportunity to comply, do whatever is necessary to eliminate such substances from the Trust Property to the extent required by applicable law or otherwise comply with the applicable law, regulation, or order and the costs thereof, together with interest thereon from the date of such payment at the Default Rate, shall be added to the Obligations secured by this Deed of Trust. Grantor shall give Beneficiary and its agent;, and employees access to the Trust Property to remove, remediate, encapsulate or otherwise treat such asbestos or substances. Grantor shall defend, indemnify and save Beneficiary harmless from all costs and expenses (including consequential damages) asserted or proven against Beneficiary by any party, as a result of the presence of such substances, and any required removal or compliance with regulations. The foregoing indemnification shall survive repayment of the Obligations.

          (d)  Environmental Inspections. Beneficiary may, at any time after the
               -------------------------
occurrence of an Event of Default, enter the Trust Property to ascertain its environmental condition and in so doing may sample building materials, take soil samples, test borings and otherwise inspect the Trust Property. The costs and expenses paid or incurred by Beneficiary in connection with such inspections and activities shall be reimbursed by Grantor and shall constitute additional Obligations secured by this Deed of Trust.

          4.12 Multiple Collateral.
               -------------------

          (a) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any property of Grantor encumbered by any other Loan Document shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers and remedies of Beneficiary shall continue unimpaired.

          (b) Grantor agrees that it shall not at any time insist upon, plead, seek or in any manner whatever claim or take any benefit or advantage of a judgment, declaration or a determination that:

               (i) the Trust Property or any other property of Grantor encumbered by a Loan Document represents, on an individual basis, an allocable portion of the then outstanding aggregate principal amount of the Obligations;

               (ii) a surplus results from an action taken by Beneficiary against the Trust Property or any other property of Grantor encumbered by a Loan Document to recover the Obligations or any portion there of, unless the Obligations have been satisfied and paid in full;

               (iii) The lien of this Deed of Trust or of any other Loan Document has been released, unless the Obligation have been satisfied and paid in full;

               (iv) a deficiency judgment with respect to any action taken by Trustee or Beneficiary against the Trust Property or any other property of Grantor encumbered by a Loan Document extinguishes all or any portion of the remaining Obligations, or precludes Trustee or Beneficiary from proceeding against the Trust Property or to satisfy such remaining Obligations; or

               (v) Beneficiary's commencement, prosecution, or taking to judgment of any action (including, without limitation, Beneficiary's acceptance of a deed in lieu of foreclosure) or Beneficiary's application for or use of any remedy (including, without ! imitation, the appointment of a receiver for the Trust Property or any other property of Grantor encumbered by a Loan Document) against the Trust Property or any other property of Grantor encumbered by a Loan Document precludes or bars Beneficiary (under a "single action" rule, "security first" rule or similar
                           -------------         --------------
     rule) from commencing, prosecuting or taking to judgment any other action or applying for or using any remedy against the Trust Property or any other property of Grantor encumbered by a Loan Document.

          (c) Beneficiary may, at its option, in such order, and utilizing such combinations of remedies with respect to the Trust Property and the other property of Grantor encumbered by a Loan Document as Beneficiary shall so elect, pursue its remedies against (i) the Trust Property, individually, or any other property of Gator encumbered by a Loan Document, individually, (ii) the Trust Property and any combination of the other property of Grantor encumbered by a Loan Document, (iii) the trust Property and all of the other property of Grantor encumbered by a Loan Document or (iv) alt or any combination of the other property of Grantor encumbered by a Loan Document, in separate proceedings or in one proceeding in any order which Beneficiary deems appropriate.

                        ARTICLE V - GENERAL PROVISIONS

          5.01 Release. Beneficiary shall cause the release of the lien hereof
               -------
in accordance with the terms of the Loan Documents. Beneficiary shall have no obligation to record any release or other instrument. All reconveyance fees and costs shall be paid by Grantor.

          5.02 Grantor. This Deed of Trust and all provisions here of, shall
               -------
extend to and be binding upon Grantor and all persons claiming under or through Grantor and shall inure to the benefit of the Beneficiary's successors and assign: and any successor and assigns of any party holding any interest in any of the Obligations, as applicable. Whenever in this Deed of, Trust there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the heirs, executors and administrators or successors and assigns (as the case may be) of Grantor and Beneficiary. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Grantor.

          5.03 Waiver of Rights. To the extent permitted by applicable law,
               ----------------
Grantor waives and will not avail itself of any appraisement, valuation, stay, moratorium, extension or exemption laws now existing or hereafter enacted and waives any right to have the property comprising the Trust Property marshaled upon any foreclosure and agrees that upon a foreclosure the Trust Property may be sold as an entirety.

          5.04 Additional Documents. Grantor agrees that upon request of
               --------------------
Beneficiary it will from time to time execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may be reasonably necessary fully to effectuate the intent of this Deed of Trust.

          5.05 Notices. All notices and other communications under this Deed of
               -------
Trust shall be in writing, except as otherwise provided in this Deed of Trust. A notice, if in writing, shall be considered as properly given if given in accordance with the provisions of the Credit Agreement.

          5.06 Governing Law. This Deed of Trust, the debts and obligations
               -------------
secured hereunder, and all other obligations and agreements of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, subject only to those laws of the State of [_] that of necessity must apply to methods of foreclosure directly affecting interests in the Trust Property.

          5.07 Time of Essence. Time is of the essence of this Deed of Trust and
               ---------------
of every part hereof of which time is an element.

          5.08 Severability. If any one or more of the provisions contained
               ------------
herein shall for any reason be held to be invalid, illegal or uneaforceable in any respect, such illegality or unenforceability shall, at the option of Beneficiary, not affect any other provision hereof, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          5.09 Attorney's Fees. In the event suit or action is instituted in
               ---------------
connection with or to enforce any of the terms of this Deed of Trust or the Credit Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees (including charges for inside counsel) in bankruptcy proceedings, at trial, on any appeal, and on any petition for review, in addition to all other sums provided herein or by law.

          5.10 Future Advances. Beneficiary and the other Lender Parties may
               ---------------
make advances pursuant to and subject to the terms of the Credit Agreement, and the parties hereby acknowledge and intend that all such advances, including future advances whenever hereafter made, shall be a lien from the time this Deed of Trust is recorded.

          5.1l Incorporation of Credit Agreement. The terms of the Credit
               ---------------------------------
Agreement are incorporated by reference herein as though set forth in full detail, In the event of any conflict between the terms and provisions of this Deed of Trust and the Credit Agreement, the terms and provisions of the Credit Agreement shall control.

                                          [Signature page follows.]

           IN WITNESS WHEREOF, Grantor has duly executed and delivered this Deed of Trust as of the day and year first above written.

                                             [PANOLAM INDUSTRIES, INC.]
                                             [PIONEER PLASTICS CORPORATION], a
                                             Delaware corporation

                                                   By:____________________
                                                   Name:__________________
                                                   Title:_________________

     STATE OF __________)
                        ) SS.
     COCKY OF___________)

     BEFORE ME, a Notary Public, in and for said county and state, personally appeared above-named [PANOLAM INDUSTRIES, INC.] [PIONEER PLASTICS CORPORATION], a Delaware corporation, by _______________, its ______________ who acknowledge that he/she did sign the foregoing instrument and that the same is his/her free act and deed and the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal at ___________ this ____ day of ____________, 1999.


                                           Notary Public

                                   EXHIBIT A

                              [Legal Description]

                          [to be provided by Grantor]

                                  EXHIBIT XII

                     FORM OF OPINION OF BORROWER'S COUNSEL

                                      XII

                          PROVIDED WITH CLOSING SETS

                                EXHIBIT XIII-A

                                    FORM OF

               INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Note Number:____                              Dated: February 18, 1999

     FOR VALUE RECEIVED, each Loan Party which is a party to this subordinated promissory note (the "Promissory Note") promises to pay to the order of such
                      ---------------
other Loan Party as makes loans to such Loan Party (each Loan Party which borrows money pursuant to this Promissory Note is referred to herein as a "Payor" and each Loan Party which makes loans pursuant to this Promissory Note
 -----
is referred to herein as a "Payee"), on demand, in lawful money of the United
                            -----
States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such. Payee to such Payor and any other Debt now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee, Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed such terms in the Credit Agreement, dated as of February 18, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Panolam Industries International,
                   ----------------
Inc., as Borrower (the "US Borrower"), each financial institution from time to
                        -----------
time party thereto (together with its successors and permitted assigns pursuant to Section 9.07 of the Credit Agreement, a "Lender Party"), DLJ Capital Funding,
                                            ------------
Inc., as initial Lender and as syndication agent, Credit Suisse First Boston, as en initial Lender and as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to Section 8.06 of the Credit Agreement, the "Administrative Agent"), and Royal Bank of Canada, as an
                       --------------------
initial lender and as documentation agent, Notwithstanding any contrary provision of this Promissory Note, this Promissory Note shall not evidence any Designated Intercompany Indebtedness (as hereinafter defined) or any Specified Intercompany Debt (as hereinafter defined). For purposes hereof, (i) the term "Designated Intercompany Indebtedness" means (A) indebtedness in respect of any
 ------------------------------------
loan made directly or indirectly by Panolam Industries Ltd, (the "Canadian
                                                                  --------
Borrower") or any of its Subsidiaries to the US Borrower or any of its Domestic
--------
Subsidiaries, and (B) indebtedness in respect of any loan made directly or indirectly by the US Borrower or any of its Domestic Subsidiaries to any of their respective Domestic Subsidiaries or the US Borrower with the proceeds of a loan made by the Canadian Borrower or any of its Subsidiaries to the US Borrower or any of its Domestic Subsidiaries, and (ii) the term "Specified Intercompany
                                                        ----------------------
Debt" means the debt evidenced by that certain promissory note of even date
----
herewith executed by the Canadian Borrower in favor of the US Borrower in the principal amount of $10,594,374.90.

     The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon from time to time by the relevant Payor and Payee or, at the Administrative Agent's option after the occurrence and during the continuance of an Event of Default, at the Default Rate, Interest shall be due and payable on the

                                   XIII-A-1
last day of each month commencing after the date hereof or at such other times as may be agreed upon from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in lawful money of the United States of America and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as the case may be,

Interest payable hereunder may be subject to applicable withholding taxes or other deductions required by law, and the Payee shall not be entitled to indemnification in respect of any such withholding or deduction.

The Payor may repay all or any part of the principal amount hereof prior to maturity without notice or penalty.

Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This Promissory Note has been pledged by each Payee (i) to the Administrative Agent, for the benefit of the Administrative Agent and the Lender Parties, as security for such Payee's Obligations, if any, under the Credit Agreement, the Guaranty and the other Loan Documents to which such Payee is a party, and (ii) to the Canadian Administrative Agent, for the benefit of the Canadian Administrative Agent and the Lender Parties under and as defined in the Canadian Credit Agreement (the "Canadian Lenders"), as security for such Payee's
                                ----------------
Obligations, if any, under the Canadian Credit Agreement, the Canadian Credit Agreement Guarantee and the other Canadian Loan Documents to which such Payee is a party, in each case pursuant to the terms of the Security Agreement, Each Payor acknowledges and agrees that the Acting Administrative Agent under the Security Agreement may exercise all the rights of the Payees under this Promissory Note and will no; be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

     Each Payee agrees that any and all claims of such Payee against the US Borrower, or against any of its properties, shall be subordinate and subject in right of payment to the prior performance and payment, in full and in immediately available funds, of all Obligations of the US Borrower under the Loan Documents (the "US Obligations"), all Obligations of the US Borrower under
                     --------------
the Canadian Loan Documents (the "Canadian Obligations") and all Obligations of
                                  --------------------
the US Borrower under the Subordinated Notes (the "Subordinated Note
                                                   -----------------
Obligations" and, together with the US Obligations and the Canadian Obligations,
-----------
the "Senior Obligations") and termination of the Commitments under and as
     ------------------
defined in the US Credit Agreement and the Canadian Credit Agreement; provided,
                                                                      --------
that the US Borrower (and each other Payor) may make payments to the applicable Payees at any times or times when no Default has occurred and is continuing.

     If all or any part of the assets of any Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy,

                                   XIII-A-2
arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Payor is dissolved or if (except as expressly permitted by the Credit Agreement) substantially all of the assets of any Payor are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other investment property or any other property whatsoever, which shall be payable or deliverable upon or with respect to any Debt of such Payor to any Payee ("Payor
                                                              -----
Indebtedness") shall be paid or delivered directly to the Acting Administrative
------------
Agent under the Security Agreement for application to the US Obligations and the Canadian Obligations in accordance with the terms of the Intercreditor Agreement, until the later of the date on which such Obligations shall have first been fully performed and paid in immediately available funds and the Commitments under and as defined in the US Credit Agreement and the Canadian Credit Agreement shall have been terminated. Each Payee irrevocably authorizes and empowers the Acting Administrative Agent under the Security Agreement to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Acting Administrative Agent's own name or in the name of such Payee or otherwise, as the Acting Administrative Agent may deem necessary or advisable for the enforcement of this Promissory Note. The Acting Administrative Agent under the Security Agreement may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of the US Obligations and the Canadian Obligations in accordance with the terms of the Intercreditor Agreement. Each Payee agrees that until the US Obligations and the Canadian Obligations in accordance with the terms of the Intercreditor Agreement have been performed and paid in full in immediately available funds and the Commitments under and as defined in the US Credit Agreement and the Canadian Credit Agreement have been terminated, such Payee will not (i) assign or transfer to any Person (other than as provided in the Security Agreement and in the Intercreditor Agreement) any claim such Payee has or may have against any Payor, (ii) discount or extend the time for payment of any Payor Indebtedness, or (iii) otherwise amend, modify, supplement or waive any prevision of this Promissory Note.

     THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS PROMISSORY NOTE, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS OTHER THAN THOSE CONTAINED IN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401) AND DECISIONS OF THE STATE OF NEW YORK.

     From time to time after the date hereof, additional Subsidiaries of the Loan Parties may become parties hereto by executing a counterpart signature page to this Promissory Note (such additional Subsidiaries, each, an "Additional
                                                                 ----------
Payor"). Upon delivery of such counterpart signature page to the Payees, notice
-----
of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder, This Promissory Note shall be fully effective as to any Payor that is or becomes a

                                   XIII-A-3

     IN WITNESS WHEREOF, each Payor has caused this Subordinated Demand Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

                                 PANOLAM INDUSTRIES INTERNATIONAL, INC.

                                 By:__________________________________
                                    Name:
                                    Title:

                                 PANOLAM INDUSTRIES LTD.

                                 By:__________________________________
                                    Name:
                                    Title:

                                 PANOLAM INDUSTRIES HOLDINGS, INC.

                                 By:__________________________________
                                    Name:
                                    Title:

                                 PANOLAM GROUP, INC.

                                 By:__________________________________
                                    Name:
                                    Title:

                                 PII SECOND, INC.

                                 By:__________________________________
                                    Name:
                                    Title:

                                   XIII-A-4

                                   PANOLAM INDUSTRIES, INC.

                                   By:__________________________________
                                      Name:
                                      Title:

                                   PIONEER PLASTIC CORPORATION

                                   By:__________________________________
                                      Name:
                                      Title:

                                   XIII-A-5

                                                                      SCHEDULE A
                                                                      ----------
                                 TRANSACTIONS
                                      ON
               INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

================================================================================
                                                         Outstanding
                                              Amount of   Principal
                                  Amount of   Principal  Balance from
                                   Advance      Paid    Payor to Payee Notation
 Date Name of Payor Name of Payee  This Date  This Date   This Date    Made By
--------------------------------------------------------------------------------
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================================================================================

                                   XIII-A-6

                                  ENDORSEMENT

     FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to ____________________________________ all of its right, title and interest in and to the Intercompany Subordinated Demand Promissory Note dated February 18, 1999 (the "Promissory Note", made by Panolam Industries Holdings,
                        ---------------
Inc, ("Holdings"), and each other Subsidiary of Holdings or any other Person
       --------
that becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

     The initial undersigned shall be the Loan Parties party to the Credit Agreement on the date hereof. From time to time after the date hereof, additional Subsidiaries of the Loan Parties may become parties to the Promissory Note (each, an "Additional Payee") and a signatory to this endorsement by
                ----------------
executing a counterpart signature page to the Promissory Note and to this endorsement. Upon delivery of such counterpart signature pages to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder,

                    Dated: ________________

                                             PANOLAM INDUSTRIES INTERNATIONAL,
                                             INC



                                             By:__________________________
                                                Name:
                                                Title:

                                   XIII-A-7

                                              PANOLAM INDUSTRIES LTD.

                                              By:_____________________________
                                                 Name:
                                                 Title:

                                              PANOLAM INDUSTRIES HOLDINGS, INC.

                                              By:_____________________________
                                                 Name:
                                                 Title:

                                              PANOLAM GROUP, INC.

                                              By:_____________________________
                                                 Name:
                                                 Title:

                                              PII SECOND, INC.

                                              By:_____________________________
                                                 Name:
                                                 Title:

                                              PANOLAM INDUSTRIES, INC.

                                              By:_____________________________
                                                 Name:
                                                 Title:

                                              PIONEER PLASTIC CORPORATION

                                              By:_____________________________
                                                 Name:
                                                 Title:

                                   XIII-A-8

                                EXHIBIT XIII-B

                                    FORM OF

                         INTERCOMPANY PROMISSORY NOTE

$10,594,374.90                                         Dated: February 18, 1999

             FOR VALUE RECEIVED, Panolam Industries Ltd. (the "Payor") promises
                                                               -----
to pay to the order of Panolam Industries International, Inc. (the "Payee") on
                                                                    -----
demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the principal amount of Ten Million Five Hundred Ninety Four Thousand Three Hundred Seventy Four Dollars and Ninety Cents ($l0,594,374.90). Capitalized terms used in this intercompany promissory note (this "Promissory Note") but not otherwise defined
                                    ---------------
herein shall have the meanings ascribed to such terms in the Credit Agreement, dated as of February 18, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Panolam Industries
                                 ----------------
International, Inc., as Borrower, each financial institution from time to time party thereto, DLJ Capital Funding, Inc., for itself as an initial Lender and as syndication agent, Credit Suisse First Boston, for itself as an initial Lender and as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to Section 8.06 of the Credit Agreement, the "Administrative Agent"), and Royal Bank of Canada, for itself as an initial
     --------------------
Lender and as documentation agent.

             The unpaid principal amount hereof shall mature on the earliest of
(i) demand, (ii) February 18, 2009 or (iii) such earlier date as the Payee's $135,000,000 11 1/2% Senior Subordinated Notes due 2009 shall mature pursuant to the terms of the Subordinated Note Indenture relating thereto. The Payor may repay all or any part of the principal amount hereof prior to maturity without notice or penalty.

             This Promissory Note shall bear interest at a rate of 11 1/2% per annum on the unpaid principal amount from the date hereof through maturity. Interest shall be due and payable semiannually in cash in arrears en each February 15 and August 15, commencing August 15, l999. Upon demand for payment of any principal amount hereof and at maturity, accrued but unpaid interest an such principal amount shall also be due and payable, Interest shall be paid in lawful money of the United States of America and in immediately available funds. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

             Interest payable hereunder may be subject to applicable withholding taxes or other deductions required by law, and the Payee shall not be entitled to indemnification in respect of any such withholding or deduction.

             The Payor hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.


                                   XIII-B-I

             This Promissory Note has been pledged by the Payee (i) to the Administrative Agent, for the benefit of the Administrative Agent and the Lender Parties, as security for the Payee's Obligations under the Credit Agreement and the other Loan Documents to which it is a party, and (ii) to the Canadian Administrative Agent, for the benefit of the Canadian Administrative Agent and the Lender Parties under and as defined in the Canadian Credit Agreement (the "Canadian Lenders"), as security for the Payee's obligations under the Canadian
 ----------------
Credit Agreement, the Canadian Credit Agreement Guarantee and the other Canadian Loan Documents to which the Payee is a party, in each case pursuant to the terms of the Security Agreement. The Payor acknowledges and agrees that, to the extent permitted under the Security Agreement, the Acting Administrative Agent under the Security Agreement may exercise all the rights of the Payee under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to the Payor.

             If all or any part of the assets of the Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Payor is dissolved or if substantially all of the assets of the Payor are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other investment property or any other property whatsoever, which shall be payable or deliverable upon or with respect to any Debt of the Payor to the Payee hereunder (the "Payor
                                                                   -----
Indebtedness") shall be paid or delivered directly to the Acting Administrative
------------
Agent under the Security Agreement for application to the US Obligations and the Canadian Obligations (each as defined in the Security Agreement) in accordance with the terms of the Intercreditor Agreement, until the later of the date on which such Obligations shall have first been fully performed and paid in immediately available funds and the Commitments under and as defined in the Credit Agreement and the Canadian Credit Agreement shall have been terminated. The Payee irrevocably authorizes and empowers the Acting Administrative Agent under the Security Agreement, and subject to the terms thereof, to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Payee such proofs of claim and take such other action, in the Acting Administrative Agent's own name or in the name of the Payee or otherwise, as the Acting Administrative Agent may deem necessary or advisable for the enforcement of this Promissory Note. The Acting Administrative Agent under the Security Agreement may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of the US Obligations and the Canadian Obligations in accordance with the terms of the Intercreditor Agreement. The Payee agrees that until the US Obligations and the Canadian Obligations in accordance with the terms of the Intercreditor Agreement have been performed and paid in full in immediately available funds and the Commitments under and as defined in each of the US Credit Agreement and the Canadian Credit Agreement have been terminated, the Payee will not (i) assign or transfer to any Person (other than as provided in the Security Agreement and in the Intercreditor Agreement) any claim the Payee has or may have against the Payor, (ii) discount or extend the time for payment of any Payor Indebtedness, or (iii) otherwise amend, modify, supplement or waive any provision of this Promissory Note.

                                   XIII-B-2

             THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS PROMISSORY NOTE AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS PROMISSORY NOTE, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS OTHER THAN THOSE CONTAINED IN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401) AND DECISIONS OF THE STATE OF NEW YORK.

                           [Signature Page Follows]

                                   XIII-B-3

             IN WITNESS WHEREOF, the Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

                                     PANOLAM INDUSTRIES LTD.


                                     By:____________________
                                        Robert J. Weltman
                                        Assistant Vice President


                                   XIII-B-4

                                  ENDORSEMENT

             FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to
_________________________________________
all of its right, title and interest in and to the Intercompany Promissory Note dated February 18, 1999 (the "Promissory Note"), made by Panolam Industries Ltd.
                              ---------------
("Payor"), and payable to the undersigned. This endorsement is intended to be
  -----
attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

             Dated:______________

                                  PANOLAM INDUSTRIES INTERNATIONAL, INC.



                                  By:__________________________
                                     Name:
                                     Title:


                                   XIII-B-5

                                  EXHIBIT XIV

                         FORM OF AMENDMENT TO GUARANTY

             This Amendment to Guaranty (this "Amendment"), dated as of
                                               ---------
[_______], [_____], relates to the Guaranty dated as of February 18, 1999, as amended, amended and restated, modified and supplemented to date (as so amended, amended and restated, supplemented or modified, the "Guaranty"), among PANOLAM
                                                     --------
INDUSTRIES HOLDINGS, INC., a Delaware corporation, PANOLAM GROUP, INC., a Delaware corporation. PII SECOND, INC., a Delaware corporation, PANOLAM INDUSTRIES, INC a Delaware corporation, and PIONEER PLASTICS CORPORATION, a Delaware corporation (collectively, the "Guarantors"), in favor of Credit Suisse
                                         ----------
First Boston, as Administrative Agent (in such capacity, together with any successor appointed pursuant to Article VIII of the Credit Agreement referred to below, the "Administrative Agent"), and the other Guaranteed Parties (as defined
            --------------------
in the Guaranty).

             In compliance with Section 6.01(n) of the Credit Agreement dated as of February 18, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the
                                           ----------------
Borrower, the Administrative Agent and the other financial institutions party thereto as agents and lenders, and in conjunction with the execution of the Amendment to Security Agreement dated of even date herewith, [NAME OF SUBSIDIARY], a [________] corporation (the "Additional Guarantor"), hereby
                                            --------------------
agrees as follows (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement):

             1.  Amendment. The Guaranty is hereby amended to add as a
                 ---------
Guarantor thereunder the Additional Guarantor.

             2.  Representations and Warranties. The  Additional
                 ------------------------------
Guarantor represents and warrants to the Administrative Agent and the ether Guaranteed Parties that each of the representations and warranties of a Guarantor contained in the Guaranty is hereby made by the Additional Guarantor and is true and correct as to the Additional Guarantor as of the date hereof.

             3.  Additional Guarantor as Guarantor. The Additional Guarantor (a)
                 ---------------------------------
assumes all of the obligations and liabilities of a Guarantor under the Guaranty, (b) makes all of the waivers and acknowledgments of a Guarantor under the Guaranty, (c) agrees to be bound by the Guaranty as if the Additional Guarantor were an original party to the Guaranty, and (d) shall be a Guarantor, a Credit Party and a Loan Party for all purposes under the Loan Documents.

             4.  Effectiveness. This Amendment shall become effective as of
                 -------------
the date hereof upon the execution hereof by the Additional Guarantor and delivery hereof to, and acceptance hereof by, the Administrative Agent.

             5.  Governing Law. This Amendment shall be governed by, and
                 -------------
construed in accordance with, the laws of the State of New York.


                                     XIV-1

                                  [ADDITIONAL GUARANTOR]

                                  By:_________________________
                                     Title:

                                  Notice Address:

                                  _____________________________
                                  _____________________________

                                  Telecopier:________
                                  Telephone:_________
                                  Attention:___________________

ACCEPTED:

CREDIT SUISSE FIRST BOSTON,
as Administrative Agent

By:________________________
   Title:


                                     XIV-2

                                  EXHIBIT XV

                    FORM OF AMENDMENT TO SECURITY AGREEMENT

             This Amendment to Security Agreement (the "Amendment"), dated as of
                                                        ---------
_________, _____, relates to the Security Agreement dated as of February 18, 1999 as amended, amended and restated, modified and supplemented to date (as so amended, amended and restated, supplemented and modified, the "Agreement")
                                                               ---------
executed by PANOLAM INDUSTRIES INTERNATIONAL, INC a Delaware corporation with an office at 20 Progress Drive, Shelton, Connecticut 06484 (the "Borrower"),
                                                                 --------
PANOLAM INDUSTRIES HOLDINGS, INC., a Delaware corporation with an office at 20 Progress Drive, Shelton Connecticut 06484 ("Holdings"), PANOLAM GROUP, INC a
                                            --------
Delaware corporation with an office at 20 Progress Drive, Shelton, Connecticut 06484 ("Group"), PII SECOND, INC., a Delaware corporation with an office at 20
        -----
Progress Drive, Shelton, Connecticut 06484 ("PII Second"), PANOLAM INDUSTRIES,
                                             ----------
INC., a Delaware corporation with an office at 20 Progress Drive, Shelton, Connecticut 06484 ("Panolam US"), PIONEER PLASTICS CORPORATION, a Delaware
                    ----------
corporation with an office at 20 Progress Drive, Shelton, Connecticut 06484 ("Pioneer"), and any future direct or indirect parent or subsidiary, if any, of
  -------
the Borrower that would become a party to the Agreement as an additional
Grantor (as defined below), in favor of and for the benefit of CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, together with any successor in such capacity, the "Administrative Agent") for the Lender Parties
                                 --------------------
(as defined in the Credit Agreement) that were or may thereafter become party to the Credit Agreement (as hereinafter defined). Holdings, Group and PII
Second are each referred to herein as a "Parent Grantor" and collectively as
                                         --------------
the "Parent Grantors." Panolam US and Pioneer are each referred to herein as a
     ---------------
"Subsidiary Grantor" and collectively as the "Subsidiary Grantors." The
 ------------------                           -------------------
Borrower, the Parent Grantors, the Subsidiary Grantors and any other Person agreeing to be bound hereby as a Grantor are each individually referred to herein as a "Grantor" and collectively as the "Grantors."
             -------                           --------
             In compliance with Section 6.0l(n) of the Credit Agreement dated as of February 18, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement," the terms defined
                                           ----------------
therein and not otherwise defined herein being used herein as therein defined) among the Borrower, the Administrative Agent, DLJ Capital Funding, Inc., as syndication agent, Royal Bank of Canada, as documentation agent, and the financial institutions and other entities party thereto as Lenders, and in conjunction with the execution of the Amendment to Guaranty dated of even date herewith, [NAME OF SUBSIDIARY] (the "Additional Grantor") and the Administrative
                                     ------------------
Agent hereby agree as follows:

             1.  Amendment. The Agreement is hereby amended to add as a party
                 ---------
and, more specifically, as a Grantor thereunder, the Additional Grantor.

             2.  Representations and Warranties. The Additional Grantor
                 ------------------------------
represents and warrants to the Administrative Agent and the other Secured Parties that each of the representations and warranties of a Subsidiary Grantor contained in the Agreement is hereby made by the Additional Grantor and is true and correct as to the Additional Grantor. All capital stock owned or otherwise held by the Additional Grantor in each Subsidiary, if any, of the Additional Grantor is set forth on the supplement to Schedule I to the Agreement attached hereto.

             3.  Grant of Security Interest. As security for the payment of the
                 --------------------------
Secured Obligations, the Additional Grantor hereby assigns to the Administrative Agent for the ratable benefit of the Administrative Agent and the other Secured Parties, and grants to the Administrative Agent for the ratable benefit of the Administrative Agent and the other Secured Parties a continuing and first priority security interest in, all of such Additional Grantor's right, title and interest in and to the Collateral (as defined in the Agreement), whether now or hereafter existing or owned by such Additional Grantor or in which such Additional Grantor now owns or hereafter acquires an interest and wherever the same may be located.

             4.  Schedule Supplements. The Additional Grantor has attached
                 --------------------
hereto supplements to Schedules I through VI to the Agreement, and the Additional Grantor hereby certifies that such supplements have been prepared by the Additional Grantor in substantially the form of the Schedules to the Agreement and are accurate and complete as of the date first above written.

             5.  Assumption of Rights, Obligations and Liabilities. The
                 -------------------------------------------------
Additional Grantor assumes all of the rights, obligations and liabilities of a Grantor under the Agreement and agrees to be bound thereby as if the Additional Grantor were an original party to the Agreement.

             6.  Effectiveness. This Amendment shall become effective on the
                 -------------
date hereof upon the execution hereof by the Additional Grantor and the Administrative Agent and delivery hereof to the Administrative Agent.

             7.  Governing Law. This Amendment shall be governed by, and
                 -------------
construed in accordance with, the laws of the State of New York.


                                  [ADDITIONAL GRANTOR]


                                  By:__________________________
                                     Title:

                                  Notice Address:

                                  _____________________________
                                  _____________________________
                                  Telecopier:________
                                  Telephone:_________
                                  Attention:___________________

ACCEPTED:

CREDIT SUISSE FIRST BOSTON,
as Administrative Agent

By:_________________________
Title:

STATE OF____________)
                    )
COUNTY OF___________)

    On _____________, before me, _____________, a Notary Public in and for said state, personally appeared _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

    WITNESS my hand and official seal.


                   ________________________________________
                   Notary Public in and for said State

                                  EXHIBIT XVI

                                    FORM OF

                   INTERCREDITOR AND SUBORDINATION AGREEMENT

     INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of February 18, 1999, is entered into by and among PANOLAM INDUSTRIES INTERNATIONAL, INC., a Delaware corporation (together with its successors and assigns, the "Us Borrower"),
                                                            -----------
PANOLAM INDUSTRIES LTD., a corporation organized pursuant to the Business Corporations Act (Ontario) (together with its successors and assigns, the
" Canadian Borrower " and, together with the US Borrower, the "Borrowers"), each
 -----------------                                             ---------
of the other Credit Parties (under and as defined in the US Credit Agreement (as hereinafter defined)) from time to time party to the US Loan Documents (as hereinafter defined) (such other Credit Parties, together with the US Borrower, the "Us Loan Parties"), each of the other Loan Parties (under and as defined in
     ---------------
the Canadian Credit Agreement (as hereinafter defined)) from time to time party to the Canadian Loan Documents (as hereinafter defined) (such other Loan Parties, together with the Canadian Borrower, the "Canadian Loan Parties"; the
                                                   ---------------------
US Loan Parties and the Canadian Loan Parties are collectively referred to herein as the "Loan Parties"), CREDIT SUISSE FIRST BOSTON, as administrative
               ------------
agent (together with its successors and assigns in such capacity, the "Us
                                                                       --
Administrative Agent") for the Lender Parties (under and as defined in the US
--------------------
Credit Agreement, such Lender Parties being referred to herein as the "Us
                                                                       --
Lenders") party to the US Credit Agreement, and CREDIT SUISSE FIRST BOSTON
-------
CANADA, as administrative agent (together with its successors and assigns in such capacity, the "Canadian Administrative Agent" and, together with the US
                    -----------------------------
Administrative Agent, the "Administrative Agents") for the Lender Parties (under
                           ---------------------
and as defined in the Canadian Credit Agreement, such Lender Parties being referred to herein as the "Canadian Lenders") party to the Canadian Credit
                           ----------------
Agreement.

                                   RECITALS

     WHEREAS, pursuant to the US Guaranty (as hereinafter defined), the US Loan Parties (other than the US Borrower) have guaranteed, on a senior basis, the payment and performance of the obligations of the US Borrower under the US Credit Agreement and the other US Loan Documents to which the US Borrower is a party;

     WHEREAS, pursuant to the US Security Agreement (as hereinafter defined) and the US Mortgages (as hereinafter defined), the US Loan Parties have agreed to grant (i) in favor of the US Administrative Agent (A) first priority Liens in substantially all of their assets, properties and revenues (other than any Designated Intercompany Indebtedness and the Panolam Canada Stock (each as hereinafter defined)), and (B) second priority Hens in the Designated Intercompany Indebtedness of the US Borrower and the US Borrower's Domestic Subsidiaries and in 65% of the Panolam Canada Stock, in each case to secure the obligations of such US Loan Parties under the US Loan Documents, and (ii) in favor of the Canadian Administrative Agent (A) first priority Liens in the Designated Intercompany Indebtedness and the Panolam Canada Stock and (B) second priority Liens on all such other assets, properties and revenues, in each case to secure the obligations of the Canadian Loan Parties under the Canadian Loan Documents;


                                     XVI-1

     WHEREAS, the parties hereto have agreed that the payment and performance of the US Obligations shall not be secured by a security interest or any other Lien in favor of the US Administrative Agent or otherwise in any of the Canadian Assets (as hereinafter defined);

     WHEREAS, pursuant to the Canadian Guaranty (as hereinafter defined), the US Loan Parties have guaranteed, on a subordinated basis, the payment and performance of the obligations of the Canadian Borrower under the Canadian Credit Agreement and the other Canadian Loan Documents to which the Canadian Borrower is a party, which subordinated guarantees shall be subordinated to the prior payment in full of the obligations of such US Loan Parties under the US Loan Documents;

     WHEREAS, pursuant to the Canadian Security Agreement (as hereinafter defined) and the Canadian Mortgages (as hereinafter defined), the Canadian Loan Parties have agreed to grant in favor of the Canadian Administrative Agent first priority Liens in the Canadian Assets to secure the obligations of such Loan Parties under the Canadian Loan Documents; and

     WHEREAS, it is a condition precedent to the making of US Loans (as hereinafter defined) under the US Credit Agreement and the making of Canadian Loans (as hereinafter defined) under the Canadian Credit Agreement that the parties hereto shall have entered into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1.   Definitions.
       -----------

  (a) Unless otherwise defined or specified herein, terms defined in the US Credit Agreement and used herein shall have the meanings given to them in the US Credit Agreement.

  (b)  The following terms shall have the following meanings:

  "Agreement" means this Intercreditor and Subordination Agreement, as the same
   ---------
may be amended, amended and restated, supplemented or otherwise modified from time to time.

  "Canadian Assets" means any and all property of the Canadian Borrower and its
   ---------------
Subsidiaries from time to time (including, without limitation, any Designated Intercompany Indebtedness owing to the Canadian Borrower or any of its Subsidiaries).

  "Canadian Bank Hedge  Agreement"  means a Bank Hedge Agreement as
   ------------------------------
defined in the Canadian Credit Agreement.

  "Canadian Collateral" means the Canadian Assets, the Panolam Canada Stock and
   -------------------
the Designated Intercompany Indebtedness; provided, however, that the Panolam Canada Stock and the Designated Intercompany Indebtedness described under clause
(ii) of the definition thereof

                                     XVI-2
shall constitute Canadian Collateral only so long as any Canadian Obligations remain outstanding or any commitment of any Canadian Lender under the Canadian Loan Documents exists.

  "Canadian Credit Agreement" means the Credit Agreement, dated as of February
   -------------------------
18, 1999, among the Canadian Borrower, the other Loan Parties (as defined therein), the Canadian Administrative Agent and the Lenders party thereto from time to time, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Credit Agreement (whether provided by the original Canadian Administrative Agent and Canadian Lenders under such Credit Agreement or a successor or different Canadian Administrative Agent or other Canadian Lenders).

  "Canadian Guaranty" means the Canadian Credit Agreement Guaranty, as defined
   -----------------
in the US Credit Agreement.

  "Canadian Insolvency Proceeding" means any bankruptcy, insolvency or
   ------------------------------
enforcement proceeding by or against the Canadian Borrower or any of its Subsidiaries or with respect to the Canadian Collateral, including without limitation (i) an assignment for the benefit of creditors, the filing of a petition, the making of a proposal, or the filing of a notice of intention to make a proposal, (ii) any proceeding under the Companies' Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada) or the United States Bankruptcy Code, (iii) any private, court or public proceeding wherein Canadian Assets shall be attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or came within the possession of any receiver, trustee, custodian, liquidator, administrator, sequestrator, sheriff, bailiff or assignee for the benefit of creditors, (iv) any proceeding involving the liquidation, winding-up, dissolution or suspension of the operations of the Canadian Borrower or any of its Subsidiaries, (v) any proceeding seeking the appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent or other similar official for the Canadian Borrower or any of its Subsidiaries, or for all or a substantial part of the Canadian Assets, or (vi) the enforcement of security over all or a substantial part of the Canadian Assets.

  "Canadian Lenders" has the meaning set forth in the introduction to this
   ----------------
Agreement.

  "Canadian Loan Documents" means the Canadian Credit Agreement, the Canadian
   -----------------------
Guaranty and the other Loan Documents as defined in the Canadian Credit
Agreement.

  "Canadian Loans" means the loans made, and the issuance of or participation in
   --------------
Swing Line Loans (as defined in the Canadian Credit Agreement) and letters of credit, by the Canadian Lenders pursuant to the Canadian Credit Agreement.

                                     XVI-3

  "Canadian Mortgages" means the Mortgages and Additional Mortgages (each as
   ------------------
defined in the Canadian Credit Agreement) of the Canadian Borrower and its Subsidiaries on properties located in Canada.

  "Canadian Notes" means the promissory notes (if any) of the Canadian Borrower
   --------------
outstanding from time to time pursuant to the Canadian Credit Agreement.

  "Canadian Obligations" means the unpaid principal of and interest on the
   --------------------
Canadian Loans and the Canadian Notes (if any) and all other obligations and liabilities of the Canadian Loan Parties to the Canadian Administrative Agent and the Canadian Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Canadian Credit Agreement after the maturity of the Canadian Loans and interest accruing at the then applicable rate provided in the Canadian Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Canadian Credit Agreement, the Canadian Notes (if any), this Agreement, the Canadian Guaranty, any other Canadian Loan Document or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Canadian Administrative Agent or to Canadian Lenders that are required to be paid by any Canadian Loan Party pursuant to the terms of the Canadian Credit Agreement, the Canadian Guaranty or any other Canadian Loan Document).

  "Canadian Security Agreement" means the Security Agreement executed by the
   ---------------------------
Canadian Borrower pursuant to Section 4.01(k)(xiv) of the Canadian Credit Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to be.

  "Canadian Security Documents" means the Security Agreement, the US Security
   ---------------------------
Agreement, the Canadian Mortgages, the US Mortgages and all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property (whether real, personal or otherwise) to secure payment or performance of the Canadian Obligations, including, without limitation, the Collateral Documents (as defined in the Canadian Credit Agreement).

  "Credit Agreements" means the US Credit Agreement and the Canadian Credit
   -----------------
Agreement.

  "Designated Intercompany Indebtedness" means (i) indebtedness in respect of any loan made directly or indirectly by the Canadian Borrower or any of its Subsidiaries to the US Borrower or any of its Domestic Subsidiaries, and (ii) indebtedness in respect of any loan made directly or indirectly by the US Borrower or any of its Domestic Subsidiaries to any of their respective Domestic Subsidiaries or the US Borrower with the proceeds of a loan made by the

                                     XVI-4

Canadian Borrower or any of its Subsidiaries to the US Borrower or any of its Domestic Subsidiaries.

  "Insolvency Event" means the occurrence of an Event of Default under Section
   ----------------
7.01(g) of the US Credit Agreement or Section 7.01(g) of the Canadian Credit Agreement.

  "Panolam Canada Stock" means the capital stock of the Canadian Borrower from
   --------------------
time to time outstanding.

  "Security Documents" means the US Security Documents and the Canadian Security
   ------------------
Documents.

  "US Bank Hedge Agreement" means a Bank Hedge Agreement as defined in the US
   -----------------------
Credit Agreement.

  "US Collateral" means any and all property from time to time subject to
   -------------
security interests to secure payment or performance of the US Obligations.

  "US Credit Agreement" means the Credit Agreement, dated as of February 18,
   -------------------
1999, among the US Borrower, the US Administrative Agent, the US Syndication Agent and the Lenders party thereto from time to time, as such Credit Agreement may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Credit Agreement (whether provided by the original US Administrative Agent, US Syndication Agent and US Lenders under such Credit Agreement or a successor or different US Administrative Agent, US Syndication Agent or other US Lenders).

  "US Guaranty" means the Guaranty as defined in the US Credit Agreement.
   -----------

  "US Insolvency Proceeding" means any bankruptcy, insolvency or enforcement
   ------------------------
proceeding by or against the US Borrower or any of its Domestic Subsidiaries or with respect to the US Collateral, including without limitation (i) an assignment for the benefit of creditors, the filing of a petition, the making of a proposal, or the filing of a notice of intention to make a proposal, (ii) any proceeding under the Companies' Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or the United States Bankruptcy Code, (iii) any private, court or public proceeding wherein US Collateral shall be attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or come within the possession of any receiver, trustee, custodian, liquidator, administrator, sequestrator, sheriff, bailiff or assignee for the benefit of creditors, (iv) any proceeding involving the liquidation, winding-up, dissolution or suspension of the operations of the US Borrower or any of its Domestic Subsidiaries, (v) any proceeding seeking the appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent or other similar official for the US Borrower or any of its Domestic Subsidiaries, or for all or a substantial part of the US Collateral, or (vi) the enforcement of security over all or a substantial part of the US Collateral.

                                     XVI-5

  "US Lenders" has the meaning set forth in the introduction to this Agreement.
   ----------

  "US Loan Documents" means the US Credit Agreement, the US Guaranty and the
   -----------------
other Loan Documents as defined in the US Credit Agreement.

  "US Loans" means the loans made, and the issuance of or participation in Swing
   --------
Line Loans (as defined in the US Credit Agreement) and letters of credit, by the US Lenders to the US Borrower pursuant to the US Credit Agreement.

  "US Mortgages" means (i) the Mortgages and Additional Mortgages, each as
   ------------
defined in the US Credit Agreement, on properties of the US Borrower and its Domestic Subsidiaries located in the United States and (ii) the Mortgages and Additional Mortgages, each as defined in the Canadian Credit Agreement, on properties of the US Borrower and its Domestic Subsidiaries located in the United States.

  "US Notes" means the promissory notes (if any) of the US Borrower outstanding
   --------
from time to time under the US Credit Agreement.

  "US Obligations" means the unpaid principal of and interest on the US Loans
   --------------
and the US Notes (if any) and all other obligations and liabilities of the US Loan Parties (as defined in the US Credit Agreement) to the US Administrative Agent, the US Syndication Agent and the US Lenders (including, without limitation, interest accruing at the then applicable rate provided in the US Credit Agreement after the maturity of the US Loans and interest accruing at the then applicable rate provided in the US Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the US Credit Agreement, the US Notes (if any), this Agreement, the US Guaranty, the other US Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the US Administrative Agent, to the US Syndication Agent or to the US Lenders that are required to be paid by any US Loan Party pursuant to the terms of the US Credit Agreement, the US Guaranty or any other US Loan Document).

  "US Security Agreement" means the Security Agreement as defined in the US
   ---------------------
Credit Agreement.

  "US Security Documents" means the US Security Agreement, the US Mortgages and
   ---------------------
all other documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property (whether real, personal or otherwise) to secure payment or performance of the US Obligations, including, without limitation, the Collateral Documents (as defined in the US Credit Agreement).

                                     XVI-6

  "US Syndication Agent" means DLJ Capital Funding, Inc., as syndication agent
   --------------------
under the US Credit Agreement, and its successors and assigns in such capacity.

  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

  (e) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the US Obligations or the Canadian Obligations shall mean the payment in full, in immediately available funds, of all of the US Obligations or the Canadian Obligations, as applicable.

  (f) As used herein, the term "security interest" shall mean any security interest, charge, mortgage, pledge, hypothecation, lien or other encumbrance.

  2.    Subordination.
        -------------

  (a) Each Loan Party, the US Administrative Agent, on behalf of itself and the US Lenders, and the Canadian Administrative Agent, on behalf of itself and the Canadian Lenders, agree that:

        (1) subject to Section 2(a)(3) below, no holder of Canadian Obligations shall have any claim to all or any part of the US Collateral on a parity with or prior to the claim of the US Obligations, and the Canadian Obligations shall be secured by the US Collateral only on a basis subordinated to the claims of the holders of US Obligations as set forth herein;

        (2) no part of the US Obligations and no holder thereof shall have any claim to all or any part of the Canadian Assets (it being understood that, subject to Section 2(a)(3) below, this clause (2) shall not in any manner limit or restrict any rights arising pursuant to or as a result of the US Administrative Agent's Lien on 65% of the Panolam Canada Stock or on any Designated Intercompany Indebtedness (described in clause (ii) of the definition thereof) constituting US Collateral);

        (3) no holder of US Obligations shall have any claim to all or any part of any Designated Intercompany Indebtedness or the Panolam Canada Stock on a parity with or prior to the claim of the Canadian Obligations and the US Obligations shall be secured by the Designated Intercompany Indebtedness and the Panolam Canada Stock only on a basis subordinated to the claims of the holders of Canadian Obligations as set forth herein;

        (4) unless and until the US Obligations have been paid in full, all Letters of Credit issued under the US Credit Agreement have expired or been terminated and the Commitments under the US Credit Agreement have been terminated, without the express prior written consent of the US Administrative Agent, neither the Canadian Administrative Agent nor

                                     XVI-7
any Canadian Lender (in such capacity) will, except to the extent necessary in connection with the exercise of rights and remedies in respect of the Panolam Canada Stock or any Designated Intercompany Indebtedness, take, demand or receive from any US Loan Party, and no US Loan Party will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of the whole or any part of the Canadian Obligations, including, without !imitation, under the Canadian Guaranty or any other guaranty (including any Guaranty as defined in the Canadian Credit Agreement) or letter of credit or similar credit support facility to support payment of the Canadian Obligations (for the avoidance of doubt, the foregoing shall not prohibit transactions permitted under Sections 6.02(b), (e), (f), (g) and (r) of each of the Credit Agreements); and

        (5) unless and until the Canadian Obligations have been paid in full, ail Letters of Credit issued under the Canadian Credit Agreement have expired or been terminated and the Commitments (as defined in the Canadian Credit Agreement) under the Canadian Credit Agreement have been terminated, without the express prior written consent of the Canadian Administrative Agent, neither the US Administrative Agent nor any US Lender (in such capacity) will take, demand or receive from the Canadian Borrower or any of its Subsidiaries, and neither the Canadian Borrower nor any of its Subsidiaries will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of the whole or any part of the US Obligations (for the avoidance of doubt, the foregoing shall not prohibit transactions permitted under Sections 6.02(b), (e), (f), (g) and (r) of each of the Credit Agreements).

     (b) If any payment or distribution, whether consisting of money, property, securities or otherwise, is collected or received by the Canadian Administrative Agent or any Canadian Lender in respect of the Canadian Obligations, except (1) payments in respect of Canadian Collateral and (2) other payments not prohibited at the time of payment by the terms of Section 2(a)(4) above, the Canadian Administrative Agent or such Canadian Lender forthwith shall deliver the same to the US Administrative Agent for the account of the US Lenders, in the form received, duly indorsed to the US Administrative Agent, if required, to be applied to the payment or prepayment of the US Obligations until the US Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by the Canadian Administrative Agent or such Canadian Lender, as applicable, as the property and for the benefit of the US Lenders, segregated from other funds and property held by the Canadian Administrative Agent or such Canadian Lender, as applicable.

     (c) If any payment or distribution, whether consisting of money, property, securities or otherwise, is collected or received by the US Administrative Agent or any US Lender in respect of the US Obligations, except
(1) payments in respect of US Collateral (other than Canadian Collateral which constitutes US Collateral) and (2) other payments not prohibited at the time of payment by the terms of Section 2(a)(5) above, the US Administrative Agent or such US Lender forthwith shall deliver the same to the Canadian Administrative Agent for the account of the Canadian Lenders, in the form received, duly indorsed to the Canadian Administrative Agent, if required, to be applied to the payment or prepayment of the Canadian Obligations until the Canadian Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by the US Administrative Agent or such US Lender, as applicable, as the property

                                     XVI-8
and for the benefit of the Canadian Lenders, segregated from other funds and property held by the US Administrative Agent or such US Lender, as applicable.

     3.   Rights in US Collateral and Canadian Collateral. Notwithstanding
          -----------------------------------------------
anything to the contrary contained in the US Credit Agreement, any US Security Document, any other US Loan Document, the Canadian Credit Agreement, any Canadian Security Document or any other Canadian Loan Document and irrespective of:

     (a) the time, order or method of attachment or perfection of the security interests created by any US Security Document or any Canadian Security Document,

     (b) the time or order of filing or recording of financing statements, fixture filings or other documents filed or recorded to perfect security interests in any US Collateral or Canadian Collateral,

     (c) anything contained in any filing or agreement to which the US Administrative Agent, the Canadian Administrative Agent, any US Lender or any Canadian Lender now or hereafter may be a party, and

     (d) the rules for determining priority under the Uniform Commercial Code as in effect in any jurisdiction, the Personal Property Security Act of any jurisdiction or any other law governing the relative priorities of secured creditors,

(i) any security interest in any US Collateral securing the US Obligations (other than Canadian Collateral which constitutes US Collateral) has and shall have priority, to the extent of any unpaid US Obligations, over any security interest in such US Collateral securing the Canadian Obligations, (ii) any security interest in the Designated Intercompany Indebtedness and the Panolam Canada Stock securing the Canadian Obligations has and shall have priority, to the extent of any unpaid Canadian Obligations, over any security interest in the Designated Intercompany Indebtedness and the Panolam Canada Stock securing the US Obligations, and (iii) the payment and performance of the US Obligations shall not be secured pursuant to the Security Documents or otherwise by a security interest in favor of the US Administrative Agent, the US Lenders or otherwise in any of the Canadian Assets.

     4.   Exercise of Rights in US Collateral and Application of Proceeds with
          --------------------------------------------------------------------
          Respect to the US Collateral.
          ----------------------------

     (a) So long as the US Obligations have not been paid in full, any Letter of Credit issued under the US Credit Agreement has not expired or been terminated or the Commitments and other obligations of the US Lenders under the US Loan Documents have not teen terminated, whether or not any event or proceeding described in the definition of "Insolvency Event" has been commenced by or against any Loan Party,

          (1) neither the Canadian Administrative Agent nor any Canadian Lender (in such capacity) will (A) exercise or seek to exercise any rights or remedies with respect to any US Collateral except the Panolam Canada Stock and any Designated Intercompany Indebtedness constituting US Collateral and except for ministerial acts necessary to preserve claims or

                                     XVI-9

(B) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure with respect to any US Collateral except the Panolam Canada Stock and any Designated Intercompany Indebtedness constituting US Collateral or (C) contest, protest or object to any foreclosure proceeding or action with respect to any US Collateral except the Panolam Canada Stock and any Designated Intercompany Indebtedness constituting US Collateral brought by the US Administrative Agent or any US Lender or any other exercise by the US Administrative Agent or any US Lender of any rights and remedies under any US Loan Documents or applicable law; and

          (2) the US Administrative Agent and the US Lenders shall have the exclusive right to enforce rights and exercise remedies with respect to the US Collateral except the Panolam Canada Stock and any Designated Intercompany Indebtedness constituting US Collateral.

     (b) In exercising rights and remedies with respect to the US Collateral except the Panolam Canada Stock and any Designated Intercompany Indebtedness constituting US Collateral, the US Administrative Agent and the US Lenders may enforce the provisions of the US Security Documents relating to the US Collateral except the Panolam Canada Stock and any Designated Intercompany Indebtedness constituting US Collateral and exercise remedies thereunder and under any other US Loan Documents, all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such rights of exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of US Collateral except the Panolam Canada Stock and any Designated Intercompany Indebtedness constituting US Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code, the Personal Property Security Act of any jurisdiction or other like law of any applicable jurisdiction.

     (c) Subject to Section 4(f), when all US Obligations have been paid in full, any Letter of Credit issued under the US Credit Agreement has not expired or been terminated and all Commitments and other obligations of the US Lenders under the US Loan Documents have been terminated, the Canadian Administrative Agent and the Canadian Lenders shall have the right to enforce the provisions of the US Security Documents relating to US Collateral and exercise remedies thereunder.

     (d) Subject to Section 4(f), any money, property or securities realized upon the sale, disposition or other realization by the US Administrative Agent upon all or any part of the US Collateral, shall be applied by the US Administrative Agent in the following order:

           (1)   First, to the payment in full of all costs and expenses
                 -----
(including, without limitation, attorneys' fees and disbursements) paid or incurred by the US Administrative Agent or the US Lenders in connection with such realization on the US Collateral or the protection of their rights and interests therein;

           (2)   Second, to the payment or prepayment in full of all US
                 ------
Obligations (including any obligation to provide cash collateral) in such order as the US Administrative Agent may elect in its sole discretion;

                                    XVI-10

          (3) Third, to the payment or prepayment in full of all Canadian
              -----
Obligations (including any obligation to provide cash collateral) which are secured by such US Collateral; and

          (4) Fourth, to pay to the US Borrower, or its representative or as a
              ------
court of competent jurisdiction may direct, any surplus then remaining.

     (e) Subject to Section 4(f), the US Administrative Agent's and the US Lenders' rights with respect to the US Collateral include the right, subject to the provisions of Section 11, to release any or all of the US Collateral from the Lien of any US Security Document in connection with the sale of such US Collateral, notwithstanding that the net proceeds of any such sale may not be used to pay or permanently prepay any US Obligations or Canadian Obligations. If the US Administrative Agent or the US Lenders shall determine, in connection with any sale of US Collateral, that the release of the Lien of any Security Document on such US Collateral in connection with such sale is necessary or advisable, the Canadian Administrative Agent and the Canadian Lenders shall execute such release documents and instruments and shall take such further actions as the US Administrative Agent shall reasonably request, all at the US Borrower's expense. The Canadian Administrative Agent, on behalf of itself and each Canadian Lender, hereby irrevocably constitutes and appoints the US Administrative Agent and any officer of the US Administrative Agent as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Canadian Administrative Agent and each Canadian Lender and in the name of the Canadian Administrative Agent and each Canadian Lender or in the US Administrative Agent's own name, from time to time in the US Administrative Agent's discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any termination statements, financing change statements, financing statements, endorsements, assignments or other instruments of transfer or release. The Canadian Administrative Agent, on behalf of itself and each Canadian Lender, hereby ratifies, without liability, all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph.

     (f)  Notwithstanding any other provision of this Section 4, Sections 4(c),
 (d) and (e) shall not apply to the Panolam Canada Stock or any Designated Intercompany Indebtedness constituting US Collateral, which shall instead be subject to Section 5.

     5.   Exercise of Rights and Application of Proceeds with Respect to the
          ------------------------------------------------------------------
          Canadian Collateral.
          -------------------

     (a) So long as the Canadian Obligations have not been paid in full, any Letter of Credit issued under the Canadian Credit Agreement has not expired or been terminated or the Commitments and other obligations of the Canadian Lenders under the Canadian Loan Documents have not been terminated, whether or not any event or proceeding described in the definition of "Insolvency Event" has been commenced by or against any Loan Party,

          (1) neither the US Administrative Agent nor any US Lender (in such capacity) will (A) exercise or seek to exercise any rights or exercise any remedies with respect to any

                                    XVI-11

Canadian Collateral except for ministerial acts necessary to preserve claims or
(B) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure with respect to any Canadian Collateral or (C) contest, protest or object to any foreclosure proceeding or action with respect to any Canadian Collateral brought by the Canadian Administrative Agent, the Canadian Lenders or any receiver, receiver-manager, manager or other person exercising similar power appointed by or at the request of the Canadian Administrative Agent or the Canadian Lenders ("Receiver") or any other exercise by the Canadian Administrative Agent or the
  --------
Canadian Lenders or any Receiver of any rights and remedies under any Canadian Loan Documents or applicable law; and

          (2) the Canadian Administrative Agent, the Canadian Lenders and any Receiver shall have the exclusive right to enforce rights and exercise remedies with respect to the Canadian Collateral.

     (b) In exercising rights and remedies with respect to the Canadian Collateral, the Canadian Administrative Agent, the Canadian Lenders and any Receiver may enforce the provisions of the Canadian Security Documents relating to Canadian Collateral and exercise remedies thereunder and under any other Canadian Loan Documents, all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such rights of exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Canadian Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code, the Personal Property Security Act of any jurisdiction or other like law of any applicable jurisdiction.

     (c) When all Canadian Obligations have been paid in full, each Letter of Credit issued under the Canadian Credit Agreement has expired or been terminated and the Commitments and other obligations of the Canadian Lenders under the Canadian Loan Documents have been terminated, the US Administrative Agent and the US Lenders shall have the right to enforce the provisions of the US Security Documents to the extent of any Liens on assets then or previously constituting Canadian Collateral (other than Canadian Assets) and exercise remedies thereunder.

     (d) Any money, property or securities realized upon the sale, disposition or other realization by the Canadian Administrative Agent upon all or any part of the Canadian Collateral shall be applied by the Canadian Administrative Agent in the following order:

          (1)  First, to the payment in full of all costs and expenses
               -----
(including, without limitation, attorneys' fees and disbursements) paid or incurred by the Canadian Administrative Agent or the Canadian Lenders in connection with such realization on the Canadian Collateral or the protection of their rights and interests therein;

          (2)  Second, to the payment or prepayment in full of all Canadian
               ------
Obligations (including any obligation to provide cash collateral) in such order as the Canadian Administrative Agent may elect in its sole discretion;

                                    XVI-12

          (3)  Third, to the payment or prepayment in full of all US Obligations
               -----
(including any obligation to provide cash collateral) which are secured by such Canadian Collateral; and

          (4)  Fourth, to pay to the Canadian Borrower, or its representative or
               ------
as a court of competent jurisdiction may direct, any surplus then remaining;

provided, however, that, notwithstanding anything to the contrary in this
--------  -------
paragraph, any money, property or securities realized upon the sale, disposition or other realization by the Canadian Administrative Agent upon all or any part of the Canadian Assets, shall be applied by the Canadian Administrative Agent in the order set forth in clauses (1), (2) and (4) above without regard to the provisions of clause (3) thereof.

     (e) The Canadian Administrative Agent's and the Canadian Lenders' rights with respect to the Canadian Collateral include the right, subject to the provisions of Section 11, to release any or all of the Canadian Collateral from the Lien of any Canadian Security Document in connection with the sale of such Canadian Collateral, notwithstanding that the net proceeds of any such sale may not be used to pay or permanently prepay any Canadian Obligations or US Obligations. If the Canadian Administrative Agent or the Canadian Lenders shall determine, in connection with any sale of Canadian Collateral, that the release of the Lien of any US Security Document on such Canadian Collateral in connection with such sale is necessary or advisable, the US Administrative Agent and the US Lenders shall execute such release documents and instruments and shall take such further actions as the Canadian Administrative Agent shall reasonably request, all at the Canadian Borrower's expense. The US Administrative Agent, on behalf of itself and each US Lender, hereby irrevocably constitutes and appoints the Canadian Administrative Agent and any officer of the Canadian Administrative Agent and any Receiver as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the US Administrative Agent and each US Lender and in the name of the US Administrative Agent and each US Lender or in the Canadian Administrative Agent's own name, from time to time in the Canadian Administrative Agent's discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any termination statements, financing change statements, financing statements, endorsements, assignments or other instruments of transfer or release. The US Administrative Agent, on behalf of itself and each US Lender, hereby ratifies, without liability, all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph.

     6.   Consents of Canadian Administrative Agent and Canadian Lenders.
          --------------------------------------------------------------

     (a) The Canadian Administrative Agent, on behalf of itself and each Canadian Lender, consents and agrees that, without the necessity of any reservation of rights against the Canadian Administrative Agent or any Canadian Lender, and without notice to or further assent by the Canadian Administrative Agent or any Canadian Lender (subject, however, to Section 11):

                                    XVI-13

          (1) any demand for payment of any US Obligation made by the US Administrative Agent or any US Lender may be rescinded in whole or in part by the US Administrative Agent or any such US Lender, and any US Obligation may be continued, and the US Obligations, or the liability of any Loan Party or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of any Loan Party or any other party under the US Credit Agreement or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the US Administrative Agent or any US Lender; and

          (2) the US Credit Agreement, the US Notes (if any) and any other US Loan Document may be amended, modified, supplemented or terminated, in whole or in part, as the US Administrative Agent or any US Lender may deem advisable from time to time, and any collateral security (other than any Canadian Collateral) at any time held by the US Administrative Agent or any US Lender for the payment of any of the US Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Canadian Administrative Agent or by any Canadian Lender, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

     (b) The Canadian Administrative Agent, an behalf of each Canadian Lender, waives any and all notice of the creation, renewal, extension or accrual of any of the US Obligations and notice of or proof of reliance by the US Lenders upon this Agreement. The US Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the US Borrower and the US Lenders shall be deemed to have been consummated in reliance upon this Agreement. The Canadian Administrative Agent, on behalf of each Canadian Lender, acknowledges and agrees that the US Lenders have relied upon the subordination provided for herein in entering into the US Credit Agreement and in making funds and letters of credit available to the US Borrower thereunder and in entering into any US Bank Hedge Agreement. The Canadian Administrative Agent, on behalf of itself and each Canadian Lender, waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

     7.   Consents of US Administrative Agent and US Lenders.
          --------------------------------------------------

     (a) The US Administrative Agent, on behalf of each US Lender, consents and agrees that, without the necessity of any reservation of rights against the US Administrative Agent or any US Lender, and without notice to or further assent by the US Administrative Agent or any US Lender (subject, however, to Section
11):

          (1) any demand for payment of any Canadian Obligation made by the Canadian Administrative Agent or any Canadian Lender may be rescinded in whole or in part by the Canadian Administrative Agent or any such Canadian Lender, and any Canadian Obligation may be continued, and the Canadian Obligations, or the liability of any Loan Party or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of any Loan Party or

                                    XVI-14
any other party under the Canadian Credit Agreement or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Canadian Administrative Agent or any Canadian Lender; and

          (2) the Canadian Credit Agreement, the Canadian Notes (if any) and any other Canadian Loan Document may be amended, modified, supplemented or terminated, in whole or in part, as the Canadian Administrative Agent or any Canadian Lender may deem advisable from time to time, and any collateral security (other than any US Collateral but excluding from US Collateral for the purposes of this clause (2), Panolam Canada Stock and any Designated Intercompany Indebtedness constituting US Collateral) at any time held by the Canadian Administrative Agent or any Canadian Lender for the payment of any of the Canadian Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the US Administrative Agent or by any US Lender, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

          (b) The US Administrative Agent, on behalf of each US Lender, waives any and all notice of the creation, renewal, extension or accrual of any of the Canadian Obligations and notice of or proof of reliance by the Canadian Lenders upon this Agreement. The Canadian Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Canadian Borrower and the Canadian Lenders shall be deemed to have been consummated in reliance upon this Agreement. The US Administrative Agent, on behalf of each US Lender, acknowledges and agrees that the Canadian Lenders have relied upon the subordination provided for herein in entering into the Canadian Credit Agreement and in making funds and letters of credit available to the Canadian Borrower thereunder and in entering into any Canadian Bank Hedge Agreement. The US Administrative Agent, an behalf of itself and each US Lender waives, notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

     8.   Negative Covenants of the Canadian Administrative Agent on behalf of
          --------------------------------------------------------------------
          the Canadian Lenders.
          --------------------

          So long as any of the US Obligations shall remain outstanding, neither the Canadian Administrative Agent nor any Canadian Lender shall, without the prior written consent of the US Administrative Agent.

     (a) permit any of the Canadian Loan Documents to be amended, amended and restated, modified or otherwise supplemented except as provided in Section 11; or

     (b) commence, or join with any creditors other than the US Lenders in commencing, any US Insolvency Proceeding with respect to the US Borrower or any of its Domestic Subsidiaries or any other proceeding referred to in the definition of "Insolvency Event" with respect to the US Borrower or any of its Domestic Subsidiaries.

                                    XVI-15

     9.   Negative Covenants of the US Administrative Agent on behalf of the US
          ---------------------------------------------------------------------
          Lenders.
          -------

          So long as any of the Canadian Obligations shall remain outstanding, neither the US Administrative Agent nor any US Lender shall, without the prior written consent of the Canadian Administrative Agent:

     (a) permit any of the US Loan Documents to be amended, amended and restated, modified or otherwise supplemented except as provided in Section 11; or

     (b) commence, or join with any creditors other than the Canadian Lenders in commencing, any Canadian Insolvency Proceeding with respect to the Canadian Borrower or any of its Subsidiaries or any other proceeding referred to in the definition of "Insolvency Event" with respect to the Canadian Borrower or any of its Subsidiaries.

     10.  US and Canadian Obligations Unconditional.
          -----------------------------------------

          All rights and interests and all agreements and obligations of the parties hereunder shall remain in full force and effect irrespective of:

     (a) any lack of validity or enforceability of any US Security Document, any other US Loan Document or any Canadian Security Document or any other Canadian Loan Document;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the US Obligations or the Canadian Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the US Credit Agreement, any US Security Document, any other US Loan Documents or the Canadian Credit Agreement, any Canadian Security Documents or any other Canadian Loan Documents;

     (c) any exchange, release or nonperfection of any security interest in any US Collateral or Canadian Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the US Obligations or the Canadian Obligations or any guarantee for any thereof; or

     (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the US Obligations or the Canadian Obligations, or of any Canadian Lender, the Canadian Borrower, any US Lender or the US Borrower in respect of this Agreement.

     11.  Voting.
          ------

          (a) Notwithstanding any contrary provision of the US Credit Agreement or any other US Loan Document or the Canadian Credit Agreement or any other Canadian Loan Document (but subject to Section 1l(b) hereof):

          (i) (A) any amendment or waiver of any provision of, and any consent to departure from the provisions of, any US Loan Document that would, but for the

                                    XVI-16
     provisions of this Section 11, require the approval of the Required Lenders under and as defined in the US Credit Agreement, and (B) any amendment or waiver of any provision of any Canadian Loan Document that would, but for the provisions of this Section 11, require the approval of the Required Lenders under and as defined in the Canadian Credit Agreement may be made (and may only be made) with the approval of, and shall be effective if the same shall be in writing and signed by, US Lenders and Canadian Lenders owed or holding greater than 50% of the sum of (x) the aggregate principal amount of US Loans outstanding under the US Credit Agreement and Canadian Loans outstanding under the Canadian Credit Agreement at such time, (y) the aggregate Letter of Credit Usage (as defined in each such Credit Agreement) under the US Credit Agreement and the Canadian Credit Agreement at such time, and (z) the aggregate Unused Revolving Commitments (as defined in each such Credit Agreement) under the US Credit Agreement and the Canadian Credit Agreement at such time the "Combined Required Lenders");
                                        -------------------------

          (ii) any amendment or waiver of any provision of, and any consent to departure from the provisions of, any US Loan Document or any Canadian Loan Document that would, pursuant to the terms of the US Credit Agreement or the Canadian Credit Agreement, respectively, require the approval of all Lenders or the Supermajority Lenders under such Credit Agreement or of any specific Lender, Agent or Issuing Bank under such Credit Agreement, shall require the approval of all such Lenders, the Supermajority Lenders or each such Lender, Agent or Issuing Bank, as the case may be, in addition to the Combined Required Lenders;

          (iii) any amendment or waiver of any provision of, and any consent to departure from the provisions of, Section 9.01{a) of either Credit Agreement or this Section 11 shall require the approval of each Administrative Agent, each US Lender and each Canadian Lender;

          (iv) any amendment or waiver of any provision of, and any consent to departure from the provisions of, this Agreement (or any definition in any US Loan Document or Canadian Loan Document that would have a substantive effect on any provision of this Agreement) shall require the approval of the Canadian Administrative Agent and the Required Lenders under and as defined in the Canadian Credit Agreement and the US Administrative Agent and the Required Lenders under and as defined in the US Credit Agreement (or, in each case, such greater percentage of Lenders or such additional Lenders as may be required under the foregoing provisions of this Section 11(a));

          (v) notwithstanding any contrary provision hereof, any amendment or waiver of any provision of, and any consent to departure from the provisions of any US Loan Document that would have the effect of releasing any US Collateral (except as expressly provided in the US Loan Documents) shall require the approval of the Required Lenders under and as defined in the US Credit Agreement in addition to the Combined Required Lenders (except that (A) a release of all or substantially all US Collateral shall require the approval of all US Lenders as set forth in Section 9.01 of the US Credit Agreement, and

                                    XVI-17

     (B) the provisions of Section 6.02(e)(iii) of the US Credit Agreement may be amended or waived to permit the sale of assets with a fair value in excess of $5,000,000 in any period of 12 consecutive months (but not to exceed $15,000,000 since the Closing Date) with the approval only of the Combined Required Lenders); and

          (vi) notwithstanding any contrary provision hereof, any amendment or waiver of any provision of, and any consent to departure from the provisions of any Canadian Loan Document that would have the effect of releasing any Canadian Collateral (except as expressly provided in the Canadian Loan Documents) shall require the approval of the Required Lenders under and as defined in the Canadian Credit Agreement in addition to the Combined Required Lenders (except that a release of all or substantially all Canadian Collateral shall require the approval of all Canadian Lenders as set forth in Section 9.01 of the Canadian Credit Agreement, and (B) the provisions of Section 6.02(e)(iii) of the Canadian Credit Agreement may be amended or waived to permit the sale of assets with a fair value in excess of $5,000,000 in any period of 12 consecutive months (but not to exceed $15,000,000 since the Closing Date) with the approval only of the Combined Required Lenders).

          (b) Notwithstanding any contrary provision hereof (including Section 11(a)) or of any US Loan Document or Canadian Loan Document, (i) at any lime when an Event of Default under and as defined in the US Loan Documents has occurred and is continuing and has not been waived pursuant to Section 11(a), the Required Lenders (as defined in the US Credit Agreement) shall have the sole authority to direct the US Administrative Agent (including in its capacity as Acting Administrative Agent under and as defined in the US Security Agreement) with respect to any actions under Section 7.01 or 7.02 of the US Credit Agreement and any actions under the Security Documents relating to the US Collateral (other than the Panolam Canada Stock and Designated Intercompany Indebtedness constituting US Collateral), (ii) at any time when an Event of Default under and as defined in the Canadian Loan Documents has occurred and is continuing and has not been waived pursuant to Section 11(a), the Required Lenders (as defined in the Canadian Credit Agreement) shall have the sole authority to direct the Canadian Administrative Agent and the Acting Administrative Agent under the US Security Agreement with respect to any actions under Section 7.01 or 7.02 of the Canadian Credit Agreement and with respect to any actions relating to the Canadian Collateral.

     12.  No Representation by Parties.
          ----------------------------

          Neither the Canadian Administrative Agent nor the US Administrative Agent has made or hereby or otherwise makes to any other party hereto or to any US Lender or Canadian Lender, any representations or warranties, express, or implied, nor does any such party assume any liability to any other party or to any US Lender or Canadian Lender with respect to: (a) the financial or other condition of obligors under any instruments of guarantee with respect to the US Obligations or the Canadian Obligations, (b) the enforceability, validity, value or collectibility of the US Obligations or the Canadian Obligations, any collateral therefor, or any guarantee or security which may have been or may be granted in connection with any of the US Obligations or the Canadian Obligations or (c) any Loan Party's title or right to transfer any collateral or security.

                                    XVI-18

     13.  Insolvency Proceedings.
          ----------------------

          The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any event contemplated under the definition of "Insolvency Event."

     14.  Further Assurances.
          ------------------

          The parties hereto, at their own expense (except as otherwise expressly provided herein or in either Credit Agreement) and at any time and from time to time, upon the written request of the US Administrative Agent or the Canadian Administrative Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as the US Administrative Agent or the Canadian Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

     15.  Miscellaneous.
          -------------

          (a) The US Administrative Agent hereby appoints the Canadian Administrative Agent as the agent of the US Administrative Agent for purposes of holding (and perfecting any security interest in) any collateral in which the US Administrative Agent has any interest and which is in the possession of the Canadian Administrative Agent. The Canadian Administrative Agent hereby appoints the US Administrative Agent as the agent of the Canadian Administrative Agent for purposes of holding (and perfecting any security interest in) any collateral in which the Canadian Administrative Agent has any interest and which is in the possession of the US Administrative Agent.

          (b) Notwithstanding any contrary provision hereof, the Canadian Administrative Agent shall, to the extent that the Canadian Administrative Agent reasonably determines necessary in connection with the exercise of any remedies in respect of any Canadian Collateral, be entitled to exercise its rights under
(A) the Agreement Respecting Intellectual Property among the US Borrower, the Canadian Borrower, the Canadian Administrative Agent and the US Administrative Agent, (B) the Patent License Agreement between the US Borrower, as licensor, and the Canadian Borrower, as licensee, dated as of June 7, 1996, (C) the Trade Mark License Agreement between the US Borrower, as licensor, and the Canadian Borrower, as licensee, dated as of June 7, 1996, and (D) the Trade Mark License Agreement between the US Borrower, as licensor, and the Canadian Borrower, as licensee, dated April 14, 1997, and the Canadian Administrative Agent shall have the right to use, without charge, any intellectual property of any US Loan Party not covered by the Agreement Respecting Intellectual Property as of the date hereof in connection with the exercise of any remedies in respect of any Canadian Collateral.

          (c) The US Administrative Agent agrees (i) to notify the Canadian Administrative Agent of the occurrence of any Event of Default under the US Credit Agreement of which the US Administrative Agent has actual knowledge (but the US Administrative Agent shall have no liability whatsoever for failing to so notify the Canadian Administrative Agent),

                                    XVI-19
and (ii) upon the request of the Canadian Administrative Agent, to provide to the Canadian Administrative Agent at the US Borrower's expense, such information regarding the US Collateral as may be reasonably requested by the Canadian Administrative Agent to the extent such information is readily available to the US Administrative Agent.

          (d) The Canadian Administrative Agent agrees (i) to notify the US Administrative Agent of the occurrence of any Event of Default under the Canadian Credit Agreement of which the Canadian Administrative Agent has actual knowledge (but the Canadian Administrative Agent shall have no liability whatsoever for failing to so notify the US Administrative Agent), and (ii) upon the request of the US Administrative Agent, to provide to the US Administrative Agent at the Canadian Borrower's expense, such information regarding the Canadian Collateral as may be reasonably requested by the US Administrative Agent to the extent such information is readily available to the Canadian Administrative Agent.

     16.  Provisions Define Relative Rights.
          ---------------------------------

          This Agreement is intended solely for the purpose of defining the relative rights of the US Administrative Agent and the US Lenders on the one hand and the Canadian Administrative Agent and the Canadian Lenders on the other, and no other Person shall have any right, benefit or other interest under this Agreement and nothing in this Agreement shall relieve any Loan Party from its obligations under any US Loan Document or Canadian Loan Document.

     17.  Powers Coupled With An Interest.
          -------------------------------

          All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the later of the date on which (i) the US Obligations are paid in full, all Letters of Credit issued under the US Credit Agreement have expired or been terminated and all Commitments and other obligations of the US Lenders under the US Loan Documents are terminated, and (ii) the Canadian Obligations are paid in full, all Liters of Credit issued under the Canadian Credit Agreement have expired or been terminated and the Commitments and other obligations of the Canadian Lenders under the Canadian Loan Documents are terminated.

     18.  Authority of the Administrative Agents.
          --------------------------------------

          The Loan Parties, the Canadian Administrative Agent, on behalf of itself and the Canadian Lenders, and the US Administrative Agent, on behalf of itself and the US Lenders, acknowledge that the rights and responsibilities of each Administrative Agent under this Agreement with aspect to any action taken by such Administrative Agent or the exercise or nonexercise by such Administrative Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the US Administrative Agent and the US Lenders, be governed by the US Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, and as between the Canadian Administrative Agent and the Canadian Lenders, be governed by the Canadian Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them.

                                    XVI-20

     19.  Notices.
          -------

          All notices, requests and demands to or upon any party hereto to be effective shall be given or made in accordance with the requirements of Section
9.02 of the US Credit Agreement or Section 9.02 of the Canadian Credit Agreement, as applicable. Any party may change its addresses and transmission numbers for notices by notice in the manner provided in such Sections.

     20.  Counterparts.
          ------------

          This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     21.  Severability.
          ------------

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     22.  No Waiver: Remedies Cumulative.
          ------------------------------

     (a) No failure to exercise, nor any delay in exercising, on the part of the US Administrative Agent, the Canadian Administrative Agent, any US Lender or any Canadian Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (b) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     23.  Section Headings.
          ----------------

          The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     24.  Successors and Assigns.
          ----------------------

     (a) This Agreement shall be binding upon the successors and assigns of the parties hereto and each future holder of the US Obligations or Canadian Obligations and shall inure to the benefit of the US Administrative Agent, the US Lenders, the Canadian Administrative Agent and the Canadian Lenders and their respective successors and assigns.

                                    XVI-21

     (b) Upon a successor US Administrative Agent becoming the US Administrative Agent under the US Credit Agreement, such successor US Administrative Agent automatically shall become the US Administrative Agent hereunder with all the rights and powers of the US Administrative Agent hereunder without the need for any further action on the part of any party hereto.

     (c) Upon a successor Canadian Administrative Agent becoming the Canadian Administrative Agent under the Canadian Credit Agreement, such successor Canadian Administrative Agent automatically shall become the Canadian Administrative Agent hereunder with all the rights and powers of the Canadian Administrative Agent hereunder without the need for any further action on the part of any party hereto.

     25.  Governing Law.
          -------------

          This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


                           [Signature pages follow]

                                    XVI-22

     IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor and Subordination Agreement to be duly executed and delivered as of the day and year first above written.

                                              PANOLAM INDUSTRIES INTERNATIONAL,
                                              INC., as US Borrower



                                              By:___________________________
                                                 Name:
                                                 Title:



                                              PANOLAM INDUSTRIES LTD., as
                                              Canadian Borrower



                                              By:___________________________
                                                 Name:
                                                 Title:



                                              PANOLAM INDUSTRIES HOLDINGS, INC.,
                                              as a Loan Party



                                              By:___________________________
                                                 Name:
                                                 Title:



                                              PANOLAM GROUP, INC., as a Loan
                                              Party



                                              By:___________________________
                                                 Name:
                                                 Title:



                                              PII SECOND, INC., as a Loan Party



                                              By:___________________________
                                                 Name:
                                                 Title:

                                    XVI-23

                                              PANOLAM INDUSTRIES, INC., as a
                                              Loan Party



                                              By:___________________________
                                                 Name:
                                                 Title:



                                              PIONEER PLASTIC CORPORATION, as a
                                              Loan Party



                                              By:___________________________
                                                 Name:
                                                 Title:



                                              CREDIT SUISSE FIRST BOSTON, as US
                                              Administrative Agent



                                              By:___________________________
                                                 Name:
                                                 Title:



                                              By:___________________________
                                                 Name:
                                                 Title:



                                              CREDIT SUISSE FIRST BOSTON CANADA,
                                              as Canadian Administrative Agent



                                              By:___________________________
                                                 Name:
                                                 Title:



                                              By:___________________________
                                                 Name:
                                                 Title:

                                    XVI-24